As filed with the Securities and Exchange Commission on April 16, 2019.

Registration No. 333-229747

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Pre-Effective Amendment No.1 to Registration Statement Under

THE SECURITIES ACT OF 1933

MONY Life Insurance Company of America

(Exact Name of Registrant as Specified in its Charter)

Arizona

(State or Other Jurisdiction of Incorporation or Organization)

6311

(Primary Standard Industrial Classification Code Number)

86-0222062

(I. R. S. Employer Identification Number)

525 Washington Boulevard
Jersey City, New Jersey 07310
(212) 554-1234

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SHANE DALY
Vice President and Associate General Counsel
MONY Life Insurance Company of America
525 Washington Boulevard
Jersey City, New Jersey 07310
(212) 314-3912

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please Send Copies of all Communications to:
DODIE C. KENT, ESQ.
Eversheds Sutherland (US) LLP
1114 Avenue of the Americas
New York, New York 10036-7703

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of each of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
Modified Guaranteed Annuity Contracts and Participating Interests Therein	$0*	NA	NA	$0*

(1) No new securities are being deemed registered upon effectiveness of this registration statement pursuant to this registration statement on Form S-1. All amounts of unsold securities under the prospectus contained in the prior registration statement on Form S-1 (333-210276) (a total of $83,250,000 of securities) are carried forward into this registration statement on Form S-1.

*    The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Guaranteed Interest Account with Market Value Adjustment under Flexible Payment Variable Annuity Contracts

PROSPECTUS Dated May 1, 2019	Issued by MONY Life Insurance Company of America

MONY Life Insurance Company of America (the "Company") issues the Guaranteed Interest Account with Market Value Adjustment described in this prospectus. The Guaranteed Interest Account with Market Value Adjustment is available only under certain variable annuity contracts that we offer.

This Contract is no longer being sold. This prospectus is used with current Contract Owners only. We will continue to accept Purchase Payments under existing Contracts. You should note that your Contract features and charges, and your investment options, may vary depending on your state and/or the date on which you purchased your Contract. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your Contract.

Among the many terms of the Guaranteed Interest Account with Market Value Adjustment are:

•  Guaranteed interest to be credited for specific periods (referred to as "Accumulation Periods").

•  Three (3), five (5), seven (7) and ten (10) year Accumulation Periods are available.

•  Interest will be credited for the entire Accumulation Period on a daily basis. Different rates apply to each Accumulation Period and are determined by the Company from time to time at its sole discretion.

•  A Market Value Adjustment may be charged if part or all of the Guaranteed Interest Account with Market Value Adjustment is surrendered or transferred before the end of the Accumulation Period.

•  Potential purchasers should carefully consider the factors described in "Risk Factors" beginning on page 7, as well as the other information contained in this prospectus before allocating Purchase Payments or Fund Values to the Guaranteed Interest Account with Market Value Adjustment offered herein.

These are only some of the terms of the Guaranteed Interest Account with Market Value Adjustment. Please read this prospectus and the prospectus for the variable annuity contract carefully for more complete details of the Contract.

AXA Advisors, LLC and AXA Distributors, LLC serve as the distributors of the Contracts. They use their best efforts to sell the Contracts, but are not required to sell a specific number or dollar amount of Contracts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The Contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

MLA-GIAMVA 05.19

TABLE OF CONTENTS

1. Definitions	3
2. Summary	4
Purpose of the Guaranteed Interest Account with Market Value Adjustment	4
Purchase Payments	4
The Accumulation Periods	4
Crediting of interest	4
The Market Value Adjustment	5
Transfers, Surrenders and Loans	5
Death benefit	7
Other provisions of the Contract	7
3. Risk factors	7
4. Description of the Guaranteed Interest Account with Market Value Adjustment	7
General	7
Allocations to the Guaranteed Interest Account with Market Value Adjustment	8
Specified Interest Rates and the Accumulation Periods	8
End of Accumulation Periods	9
The Market Value Adjustment	10
Contract charges	11
Guaranteed Interest Account at annuitization	11
5. Federal tax status	11
Introduction	11
Taxation of annuities in general	12
Qualified retirement plans	14
Federal Income tax withholding	17
6. Investments	18
7. Contracts and the Distribution of the Guaranteed Interest Account with Market Value Adjustment	18
8. MONY Life Insurance Company of America	21
9. Legal proceedings	21
10. Additional information	21
Appendix: Information about Mony Life Insurance Company of America

1. Definitions

Accumulation Period — Currently 3, 5, 7 and 10 years. The Accumulation Period starts on the Business Day that falls on, or next follows, the date the Purchase Payment is transferred into the Guaranteed Interest Account with Market Value Adjustment and ends on the Monthly Contract Anniversary immediately prior to the last day of that Accumulation Period.

Annuitant — The person upon whose life continuation of any annuity payment depends.

Annuity Starting Date — Attainment of age 95, or at the discretion of the Owner of the Contract, a date that is at least ten years from the Effective Date of the Contract.

Business Day — Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4.00 p.m. Eastern Time (or as of an earlier close of regular trading). A Business Day does not include a day on which the New York Stock Exchange is not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions.

Cash Value — The Contract's Fund Value, less (1) any applicable Surrender Charge, (2) any outstanding debt, and (3) any applicable Market Value Adjustment.

Code — The Internal Revenue Code of 1986, as amended.

Company — MONY Life Insurance Company of America, the issuer of the Contract. "We," "us," and "our" also refer to the Company.

Contract — The individual flexible payment variable annuity contract under which the Guaranteed Interest Account with Market Value Adjustment is available as an allocation option.

Contract Anniversary — An anniversary of the Effective Date of the Contract.

Contract Year — Any period of twelve (12) months commencing on the Effective Date and each Contract Anniversary hereafter.

Effective Date — The date the Contract begins as shown in the Contract.

Fund Value — The aggregate dollar value as of any Business Day of all amounts accumulated under each of the Subaccounts, the Guaranteed Interest Account, and the Loan Account of the Contract.

General Account — The General Account of the Company, which consists of all of the Company's assets other than those assets allocated to the Company's separate accounts.

Good Order — Instructions that we receive at the Operations Center within the prescribed time limits, if any, specified in the Contract for the transaction requested. The instructions must be on the appropriate form or in a form satisfactory to us that includes all the information necessary to execute the requested transaction, and must be signed by the individual authorized to make the transaction. To be in "Good Order," instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions and we must be able to execute the requisite orders.

Guaranteed Interest Account with Market Value Adjustment — An account which is part of the General Account.

Loan — Available under a Contract issued under Section 401(k) of the Code, subject to availability. To be considered a Loan: (1) the term must be no more than five years, (2) repayments must be at least quarterly and substantially level, and (3) the amount is limited to dollar amounts specified by the Code, not to exceed 50% of the Fund Value.

Loan Account — A part of the General Account where Fund Value is held as collateral for a Loan. An Owner may transfer Fund Value in the Subaccounts and/or Guaranteed Interest Account with Market Value Adjustment to the Loan Account.

Market Value Adjustment or MVA — An amount added to or deducted from the amount surrendered or transferred from the Guaranteed Interest Account with Market Value Adjustment for Contracts issued in certain states.

Monthly Contract Anniversary — The date of each month corresponding to the Effective Date of the Contract. For example, for a Contract with a June 15 Effective Date, the Monthly Contract Anniversary is the 15th of each month. If a Contract's Effective Date falls on the 29th, 30th or 31st day of a month, the Monthly Contract Anniversary will be the earlier of that day or the last day of the particular month in question.

Owner — The person so designated in the application to whom all rights, benefits, options, and privileges apply while the Annuitant is living. If a Contract has been absolutely assigned, the assignee becomes the Owner.

Purchase Payment — An amount paid to the Company by the Owner or on the Owner's behalf as consideration for the benefits provided by the Contract.

Subaccount — A division of MONY America Variable Account A, the separate account supporting the Contracts.

Surrender Charge — A deferred sales load, expressed as a percentage of Fund Value surrendered.

2. Summary

This summary provides you with a brief overview of the more important aspects of the Contract's Guaranteed Interest Account with Market Value Adjustment. It is not intended to be complete. More detailed information is contained in this prospectus on the pages following this summary and in the Contract. This summary and the entire prospectus will describe only the Guaranteed Interest Account with Market Value Adjustment. Other parts of the Contract are described in the Contract and in the prospectus for that Contract. Before allocating your Purchase Payments to the Guaranteed Interest Account with Market Value Adjustment, we urge you to read both prospectuses carefully.

Purpose of the Guaranteed Interest Account with Market Value Adjustment

The Guaranteed Interest Account with Market Value Adjustment is designed to provide you with an opportunity to receive a guaranteed fixed rate of interest. You can choose the period of time over which the guaranteed fixed rate of interest will be paid. That period of time is known as the Accumulation Period.

The Guaranteed Interest Account with Market Value Adjustment is also designed to provide you with the opportunity to transfer part or all of the Guaranteed Interest Account with Market Value Adjustment to the Subaccounts available to you under the Contract. It is also designed to provide you with the opportunity to surrender part or all of the Guaranteed Interest Account with Market Value Adjustment before the end of the Accumulation Period. If you ask us to transfer or surrender part or all of the Guaranteed Interest Account, we may apply an MVA. This adjustment may be positive, negative, or zero.

Purchase Payments

The Purchase Payments you make for the Contract are received by the Company. Currently earnings on those Purchase Payments are not subject to taxes imposed by the U.S. Government or any state or local government.

You may allocate all or part of your Purchase Payments to the Guaranteed Interest Account with Market Value Adjustment.

The Accumulation Periods

There are 4 different Accumulation Periods currently available: a 3-year Accumulation Period, a 5-year Accumulation Period, a 7-year Accumulation Period and a 10-year Accumulation Period. You may allocate initial or additional Purchase Payments made under the Contract to one or more Accumulation Periods. You may also ask us to transfer Fund Values from the Subaccounts available under the Contract to one or more of the Accumulation Periods. There is no minimum amount required for allocation or transfer to an Accumulation Period. (See "Allocations to the Guaranteed Interest Account with Market Value Adjustment.")

Each Accumulation Period starts on the Business Day that falls on, or next follows, the date on which allocations are made and Purchase Payments are received or Fund Values are transferred. Each Accumulation Period ends on the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period (the "Maturity Date"). This means that the Accumulation Period for a 3, 5, 7 or 10 year Accumulation Period may be up to 31 days shorter than 3, 5, 7 or 10 years, respectively. (See "Specified Interest Rates and the Accumulation Periods.")

Crediting of interest

The Company will credit amounts allocated to an Accumulation Period with interest at an annual rate not less than 3.50%. This interest rate is referred to as the "Specified Interest Rate." It will be credited for the duration of the Accumulation Period. Specified Interest Rates for each Accumulation Period are declared periodically at the sole discretion of the Company. (See "Specified Interest Rates and the Accumulation Periods.")

At least 15 days and at most 45 days prior to the Maturity Date of an Accumulation Period, Owners having Fund Values allocated to such Accumulation Periods will be notified of the impending Maturity Date. Owners will then have the option of directing the surrender or transfer (including transfers for the purpose of obtaining a Loan) of the Fund Value within 30 days before the end of the Accumulation Period without application of any MVA.

The Specified Interest Rate will be credited to amounts allocated to an Accumulation Period, so long as such allocations are neither surrendered nor transferred prior to the Maturity Date for the Allocation Period. The Specified Interest Rate is credited daily, providing an annual effective yield. (See "Specified Interest Rates and the Accumulation Periods.")

The Market Value Adjustment

Amounts that are surrendered or transferred (including transfers for the purpose of obtaining a Loan) from an Accumulation Period more than 30 days before the Maturity Date will be subject to an MVA. An MVA will not apply upon annuitization or upon payment of a death benefit. The MVA is determined through the use of a factor, which is known as the MVA Factor. This factor is discussed in detail in the section entitled "The Market Value Adjustment." The MVA could cause an increase or decrease or no change at all in the amount of the distribution from an Accumulation Period.

Transfers, Surrenders and Loans

When you request that Contract Fund Value from the Guaranteed Interest Account with Market Value Adjustment be transferred to MONY America Variable Account A, surrendered, loaned to you, or used to pay any charge imposed in accordance with the Contract, you should tell the Company the source of Fund Value, by Accumulation Period, of amounts to be transferred, surrendered, loaned, or used to pay charges. We will not process the surrender unless you tell us the Accumulation Period(s) from which Fund Value should paid. If you do not specify an Accumulation Period, your transaction will be processed using the Accumulation Periods in the order in which money was most recently allocated.

Transfers

Transfers may be made from the Guaranteed Interest Account with Market Value Adjustment at any time, but, if they are made before the end of the 3, 5, 7 or 10 year Accumulation Period there will be a Market Value Adjustment for Contracts issued in most states. If the transfer request is received in Good Order within 30 days before the end of the Accumulation Period, no Market Value Adjustment will apply. If multiple Accumulation Periods are in effect, your transfer request must specify from which Accumulation Period(s) we are to make the transfer.

Contracts issued in Maryland, Massachusetts, New Jersey, Oklahoma, Oregon, Pennsylvania, South Carolina, Texas and Washington with Fund Value must maintain a minimum Fund Value in the Guaranteed Interest Account with Market Value Adjustment of $2,500.

Surrenders

The Owner may elect to make a surrender of all or part of the Contract's Fund Value provided it is:

•  on or before the Annuity Starting Date, and

•  during the lifetime of the Annuitant.

Any such election shall specify the amount of the surrender. The surrender will be effective on the date a proper written request is received by the Company at its Operations Center in Good Order.

The amount of the surrender may be up to the Contract's Cash Value (a "full surrender"), which is its Fund Value less:

(1)  any applicable Surrender Charge, and

(2)  any applicable Market Value Adjustment.

The surrender may also be for a lesser amount than the Cash Value (a "partial surrender"). Requested partial surrenders that would leave a Cash Value of less than $1,000 are treated and processed as a full surrender. In such case, the entire Cash Value will be paid to the Owner. For a partial surrender, any Surrender Charge or any applicable Market Value Adjustment will be in addition to the amount requested by the Owner. A partial surrender may reduce your death benefit proportionately by the same percentage that the surrender (including any Surrender Charge and any Market Value Adjustment, if applicable) reduced Fund Value.

A surrender will result in the cancellation of units of the particular Subaccounts and/or the withdrawal of amounts credited to the Guaranteed Interest Account with Market Value Adjustment Accumulation Periods, as chosen by the Owner. The aggregate value of the surrender will be equal to the dollar amount of the surrender plus, if applicable, any Surrender Charge and any applicable Market Value Adjustment. For a partial surrender, the Company will cancel units of the particular Subaccounts and withdraw amounts from the Guaranteed Interest Account with Market Value Adjustment Accumulation Period under the allocation specified by the Owner. The unit value will be calculated as of the end of the Business Day the surrender request is received in Good Order. The Owner can specify partial surrender allocations by either amount or percentage. Allocations by percentage must be in whole percentages (totaling 100%). The minimum percentage of allocation for a partial surrender is 10% of any Subaccount or Guaranteed Interest Account with Market Value Adjustment designated by the Owner. The request will not be accepted if:

•  there is insufficient Fund Value in the Guaranteed Interest Account with Market Value Adjustment or a Subaccount to provide for the requested allocation against it, or

•  the request is incomplete or incorrect or otherwise not in Good Order.

Any Surrender Charge will be allocated against the Guaranteed Interest Account with Market Value Adjustment and each Subaccount in the same proportion that each allocation bears to the total amount of the partial surrender. Contracts issued in Maryland, the Commonwealth of Massachusetts, New Jersey, Oklahoma, Oregon, the Commonwealth of Pennsylvania, South Carolina, Texas and Washington must maintain a minimum Fund Value in the Guaranteed Interest Account with Market Value Adjustment of $2,500.

The amount of any surrender, death benefit, or transfer payable from MONY America Variable Account A amount will be paid in accordance with the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"). However, the Company may be permitted to postpone such payment under the 1940 Act. Postponement is currently permissible only for any period during which:

(1)  the New York Stock Exchange is closed other than customary weekend and holiday closings, or

(2)  trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, or

(3)  an emergency exists as a result of which disposal of securities held by MONY America Variable Account A is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of MONY America Variable Account A.

Any surrender involving payment from amounts credited to the Guaranteed Interest Account with Market Value Adjustment may be postponed, at the option of the Company, for up to 6 months from the date the request for a surrender is received by the Company in Good Order. Surrenders involving payment from the Guaranteed Interest Account with Market Value Adjustment may in certain circumstances and in certain states also be subject to a Market Value Adjustment, in addition to a Surrender Charge.

The tax results of a surrender should be carefully considered. (See "Federal tax status.")

Please note: If mandated under applicable law, we may be required to reject a Purchase Payment. In addition, we may also be required to block an Owner's account and thereby refuse to honor any request for transfers, partial surrenders, Loans or death benefits until instructions are secured from the appropriate regulator. We may also be required to provide additional information about your account to government regulators.

Loans

Qualified Contracts issued under Section 401(k) under the Code will have a loan provision (except in the case of Contracts issued in Vermont) under which a Loan can be taken using the Contract as collateral for the Loan. All of the following conditions apply in order for the amount to be considered a loan, rather than a (taxable) partial surrender:

•  The term of the Loan generally must be 5 years or less.

•  Repayments are required at least quarterly and must be substantially level.

•  The Loan amount is limited to certain dollar amounts as specified by the IRS.

The Owner (Plan Trustee) must certify that these conditions are satisfied. Loans could have tax consequences. (See "Federal tax status.")

In any event, the maximum outstanding Loan on a Contract is 50% of the Fund Value in the Subaccounts and/or the Guaranteed Interest Account with Market Value Adjustment. Loans are not permitted before the end of the right to return contract period. In requesting a Loan, the Owner must specify the Subaccounts from which Fund Value equal to the amount of the Loan requested will be taken. Loans from the Guaranteed Interest Account with Market Value Adjustment are not taken until Fund Value in the Subaccounts is exhausted. If in order to provide the Owner with the amount of the Loan requested, and Fund Values must be taken from the Guaranteed Interest Account with Market Value Adjustment, then the Owner must specify the Accumulation Periods from which Fund Values equal to such amount will be taken. If the Owner fails to specify Subaccounts and Accumulation Periods, the request for a Loan will be returned to the Owner.

Values are transferred to a Loan Account that earns interest at an annual rate of 3.50%. The annual loan interest rate charged on outstanding Loans will be 6% in arrears. Thus, the annual net cost of the loan is 2.50%. Any interest not paid when due will be added to the Loan and bear interest at the 6% annual rate.

Loan repayments must be specifically earmarked as loan repayment and will be allocated to the Subaccounts and/or the Guaranteed Interest Account with Market Value Adjustment using the most recent payment allocation on record. Otherwise, we will treat the payment as a net Purchase Payment.

Death benefit

Upon payment of a death benefit, if there are funds allocated to the Guaranteed Interest Account with Market Value Adjustment at the time of death, any applicable Market Value Adjustment will be waived.

Other provisions of the Contract

This summary and this prospectus do not describe the other provisions of the Contract. Please refer to the prospectus for the Contract and to the Contract itself for the details of these provisions.

3. Risk factors

Potential purchasers should carefully consider the Company's risk factors described in this section as well as the other information contained in this prospectus before allocating Purchase Payments or Fund Values to the Guaranteed Interest Account with Market Value Adjustment offered herein. Such risk factors relate to the Company's claims-paying ability and financial strength, upon which payments from the Company's General Account depend. They include:

(i)  the risk of losses on real estate and commercial mortgage loans,

(ii)  other risks relating to the Company's investment portfolio that could affect the profitability of the Company,

(iii)  the risk that interest rate changes could make certain of the Company's products less profitable to the Company or less attractive to customers,

(iv)  risks with respect to certain sales practice litigation that could result in substantial judgments against the Company,

(v)  the risk of increased surrenders of certain annuities as the Surrender Charges with respect to such annuities expire that could eliminate sources of revenues (charges under the annuities) and/or exhaust the Company's liquid assets and force the Company to liquidate other assets, perhaps on unfavorable terms,

(vi)  risks associated with certain economic and market factors,

(vii)  the risk of variations in claims experience that could be different than the assumptions management used in pricing the Company's products,

(viii)  risks related to certain insurance regulatory matters — i.e., that certain issues raised during examinations of the Company could have a material impact on the Company,

(ix)  risks of competition,

(x)  risks with respect to claims paying ability ratings and financial strength ratings that could adversely affect the Company's ability to compete, and

(xi)  risks of potential adoption of new federal income tax legislation that could adversely affect the Company and its ability to compete with non-insurance products and the demand for certain insurance products.

4. Description of the Guaranteed Interest Account with Market Value Adjustment

General

The Guaranteed Interest Account with Market Value Adjustment is an allocation option available under certain variable annuity contracts issued by the Company. Not all of the variable annuity contracts issued by the Company offer the Guaranteed Interest Account with Market Value Adjustment, nor is the Guaranteed Interest Account with Market Value Adjustment available in every state jurisdiction. The Contract that offers the Guaranteed Interest

Account with Market Value Adjustment clearly discloses whether the Guaranteed Interest Account with Market Value Adjustment is available as an allocation choice to the Owner. If the Guaranteed Interest Account with Market Value Adjustment is available under a variable annuity issued by the Company, the prospectus for the variable annuity contract and this prospectus must be read carefully together in the same manner that prospectuses for underlying mutual funds must be read with the prospectus for the Contracts.

The guarantees associated with the Guaranteed Interest Account with Market Value Adjustment are borne exclusively by the Company. The guarantees associated with the Guaranteed Interest Account with Market Value Adjustment are legal obligations of the Company. Fund Values allocated to the Guaranteed Interest Account with Market Value Adjustment are held in the General Account of the Company. Amounts allocated to the General Account of the Company are subject to the liabilities arising from the business the Company conducts. The Company has sole investment discretion over the investment of the assets of its General Account. Owners having allocated amounts to a particular Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment, however, will have no claim against any particular assets of the Company.

The Guaranteed Interest Account with Market Value Adjustment provides for a Specified Interest Rate, which is a guaranteed interest rate that will be credited as long as any amount allocated to the Guaranteed Interest Account with Market Value Adjustment is not distributed for any reason prior to the Maturity Date of the particular Accumulation Period chosen by the Owner. Generally, a 3-year Accumulation Period offers guaranteed interest at a Specified Interest Rate over three years, a 5-year Accumulation Period offers guaranteed interest at a Specified Interest Rate over five years, and so on. Because the Maturity Date is the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period, the Accumulation Period may be up to 31 days shorter than the 3, 5, 7 or 10 years, respectively.

Although the Specified Interest Rate will continue to be credited as long as Fund Value remains in an Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment prior to the Maturity Date of that Accumulation Period, surrenders or transfers (including transfers to the Loan Account as a result of a request by the Owner for a Loan) will be subject to a Market Value Adjustment, as described below. Market Value Adjustments do not apply upon annuitization or upon payment of a death benefit.

Allocations to the Guaranteed Interest Account with Market Value Adjustment

There are three sources from which allocations to the Guaranteed Interest Account with Market Value Adjustment may be made:

(1)  an initial Purchase Payment made under a Contract may be wholly or partially allocated to the Guaranteed Interest Account with Market Value Adjustment;

(2)  a subsequent or additional Purchase Payment made under a Contract may be partially or wholly allocated to the Guaranteed Interest Account with Market Value Adjustment; and

(3)  amounts transferred from Subaccounts available under the Contract may be wholly or partially allocated to the Guaranteed Interest Account with Market Value Adjustment.

There is no minimum amount of any allocation of either Purchase Payments or transfers of Fund Value to the Guaranteed Interest Account with Market Value Adjustment. The Contract provides that the prior approval of the Company is required before it will accept a Purchase Payment where, with that Purchase Payment, cumulative Purchase Payments made under the Contract held by the Owner, less the amount of any prior partial surrenders and their Surrender Charges, the MVA, and any debt, exceed $1,500,000. This limit applies to the aggregate of Fund Values in the Guaranteed Interest Account with Market Value Adjustment, the Subaccounts and the Loan Account of the Contract.

Specified Interest Rates and the Accumulation Periods

Specified Interest Rates

The Specified Interest Rate, at any given time, is the rate of interest guaranteed by the Company to be credited to allocations made to the Accumulation Period for the Guaranteed Interest Account with Market Value Adjustment chosen by the Owner, so long as no portion of the allocation is distributed for any reason prior to the Maturity Date of the Accumulation Period. Different Specified Interest Rates may be established for the four different Accumulation Periods which are currently available (3, 5, 7 and 10 years).

The Company declares Specified Interest Rates for each of the available Accumulation Periods from time to time. Normally, new Specified Interest Rates will be declared monthly; however, depending on interest rate fluctuations, declarations of new Specified Interest Rates may occur more or less frequently. The Company observes no specific method in the establishment of the Specified Interest Rates, but generally will attempt to declare Specified Interest Rates which are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Accumulation Periods then available for the Guaranteed Interest Account with Market Value Adjustment. In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends. The Company has no way of predicting what Specified Interest Rates may be declared in the future and there is no guarantee that the Specified Interest Rate for any of the Accumulation Periods will exceed the guaranteed minimum effective annual interest rate of 3.50%. Owners bear the risk that the Specified Interest Rate will not exceed the guaranteed minimum rate.

The period of time during which a particular Specified Interest Rate is in effect for new allocations to the then available Accumulation Periods is referred to as the "Investment Period." All allocations made to an Accumulation Period during an Investment Period are credited with the Specified Interest Rate in effect. An Investment Period ends only when a new Specified Interest Rate relative to the Accumulation Period in question is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to Accumulation Periods during prior Investment Periods. All such prior allocations will be credited with the Specified Interest Rate in effect when the allocation was made for the duration of the Accumulation Period selected.

Information concerning the Specified Interest Rates in effect for the various Accumulation Periods can be obtained by contacting an agent by calling the Company at the toll free telephone number: (800) 487-6669 or contacting your financial professional.

The Specified Interest Rate is credited on a daily basis to allocations made to an Accumulation Period elected by the Owner, resulting in an annual effective yield which is guaranteed by the Company, unless amounts are surrendered, transferred or paid out on death of Annuitant from that Accumulation Period for any reason prior to the Maturity Date for that Accumulation Period. The Specified Interest Rate will be credited for the entire Accumulation Period. If amounts are surrendered or transferred from the Accumulation Period for any reason prior to the Maturity Date, a Market Value Adjustment will be applied to the amount surrendered or transferred.

Accumulation Periods

For each Accumulation Period, the Specified Interest Rate in effect at the time of the allocation to that Accumulation Period is guaranteed. An Accumulation Period always ends on a Maturity Date, which is the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period. Therefore, the Specified Interest Rate may be credited for up to 31 days less than the full 3, 5, 7 or 10 years.

For example, if the Effective Date of a Contract is August 10, 2017 and an allocation is made to a 10 year Accumulation Period on August 15, 2017 and the funds for a new Purchase Payment are received in Good Order on that day, the Accumulation Period will begin on August 15, 2017 and end on August 10, 2027, during which period the Specified Interest Rate will be credited.

All Accumulation Periods for the 3, 5, 7 and 10 year Accumulation Periods, respectively, will be determined in a manner consistent with the foregoing example.

We reserve the right to change the Accumulation Periods offered.

End of Accumulation Periods

At least fifteen days and at most forty-five days prior to the end of an Accumulation Period, the Company will send notice to the Owner of the impending Maturity Date. The notice will include the projected Fund Value held in the Accumulation Period on the Maturity Date and will specify the various options Owners may exercise with respect to the Accumulation Period:

(1)  During the thirty-day period before the Maturity Date, the Owner may wholly or partially surrender the Fund Value held in that Accumulation Period without a Market Value Adjustment; however, Surrender Charges under the Contract, if applicable, will be assessed.

(2)  During the thirty-day period before the Maturity Date, the Owner may wholly or partially transfer the Fund Value held in that Accumulation Period, without a Market Value Adjustment, to any Subaccount then available under the Contract or may elect that the Fund Value held in that Accumulation Period be held for an additional Accumulation Period of the same number of years or for another Accumulation Period of a different number of years which may at the time be available. A confirmation of any such transfer or election will be sent immediately after the transfer or election is processed.

(3)  If the Owner does not make an election within thirty days following the Maturity Date, the entire Fund Value held in the maturing Accumulation Period will be transferred to an Accumulation Period of the same number of years as the Accumulation Period which matured. The start of the new Accumulation Period is the ending date of the previous Accumulation Period. However, if that period would extend beyond the Annuity Starting Date of the Contract or if that period is not then made available by the Company, the Fund Value held in the maturing Accumulation Period will be automatically transferred to the Money Market Subaccount at the end of the Maturity Period. A confirmation will be sent immediately after the automatic transfer is executed.

During the thirty-day period prior to the Maturity Date, and prior to any of the transactions set forth in (1), (2), or (3) above, the Specified Value held in the maturing Accumulation Period will continue to be credited with the Specified Interest Rate in effect before the Maturity Date.

The Market Value Adjustment

General information regarding the MVA

A surrender or transfer (including a transfer to the Loan Account as a result of a request by the Owner for a Loan) from the Guaranteed Interest Account with Market Value Adjustment prior to thirty-day period before the Maturity Date of that particular Accumulation Period will be subject to a Market Value Adjustment. A Market Value Adjustment will not apply upon annuitization or upon payment of a death benefit. The Market Value Adjustment is determined by the multiplication of an MVA Factor (see "The MVA Factor" below) by the Specified Value, or the portion of the Specified Value being surrendered or transferred (including transfers for the purpose of obtaining a Loan). The Specified Value is the amount of the allocation of Purchase Payments and transfers of Fund Value to an Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment, plus interest accrued at the Specified Interest Rate minus prior distributions. The Market Value Adjustment may either increase, decrease, or have no impact on the amount of the distribution. It will not apply to requests for transfer or full or partial surrenders received at our Operations Center in Good Order within 30 days before the end of the applicable Accumulation Period.

The Market Value Adjustment is intended to approximate, without duplicating, the experience of the Company when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when Owners request surrenders or transfers (including transfers for the purpose of obtaining a Loan). When liquidating assets, the Company may realize either a gain or a loss.

If prevailing interest rates are higher at the time of a surrender or transfer (including transfers for the purpose of obtaining a Loan) than the Specified Interest Rate in effect at the time the Accumulation Period commences, the Company will realize a loss when it liquidates assets in order to process a surrender or transfer (including transfers for the purpose of obtaining a Loan); therefore, application of the Market Value Adjustment under such circumstances will decrease the amount of the surrender or transfer (including transfers for the purpose of obtaining a Loan).

Generally, if prevailing interest rates are lower than the Specified Interest Rate in effect at the time the Accumulation Period commences, the Company will realize a gain when it liquidates assets in order to process a surrender or transfer (including transfers for the purpose of obtaining a Loan); therefore, application of the MVA under such circumstances will generally increase the amount of the surrender or transfer (including transfers for the purpose of obtaining a Loan).

The Company measures the relationship between prevailing interest rates and the Specified Interest Rates it declares through the MVA Factor. The MVA Factor is described more fully below.

The MVA Factor

The formula for determining the MVA Factor is:

[(1+a)/(1+b)]/((n-t)/12)/-1

Where:

a	=	the Specified Interest Rate for the Accumulation Period from which the surrender, transfer or Loan is to be taken;
b	=

the Specified Interest Rate declared at the time a surrender or transfer is requested for an Accumulation Period equal to the time remaining in the Accumulation Period from which the surrender or transfer (including transfer to the Loan Account as a result of a request by the Owner for a Loan) is requested, plus 0.25%;

n	=	the Accumulation Period from which the surrender or transfer occurs in months; and

t	=	the number of elapsed months (or portion thereof) in the Accumulation Period from which the surrender or transfer occurs.

If an Accumulation Period equal to the time remaining is not issued by the Company, the rate will be an interpolation between two available Accumulation Periods. If two such Accumulation Periods are not available, we will use the rate for the next closest available Accumulation Period.

If the Company is no longer declaring rates on new payments, we will use Treasury yields adjusted for investment risk as the basis for the Market Value Adjustment.

The MVA Factor shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented in the addition of 0.25% in the MVA Factor.

The MVA Factor will be multiplied by that portion of the Fund Value being surrendered, transferred, or distributed for any other reason. If the result is greater than 0, a gain will be realized by the Owner; if less than 0, a loss will be realized. If the MVA Factor is exactly 0, no gain or loss will be realized by the Owner.

Contract charges

The Contracts under which the Guaranteed Interest Account with Market Value Adjustment is made available have various fees and charges, some of which may be assessed against allocations made to the Guaranteed Interest Account with Market Value Adjustment.

Surrender Charges, if applicable, will be assessed against full or partial surrenders from the Guaranteed Interest Account with Market Value Adjustment. If any such surrender occurs prior to the thirty-day period before the Maturity Date for any particular Accumulation Period elected by the Owner, the amount surrendered will be subject to a Market Value Adjustment in addition to Surrender Charges. The variable annuity prospectus fully describes the Surrender Charges. Please refer to the variable annuity prospectus for complete details regarding the Surrender Charges under the Contracts.

Mortality and expense risk charges which may be assessed under Contracts will not be assessed against any allocation to the Guaranteed Interest Account with Market Value Adjustment. Such charges apply only to the Fund Value allocated to the Subaccounts.

Guaranteed Interest Account with Market Value Adjustment at annuitization

On the Annuity Starting Date, the Contract's Cash Value, including the Specified Value of all Accumulation Periods of the Guaranteed Interest Account with Market Value Adjustment, will be applied to provide an annuity or any other option previously chosen by the Owner and permitted by the Company. Because the Annuity Starting Date will always coincide with or follow the Maturity Date of any Guaranteed Interest Account with Market Value Adjustment, no Market Value Adjustment will apply at annuitization. For more information about annuitization and annuity options, please refer to the prospectus for the Contract and to the Contract itself.

5. Federal tax status

Introduction

The following discussion of the federal income tax treatment of the Contract is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of the Contract is unclear in certain circumstances, and you should always consult a qualified tax adviser regarding the application of law to individual circumstances. This discussion is based on the Code, Treasury Department regulations, and interpretations existing on the date of this prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

This discussion does not address Federal estate, gift, or generation skipping transfer taxes, or any state or local tax consequences associated with the purchase of the Contract. In addition, the Company makes no guarantee regarding any tax treatment — federal, state or local — of any Contract or of any transaction involving a Contract.

The Company's Tax Status

The Company is taxed as a life insurance company under the Code. The assets underlying the Guaranteed Interest Account with Market Value Adjustment are owned by the Company, and the income derived from such assets will be includible in the Company's income for federal income tax purposes.

Taxation of annuities in general

Tax deferral during Accumulation Period

Under existing provisions of the Code, except as described below, any increase in an Owner's Fund Value is generally not taxable to the Owner until received, either in the form of annuity payments as contemplated by the Contracts, or in some other form of distribution.

Nonnatural Owner

As a general rule, Contracts held by "nonnatural persons" such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal tax purposes. The income on such Contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the Owner of the Contract during the taxable year. There are several exceptions to this general rule for nonnatural Owners. First, Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the Contract as an agent for a natural person. Thus, if a group Contract is held by a trust or other entity as an agent for certificate owners who are individuals, those individuals should be treated as owning an annuity for federal income tax purposes. However, this special exception will not apply in the case of any employer who is the nominal owner of a Contract under a non-qualified deferred compensation arrangement for its employees.

In addition, exceptions to the general rule for nonnatural Owners will apply with respect to:

(1)  Contracts acquired by an estate of a decedent by reason of the death of the decedent;

(2)  certain Qualified Contracts;

(3)  Contracts purchased by employers upon the termination of certain Qualified Plans;

(4)  certain Contracts used in connection with structured settlement agreements; and

(5)  Contracts purchased with a single purchase payment when the annuity starting date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

Delayed annuity payment dates

If the date annuity payments start under the Contract occurs (or is scheduled to occur) at a time when the Annuitant has reached an advanced age (e.g., past age 95), it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includable in the Owner's income.

The remainder of this discussion assumes that the Contract will be treated as an annuity contract for federal income tax purposes.

Taxation of surrenders and partial surrenders

In the case of a partial surrender, amounts you receive are generally includable in income to the extent your "cash surrender value" before the partial surrender exceeds your "investment in the contract" (defined below). All amounts includable in income with respect to the Contract are taxed as ordinary income; no amounts are taxed at the special lower rates applicable to long term capital gains and corporate dividends. Amounts received under an automatic withdrawal plan are treated for tax purposes as partial surrenders, not annuity payments. In the case of a surrender, amounts received are includable in income to the extent they exceed the "investment in the contract." For these purposes, the "investment in the contract" at any time equals the total of the Purchase Payments made under the Contract to that time (to the extent such payments were neither deductible when made nor excludable from income as, for example, in the case of certain contributions to Qualified Contracts) less any amounts previously received from the Contract which were not includable in income.

As described elsewhere in this prospectus, the cost of the enhanced death benefit option is reflected in the mortality and expense risk charge. It is possible that the portion of the mortality and expense risk charge that represents the cost of the enhanced death benefit option could be treated for federal tax purposes as a partial surrender from the Contract. If the Contract has additional riders, charges (or some portion thereof) for such riders could be treated for federal tax purposes as partial surrenders from the Contract.

There is some uncertainty regarding the treatment of the Market Value Adjustment for purposes of determining the amount includible in income as a result of any partial surrender, surrender, assignment, pledge, or transfer without adequate consideration. Congress has given the IRS regulatory authority to address this uncertainty. However, as of the date of this Prospectus, the IRS has not issued any regulations addressing these determinations.

Surrenders and partial surrenders may be subject to a 10% penalty tax. (See "Penalty Tax on Premature Distributions.") Surrenders and partial surrenders may also be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding.")

Taxation of annuity payments

Normally, the portion of each annuity income payment taxable as ordinary income equals the excess of the payment over the exclusion amount. The exclusion amount is determined by multiplying (1) the payment by (2) the ratio of the "investment in the contract" (defined above) you allocate to the settlement option, adjusted for any period certain or refund feature, to the total expected amount of annuity income payments for the term of the Contract (determined under Treasury Department regulations).

Once the total amount of the investment in the contract is excluded using the above formula, annuity income payments will be fully taxable. If annuity income payments cease because of the death of the Annuitant and before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction.

There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person and are not married to one another within the meaning of federal law. You should consult a tax advisor in those situations.

Annuity income payments may be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding.")

Taxation of proceeds payable upon death

Prior to the date annuity payments start, we may distribute amounts from a Contract because of the death of an Owner or, in certain circumstances, the death of the Annuitant. Such proceeds are includable in income as follows:

(1)  if distributed in a lump sum or under Settlement Option 1 (described herein), they are taxed in the same manner as a surrender, as described above; or

(2)  if distributed under Settlement Options 2, 3, 3A, or 4 (described herein), they are taxed in the same manner as annuity income payments, as described above.

After the date annuity payments start, if a guaranteed period exists under a life income settlement option and the payee dies before the end of that period, payments we make to the Beneficiary for the remainder of that period are includable in income as follows:

(1)  if received in a lump sum, they are included in income to the extent that they exceed the unrecovered investment in the contract at that time; or

(2)  if distributed in accordance with the existing settlement option selected, they are fully excluded from income until the remaining investment in the contract is deemed to be recovered, and all annuity income payments thereafter are fully includable in income.

Proceeds payable on death may be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding.")

The Company may be liable for payment of the generation skipping transfer tax under certain circumstances. In the event that the Company determines that such liability exists, an amount necessary to pay the generation skipping transfer tax may be subtracted from the proceeds.

Assignments, pledges, and gratuitous transfers

Other than in the case of Qualified Contracts (which generally cannot be assigned or pledged), any assignment or pledge of (or agreement to assign or pledge) any portion of the Fund Value is treated for federal income tax purposes as a surrender of such amount or portion. If the entire Fund Value is assigned or pledged, subsequent increases in the Fund Value are also treated as withdrawals for as long as the assignment or pledge remains in place. The investment in the contract is increased by the amount includable as income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If an Owner transfers a Contract without adequate consideration to a person other than the Owner's spouse (or to a former spouse incident to divorce), the Owner will be required to include in income the difference between the "cash surrender value" and the investment in the contract at the time of transfer. In such case, the transferee's "investment in the contract" will increase to reflect the increase in the transferor's income. The exceptions for transfers to the Owner's spouse (or to a former spouse) are limited to individuals that are treated as spouses under federal law.

Penalty tax on premature distributions

Where we have not issued the Contract in connection with a Qualified Plan, there generally is a 10% penalty tax on the amount of any payment from the Contract, e.g., surrenders, partial surrenders, annuity payments, death proceeds, assignments, pledges and gratuitous transfers, that is includable in income unless the payment is:

(a)  received on or after the Owner reaches age 59 1/2;

(b)  attributable to the Owner's becoming disabled (as defined in the tax law);

(c)  made on or after the death of the Owner or, if the Owner is not an individual, on or after the death of the primary annuitant (as defined in the tax law);

(d)  made as part of a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and a designated beneficiary (as defined in the tax law); or

(e)  made under a Contract purchased with a single Purchase Payment when the annuity starting date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

Certain other exceptions to the 10% penalty tax not described herein also may apply. (Similar rules, discussed below, apply in the case of certain Qualified Contracts.)

Aggregation of Contracts

In certain circumstances, the IRS may determine the amount of an annuity income payment or a surrender from a Contract that is includable in income by combining some or all of the annuity contracts a person owns that were not issued in connection with Qualified Plans. For example, if a person purchases a Contract offered by this Prospectus and also purchases at approximately the same time an immediate annuity issued by the Company (or its affiliates), the IRS may treat the two contracts as one contract. In addition, if a person purchases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment that was not received as an annuity (including surrenders prior to the date annuity payments start) is includable in income. The effects of such aggregation are not always clear; however, it could affect the amount of a surrender or an annuity payment that is taxable and the amount which might be subject to the 10% penalty tax described above.

Medicare Hospital Insurance Tax on Certain Distributions

A Medicare hospital insurance tax of 3.8% will apply to some types of investment income. This tax will apply to all taxable distributions from non-Qualified Contracts. This tax only applies to taxpayers with "modified adjusted gross income" above $250,000 in the case of married couples filing jointly or a qualifying widow(er) with dependent child, $125,000 in the case of married couples filing separately, and $200,000 for all others. For more information regarding this tax and whether it may apply to you, please consult your tax advisor.

Loss of interest deduction where contract is held by or for the benefit of certain nonnatural persons

In the case of Contracts issued after June 8, 1997, to a nonnatural taxpayer (such as a corporation or a trust), or held for the benefit of such an entity, that entity's general interest deduction under the Code may be limited. More specifically, a portion of its otherwise deductible interest may not be deductible by the entity, regardless of whether the interest relates to debt used to purchase or carry the Contract. However, this interest deduction disallowance does not affect Contracts where the income on such Contracts is treated as ordinary income that the Owner received or accrued during the taxable year. Entities that have purchased the Contract, or entities that will be Beneficiaries under a Contract, should consult a tax adviser.

Qualified retirement plans

In general

The Contracts are also designed for use in connection with certain types of retirement plans which receive favorable treatment under the Code. Numerous special tax rules apply to the participants in Qualified Plans and to Contracts used in connection with Qualified Plans. Therefore, we make no attempt in this prospectus to provide more than general information about use of the Contract with the various types of Qualified Plans. State income tax rules applicable to Qualified Plans and Qualified Contracts often differ from federal income tax rules, and this prospectus does not describe any of these differences. Those who intend to use the Contract in connection with Qualified Plans should seek competent advice.

The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan itself. For example, for surrenders, automatic withdrawals, partial surrenders, and annuity income payments under Qualified Contracts, there may be no "investment in the contract" and the total amount received may be taxable. Both the amount of the contribution that you and/or your employer may make, and the tax deduction or exclusion that you and/or your employer may claim for such contribution, are limited under Qualified Plans.

In the case of Qualified Contracts, special rules apply to the time at which distributions must commence and the form in which the distributions must be paid. For example, the length of any guarantee period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code. Due to the presence of a Market Value Adjustment there may be in some circumstances uncertainty as to the amount of required minimum distributions. Furthermore, failure to comply with minimum distribution requirements applicable to Qualified Plans will result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the Qualified Plan. In the case of Individual Retirement Accounts or Annuities (IRAs), distributions of minimum amounts (as specified in the tax law) must generally commence by April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2. In the case of certain other Qualified Plans, distributions of such minimum amounts must generally commence by the later of this date or April 1 of the calendar year following the calendar year in which the employee retires. The death benefit under your Contract and certain other benefits that the IRS may characterize as "other benefits" for purposes of the regulations under Code Section 401(a)(9), may increase the amount of the minimum required distribution that must be taken from your Contract.

As described earlier in this prospectus, certain Qualified Contracts issued under a Code Section 401(k) plan will have a loan provision under which a loan can be taken using the Contract as collateral for the loan. In general, loans from Qualified Contracts are taxable distributions unless certain requirements are satisfied. For example, the loan, by its terms, generally must be repaid within 5 years, repayments are required at least quarterly and must be substantially level, and the loan amount is limited to certain dollar amounts specified by the IRS. These dollar limits take into account other recent loans you have had under the plan. If these requirements are not satisfied when the loan is received or while the loan is outstanding, it could result in a taxable distribution from the Qualified Contract. The plan may also require the loan to be repaid upon severance from employment. Please consult your plan administrator and/or tax adviser regarding the treatment of loans in these circumstances.

There may be a 10% penalty tax on the taxable amount of payments from certain Qualified Contracts. There are exceptions to this penalty tax which vary depending on the type of Qualified Plan. In the case of an IRA, exceptions provide that the penalty tax does not apply to a payment:

(a)  received on or after the date the Owner reaches age 59 1/2;

(b)  received on or after the Owner's death or because of the Owner's disability (as defined in the tax law); or

(c)  made as part of a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or for the joint lives (or joint life expectancies) of the Owner and his designated beneficiary (as defined in the tax law).

These exceptions generally apply to taxable distributions from other Qualified Plans (although, in the case of plans qualified under section 401, exception "c" above for substantially equal periodic payments applies only if the Owner has separated from service). In addition, the penalty tax does not apply to certain distributions from IRAs which are used for qualified first time home purchases or for higher education expenses. You must meet special conditions to be eligible for these two exceptions to the penalty tax. Those wishing to take a distribution from an IRA for these purposes should consult their tax advisor. Certain other exceptions to the 10% penalty tax not described herein also may apply.

Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, the Company shall not be bound by terms and conditions of Qualified Plans to the extent such terms and conditions contradict the Contract, unless the Company consents.

Following are brief descriptions of various types of Qualified Plans in connection with which the Company may issue a Contract.

Individual Retirement Accounts and Annuities

Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an IRA. If you use this Contract in connection with an IRA, the Owner and Annuitant generally must be the same individual and generally may not be changed. IRAs are subject to limits on the amounts that may be contributed and deducted, on the persons who may be eligible, and on the time when distributions must commence. Also, subject to the direct rollover and mandatory withholding requirements (discussed below), you may "roll over" distributions from certain Qualified Plans on a tax-deferred basis into an IRA. Contracts may also be issued in connection with a "Simplified Employee Pension" or "SEP IRA" under Section 408(k) of the Code.

However, you may not use the Contract in connection with a "Coverdell Education Savings Account" (formerly known as an "Education IRA") under Section 530 of the Code, or a "Simple IRA" under Section 408(p) of the Code.

Roth IRAs

Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Roth IRAs are generally subject to the same rules as non-Roth IRAs, but differ in several respects. Among the differences is that, although contributions to a Roth IRA are not deductible, "qualified distributions" from a Roth IRA will be excludable from income.

A qualified distribution is a distribution that satisfies two requirements. First, the distribution must be made in a taxable year that is at least five years after the first taxable year for which a contribution to any Roth IRA established for the Owner was made. Second, the distribution must be either (1) made after the Owner attains the age of 59 1/2; (2) made after the Owner's death; (3) attributable to the Owner being disabled; or (4) a qualified first-time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code. In addition, distributions from Roth IRAs need not commence when the Owner attains age 70 1/2. A Roth IRA may accept a "qualified rollover contribution" from (1) a non-Roth IRA, (2) a "designated Roth account" maintained under a Qualified Plan, and (3) certain Qualified Plans of eligible individuals.

Special rules apply to rollovers to Roth IRAs from Qualified Plans and from designated Roth accounts under Qualified Plans. You should seek competent advice before making such a rollover.

A conversion of a traditional IRA to a Roth IRA, and a rollover from any other eligible retirement plan to a Roth IRA, made after December 31, 2017, cannot be recharacterized as having been made to a traditional IRA.

IRA to IRA Rollovers and Transfers

A rollover contribution is a tax-free movement of amounts from one IRA to another within 60 days after you receive the distribution. In particular, a distribution from a non-Roth IRA generally may be rolled over tax-free within 60 days to another non-Roth IRA, and a distribution from a Roth IRA generally may be rolled over tax-free within 60 days to another Roth IRA. A distribution from a Roth IRA may not be rolled over (or transferred) tax-free to a non-Roth IRA.

A rollover from any one of your IRAs (including IRAs you have with another company) to another IRA is allowed only once within a one-year period. This limitation applies on an aggregate basis and applies to all types of your IRAs, meaning that you cannot make an IRA to IRA rollover if you have made such a rollover involving any of your IRAs in the preceding one-year period. For example, a rollover between your Roth IRAs would preclude a separate rollover within the one-year period between your non-Roth IRAs, and vice versa. The one-year period begins on the date that you receive the IRA distribution, not the date it is rolled over into another IRA.

If the IRA distribution does not satisfy the rollover rules, it may be (1) taxable in the year distributed, (2) subject to a 10% tax on early distributions, and (3) treated as a regular contribution to the recipient IRA, which could result in an excess contribution subject to an additional tax.

If you inherit an IRA from your spouse, you generally can roll it over into an IRA established for you, or you can choose to make the inherited IRA your own. If you inherited an IRA from someone other than your spouse, you cannot roll it over, make it your own, or allow it to receive rollover contributions.

A rollover from one IRA to another is different from a direct trustee-to-trustee transfer of your IRA assets from one IRA trustee to another IRA trustee. A "trustee-to-trustee" transfer is not considered a rollover and is not subject to the 60-day rollover requirement or the one rollover per year rule. In addition, a rollover between IRAs is different from direct rollovers from certain Qualified Plans to non-Roth IRAs and "qualified rollover contributions" to Roth IRAs, both of which are subject to special rules.

Pension and profit-sharing plans

Section 401(a) of the Code permits employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans. These types of plans may be subject to rules under Sections 401(a)(11) and 417 of the

Code that provide rights to a spouse or former spouse of a participant. In such a case, the participant may need the consent of the spouse or former spouse to change settlement options, to elect an automatic withdrawal option, or to make a partial or full surrender of the Contract.

Direct rollovers

If your Contract is used in connection with a pension or profit-sharing plan qualified under Section 401(a) of the Code, or is used with an eligible deferred compensation plan that has a government sponsor and that is qualified under Section 457(b) of the Code, any "eligible rollover distribution" from the Contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under Section 401(a) of the Code or an eligible Section 457(b) deferred compensation plan that has a government sponsor, excluding certain amounts (such as minimum distributions required under Section 401(a)(9) of the Code, distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more, or hardship distributions as defined in the tax law).

Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain eligible retirement plans (such as an IRA). Prior to receiving an eligible rollover distribution, you will receive a notice (from the plan administrator or the Company) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct transfer.

Federal income tax withholding

In general

The Company will withhold and remit to the federal government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies the Company at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, the Company may be required to withhold tax. The withholding rates applicable to the taxable portion of periodic annuity payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. A 10% withholding rate applies to the taxable portion of non-periodic payments (including surrenders prior to the date annuity payments start) and conversions of, or rollovers from, non-Roth IRAs and Qualified Plans to Roth IRAs. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As discussed above, the withholding rate applicable to eligible rollover distributions is 20%.

Nonresident aliens and foreign corporations

The discussion above provides general information regarding federal withholding tax consequences to annuity contract owners or beneficiaries that are U.S. citizens or residents. Owners or beneficiaries that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. Owners or beneficiaries that are not U.S. citizens or residents are advised to consult with a tax advisor regarding federal tax withholding with respect to the distributions from a Contract.

Status for income tax purposes; FATCA.

In order for the Company to comply with income tax withholding and information reporting rules which may apply to annuity contracts, the Company may request documentation of "status" for tax purposes. "Status" for tax purposes generally means whether a person is a "U.S. person" or a foreign person with respect to the United States; whether a person is an individual or an entity, and if an entity, the type of entity. Status for tax purposes is best documented on the appropriate IRS Form or substitute certification form (IRS Form W-9 for a U.S. person or the appropriate type of IRS Form W-8 for a foreign person). If the Company does not have appropriate certification or documentation of a person's status for tax purposes on file, it could affect the rate at which the Company is required to withhold income tax. Information reporting rules could apply not only to specified transactions, but also to contract ownership. For example, under the Foreign Account Tax Compliance Act ("FATCA"), which applies to certain U.S.-source payments, and similar or related withholding and information reporting rules, the Company may be required to report contract values and other information for certain contractholders. For this reason the Company may require appropriate status documentation at purchase, change of ownership, and affected payment transactions, including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of distributee or recipient.

6. Investments

Amounts allocated to the Guaranteed Interest Account with Market Value Adjustment are transferred to the General Account of the Company. Amounts allocated to the General Account of the Company are subject to the liabilities arising from the business the Company conducts. This is unlike amounts allocated to the Subaccounts of the Variable Account A, which are not subject to the liabilities arising from the business the Company conducts.

The Company has sole investment discretion over the investment of the assets of the General Account. We will invest these amounts primarily in investment-grade fixed income securities including: securities issued by the U.S. Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. Government; debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc., Standard & Poor's Corporation, or any other nationally recognized rating service; mortgage-backed securities collateralized by real estate mortgage loans or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Home Mortgage Association, or the Government National Mortgage Association, or that have an investment grade at the time of purchase within the four highest grades described above; commercial and agricultural mortgage loans; other debt instruments; commercial paper; cash or cash equivalents.

Variable Annuity Owners having allocated amounts to a particular Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment will not have a direct or indirect interest in these investments, nor will they have a claim against any particular assets of the Company. The overall investment performance of the General Account will not increase or decrease their claim against the Company.

There is no specific formula for establishing Specified Interest Rates. The Specified Interest Rates declared by the Company for the various Accumulation Periods will not necessarily correspond to the performance of any group of assets of the General Account. We will consider certain factors in determining these rates, such as regulatory and tax environment, sales commissions, administrative expenses borne by us, and competitive factors. The Company's management will make the final determination of these rates. However, the Specified Interest Rate will never be less than 3.50%.

7. Contracts and the Distribution of the Guaranteed Interest Account with Market Value Adjustment

Interests in the Guaranteed Interest Account with Market Value Adjustment are only available through certain Contracts issued by the Company. The appropriate variable annuity prospectus and statement of additional information also contain information regarding the distribution of the Contracts.

The Contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of MONY America Variable Account A. The offering of the Contracts is intended to be continuous.

AXA Advisors is an affiliate of the Company, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable Life Insurance Company ("AXA Equitable"), an affiliate of the Company. The Distributors are under the common control of AXA Equitable Holdings, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for the Company's life and annuity products.

The Contracts are sold by financial professionals of AXA Advisors and its affiliates. The Contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with AXA Distributors ("Selling broker-dealers").

The Company pays compensation to both Distributors based on Contracts sold. The Company may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although the Company takes into account all of its distribution and other costs in establishing the level of fees and charges under its Contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the prospectus are imposed as separate fees or charges under your Contract. The Company, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the Contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the Contract, see "Summary of the Contract" and "Charges and deductions" earlier in this prospectus.

Compensation paid to the Distributors The Company pays compensation to the Distributors based on Purchase Payments made on the Contracts sold through the Distributors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 6.50% of total Purchase Payments made under the Contracts, plus, starting in the second Contract Year, up to 0.25% of the cash value of the Contracts ("asset-based compensation"). The Distributors, in turn, may pay a portion of the compensation received from the Company to the Distributors financial professional and/or the Selling broker-dealer making the sale. This compensation may be made in the form of a marketing allowance and may be calculated as a percentage of contributions, a percentage of assets under management or a flat fee. The compensation paid by the Distributors varies among financial professionals and among Selling broker-dealers. The Distributors also pay a portion of the compensation it receives to its managerial personnel. When a Contract is sold by a Selling broker-dealer, the Selling broker-dealer, not the Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the Contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both the Company's Contracts and Contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

The Company also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of the Company's distribution agreements with AXA Distributors.

Differential compensation paid by AXA Advisors. In an effort to promote the sale of the Company's products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of the Company's contract than it pays for the sale of a Contract or other financial product issued by a company other than the Company. AXA Advisors may pay higher compensation on certain products in a class than others based on a group or sponsored arrangement, or between older and newer versions or series of the same contract. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve the Company's Contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of the Company's Contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of the Company's Contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend the Company's Contract over a Contract or other financial product issued by a company not affiliated with the Company. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

Additional payments by AXA Distributors to Selling broker-dealers. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of the Company's products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the Contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to Contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain Selling broker-dealers, AXA Distributors increases the marketing allowance as certain sales thresholds are met. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of the Company's products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). AXA Distributors also has entered into agreements with certain Selling broker-dealers in which the Selling broker-dealer agrees to sell certain Company contracts exclusively.

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of the Company Contracts over Contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2018) received additional payments. These additional payments ranged from $536.67 to $6,370,912.47. The Company and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of the Company's contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corp.

Allstate Financial Services, LLC

American Portfolios Financial Services

Ameriprise Financial Services

BBVA Securities, Inc.

Cambridge Investment Research

Capital Investment Group

Centaurus Financial, Inc.

CETERA Financial Group

Citigroup Global Markets, Inc.

Citizens Investment Services

Commonwealth Financial Network

Community America Financial Solution

CUNA Brokerage Services

CUSO Financial Services, L.P.

DPL Financial Partners

Equity Services Inc.

Farmer's Financial Solution

Geneos Wealth Management

Gradient Securities, LLC

H. Beck, Inc.

H.D. Vest Investment Securities, Inc.

Huntleigh Securities Corp.

Independent Financial Group, LLC

Infinex Investments Inc.

Investment Professionals, Inc.

Janney Montgomery Scott LLC

Kestra Investment Services, LLC

Key Investment Services LLC

Ladenburg Thalmann Advisor Network, LLC

Lincoln Financial Advisors Corp.

Lincoln Financial Securities Corp.

Lincoln Investment Planning

Lion Street Financial

LPL Network

Lucia Securities, LLC

MML Investors Services, LLC

Morgan Stanley Smith Barney

Mutual of Omaha Investment Services, Inc.

Park Avenue Securities, LLC

PlanMember Securities Corp.

PNC Investments

Primerica Financial Services, Inc.

Prospera Financial Services

Questar Capital Corporation

Raymond James

RBC Capital Markets Corporation

Robert W Baird & Company

Santander Securities Corp.

SIGMA Financial Corporation

Signator Investors, Inc.

The Advisor Group (AIG)

U.S. Bank Center

UBS Financial Services, Inc.

Valmark Securities, Inc.

Voya Financial Advisors, Inc.

Wells Fargo

8. MONY Life Insurance Company of America

The Guaranteed Interest Account with Market Value Adjustment is issued by MONY Life Insurance Company of America (the "Company"), an Arizona stock life insurance corporation organized in 1969. MONY Life Insurance Company of America is an indirect wholly owned subsidiary of AXA Equitable Holdings, Inc. No company other than the MONY Life Insurance Company of America has any legal responsibility to pay amounts that the Company owes under the Contracts. The Company is solely responsible for paying all amounts owed to you under your Contract.

AXA Equitable Holdings, Inc. and its consolidated subsidiaries managed approximately $618.6 billion in assets as of December 31, 2018. The Company is licensed to sell life insurance and annuities in forty-nine states (not including New York), the District of Columbia, and Puerto Rico. Our main administrative office is located at 525 Washington Blvd., Jersey City, NJ 07310.

On October 1, 2013, the Company entered into a reinsurance transaction with Protective Life Insurance Company ("Protective"), whereby Protective agreed to reinsure a substantial portion of the Company's life insurance and annuity business (the "Reinsured Business"). The Contracts are included in the Reinsured Business. Protective reinsures all of the insurance risks of the Reinsured Business and is responsible for customer service and administration for all contracts comprising the Reinsured Business. However, the Company remains the insurer of the Contracts and the terms, features, and benefits of the Contracts have NOT changed as a result of the transaction.

The Company may use proceeds in connection with the Guaranteed Interest Account with Market Value Adjustment for any legitimate corporate purpose.

9. Legal proceedings

MONY Life Insurance Company of America and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to an Owner's interest in his or her Contract, nor would any of these proceedings be likely to have a material adverse effect upon our ability to meet our obligations under the Contracts or the distribution of the Contracts.

10. Additional information

Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The units of the Guaranteed Interest Account with Market Value Adjustment described in this prospectus fall within the exemption provided under Rule 12h-7. The Company relies on the exemption provided under Rule 12h-7 and does not file reports under the Exchange Act.

Independent registered public accounting firm

The financial statements of MONY Life Insurance Company of America at December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 are included herein in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to MONY Life Insurance Company of America as permitted by the applicable SEC independence rules. PricewaterhouseCoopers LLP's office are located at 569 Brookwood Village, Suite 851, Birmingham, Alabama 35209 and 300 Madison Avenue, New York, New York 10017.

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a prospectus.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

RISK FACTORS

Except as otherwise provided, as used herein, the following terms have the following meanings.

•	“MLOA,” “we,” “our,” “us” and the “Company” refer to MONY Life Insurance Company of America, an Arizona stock life insurance corporation.

•	“AB” refers to AllianceBernstein Holding LP and AllianceBernstein LP.

•	“AEFS” refers to AXA Equitable Financial Services, LLC.

•	“AXA Equitable” refers to AXA Equitable Life Insurance Company, a New York life insurance corporation.

•	“Holdings” refers to AXA Equitable Holdings, Inc., a Delaware corporation.

•	“AXA” refers to AXA S.A., a société anonyme organized under the laws of France.

•	“General Account” refers to the assets held in the general account of MLOA and all of the investment assets held in certain of MLOA’s Separate Accounts on which MLOA bears the investment risk.

•	“Separate Accounts” refers to the Separate Account investment assets of MLOA excluding the assets held in those Separate Accounts on which MLOA bears the investment risk.

Risks Relating to Our Business

Risks Relating to Conditions in the Financial Markets and Economy

Conditions in the global capital markets and the economy could materially and adversely affect our business, results of operations or financial condition.

Our business, results of operations or financial condition are materially affected by conditions in the global capital markets and the economy generally. A wide variety of factors continue to impact economic conditions and consumer confidence. These factors include, among others, concerns over the pace of economic growth in the United States, equity market performance, continued low interest rates, uncertainty regarding the U.S. Federal Reserve’s plans to further raise short-term interest rates, the strength of the U.S. dollar, uncertainty created by actions the Trump administration and Congress may pursue, global trade wars, global economic factors including quantitative easing or similar programs by major central banks or the unwinding of quantitative easing or similar programs, the United Kingdom’s vote to exit from the European Union, and other geopolitical issues. Given our interest rate and equity market exposure in our investment and derivatives portfolios and many of our products, these factors could have a material adverse effect on us. Our revenues may decline, our profit margins could erode and we could incur significant losses. The value of our investments and derivatives portfolios may also be impacted by reductions in price transparency, changes in the assumptions or methodology we use to estimate fair value and changes in investor confidence or preferences, which could potentially result in higher realized or unrealized losses and have a material adverse effect on our business, results of operations or financial condition. Market volatility may also make it difficult to transact in or to value certain of our securities if trading becomes less frequent.

Factors such as consumer spending, business investment, government debt and spending, the volatility and strength of the equity markets, interest rates, deflation and inflation all affect the business and economic environment and, ultimately, the amount and profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, the demand for our products and our investment returns could be materially and adversely affected. The profitability of many of our products depends in part on the value of the General Account and Separate Accounts supporting them, which may fluctuate substantially depending on any of the foregoing conditions. In addition, a change in market conditions could cause a change in consumer sentiment and adversely affect sales and could cause the actual persistency of these products to vary from their anticipated persistency (the probability that a product will remain in force from one period to the next) and adversely affect profitability. Changing economic conditions or adverse public perception of financial institutions can influence customer behavior, which can result in, among other things, an increase or decrease in the levels of claims, lapses, deposits, surrenders and withdrawals in certain products, any of which could adversely affect profitability. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. In addition, market conditions may affect the availability and cost of reinsurance protections and the availability and performance of hedging instruments in ways that could materially and adversely affect our profitability.

Accordingly, both market and economic factors may affect our business results by adversely affecting our business volumes, profitability, cash flow, capitalization and overall financial condition. Disruptions in one market or asset class can also spread to other markets or asset classes. Upheavals and stagnation in the financial markets could also materially affect our financial condition (including our liquidity and capital levels) as a result of the impact of such events on our assets and liabilities.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Equity market declines and volatility may materially and adversely affect our business, results of operations or financial condition.

Declines or volatility in the equity markets, such as that which we experienced during the fourth quarter of 2018, can negatively impact our investment returns as well as our business, results of operations or financial condition. For example, equity market declines or volatility could, among other things, decrease the account value (“AV”) of our variable life contracts which, in turn, would reduce the amount of revenue we derive from fees charged on those account and asset values. Equity market declines and volatility may also influence policyholder behavior, which may adversely impact the levels of surrenders, withdrawals and amounts of withdrawals of our variable life contracts or cause policyholders to reallocate a portion of their account balances to more conservative investment options (which may have lower fees), which could negatively impact our future profitability or increase our benefit obligations particularly if they were to remain in such options during an equity market increase. Market volatility can negatively impact the value of equity securities we hold for investment which could in turn reduce our statutory capital. In addition, equity market volatility could reduce demand for variable products relative to fixed products sold by the Company.

Interest rate fluctuations or prolonged periods of low interest rates may materially and adversely impact our business, results of operations or financial condition.

We are affected by the monetary policies of the Board of Governors of the Federal Reserve System (“Federal Reserve Board”) and the Federal Reserve Bank of New York (collectively, with the Federal Reserve Board, the “Federal Reserve”) and other major central banks, including the unwinding of quantitative easing programs, as such policies may adversely impact the level of interest rates and, as discussed below, the income we earn on our investments or the level of product sales.

Some of our life insurance products and our investment returns are sensitive to interest rate fluctuations, and changes in interest rates may adversely affect our investment returns and results of operations, including in the following respects:

•

changes in interest rates may reduce the spread on some of our products between the amounts that we are required to pay under the contracts and the rate of return we are able to earn on our General Account investments supporting the contracts. When interest rates decline, we have to reinvest the cash income from our investments in lower yielding instruments, potentially reducing net investment income. Since many of our policies and contracts have guaranteed minimum interest or crediting rates or limit the resetting of interest rates, the spreads could decrease and potentially become negative. When interest rates rise, we may not be able to quickly replace the assets in our General Account with higher yielding assets needed to fund the higher crediting rates necessary to keep these products and contracts competitive, which may result in higher lapse rates;

•

when interest rates rise rapidly, policy loans and surrenders and withdrawals of life insurance policies may increase as policyholders seek to buy products with perceived higher returns, requiring us to sell investment assets potentially resulting in realized investment losses, which could reduce our net income;

•

a decline in interest rates accompanied by unexpected prepayments of certain investments may result in reduced investment income and a decline in our profitability. An increase in interest rates accompanied by unexpected extensions of certain lower yielding investments may result in a decline in our profitability;

•	changes in the relationship between long-term and short-term interest rates may adversely affect the profitability of some of our products;

•	changes in interest rates may adversely impact our liquidity and increase our costs of financing and the cost of some of our hedges;

•

our mitigation efforts with respect to interest rate risk are primarily focused on maintaining an investment portfolio with diversified maturities that has a weighted average duration that is within an acceptable range of the duration of our estimated liability cash flow profile given our risk appetite. However, our estimate of the liability cash flow profile may turn out to be inaccurate. In addition, there are practical and capital market limitations on our ability to accomplish this objective. Due to these and other factors we may need to liquidate investments prior to maturity at a loss in order to satisfy liabilities or be forced to reinvest funds in a lower rate environment;

•

we may not be able to effectively mitigate, including through our hedging strategies, and we may sometimes choose based on economic considerations and other factors not to fully mitigate or to increase, the interest rate risk of our assets relative to our liabilities; and

•

for certain of our products, a delay between the time we make changes in interest rate and other assumptions used for product pricing and the time we are able to reflect these assumptions in products available for sale may negatively impact the long-term profitability of products sold during the intervening period.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Recent periods have been characterized by low interest rates relative to historical levels. A prolonged period during which interest rates remain low may result in greater costs associated with certain of our product features; higher costs for some derivative instruments used to hedge certain of our product risks; or shortfalls in investment income on assets supporting policy obligations as our portfolio earnings decline over time, each of which may require us to record charges to increase reserves. In addition, an extended period of declining interest rates or a prolonged period of low interest rates may also cause us to change our long-term view of the interest rates that we can earn on our investments. Such a change in our view would cause us to change the long-term interest rate that we assume in our calculation of insurance assets and liabilities under statutory accounting principles. Any future revision would result in increased reserves and other unfavorable consequences. In addition, certain statutory capital and reserve requirements are based on formulas or models that consider interest rates, and an extended period of low interest rates may increase the statutory capital we are required to hold and the amount of assets we must maintain to support statutory reserves. In addition to compressing spreads and reducing net investment income, such an environment may cause certain policies to remain in force for longer periods than we anticipated in our pricing, potentially resulting in greater claims costs than we expected and resulting in lower overall returns on business in force.

We manage interest rate risk as part of our asset and liability management strategies, which include (i) maintaining an investment portfolio with diversified maturities that has a weighted average duration that is within an acceptable range of the duration of our estimated liability cash flow profile given our risk appetite and (ii) our hedging programs. For certain of our liability portfolios, it is not possible to invest assets to the full liability duration, thereby creating some asset/liability mismatch. Where a liability cash flow may exceed the maturity of available assets, as is the case with certain retirement products, we may support such liabilities with equity investments, derivatives or interest rate mismatch strategies. We take measures to manage the economic risks of investing in a changing interest rate environment, but we may not be able to mitigate the interest rate risk of our fixed income investments relative to our interest sensitive liabilities. Widening credit spreads, if not offset by equal or greater declines in the risk-free interest rate, would also cause the total interest rate payable on newly issued securities to increase, and thus would have the same effect as an increase in underlying interest rates.

Risks Relating to Our Operations

During the course of preparing our financial statements in accordance with statutory accounting principles, we identified a material weakness in our internal control over financial reporting. If our remediation of this material weakness is not effective, we may not be able to report our financial condition or results of operations accurately or on a timely basis.

During the course of preparing our financial statements, we identified a material weakness in the design and operation of our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. Our management has concluded that we do not maintain effective controls to timely validate that actuarial models are properly configured to capture all relevant product features and to provide reasonable assurance that timely reviews of assumptions and data have occurred, and, as a result, errors were identified in policy reserves.

This material weakness resulted in revisions in the Company’s previously issued annual financial statements as of and for the years ended December 31, 2017 and 2016, that were not considered material. Additionally, this material weakness could result in a misstatement of the Company’s financial statements or disclosures that would result in a material misstatement to the Company’s annual financial statements that would not be prevented or detected.

Since identifying the material weakness related to our actuarial models, we have been, and are currently in the process of, remediating by taking steps to validate all existing actuarial models and valuation systems as well as to improve controls and processes around our assumption and data process. These steps include verifying inputs and unique algorithms, ensuring alignment with documented accounting standards and verifying assumptions used in our models are consistent with documented assumptions and data is reliable. The remediation efforts are being performed by our internal model risk team (which is separate from our modeling and valuation teams), as supported by third-party firms. We will continue to enhance controls to ensure our models, including assumptions and data, are revalidated on a fixed calendar schedule and that new model changes and product features are tested through our internal model risk team prior to adoption within our models and systems. Although we plan to complete this remediation process as quickly as possible, we cannot at this time estimate when the remediation will be completed.

If we fail to remediate effectively this material weakness or if we identify additional material weaknesses in our internal control over Statutory financial reporting, we may be unable to report our financial condition or financial results accurately or to report them within the timeframes required by the National Association of Insurance Commissioners (“NAIC”), the Arizona Department of Insurance, various state regulators and the Securities and Exchange Commission (the “SEC”). If this were the case, we could become subject to sanctions or investigations by the SEC or other regulatory authorities. Furthermore, failure to report our financial condition or financial results accurately or report them within the timeframes required by these various organizations could cause us to curtail or cease sales of certain of our insurance products. If we are unable to improve the accuracy of the calculation of policy reserves, users of our financial statements may lose confidence in the accuracy and completeness of our financial reports, we may face reduced ability to obtain financing and restricted access to the capital markets, and we may be required to curtail or cease sales of our products.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Failure to protect the confidentiality of customer information or proprietary business information could adversely affect our reputation and have a material adverse effect on our business, results of operations or financial condition.

Our business and relationships with customers are dependent upon our ability to maintain the confidentiality of our customers’ proprietary business and confidential information (including customer transactional data and personal data about our customers and the employees and customers of our customers). Pursuant to federal laws, various federal regulatory and law enforcement agencies have established rules protecting the privacy and security of personal information. In addition, most states have enacted laws, which vary significantly from jurisdiction to jurisdiction, to safeguard the privacy and security of personal information.

Our confidential information is retained on AXA Equitable’s and certain third parties’ information systems and in cloud-based systems (including customer transactional data and personal information about our customers, the employees and customers of our customers, and our own employees). AXA Equitable relies on commercial technologies and third parties to maintain the security of those systems. Anyone who is able to circumvent these security measures and penetrate these information systems or cloud-based systems, could access, view, misappropriate, alter or delete any information in the systems, including personally identifiable customer information and proprietary business information. It is possible that an employee, contractor or representative could, intentionally or unintentionally, disclose or misappropriate personal information or other confidential information. AXA Equitable’s employees, our distribution partners and other vendors may use portable computers or mobile devices which may contain similar information to that in our information systems, and these devices have been and can be lost, stolen or damaged. In addition, an increasing number of states require that customers be notified if a security breach results in the inappropriate disclosure of personally identifiable customer information. Any compromise of the security of these information systems or cloud-based systems, through cyber-attacks or for any other reason that results in inappropriate disclosure of personally identifiable customer information could damage our reputation in the marketplace, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses any of which could have a material adverse effect on our reputation, business, results of operations or financial condition.

Our own operational failures or those of service providers on which we rely, including failures arising out of human error, could disrupt our business, damage our reputation and have a material adverse effect on our business, results of operations or financial condition.

Weaknesses or failures in our internal processes or systems could lead to disruption of our operations, liability to clients, exposure to disciplinary action or harm to our reputation. Our business is highly dependent on our ability to process, on a daily basis, large numbers of transactions, many of which are highly complex, across numerous and diverse markets. These transactions generally must comply with client investment guidelines, as well as stringent legal and regulatory standards.

Weaknesses or failures within a vendor’s internal processes or systems, or inadequate business continuity plans, can materially disrupt our business operations. In addition, vendors may lack the necessary infrastructure or resources to effectively safeguard our confidential data. If we are unable to effectively manage the risks associated with such third-party relationships, we may suffer fines, disciplinary action and reputational damage.

Our obligations to clients require us to exercise skill, care and prudence in performing our services. The large number of transactions we process makes it highly likely that errors will occasionally occur. If we make a mistake in performing our services that causes financial harm to a client, we have a duty to act promptly to put the client in the position the client would have been in had we not made the error. The occurrence of mistakes, particularly significant ones, can have a material adverse effect on our reputation, business, results of operations or financial condition.

Our information systems may fail or their security may be compromised, which could materially and adversely impact our business, results of operations or financial condition.

Our business is highly dependent upon the effective operation of AXA Equitable’s and certain third parties’ information systems. We also have arrangements in place with outside vendors and other service providers through which we share and receive information. We rely on these systems throughout our business for a variety of functions, including processing claims and applications, providing information to customers and third-party distribution firms, performing actuarial analyses and modeling, hedging, performing operational tasks (e.g., processing transactions and calculating net asset value) and maintaining financial records. AXA Equitable’s information systems and those of our outside vendors and service providers may be vulnerable to physical or cyber-attacks, computer viruses or other computer related attacks, programming errors and similar disruptive problems. In some cases, such physical and electronic break-ins, cyber-attacks or other security breaches may not be immediately detected. In addition, we could experience a failure of one or these systems, AXA Equitable’s employees or agents could fail to monitor and implement enhancements or other modifications to a system in a timely and effective manner, or AXA Equitable’s employees or agents could fail to complete all necessary data reconciliation or other conversion controls when implementing a new

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software system or implementing modifications to an existing system. The failure of these systems for any reason could cause significant interruptions to our operations, which could result in a material adverse effect on our business, results of operations or financial condition. In addition, a failure of these systems could lead to the possibility of litigation or regulatory investigations or actions, including regulatory actions by state and federal governmental authorities. While we take preventative measures to avoid cyber-attacks and other security breaches, we cannot guarantee that such measures will successfully prevent an attack or breach.

Many of the software applications that we use in our business are licensed from, and supported, upgraded and maintained by, vendors. A suspension or termination of certain of these licenses or the related support, upgrades and maintenance could cause temporary system delays or interruptions. Additionally, technology rapidly evolves and we cannot guarantee that our competitors may not implement more advanced technology platforms for their products and services, which may place us at a competitive disadvantage and materially and adversely affect our results of operations and business prospects.

Our service providers, including service providers to whom we outsource certain of our functions, are also subject to the risks outlined above, any one of which could result in our incurring substantial costs and other negative consequences, including a material adverse effect on our business, results of operations or financial condition.

Central banks in Europe and Japan have in recent years begun to pursue negative interest rate policies, and the Federal Open Market Committee has not ruled out the possibility that the Federal Reserve would adopt a negative interest rate policy for the United States, at some point in the future, if circumstances so warranted. Because negative interest rates are largely unprecedented, there is uncertainty as to whether the technology used by financial institutions, including us, could operate correctly in such a scenario. Should negative interest rates emerge, our hardware or software, or the hardware or software used by our contractual counterparties and financial services providers, may not function as expected or at all. In such a case, our business, results of operations or financial condition could be materially and adversely affected.

We face competition from other insurance companies, banks and other financial institutions, which may adversely impact our market share and results of operations.

There is strong competition among insurers, banks, brokerage firms and other financial institutions and financial services providers seeking clients for the types of products and services we provide. Competition is intense among a broad range of financial institutions and other financial service providers for retirement and other savings dollars. As a result, this competition makes it especially difficult to provide unique insurance products because, once such products are made available to the public, they often are reproduced and offered by our competitors. As with any highly competitive market, competitive pricing structures are important. If competitors charge lower fees for similar products or strategies, we may decide to reduce the fees on our own products or strategies (either directly on a gross basis or on a net basis through fee waivers) in order to retain or attract customers. Such fee reductions, or other effects of competition, could have a material adverse effect on our business, results of operations or financial condition.

Competition may adversely impact our market share and profitability. Many of our competitors are large and well-established and some have greater market share or breadth of distribution, offer a broader range of products, services or features, assume a greater level of risk, have greater financial resources, have higher claims-paying or credit ratings, have better brand recognition or have more established relationships with clients than we do. We may also face competition from new market entrants or non-traditional or online competitors, which may have a material adverse effect on our business.

Our ability to compete is dependent on numerous factors including, among others, the successful implementation of our strategy; our financial strength as evidenced, in part, by our financial and claims-paying ratings; new regulations or different interpretations of existing regulations; our access to diversified sources of distribution; our size and scale; our product quality, range, features/functionality and price; our ability to bring customized products to the market quickly; our technological capabilities; our ability to explain complicated products and features to our distribution channels and customers; crediting rates on our fixed products; the visibility, recognition and understanding of our brands in the marketplace; our reputation and quality of service; the tax-favored status certain of our products receive under current federal and state laws; and, with respect to variable insurance products, investment options, flexibility and investment management performance.

Many of our competitors also have been able to increase their distribution systems through mergers, acquisitions, partnerships or other contractual arrangements. Furthermore, larger competitors may have lower operating costs and have an ability to absorb greater risk, while maintaining financial strength ratings, allowing them to price products more competitively. These competitive pressures could result in increased pressure on the pricing of certain of our products and services, and could harm our ability to maintain or increase profitability. In addition, if our financial strength and credit ratings are lower than our competitors, we may experience increased surrenders or a significant decline in sales. The competitive landscape in which we operate may be further affected by government sponsored programs or regulatory changes in the United States and similar governmental actions outside of the United States. Competitors that receive governmental financing,

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guarantees or other assistance, or that are not subject to the same regulatory constraints, may have or obtain pricing or other competitive advantages. Due to the competitive nature of the financial services industry, there can be no assurance that we will continue to effectively compete within the industry or that competition will not materially and adversely impact our business, results of operations or financial condition.

We may also face competition from new entrants into our markets, many of whom are leveraging digital technology that may challenge the position of traditional financial service companies, including us, by providing new services or creating new distribution channels.

The inability of AXA Advisors and AXA Network to recruit, motivate and retain experienced and productive financial professionals and AXA Equitable’s inability to recruit, motivate and retain key employees may have a material adverse effect on our business, results of operations or financial condition.

Financial professionals associated with AXA Advisors and AXA Network, LLC (“AXA Network”) and AXA Equitable’s key employees are key factors driving our sales. Intense competition exists among insurers and other financial services companies for financial professionals and key employees. Companies compete for financial professionals principally with respect to compensation policies, products and sales support. Competition is particularly intense in the hiring and retention of experienced financial professionals. AXA Equitable’s ability to incentivize its employees or associated financial professionals may be adversely affected by tax reform. We cannot provide assurances that AXA Equitable, AXA Advisors or AXA Network will be successful in their respective efforts to recruit, motivate and retain key employees and top financial professionals, and the loss of such employees and professionals could have a material adverse effect on our business, results of operations or financial condition.

We also rely upon the knowledge and experience of AXA Equitable’s employees involved in functions that require technical expertise in order to provide for sound operational controls for our overall enterprise, including the accurate and timely preparation of required regulatory filings and statutory financial statements and operation of internal controls. A loss of such employees could adversely impact our ability to execute key operational functions and could adversely affect our operational controls, including internal control over financial reporting.

Misconduct by AXA Equitable’s employees or associated financial professionals could expose us to significant legal liability and reputational harm.

Past or future misconduct by AXA Equitable’s employees, associated financial professionals, agents, intermediaries, or employees of our vendors could result in violations of law, regulatory sanctions or serious reputational or financial harm and the precautions we take to prevent and detect this activity may not be effective in all cases. AXA Equitable employs controls and procedures designed to monitor its employees’ and financial professionals’ business decisions and to prevent AXA Equitable from taking excessive or inappropriate risks, including with respect to information security, but its employees may take such risks regardless of such controls and procedures. AXA Equitable’s compensation policies and practices are reviewed by it as part of its overall risk management program, but it is possible that such compensation policies and practices could inadvertently incentivize excessive or inappropriate risk taking. If AXA Equitable’s employees or financial professionals take excessive or inappropriate risks, those risks could harm our reputation, subject us to significant civil or criminal liability and require us to incur significant technical, legal and other expenses.

We may engage in strategic transactions that could pose risks and present financial, managerial and operational challenges.

We may, from time to time, consider potential strategic transactions, including acquisitions, dispositions, mergers, consolidations, joint ventures and similar transactions, some of which may be material. These transactions may not be effective and could result in decreased earnings and harm to our competitive position. In addition, these transactions, if undertaken, may involve a number of risks and present financial, managerial and operational challenges, including:

•	adverse effects on our earnings;

•	additional demand on AXA Equitable’s employees;

•	unanticipated difficulties integrating operating facilities technologies and new technologies;

•	higher than anticipated costs related to integration;

•	existence of unknown liabilities or contingencies that arise after closing; and

•	potential disputes with counterparties.

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Acquisitions also pose the risk that any business we acquire may lose customers or employees or could underperform relative to expectations. Any of the above could cause us to fail to realize the benefits anticipated from any such transaction.

Our business could be materially and adversely affected by the occurrence of a catastrophe, including natural or man-made disasters.

Any catastrophic event, such as pandemic diseases, terrorist attacks, floods, severe storms or hurricanes or computer cyber-terrorism, could have a material and adverse effect on our business in several respects:

•

we could experience long-term interruptions in the services provided by AXA Equitable and our significant vendors due to the effects of catastrophic events. The operational systems of AXA Equitable or our significant vendors may not be fully redundant, and our disaster recovery and business continuity planning cannot account for all eventualities. Additionally, unanticipated problems with disaster recovery systems of AXA Equitable or our significant vendors could further impede our ability to conduct business, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data;

•	the occurrence of a pandemic disease could have a material adverse effect on our liquidity and operating results due to increased mortality and, in certain cases, morbidity rates;

•

the occurrence of any pandemic disease, natural disaster, terrorist attack or any other catastrophic event that results in our workforce being unable to be physically located at one of our facilities could result in lengthy interruptions in our service;

•

a localized catastrophic event that affects the location of one or more of our corporate-owned or employer-sponsored life insurance customers could cause a significant loss due to the corresponding mortality claims; and

•

a terrorist attack in the United States could have long-term economic impacts that may have severe negative effects on our investment portfolio and disrupt our business operations. Any continuous and heightened threat of terrorist attacks could also result in increased costs of reinsurance.

In the event of a disaster, such as a natural catastrophe, epidemic, industrial accident, blackout, computer virus, terrorist attack, cyber-attack or war, unanticipated problems with the disaster recovery systems of AXA Equitable or our significant vendors could have a material adverse impact on our ability to conduct business and on our results of operations and financial position, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. Our ability to conduct business may be adversely affected by a disruption in the infrastructure that supports our operations and the communities in which they are located. This may include a disruption involving electrical, communications, transportation or other services we may use or third parties with which we conduct business. If a disruption occurs in one location and AXA Equitable employees in that location are unable to occupy our offices or communicate with or travel to other locations, our ability to conduct business with and on behalf of our clients may suffer, and we may not be able to successfully implement contingency plans that depend on communication or travel. Furthermore, unauthorized access to our systems as a result of a security breach, the failure of our systems, or the loss of data could give rise to legal proceedings or regulatory penalties under laws protecting the privacy of personal information, disrupt operations and damage our reputation.

Our operations require experienced, professional staff. Loss of a substantial number of such persons or an inability to provide properly equipped places for them to work may, by disrupting our operations, adversely affect our business, results of operations or financial condition. In addition, our property and business interruption insurance may not be adequate to compensate us for all losses, failures or breaches that may occur.

We may not be able to protect our intellectual property and may be subject to infringement claims by a third party.

We rely on a combination of contractual rights, copyright, trademark and trade secret laws to establish and protect our intellectual property. Third parties may infringe or misappropriate our intellectual property. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete. Third parties may have, or may eventually be issued, patents or other protections that could be infringed by our products, methods, processes or services or could limit our ability to offer certain product features. In recent years, there has been increasing intellectual property litigation in the financial services industry challenging, among other things, product designs and business processes. If we were found to have infringed or misappropriated a third-party patent or other intellectual property right, we could in some circumstances be enjoined from providing certain products or services to our customers or from using and benefiting from certain patents, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly alternative. Any of these scenarios could harm our reputation and have a material adverse effect on our business, results of operations or financial condition.

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The insurance that we maintain may not fully cover all potential exposures.

We maintain property, business interruption, cyber, casualty and other types of insurance, but such insurance may not cover all risks associated with the operation of our business. Our coverage is subject to exclusions and limitations, including higher self-insured retentions or deductibles and maximum limits and liabilities covered. In addition, from time to time, various types of insurance may not be available on commercially acceptable terms or, in some cases, at all. We are potentially at additional risk if one or more of our insurance carriers fail. Additionally, severe disruptions in the domestic and global financial markets could adversely impact the ratings and survival of some insurers. Future downgrades in the ratings of enough insurers could adversely impact both the availability of appropriate insurance coverage and its cost. In the future, we may not be able to obtain coverage at current levels, if at all, and our premiums may increase significantly on coverage that we maintain. We can make no assurance that a claim or claims will be covered by our insurance policies or, if covered, will not exceed the limits of available insurance coverage, or that our insurers will remain solvent and meet their obligations.

Changes in accounting standards could have a material adverse effect on our business, results of operations or financial condition.

Our financial statements are prepared in accordance with accounting practices prescribed or permitted by the Arizona Department of Insurance (“SAP”). The Arizona Department of Insurance recognizes only SAP for determining and reporting the financial condition and results of operations of an insurance company in order to determine its solvency under the Arizona State Insurance Laws. The NAIC’s Accounting Practices and Procedures manual (“NAIC SAP”) has been adopted as a component of prescribed or permitted practices by the State of Arizona. NAIC SAP is comprised of the Preamble, the Statements of Statutory Accounting Principles (“SSAP”), and Appendices. In the future, new accounting pronouncements, as well as new interpretations of existing accounting pronouncements, may have material adverse effects on our business, results of operations or financial condition. There were no new accounting pronouncements in 2018 or 2017 that had a material effect on the Company’s financial statements.

Certain of our administrative operations are located internationally, subjecting us to various international risks and increased compliance and regulatory risks and costs.

Certain of our administrative operations are located in India and, in the future, we may seek to expand operations in India. As a result of these operations, we may be exposed to economic, operating, regulatory and political risks in this country, such as foreign investment restrictions, substantial fluctuations in economic growth, high levels of inflation, volatile currency exchange rates and instability, including civil unrest, terrorist acts or acts of war, which could have an adverse effect on our business, financial condition or results of operations. The political or regulatory climate in the United States could also change such that it would no longer be lawful or practical for us to use international operations in the manner in which they are currently conducted. If we had to curtail or cease operations in India and transfer some or all of these operations to another geographic area, we would incur significant transition costs as well as higher future overhead costs that could adversely affect us.

In many foreign countries, particularly in those with developing economies, it may be common to engage in business practices that are prohibited by laws and regulations applicable to us, such as the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) and similar anti-bribery laws. Any violations of the FCPA or other anti-bribery laws by us, our employees, subsidiaries or local agents, could have a material adverse effect on our business and reputation and result in substantial financial penalties or other sanctions.

We may fail to replicate or replace functions, systems and infrastructure provided by AXA or certain of its affiliates (including through shared service contracts) or lose benefits from AXA’s global contracts, and AXA and its affiliates may fail to perform the services provided for in a transitional services agreement with Holdings.

Historically, we have received services from AXA and have provided services to AXA, including information technology services, services that support financial transactions and budgeting, risk management and compliance services, human resources services, insurance, operations and other support services, primarily through shared services contracts with various third-party service providers. AXA and its affiliates continue to provide or procure certain services to us pursuant to a transitional services agreement with Holdings (the “Transitional Services Agreement”). Under the Transitional Services Agreement, AXA will continue to provide certain services, either directly or on a pass-through basis, and we will continue to provide AXA with certain services, either directly or on a pass-through basis. The Transitional Services Agreement will not continue indefinitely.

We are working to replicate or replace the services that we will continue to need in the operation of our business that are provided currently by AXA or its affiliates through shared service contracts they have with various third-party providers and that will continue to be provided under the Transitional Services Agreement for applicable transitional periods. We cannot assure you that we will be able to obtain the services at the same or better levels or at the same or lower costs directly from third-party providers. As a result, when AXA or its affiliates

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cease providing these services to us, either as a result of the termination of the Transitional Services Agreement or individual services thereunder or a failure by AXA or its affiliates to perform their respective obligations under the Transitional Services Agreement, our costs of procuring these services or comparable replacement services may increase, and the cessation of such services may result in service interruptions and divert management attention from other aspects of our operations.

There is a risk that an increase in the costs associated with replicating and replacing the services provided to us under the Transitional Services Agreement and the diversion of management’s attention to these matters could have a material adverse effect on our business, results of operations or financial condition. We may fail to replicate the services we currently receive from AXA on a timely basis or at all. Additionally, we may not be able to operate effectively if the quality of replacement services is inferior to the services we are currently receiving. Furthermore, once we are no longer an affiliate of AXA, we will no longer receive certain group discounts and reduced fees that we are eligible to receive as an affiliate of AXA. The loss of these discounts and reduced fees could increase our expenses and have a material adverse effect on our business, results of operations or financial condition.

Costs associated with any rebranding could be significant.

Prior to the Holdings IPO, Holdings and certain of its subsidiaries have marketed their products and services using the “AXA” brand name and logo together with the “Equitable” brand. Following the settlement of AXA’s sell-down in March 2019, Holdings received a termination notice from AXA exercising its right to terminate the Trademark License Agreement. Holdings and its subsidiaries expect to re-brand and cease use, pursuant to the Trademark License Agreement, of the “AXA” brand name and logo within 18 months, subject to such extensions as permitted under the Trademark License Agreement. We have benefited, and will continue to benefit for a limited time as set forth in the Trademark License Agreement, from trademarks licensed in connection with the AXA brand. We believe the association with AXA provides us with preferred status among our customers, vendors and other persons due to AXA’s globally recognized brand, reputation for high quality products and services and strong capital base and financial strength. Any rebranding we undertake could adversely affect our ability to attract and retain customers, which could result in reduced sales of our products. We cannot accurately predict the effect that any rebranding we undertake will have on our business, customers or employees. We expect to incur significant costs, including marketing expenses, in connection with any rebranding of our business. Any adverse effect on our ability to attract and retain customers and any costs could have a material adverse effect on our business, results of operations or financial condition.

Changes in the method for determining the London Inter-Bank Offered Rate (“LIBOR”) and the potential replacement of LIBOR may affect our cost of capital and net investment income.

As a result of concerns about the accuracy of the calculation of LIBOR, a number of British Bankers’ Association (BBA) member banks entered into settlements with certain regulators and law enforcement agencies with respect to the alleged manipulation of LIBOR. As a consequence of such events, it is anticipated that LIBOR will be discontinued by the end of 2021 and an alternative rate will be used for derivatives contracts, debt investments, intercompany and third-party loans and other types of commercial contracts. We anticipate a valuation risk around the potential discontinuation event. It is not possible to predict what rate or rates may become accepted alternatives to LIBOR or the effect of any such alternatives on the value of LIBOR-linked securities. Any changes to LIBOR or any alternative rate, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have an adverse effect on the value of investments in our investment portfolio, derivatives we use for hedging, or other indebtedness, securities or commercial contracts.

Risks Relating to Credit, Counterparties and Investments

Our counterparties’ requirements to pledge collateral or make payments related to declines in estimated fair value of derivative contracts exposes us to counterparty credit risk and may adversely affect our liquidity.

We use derivatives and other instruments to help us mitigate various business risks. Our transactions with financial and other institutions generally specify the circumstances under which the parties are required to pledge collateral related to any decline in the market value of the derivatives contracts. If our counterparties fail or refuse to honor their obligations under these contracts, we could face significant losses to the extent collateral agreements do not fully offset our exposures and our hedges of the related risk will be ineffective. Such failure could have a material adverse effect on our business, results of operations or financial condition. Additionally, the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other regulations may increase the need for liquidity and for the amount of collateral assets in excess of current levels.

We may be materially and adversely affected by changes in the actual or perceived soundness or condition of other financial institutions and market participants.

A default by any financial institution or by a sovereign could lead to additional defaults by other market participants. The failure of any financial institution could disrupt securities markets or clearance and settlement systems and lead to a chain of defaults, because the

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commercial and financial soundness of many financial institutions may be closely related as a result of credit, trading, clearing or other relationships. Even the perceived lack of creditworthiness of a financial institution may lead to market-wide liquidity problems and losses or defaults by us or by other institutions. This risk is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges with which we interact on a daily basis. Systemic risk could have a material adverse effect on our ability to raise new funding and on our business, results of operations or financial condition. In addition, such a failure could impact future product sales as a potential result of reduced confidence in the financial services industry. Regulatory changes implemented to address systemic risk could also cause market participants to curtail their participation in certain market activities, which could decrease market liquidity and increase trading and other costs.

Losses due to defaults, errors or omissions by third parties and affiliates, including outsourcing relationships, could materially and adversely impact our business, results of operations or financial condition.

We depend on third parties and affiliates that owe us money, securities or other assets to pay or perform under their obligations. These parties include the issuers whose securities we hold in our investment portfolios, borrowers under the mortgage loans we make, customers, trading counterparties, counterparties under swap and other derivatives contracts, reinsurers, clearing agents, exchanges, clearing houses and other financial intermediaries. Defaults by one or more of these parties on their obligations to us due to bankruptcy, lack of liquidity, downturns in the economy or real estate values, operational failure or other factors, or even rumors about potential defaults by one or more of these parties, could have a material adverse effect on our business, results of operations or financial condition.

We also depend on third parties and affiliates in other contexts, including as distribution partners. For example, in establishing the amount of the liabilities and reserves associated with the risks assumed in connection with reinsurance pools and arrangements, we rely on the accuracy and timely delivery of data and other information from ceding companies.

We rely on various counterparties and other vendors to augment our existing investment, operational, financial and technological capabilities, but the use of a vendor does not diminish our responsibility to ensure that client and regulatory obligations are met. Default rates, credit downgrades and disputes with counterparties as to the valuation of collateral increase significantly in times of market stress. Disruptions in the financial markets and other economic challenges may cause our counterparties and other vendors to experience significant cash flow problems or even render them insolvent, which may expose us to significant costs and impair our ability to conduct business.

Losses associated with defaults or other failures by these third parties and outsourcing partners upon whom we rely could materially adversely impact our business, results of operations or financial condition.

We are also subject to the risk that our rights against third parties may not be enforceable in all circumstances. The deterioration or perceived deterioration in the credit quality of third parties whose securities or obligations we hold could result in losses or adversely affect our ability to use those securities or obligations for liquidity purposes. While in many cases we are permitted to require additional collateral from counterparties that experience financial difficulty, disputes may arise as to the amount of collateral we are entitled to receive and the value of pledged assets. Our credit risk may also be exacerbated when the collateral we hold cannot be realized or is liquidated at prices not sufficient to recover the full amount of the loan or derivatives exposure that is due to us, which is most likely to occur during periods of illiquidity and depressed asset valuations, such as those experienced during the financial crisis. The termination of contracts and the foreclosure on collateral may subject us to claims for the improper exercise of rights under the contracts. Bankruptcies, downgrades and disputes with counterparties as to the valuation of collateral tend to increase in times of market stress and illiquidity.

Gross unrealized losses on fixed maturity securities may be realized or result in future impairments, resulting in a reduction in our net income (loss).

Fixed maturity securities are stated primarily at amortized cost in accordance with the valuation prescribed by the Department and the NAIC. Bonds rated by the NAIC are classified into six categories ranging from highest quality bonds to those in or near default. Bonds rated in the top five categories are generally valued at amortized cost while bonds rated at the lowest category are valued at lower of amortized cost or fair market value. The accumulated change in estimated fair value of these available-for-sale securities is recognized in net income (loss) when the gain or loss is realized upon the sale of the security or in the event that the decline in estimated fair value is determined to be other-than-temporary and an impairment charge to earnings is taken. Realized losses or impairments may have a material adverse effect on our net income (loss) in a particular quarterly or annual period.

The occurrence of a major economic downturn, acts of corporate malfeasance, widening credit risk spreads, or other events that adversely affect the issuers or guarantors of securities we own or the underlying collateral of structured securities we own could cause the estimated fair value of our fixed maturity securities portfolio and corresponding earnings to decline and cause the default rate of the fixed maturity securities in our investment portfolio to increase. A ratings downgrade affecting issuers or guarantors of particular securities we hold,

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or similar trends that could worsen the credit quality of issuers, such as the corporate issuers of securities in our investment portfolio, could also have a similar effect. With economic uncertainty, credit quality of issuers or guarantors could be adversely affected. Similarly, a ratings downgrade affecting a security we hold could indicate the credit quality of that security has deteriorated and could increase the capital we must hold to support that security to maintain our risk-based capital (“RBC”) level. Levels of write-downs or impairments are impacted by intent to sell, or our assessment of the likelihood that we will be required to sell, fixed maturity securities. Realized losses or impairments on these securities may have a material adverse effect on our business, results of operations, liquidity or financial condition in, or at the end of, any quarterly or annual period.

Some of our investments are relatively illiquid and may be difficult to sell, or to sell in significant amounts at acceptable prices, to generate cash to meet our needs.

We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, and commercial mortgage backed securities. In the past, even some of our very high-quality investments experienced reduced liquidity during periods of market volatility or disruption. Although we seek to adjust our cash and short-term investment positions to minimize the likelihood that we would need to sell illiquid investments, if we were required to liquidate these investments on short notice or were required to post or return collateral, we may have difficulty doing so and be forced to sell them for less than we otherwise would have been able to realize.

The reported values of our relatively illiquid types of investments do not necessarily reflect the current market price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance that we would be able to sell them for the prices at which we have recorded them and we might be forced to sell them at significantly lower prices, which could have a material adverse effect on our business, results of operations, liquidity or financial condition.

Risks Relating to Our Reinsurance and Hedging Programs

Our reinsurance and hedging programs may be inadequate to protect us against the full extent of the exposure or losses we seek to mitigate.

Certain of our products contain minimum crediting rates. Downturns in equity markets or reduced interest rates could result in an increase in the valuation of liabilities associated with such products, resulting in increases in reserves and reductions in net income. In the normal course of business, we seek to mitigate some of these risks to which our business is subject through our reinsurance and hedging programs. However, these programs cannot eliminate all of the risks and no assurance can be given as to the extent to which such programs will be completely effective in reducing such risks. For example, in the event that reinsurers, derivatives or other counterparties or central clearinghouses do not pay balances due or do not post the required amount of collateral as required under our agreements, we still remain liable for the guaranteed benefits.

Reinsurance. We use reinsurance to mitigate a portion of the risks that we face, principally in certain of our in-force life insurance products with regard to mortality. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made. The inability or unwillingness of a reinsurer to meet its obligations to us, or the inability to collect under our reinsurance treaties for any other reason, could have a material adverse impact on our business, results of operations or financial condition.

We are continuing to use reinsurance to mitigate a portion of our risk on certain new life insurance sales. Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs, and ultimately, may reduce the availability of reinsurance for future life insurance sales. If, for new sales, we are unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient, we would either have to be willing to accept an increase in our net exposures, revise our pricing to reflect higher reinsurance premiums or limit the amount of new business written on any individual life. If this were to occur, we may be exposed to reduced profitability and cash flow strain or we may not be able to price new business at competitive rates.

The premium rates and other fees that we charge are based, in part, on the assumption that reinsurance will be available at a certain cost. Some of our reinsurance contracts contain provisions that limit the reinsurer’s ability to increase rates on in-force business; however, some do not. If a reinsurer raises the rates that it charges on a block of in-force business, in some instances, we will not be able to pass the increased costs onto our customers and our profitability will be negatively impacted. Additionally, such a rate increase could result in our recapturing of the business, which may result in a need to maintain additional reserves, reduce reinsurance receivables and expose us to greater risks. While in recent years, we have faced a number of rate increase actions on in-force business, to date they have not had a material effect on our business, results of operations or financial condition. However, there can be no assurance that the outcome of future rate increase actions would have no material effect. In addition, market conditions beyond our control determine the availability and cost of reinsurance for new business. If reinsurers raise the rates that they charge on new business, we may be forced to raise our premiums, which could have a negative impact on our competitive position.

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Hedging Programs. We use a hedging program to mitigate a portion of the un-reinsured risks we face in, among other areas, the minimum crediting rates on our life products from unfavorable changes in benefit exposures due to movements in the capital markets. In certain cases, however, we may not be able to apply these techniques to effectively hedge these risks because the derivatives markets in question may not be of sufficient size or liquidity or there could be an operational error in the application of our hedging strategy or for other reasons. The operation of our hedging programs is based on models involving numerous estimates and assumptions, including, among others, mortality, lapse, surrender and withdrawal rates and amounts of withdrawals, election rates, fund performance, equity market returns and volatility, interest rate levels and correlation among various market movements. There can be no assurance that ultimate actual experience will not differ materially from our assumptions, particularly, but not only, during periods of high market volatility, which could adversely impact our business, results of operations or financial condition. If we are unable to effectively hedge these risks, we could experience economic losses which could have a material adverse impact on our business, results of operations or financial condition. Additionally, our strategies may result in under or over-hedging our liability exposure, which could result in an increase in our hedging losses and greater volatility in our earnings and have a material adverse effect on our business, results of operations or financial condition.

For further discussion, see below “ — Risks Relating to Estimates, Assumptions and Valuations — Our risk management policies and procedures may not be adequate to identify, monitor and manage risks, which may leave us exposed to unidentified or unanticipated risks, which could negatively affect our business, results of operations or financial condition.”

One of the Company’s reinsurance arrangements may be adversely impacted by changes in regulatory requirements regarding the use of captives.

We had ceded to our affiliate, AXA RE Arizona Company, a captive reinsurance company established by AXA Financial, Inc. in 2003 (“AXA RE Arizona”), the no lapse guarantee riders contained in certain variable and interest sensitive life policies. On April 11, 2018, all of the business MLOA reinsured to AXA RE Arizona was novated to EQ AZ Life Re Company (“EQ AZ Life Re”), a newly formed captive insurance company organized under the laws of Arizona. EQ AZ Life Re is an indirect, wholly owned subsidiary of Holdings.

In 2014, the NAIC considered a proposal to require states to apply NAIC accreditation standards, applicable to traditional insurers, to captive reinsurers. In 2015, the NAIC adopted such a proposal, in the form of a revised preamble to the NAIC accreditation standards (the “Standard”), with an effective date of January 1, 2016 for application of the Standard to captives that assume level premium term life insurance (“XXX”) business and universal life with secondary guarantees (“AXXX”) business. During 2014, the NAIC approved a new regulatory framework, the XXX/AXXX Reinsurance Framework, applicable to XXX/AXXX transactions. The framework requires more disclosure of an insurer’s use of captives in its statutory financial statements, and narrows the types of assets permitted to back statutory reserves that are required to support the insurer’s future obligations. The NAIC implemented the framework through an actuarial guideline (“AG 48”), which requires the actuary of the ceding insurer that opines on the insurer’s reserves to issue a qualified opinion if the framework is not followed. AG 48 applies prospectively, so that XXX/AXXX captives will not be subject to AG 48 if reinsured policies were issued prior to January 1, 2015 and ceded so that they were part of a reinsurance arrangement as of December 31, 2014, as is the case for the XXX business and AXXX business reinsured by our Arizona captive. Regulation of XXX/AXXX captives is deemed to satisfy the Standard if the applicable reinsurance transaction satisfies the XXX/AXXX Reinsurance Framework requirements adopted by the NAIC. The NAIC also adopted a revised Credit for Reinsurance Model Law in January 2016 and the Term and Universal Life Insurance Reserving Financing Model Regulation in December 2016 to replace AG 48. The model regulation will generally replace AG 48 in a state upon the state’s adoption of the model regulation. The NAIC left for future action the application of the Standard to captives that assume variable annuity business.

We cannot predict what, if any, changes may result from these reviews, further regulation and/or pending lawsuits regarding the use of captive reinsurers. If the Arizona Department of Insurance or other state insurance regulators were to restrict the use of such captive reinsurers or if we otherwise are unable to continue to use our captive reinsurer, the capital management benefits we receive under this reinsurance arrangement could be adversely affected. This could cause us to recapture this business and adjust the design of our risk mitigation programs. For additional information on our use of a captive reinsurance company, see “Description of Business — Reinsurance and Hedging” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Risks Relating to the Products We Offer, Our Structure and Product Distribution

Our products contain numerous features and are subject to extensive regulation and failure to administer or meet any of the complex product requirements may adversely impact our business, results of operations or financial condition.

Our products are subject to a complex and extensive array of state and federal tax, securities, insurance and employee benefit plan laws and regulations, which are administered and enforced by a number of different governmental and self-regulatory authorities, including, among others, state insurance regulators, state securities administrators, state banking authorities, the SEC, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the U.S. Department of Labor (the “DOL”) and the Internal Revenue Service (the “IRS”).

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For example, U.S. federal income tax law imposes requirements relating to insurance product design, administration and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code of 1986, as amended (the “Code”). Additionally, state and federal securities and insurance laws impose requirements relating to insurance product design, offering and distribution and administration. Failure to administer product features in accordance with contract provisions or applicable law, or to meet any of these complex tax, securities, or insurance requirements could subject us to administrative penalties imposed by a particular governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, litigation, harm to our reputation or interruption of our operations. If this were to occur, it could adversely impact our business, results of operations or financial condition.

Many of our products and services are complex and are frequently sold through intermediaries. In particular, we rely on intermediaries to describe and explain our products to potential customers. The intentional or unintentional misrepresentation of our products and services in advertising materials or other external communications, or inappropriate activities by our personnel or an intermediary, could adversely affect our reputation and business, as well as lead to potential regulatory actions or litigation.

The amount of statutory capital that we have and the amount of statutory capital we must hold to meet our statutory capital requirements and our financial strength and credit ratings can vary significantly from time to time.

Statutory accounting standards and capital and reserve requirements for MLOA are prescribed by the applicable state insurance regulators and the NAIC. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on RBC ratios for life insurance companies. This RBC formula establishes capital requirements relating to insurance, business, asset and interest rate risks.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including but not limited to the amount of statutory income or losses we generate (which itself is sensitive to equity market and credit market conditions), changes in interest rates, changes to existing RBC formulas, changes in reserves, the amount of additional capital we must hold to support business growth, changes in equity market levels and the value and credit rating of certain fixed income and equity securities in our investment portfolio, including our investment in AB, which could in turn reduce our statutory capital. Additionally, state insurance regulators have significant leeway in how to interpret existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. Our financial strength and credit ratings are significantly influenced by our statutory surplus amount and our RBC ratio. Moreover, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of capital we must hold in order to maintain their current ratings. To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, our financial strength and credit ratings might be downgraded by one or more rating agencies. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business, results of operations or financial condition.

Our failure to meet our RBC requirements or minimum capital and surplus requirements could subject us to further examination or corrective action imposed by insurance regulators, including limitations on our ability to write additional business, supervision by regulators, rehabilitation, or seizure or liquidation. Any corrective action imposed could have a material adverse effect on our business, results of operations or financial condition. A decline in our RBC ratio, whether or not it results in a failure to meet applicable RBC requirements could result in a loss of customers or new business, and could be a factor in causing ratings agencies to downgrade our financial strength ratings, each of which could have a material adverse effect on our business, results of operations or financial condition.

Changes in statutory reserve or other requirements or the impact of adverse market conditions could result in changes to our product offerings that could materially and adversely impact our business, results of operations or financial condition.

Changes in statutory reserve or other requirements, increased costs of hedging, other risk mitigation techniques and financing and other adverse market conditions could result in certain products becoming less profitable or unprofitable. These circumstances may cause us to modify or eliminate certain features of various products or cause the suspension or cessation of sales of certain products in the future. Any modifications to products that we may make could result in certain of our products being less attractive and/or competitive. This could adversely impact sales which could negatively impact AXA Advisors’ ability to retain its sales personnel and our ability to maintain our distribution relationships. This, in turn, may materially and adversely impact our business, results of operations or financial condition.

A downgrade in our financial strength and claims-paying ratings could adversely affect our business, results of operations or financial condition.

Claims-paying and financial strength ratings are important factors in establishing the competitive position of insurance companies. They indicate the rating agencies’ opinions regarding an insurance company’s ability to meet policyholder obligations and are important to

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maintaining public confidence in our products and our competitive position. A downgrade of our ratings or those of Holdings could adversely affect our business, results of operations or financial condition by, among other things, reducing new sales of our products, increasing surrenders and withdrawals from our existing contracts, possibly requiring us to reduce prices or take other actions for many of our products and services to remain competitive, or adversely affecting our ability to obtain reinsurance or obtain reasonable pricing on reinsurance. A downgrade in our ratings may also adversely affect our cost of raising capital or limit our access to sources of capital. Upon announcement of AXA’s plan to pursue the Holdings IPO, MLOA’s ratings were downgraded by AM Best, Moody’s and Fitch. We may face additional downgrades as a result of future sales of Holdings’ common stock by AXA.

As rating agencies continue to evaluate the financial services industry, it is possible that rating agencies will heighten the level of scrutiny that they apply to financial institutions, increase the frequency and scope of their credit reviews, request additional information from the companies that they rate and potentially adjust upward the capital and other requirements employed in the rating agency models for maintenance of certain ratings levels. It is possible that the outcome of any such review of us would have additional adverse ratings consequences, which could have a material adverse effect on our business, results of operations or financial condition. We may need to take actions in response to changing standards or capital requirements set by any of the rating agencies which could cause our business and operations to suffer. We cannot predict what additional actions rating agencies may take, or what actions we may take in response to the actions of rating agencies.

Holdings could sell insurance products through another one of its insurance subsidiaries which would result in reduced sales of our products and total revenues.

We are an indirect, wholly owned subsidiary of Holdings, a diversified financial services organization offering a broad spectrum of financial advisory, insurance and investment management products and services. As part of Holdings’ ongoing efforts to efficiently manage capital amongst its insurance subsidiaries, improve the quality of the product line-up of its insurance subsidiaries and enhance the overall profitability of its group of companies, Holdings could sell insurance products through another one of its insurance subsidiaries instead of us, which would result in reduced sales of our products and total revenues. This in turn would negatively impact our business, results of operations and financial condition.

The ability of financial professionals associated with AXA Advisors and AXA Network to sell our competitors’ products could result in reduced sales of our products and revenues.

Most of the financial professionals associated with AXA Advisors and AXA Network are permitted to sell products from competing unaffiliated insurance companies. If our competitors offer products that are more attractive than ours, or pay higher commission rates to the sales representatives than we do, these representatives may concentrate their efforts in selling our competitor’s products instead of ours. To the extent the financial professionals sell our competitors’ products rather than our products, we may experience reduced sales and revenues.

A loss of, or significant change in, key product distribution relationships could materially and adversely affect sales.

We distribute certain products under agreements with third-party distributors and other members of the financial services industry that are not affiliated with us. We compete with other financial institutions to attract and retain commercial relationships in each of these channels, and our success in competing for sales through these distribution intermediaries depends upon factors such as the amount of sales commissions and fees we pay, the breadth of our product offerings, the strength of our brand, our perceived stability and financial strength ratings, and the marketing and services we provide to, and the strength of the relationships we maintain with, individual third-party distributors. An interruption or significant change in certain key relationships could materially and adversely affect our ability to market our products and could have a material adverse effect on our business, results of operation or financial condition. Distributors may elect to alter, reduce or terminate their distribution relationships with us, including for such reasons as changes in our distribution strategy, adverse developments in our business, adverse rating agency actions or concerns about market-related risks. Alternatively, we may terminate one or more distribution agreements due to, for example, a loss of confidence in, or a change in control of, one of the third-party distributors, which could reduce sales.

Furthermore, an interruption in certain key relationships could materially and adversely affect our ability to market our products and could have a material adverse effect on our business, results of operations or financial condition. The future sale of Holdings shares by AXA could prompt some third parties to re-price, modify or terminate their distribution or vendor relationships with us due to a perceived uncertainty related to such offering or our business. An interruption or significant change in certain key relationships could materially and adversely affect our ability to market our products and could have a material adverse effect on our business, results of operations or financial condition. Distributors may elect to suspend, alter, reduce or terminate their distribution relationships with us for various reasons, including uncertainty related to offerings of Holdings’ common stock, changes in our distribution strategy, adverse developments in our business, adverse rating agency actions or concerns about market-related risks.

We are also at risk that key distribution partners may merge or change their business models in ways that affect how our products are sold, either in response to changing business priorities or as a result of shifts in regulatory supervision or potential changes in state and federal laws and regulations regarding standards of conduct applicable to third-party distributors when providing investment advice to retail and other customers.

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Because our products are distributed through unaffiliated firms, we may not be able to monitor or control the manner of their distribution despite our training and compliance programs. If our products are distributed by such firms in an inappropriate manner, or to customers for whom they are unsuitable, we may suffer reputational and other harm to our business.

Consolidation of third-party distributors of insurance products may adversely affect the insurance industry and the profitability of our business.

The insurance industry distributes many of its products through other financial institutions such as banks and broker-dealers. An increase in the consolidation activity of bank and other financial services companies may create firms with even stronger competitive positions, negatively impact the industry’s sales, increase competition for access to third-party distributors, result in greater distribution expenses and impair our ability to market insurance products to our current customer base or expand our customer base. We may also face competition from new market entrants or non-traditional or online competitors, which may have a material adverse effect on our business. Consolidation of third-party distributors or other industry changes may also increase the likelihood that third-party distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to us.

Risks Relating to Estimates, Assumptions and Valuations

Our risk management policies and procedures may not be adequate to identify, monitor and manage risks, which may leave us exposed to unidentified or unanticipated risks, which could negatively affect our business, results of operations or financial condition.

Our policies and procedures, including hedging programs, to identify, monitor and manage risks may not be adequate or fully effective. Many of our methods of managing risk and exposures are based upon our use of historical market behavior or statistics based on historical models. As a result, these methods will not predict future exposures, which could be significantly greater than the historical measures indicate, such as the risk of terrorism or pandemics causing a large number of deaths. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record and verify large numbers of transactions and events. These policies and procedures may not be fully effective.

We employ various strategies, including hedging and reinsurance, with the objective of mitigating risks inherent in our business and operations. These risks include current or future changes in the fair value of our assets and liabilities, current or future changes in cash flows, the effect of interest rates, equity markets and credit spread changes, the occurrence of credit defaults and changes in mortality and longevity. We seek to control these risks by, among other things, entering into reinsurance contracts and through our various hedging programs. Developing an effective strategy for dealing with these risks is complex, and no strategy can completely insulate us from such risks. Our hedging strategies also rely on assumptions and projections regarding our assets, liabilities, general market factors and the creditworthiness of our counterparties that may prove to be incorrect or prove to be inadequate. Accordingly, our hedging activities may not have the desired beneficial impact on our business, results of operations or financial condition. Further, the nature, timing, design or execution of our hedging transactions could actually increase our risks and losses. Our hedging strategies and the derivatives that we use, or may use in the future, may not adequately mitigate or offset the hedged risk and our hedging transactions may result in losses.

Our reserves could be inadequate due to differences between our actual experience and management’s estimates and assumptions.

We establish and carry reserves to pay future policyholder benefits and claims. Our reserve requirements for our direct and reinsurance assumed business are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, longevity, interest rates, future equity performance, reinvestment rates, persistency, claims experience and policyholder elections (i.e., the exercise or non-exercise of rights by policyholders under the contracts). Examples of policyholder elections include, but are not limited to, lapses and surrenders, withdrawals and amounts of withdrawals, and contributions and the allocation thereof. The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain and involve the exercise of significant judgment. We review the appropriateness of reserves and the underlying assumptions and update assumptions during the third quarter of each year and, if necessary, update our assumptions as additional information becomes available. For example, in 2018 we updated certain assumptions, resulting in increases and decreases in the carrying values of these product liabilities and assets. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. Our claim costs could increase significantly and our reserves could be inadequate if actual results differ significantly from our estimates and assumptions. If so, we will be required to increase reserves, which could materially and adversely impact our business, results of operations or financial condition. Future reserve increases in connection with experience updates could be material and adverse to our results of operations or financial condition.

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Our profitability may decline if mortality, longevity or persistency or other experience differ significantly from our pricing expectations or reserve assumptions.

We set prices for our insurance products based upon expected claims and payment patterns, using assumptions for mortality rates of our policyholders. In addition to the potential effect of natural or man-made disasters, significant changes in mortality, longevity and morbidity could emerge gradually over time, due to changes in the natural environment, the health habits of the insured population, technologies and treatments for disease or disability, the economic environment or other factors. The long-term profitability of our insurance products depends upon how our actual mortality rates, and to a lesser extent actual morbidity rates, compare to our pricing assumptions. In addition, prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs, and ultimately, reinsurers might not offer coverage at all. If we are unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient, we would have to accept an increase in our net risk exposures, revise our pricing to reflect higher reinsurance premiums, or otherwise modify our product offering.

Pricing of our insurance products are also based in part upon expected persistency of these products, which is the probability that a policy or contract will remain in force from one period to the next. Persistency within our life products may be significantly impacted by, among other things, conditions in the capital markets, the changing needs of our policyholders, the manner in which a product is marketed or illustrated, and competition, including the availability of new products and policyholder perception of us, which may be negatively impacted by adverse publicity.

Significant deviations in actual experience from our pricing assumptions could have an adverse effect on the profitability of our products. For example, if policyholder elections differ from the assumptions we use in our pricing, our profitability may decline. Actual persistency that is lower than our persistency assumptions could have an adverse effect on profitability, especially in the early years of a policy, primarily because we would be required to accelerate the amortization of expenses we defer in connection with the acquisition of the policy. Actual persistency that is higher than our persistency assumptions could have an adverse effect on profitability in the later years of a block of business because the anticipated claims experience is higher in these later years. If actual persistency is significantly different from that assumed in our current reserving assumptions, our reserves for future policy benefits may prove to be inadequate. Although some of our products permit us to increase premiums or adjust other charges and credits during the life of the policy or contract, the adjustments permitted under the terms of the policies or contracts may not be sufficient to maintain profitability. Many of our products do not permit us to increase premiums or adjust other charges and credits or limit those adjustments during the life of the policy or contract. Even if we are permitted under the contract to increase premiums or adjust other charges and credits, we may not be able to do so due to litigation, point of sale disclosures, regulatory reputation and market risk or due to actions by our competitors. In addition, the development of a secondary market for life insurance, including life settlements or “viaticals” and investor owned life insurance, and to a lesser extent third-party investor strategies in the annuities market, could adversely affect the profitability of existing business and our pricing assumptions for new business.

We use financial models that rely on a number of estimates, assumptions and projections that are inherently uncertain and which may contain errors.

We use models in our hedging programs and many other aspects of our operations, including but not limited to product development and pricing, capital management, the estimation of actuarial reserves and the valuation of certain other assets and liabilities. These models rely on estimates, assumptions and projections that are inherently uncertain and involve the exercise of significant judgment. Due to the complexity of such models, it is possible that errors in the models could exist and our controls could fail to detect such errors. Failure to detect such errors could materially and adversely impact our business, results of operations or financial condition.

The determination of the amount of allowances and impairments taken on our investments is subjective and could materially impact our results of operations and financial condition.

The determination of the amount of allowances and impairments vary by investment type and is based upon our evaluation and assessment of known and inherent risks associated with the respective asset class. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. There can be no assurance that management’s judgments, as reflected in our financial statements, will ultimately prove to be an accurate estimate of the actual and eventual diminution in realized value. Historical trends may not be indicative of future impairments or allowances. Furthermore, additional impairments may need to be taken or allowances provided for in the future that could have a material adverse effect on our business, results of operations or financial condition.

We define fair value generally as the price that would be received to sell an asset or paid to transfer a liability. When available, the estimated fair value of securities is based on quoted prices in active markets that are readily and regularly obtainable; these generally are the most liquid holdings and their valuation does not involve management judgment. When quoted prices in active markets are not available, we

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estimate fair value based on market standard valuation methodologies, including discounted cash flow methodologies, matrix pricing, or other similar techniques. For securities with reasonable price transparency, the significant inputs to these valuation methodologies either are observable in the market or can be derived principally from or corroborated by observable market data. When the volume or level of activity results in little or no price transparency, significant inputs no longer can be supported by reference to market observable data but instead must be based on management’s estimation and judgment. Valuations may result in estimated fair values which vary significantly from the amount at which the investments may ultimately be sold. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of our derivative positions as reported within our financial statements and the period-to-period changes in estimated fair value could vary significantly. In addition, decreases in the estimated fair value of the securities we hold may have a material adverse effect on our business, results of operations or financial condition.

Legal and Regulatory Risks

We may be materially and adversely impacted by U.S. federal and state legislative and regulatory action affecting financial institutions.

Regulatory changes, and other reforms globally, could lead to business disruptions, could adversely impact the value of assets we have invested on behalf of clients and policyholders and could make it more difficult for us to conduct certain business activities or distinguish ourselves from competitors. Any of these factors could materially and adversely affect our business, results of operations or financial condition.

Dodd-Frank Act. The Dodd-Frank Act established the Financial Stability Oversight Council (“FSOC”), which has the authority to designate non-bank systemically important financial institutions (“SIFIs”), thereby subjecting them to enhanced prudential standards and supervision by the Federal Reserve Board, including enhanced risk-based capital requirements, leverage limits, liquidity requirements, single counterparty exposure limits, governance requirements for risk management, capital planning and stress test requirements, special debt-to-equity limits for certain companies, early remediation procedures and recovery and resolution planning. If the FSOC were to determine that Holdings is a non-bank SIFI, we, as a subsidiary of Holdings, would become subject to certain of these enhanced prudential standards. Other regulators, such as state insurance regulators, may also determine to adopt new or heightened regulatory safeguards as a result of actions taken by the Federal Reserve Board in connection with its supervision of non-bank SIFIs. There can be no assurance that Holdings will not be designated as a non-bank SIFI, that such new or enhanced regulation will not apply to Holdings in the future, or, to the extent such regulation is adopted, that it would not have a material impact on our operations.

In addition, if Holdings were designated a SIFI, it could potentially be subject to capital charges or other restrictions with respect to activities it engages in that are limited by Section 619 of the Dodd-Frank Act, commonly referred to as the “Volcker Rule,” which places limitations on the ability of banks and their affiliates to engage in proprietary trading and limits the sponsorship of, and investment in, covered funds by banking entities and their affiliates.

Title II of the Dodd-Frank Act provides that certain financial companies, including Holdings, may be subject to a special resolution regime outside the federal bankruptcy code, which is administered by the Federal Deposit Insurance Corporation as receiver, and is applied to a covered financial company upon a determination that the company presents a risk to U.S. financial stability. U.S. insurance subsidiaries of any such covered financial company, however, would be subject to rehabilitation and liquidation proceedings under state insurance law. We cannot predict how rating agencies, or our creditors, will evaluate this potential or whether it will impact our financing or hedging costs.

The Dodd-Frank Act also established the Federal Insurance Office (“FIO”) within the U.S. Department of the Treasury, which has the authority, on behalf of the United States, to participate in the negotiation of “covered agreements” with foreign governments or regulators, as well as to collect information and monitor about the insurance industry. While not having a general supervisory or regulatory authority over the business of insurance, the director of the FIO will perform various functions with respect to insurance, including serving as a non-voting member of the FSOC and making recommendations to the FSOC regarding insurers to be designated for more stringent regulation.

While the Trump administration has indicated its intent to modify various aspects of the Dodd-Frank Act, it is unclear whether or how such modifications will be implemented or the impact any such modifications would have on our business.

Title VII of the Dodd-Frank Act creates a new framework for regulation of the over-the-counter (“OTC”) derivatives markets. As a result of the adoption of final rules by federal banking regulators and the U.S. Commodity Futures Trading Commission (“CFTC”) in 2015 establishing margin requirements for non-centrally cleared derivatives, the amount of collateral we may be required to pledge in support of such transactions may increase under certain circumstances and will increase as a result of the requirement to pledge initial margin on non-centrally cleared derivatives commencing in 2020. Notwithstanding the broad categories of non-cash collateral permitted under the rules, higher capital charges on non-cash collateral applicable to our bank counterparties may significantly increase pricing of derivatives and restrict or eliminate certain types of eligible collateral that we have available to pledge, which could significantly increase our hedging costs, adversely affect the liquidity and yield of our investments, affect the profitability of our products or their attractiveness to our customers, or cause us to alter our hedging strategy or change the composition of the risks we do not hedge.

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Regulation of Broker-Dealers. The Dodd-Frank Act provides that the SEC may promulgate rules to provide that the standard of conduct for all broker-dealers, when providing personalized investment advice about securities to retail customers (and any other customers as the SEC may by rule provide), will be the same as the standard of conduct applicable to an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”).

General. From time to time, regulators raise issues during examinations or audits of us and regulated subsidiaries that could, if determined adversely, have a material impact on us. In addition, the interpretations of regulations by regulators may change and statutes may be enacted with retroactive impact, particularly in areas such as accounting or statutory reserve requirements. We are also subject to other regulations and may in the future become subject to additional regulations. Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase our direct and indirect compliance and other expenses of doing business, thus having a material adverse effect on our business, results of operations or financial condition.

We are heavily regulated, and changes in regulation and in supervisory and enforcement policies may limit our growth and have a material adverse effect on our business, results of operations or financial condition.

We are subject to a wide variety of insurance and other laws and regulations. See “Description of Business — Regulation.” State insurance laws regulate most aspects of our insurance business. We are domiciled in Arizona and are primarily regulated by the Director of Insurance of the Arizona Department of Insurance and by the states in which we are licensed.

State insurance guaranty associations have the right to assess insurance companies doing business in their state in order to help pay the obligations of insolvent insurance companies to policyholders and claimants. Because the amount and timing of an assessment is beyond our control, liabilities we have currently established for these potential assessments may not be adequate.

State insurance regulators, the NAIC and other regulatory bodies regularly reexamine existing laws and regulations applicable to insurance companies and their products. In the wake of the March 2018 federal appeals court decision to vacate the DOL Rule, the SEC and NAIC as well as state regulators are currently considering whether to apply an impartial conduct standard similar to the DOL Rule to recommendations made in connection with certain annuities and, in one case, to life insurance policies. For example, the NAIC is actively working on a proposal to raise the advice standard for annuity sales and in July 2018, the NYDFS issued a final version of Regulation 187 that adopts a “best interest” standard for recommendations regarding the sale of life insurance and annuity products in New York. Regulation 187 takes effect on August 1, 2019 with respect to annuity sales and February 1, 2020 for life insurance sales and is applicable to sales of life insurance and annuity products in New York. In November 2018, the three primary agent groups in New York launched a legal challenge against the NYDFS over the adoption of Regulation 187. It is not possible to predict whether this challenge will be successful. We are currently assessing Regulation 187 to determine the impact it may have on our business. Beyond the New York regulation, the likelihood of any such state-based regulation is uncertain at this time, but if implemented, these regulations could have adverse effects on our business and consolidated results of operations.

Generally, changes in laws and regulations, or in interpretations thereof, including potentially rescinding prior product approvals, are often made for the benefit of the consumer at the expense of the insurer and could materially and adversely affect our business, results of operations or financial condition.

Insurance regulators have implemented, or begun to implement significant changes in the way in which insurers must determine statutory reserves and capital, particularly for products with contractual guarantees, such as variable annuities and universal life policies, and are considering further potentially significant changes in these requirements. The NAIC’s principle-based reserves (“PBR”) approach for life insurance policies became effective on January 1, 2017, and has a three-year phase-in period. Reserves for the indexed universal life products introduced in 2018 have adopted the PBR and are computed in accordance with NAIC VM-20. We are currently assessing the impact of, and appropriate implementation plan for, the PBR approach for our other life policies. The timing and extent of further changes to statutory reserves and reporting requirements are uncertain.

In addition, state regulators are currently considering whether to apply regulatory standards to the determination and/or readjustment of non-guaranteed elements (“NGEs”) within life insurance policies and annuity contracts that may be adjusted at the insurer’s discretion, such as the cost of insurance for universal life insurance policies and interest crediting rates for life insurance policies and annuity contracts. For example, in March 2018, Insurance Regulation 210 went into effect in New York. That regulation establishes standards for the determination and any readjustment of NGEs, including a prohibition on increasing profit margins on existing business or recouping past losses on such business, and requires advance notice of any adverse change in a NGE to both the NYDFS as well as to affected policyholders. We are continuing to assess the impact of Regulation 210 on our business. Beyond the New York regulation and a similar rule recently enacted in California that takes effect on July 1, 2019, the likelihood of enactment of any such state-based regulation is uncertain at this time, but if implemented, these regulations could have adverse effects on our business and results of operations.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Future changes in U.S. tax laws and regulations or interpretations of the Tax Reform Act could reduce our earnings and negatively impact our business, results of operations or financial condition, including by making our products less attractive to consumers.

On December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act (the “Tax Reform Act”), a broad overhaul of the Code that changed long-standing provisions governing the taxation of U.S. corporations, including life insurance companies. While the Tax Reform Act had a net positive economic impact on us, it contained measures which could have adverse or uncertain impacts on some aspects of our business, results of operations or financial condition.

In August 2018, the NAIC adopted changes to the RBC calculation, including the C-3 Phase II Total Asset Requirement for variable annuities, to reflect the 21% corporate income tax rate in RBC reported at year-end 2018, which resulted in a reduction to the Combined RBC Ratio of Holdings. These revisions increased the amount of required capital for the Company and could also have a negative impact on our CTE calculations, which could cause us to revise our target RBC and CTE levels, as appropriate.

Future changes in U.S. tax laws could have a material adverse effect on our business, results of operations or financial condition. We anticipate that, following the Tax Reform Act, we will continue deriving tax benefits from certain items, including but not limited to the dividends-received deduction (“DRD”), tax credits, insurance reserve deductions and interest expense deductions. However, there is a risk that interpretations of the Tax Reform Act, regulations promulgated thereunder, or future changes to federal, state or other tax laws could reduce or eliminate the tax benefits from these or other items and result in our incurring materially higher taxes.

Many of the products that we sell benefit from one or more forms of tax-favored status under current federal and state income tax regimes. For example, life insurance contracts currently allow policyholders to defer the recognition of taxable income earned within the contract. While the Tax Reform Act does not change these rules, a future change in law that modifies or eliminates this tax-favored status could reduce demand for our products. Such changes could reduce our earnings and negatively impact our business.

Legal and regulatory actions could have a material adverse effect on our reputation, business, results of operations or financial condition.

A number of lawsuits, claims, assessments and regulatory inquiries have been filed or commenced against us and other life and health insurers in the jurisdictions in which we do business. These actions and proceedings involve, among other things, insurers’ sales practices, alleged agent misconduct, alleged failure to properly supervise agents, contract administration, product design, features and accompanying disclosure, cost of insurance increases, the use of captive reinsurers, payment of death benefits and the reporting and escheatment of unclaimed property alleged breach of fiduciary duties, discrimination, alleged mismanagement of client funds and other general business related matters. Some of these matters have resulted in the award of substantial fines and judgments, including material amounts of punitive damages, or in substantial settlements. In some states, juries have substantial discretion in awarding punitive damages.

We face a significant risk of, and from time to time we are involved in, such actions and proceedings, including class action lawsuits. Our results of operations or financial position could be materially and adversely affected by defense and settlement costs and any unexpected material adverse outcomes in such matters, as well as in other material actions and proceedings pending against us. The frequency of large damage awards, including large punitive damage awards and regulatory fines that bear little or no relation to actual economic damages incurred, continues to create the potential for an unpredictable judgment in any given matter. For information regarding certain legal proceedings pending against us, see Note 12 of Notes to Financial Statements — Statutory Basis.

In addition, investigations or examinations by federal and state regulators and other governmental and self-regulatory agencies including, among others, the SEC, FINRA, the CFTC, the National Futures Association (the “NFA”), state attorneys general and other state insurance regulators and other regulators could result in legal proceedings (including securities class actions and stockholder derivative litigation), adverse publicity, sanctions, fines and other costs. We have provided and, in certain cases, continue to provide information and documents to the SEC, FINRA, the CFTC, the NFA, state attorneys general, Arizona Department of Insurance and other state insurance departments and other regulators on a wide range of issues. On March 30, 2018, we received a copy of an anonymous letter containing general allegations relating to the preparation of our financial statements. The audit committee of Holdings, with the assistance of independent outside counsel, has reviewed these matters and concluded that the allegations were not substantiated and accordingly did not present any issue material to our financial statements. At this time, management cannot predict what actions the SEC, FINRA and other regulators may take or what the impact of such actions might be.

A substantial legal liability or a significant federal, state or other regulatory action against us, as well as regulatory inquiries or investigations, may divert management’s time and attention, could create adverse publicity and harm our reputation, result in material fines or penalties, result in significant expense, including legal costs, and otherwise have a material adverse effect on our business, results of operations or financial condition.

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BUSINESS

Overview

MLOA, established in the state of Arizona in 1969, is a direct, wholly-owned subsidiary of AEFS, which is a direct, wholly-owned subsidiary of Holdings. Prior to the closing of the initial public offering of shares of Holdings’ common stock on May 14, 2018 (the “IPO”), Holdings was a wholly-owned subsidiary of AXA, a French holding company for the AXA Group, a worldwide leader in life, property and casualty, and health insurance and asset management. As of March 31, 2019, AXA owned approximately 48% of the outstanding common stock of Holdings.

Our primary business is to provide life insurance and employee benefit products to individuals and small and medium-sized businesses. We are licensed to sell our products in 49 states (not including New York), the District of Columbia and Puerto Rico.

Products

As part of Holdings’ ongoing efforts to efficiently manage capital among its insurance subsidiaries, improve the quality of the product line-up of its insurance subsidiaries and enhance the overall profitability of its group of companies, most new sales of the indexed universal life and variable universal life insurance products to policyholders located outside of New York are being issued through MLOA. We expect that Holdings will continue to issue newly developed life and employee benefit insurance products to policyholders located outside of New York through MLOA. Since future decisions regarding product development and availability depend on factors and considerations not yet known, management is unable to predict the extent to which we will offer other products in the future. See “Risk Factors.”

Life Insurance

Our life insurance products are primarily designed to help individuals and small and medium-sized businesses with protection, wealth accumulation and transfer, as well as corporate planning solutions. We target select segments of the life insurance market: permanent life insurance, including indexed universal life (“IUL”) and variable universal life (“VUL”) products and term insurance. As part of a strategic shift over the past several years, we evolved our product design to be less capital-intensive and more accumulation-focused.

Permanent Life Insurance

Our permanent life insurance offerings are built on the premise that all clients expect to receive a benefit from the policy. The benefit may take the form of a life insurance death benefit paid at time of death no matter the age or duration of the policy or the form of access to cash that has accumulated in the policy on a tax-favored basis. In each case, the value to the client comes from access to a broad spectrum of investments that accumulate the policy value at attractive rates of return.

We have three permanent life insurance offerings built upon a universal life (“UL”) insurance framework: IUL, VUL and corporate-owned life insurance targeting the small and medium-sized business market, which is a subset of VUL products. Universal life policies offer flexible premiums, and generally offer the policyholder the ability to choose one of two death benefit options: a level benefit equal to the policy’s original face amount or a variable benefit equal to the original face amount plus any existing policy AV. Our universal life insurance products include single-life products and second-to-die (i.e., survivorship) products, which pay death benefits following the death of both insureds.

IUL

IUL uses an equity-linked approach for generating policy investment returns. The equity linked options provide upside return based on an external equity-based index (e.g., S&P 500) subject to a cap. In exchange for this cap on investment returns, the policy provides downside protection in that annual investment returns are guaranteed to never be less than zero, even if the relevant index is down. In addition, there is an option to receive a higher cap on certain investment returns in exchange for a fee. As noted above, the performance of any universal life insurance policy also depends on the level of policy charges. For further discussion, see “ — Pricing and Fees.”

VUL

VUL uses a series of investment options to generate the investment return allocated to the cash value. The sub-accounts are similar to retail mutual funds: a policyholder can invest premiums in one or more underlying investment options offering varying levels of risk and growth potential. These provide long-term growth opportunities, tax-deferred earnings and the ability to make tax-free transfers among the various sub-accounts. In addition, the policyholder can invest premiums in a guaranteed interest option, as well as an investment option we call the Market Stabilizer Option (“MSO”), which provides downside protection from losses in the index up to a specified percentage. We also offer corporate-owned life insurance, which is a VUL insurance product tailored specifically to support executive benefits in the small business market.

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We work with our affiliate, AXA Equitable Funds Management Group, LLC (“AXA Equitable FMG”), to identify and include appropriate underlying investment options in our variable life products, as well as to control the costs of these options. AXA Equitable FMG also offers our product designers access to initial due diligence and contract negotiations for outside variable investment portfolios that may be offered within the product.

Term Life

Term life provides basic life insurance protection for a specified period of time, and is typically a client’s first life insurance purchase due to its relatively low cost. Life insurance benefits are paid if death occurs during the term period, as long as required premiums have been paid. The required premiums are guaranteed not to increase during the term period, otherwise known as a level pay or fixed premium. Our term products include competitive conversion features that allow the policyholder to convert their term life insurance policy to permanent life insurance within policy limits and the ability to add certain riders. Our term life portfolio includes 1, 10, 15 and 20-year term products.

Other Benefits

We offer a portfolio of riders to provide clients with additional flexibility to protect the value of their investments and overcome challenges. Our Long-Term Care Services Rider provides an acceleration of the policy death benefit in the event of a chronic illness. The MSO, referred to above and offered via a policy rider on our variable life products, provides policyholders with the opportunity to manage volatility. The return of premium rider provides a guarantee that the death benefit payable will be no less than the amount invested in the policy.

Employee Benefits

Our employee benefits business focuses on serving small and medium-sized businesses, offering these businesses a differentiated technology platform and competitive suite of group insurance products. Though we only entered the market in 2015, we now offer coverage nationally. We believe our employee benefits business will further augment our solution for small and medium-sized businesses which we believe is differentiated by a high-quality technology platform. Leveraging our innovative technology platform, we have formed strategic partnerships with large insurance and health carriers as their primary group benefits provider. As a new entrant in the employee benefits market we were able to build a platform from the ground up, without reliance on legacy systems.

Our products are designed to provide valuable protection for employees as well as help employers attract employees and control costs. We currently offer a suite of life, short and long-term disability, dental and vision insurance products to small and medium-sized businesses. Sales of employee benefit products to businesses located in New York are being issued through our affiliate, AXA Equitable.

Markets

We are focused on targeted segments of the market, particularly affluent and high net worth individuals, as well as small and medium-sized businesses. We focus on creating value for our customers through the differentiated features and benefits we offer on our products. Our employee benefit product suite is targeted to small and medium-sized businesses seeking simple, technology-driven employee benefits management.

Distribution

We primarily distribute our products through or affiliate, AXA Advisors, LLC (“AXA Advisors”), and through third-party distribution channels.

Affiliated Distribution. We offer our products on a retail basis through our affiliated retail sales force of financial professionals, AXA Advisors. These financial professionals have access to and offer a broad array of variable annuity, life insurance, employee benefits and investment products and services from affiliated and unaffiliated insurers and other financial service providers.

Third-Party Distribution. We also distribute life insurance products through third-party firms which provides efficient access to independent producers on a largely variable cost basis. Brokerage general agencies, producer groups, banks, warehouses, independent broker-dealers and registered investment advisers are all important partners who distribute our products today.

We distribute our employee benefits products through a growing network of third-party firms, including private exchanges, health plans and professional employer organizations.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Competition

The life insurance industry consists of many companies with no single company dominating the market for all products. We selectively compete with large, well-established life insurance companies in a mature market, where product features, price and service are key drivers. We primarily compete with others based on these drivers as well as distribution channel relationships, brand recognition, financial strength ratings and financial stability. We are selective in our markets of interest and will continue to focus deeply in those areas that align to our offering.

The employee benefits marketplace is a fast-moving, competitive environment. The main factors of competition include price, quality of customer service and claims management, technological capabilities, quality of distribution and financial strength ratings. In this market, we compete with several companies offering similar products. In addition, there is competition in attracting brokers to actively market our products. Key competitive factors in attracting brokers include product offerings and features, financial strength, support services and compensation.

Underwriting

Our life insurance underwriting process, built around extensive underwriting guidelines, is designed to assign prospective insureds to risk classes in a manner that is consistent with our business and financial objectives, including our risk appetite and pricing expectations.

As part of making an underwriting decision, our underwriters evaluate information disclosed as part of the application process as well as information obtained from other sources after the application. This information includes, but is not limited to, the insured’s age and sex, results from medical exams and financial information.

We continue to research and develop guideline changes to increase the efficiency of our underwriting process (e.g., through the use of predictive models), both from an internal cost perspective and our customer experience perspective.

We manage changes to our underwriting guidelines though a robust governance process that ensures that our underwriting decisions continue to align with our business and financial objectives, including risk appetite and pricing expectations. We continuously monitor our underwriting decisions through internal audits and other quality control processes, to ensure accurate and consistent application of our underwriting guidelines.

We use reinsurance to manage our mortality risk and volatility. Our reinsurer partners regularly review our underwriting practices and mortality and lapse experience through audits and experience studies, the outcome of which have consistently validated the high-quality underwriting process and decisions.

We manage the employee benefits underwriting process to facilitate quality sales and serve the needs of our customers, while supporting our financial strength and business objectives. The application of our underwriting guidelines is continuously monitored through internal underwriting audits to achieve high standards of underwriting and consistency.

Pricing and Fees

Life insurance products are priced based upon assumptions including, but not limited to, expected future premium payments, surrender rates, mortality and morbidity rates, investment returns, hedging costs, equity returns, expenses and inflation and capital requirements. The primary source of revenue from our life insurance business is premiums, investment income, asset-based fees (including investment management and 12b-1 fees) and policy charges (expense loads, surrender charges, mortality charges and other policy charges).

Employee benefits pricing reflects the claims experience and the risk characteristics of each group. We set appropriate plans for the group based on demographic information and, for larger groups, also evaluate the experience of the group. The claims experience is reviewed at time of policy issuance and during the renewal timeframes, resulting in periodic pricing adjustments at the group level.

Risk Management

We have in place reinsurance and hedging programs to reduce our exposure to mortality, equity market fluctuations, interest rate fluctuations and certain other product features.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Reinsurance

We use reinsurance to mitigate a portion of the risk and optimize the capital efficiency and operating returns of our in-force life insurance portfolio. As part of our risk management function, we continuously monitor the financial condition of our reinsurers in an effort to minimize our exposure to significant losses from reinsurer insolvencies.

Non-affiliate Reinsurance

In October 2013, we entered into a reinsurance agreement (the “Reinsurance Agreement”) with Protective Life Insurance Company (“Protective”) pursuant to which Protective Life is reinsuring on a 100% indemnity reinsurance basis an in-force book of life insurance and annuity policies written by MLOA primarily prior to 2004. Under the terms of the Reinsurance Agreement, we transferred and ceded assets equal to approximately $1,308 million, net of ceding commission of approximately $370 million, in consideration of the transfer of liabilities amounting to approximately $1,374 million. In addition to the Reinsurance Agreement, we entered into a long-term administrative services agreement with Protective whereby Protective will provide all administrative and other services with respect to the reinsured business. For additional information regarding the Reinsurance Agreement, see Note 12 of Notes to Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

For business not reinsured with Protective, we generally reinsure our variable life, interest-sensitive life and term life insurance policies on an excess of retention basis. We generally obtain reinsurance for the portion of a life insurance policy that exceeds $4 million. For amounts in excess of our retention limits, we use both affiliate and non-affiliate reinsurance.

For our employee benefits business, Group Reinsurance Plus provides reinsurance on our short and long-term disability products. Our current arrangement provides quota share reinsurance at 50% for disability products.

Captive Reinsurance

In addition to non-affiliated reinsurance, we had ceded to our affiliate, AXA RE Arizona, the no lapse guarantee riders contained in certain variable and interest sensitive life insurance policies. On April 11, 2018, all of the business MLOA reinsured to AXA RE Arizona was novated to EQ AZ Life Re.

For additional information, see “Risk Factors” and Notes 8 and 12 of Notes to Financial Statements.

Reinsurance Assumed

We do not assume reinsurance from any non-affiliated insurance company. For additional information about reinsurance strategies implemented and affiliate reinsurance assumed, see Notes 8 and 12 of Notes to Financial Statements.

Hedging

We hedge crediting rates to mitigate certain risks associated with certain of our products and investment options that permit the contract owner to participate in the performance of an index, up to a cap for a set period of time, while we absorb, up to a certain percentage, the loss of value in an index, which varies by product segment. In order to support the returns associated with these products and features, we enter into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, subject to caps and buffers. For additional information about reinsurance and hedging strategies, see “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Notes 6, 8 and 12 of Notes to Financial Statements.

AXA Equitable FMG

AXA Equitable FMG oversees our variable funds and supports our business. AXA Equitable FMG helps add value and marketing appeal to our products by bringing investment management expertise and specialized strategies to the underlying investment lineup of each product. In addition, by advising an attractive array of proprietary investment portfolios (each, a “Portfolio,” and together, the “Portfolios”), AXA Equitable FMG brings investment acumen, financial controls and economies of scale to the construction of high-quality, economical underlying investment options for our products. Finally, AXA Equitable FMG is able to negotiate favorable terms for investment services, operations, trading and administrative functions for the Portfolios.

AXA Equitable FMG provides investment management and administrative services to proprietary investment vehicles sponsored by the Company, including investment companies that are underlying investment options for our variable insurance products. AXA Equitable FMG is

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

registered as an investment adviser under the Investment Advisers Act. AXA Equitable FMG serves as the investment adviser to three investment companies that are registered under the Investment Company Act of 1940, as amended — EQ Advisors Trust (“EQAT”), AXA Premier VIP Trust (“VIP Trust”) and 1290 Funds (each, a “Trust” and collectively, the “Trusts”) — and to two private investment trusts established in the Cayman Islands. Each of the investment companies and private investment trusts is a “series” type of trust with multiple Portfolios. AXA Equitable FMG provides discretionary investment management services to the Portfolios, including, among other things, (1) portfolio management services for the Portfolios; (2) selecting investment sub-advisers and (3) developing and executing asset allocation strategies for multi-advised Portfolios and Portfolios structured as funds-of-funds. AXA Equitable FMG also provides administrative services to the Portfolios. AXA Equitable FMG is further charged with ensuring that the other parts of the Company that interact with the Trusts, such as product management, the distribution system and the financial organization, have a specific point of contact.

AXA Equitable FMG has a variety of responsibilities for the general management and administration of its investment company clients. One of AXA Equitable FMG’s primary responsibilities is to provide clients with portfolio management and investment advisory evaluation services, principally by reviewing whether to appoint, dismiss or replace sub-advisers to each Portfolio, and thereafter monitoring and reviewing each sub-adviser’s performance through qualitative and quantitative analysis, as well as periodic in-person, telephonic and written consultations with the sub-advisers. Currently, AXA Equitable FMG has entered into sub-advisory agreements with more than 40 different sub-advisers, including AB and other AXA affiliates. Another primary responsibility of AXA Equitable FMG is to develop and monitor the investment program of each Portfolio, including Portfolio investment objectives, policies and asset allocations for the Portfolios, select investments for Portfolios (or portions thereof) for which it provides direct investment selection services, and ensure that investments and asset allocations are consistent with the guidelines that have been approved by clients. The administrative services that AXA Equitable FMG provides to the Portfolios include, among others, coordination of each Portfolio’s audit, financial statements and tax returns; expense management and budgeting; legal administrative services and compliance monitoring; portfolio accounting services, including daily net asset value accounting; risk management; and oversight of proxy voting procedures and anti-money laundering program.

REGULATION

Insurance Regulation

We are licensed to transact insurance business in all states other than New York and are subject to extensive regulation and supervision by insurance regulators in these states and the District of Columbia and Puerto Rico. We are domiciled in Arizona and are primarily regulated by the Director of Insurance of the Arizona Department of Insurance. The extent of regulation by jurisdiction varies, but most jurisdictions have laws and regulations governing the financial aspects and business conduct of insurers. State laws in the U.S. grant insurance regulatory authorities broad administrative powers with respect to, among other things, licensing companies to transact business, sales practices, establishing statutory capital and reserve requirements and solvency standards, reinsurance and hedging, protecting privacy, regulating advertising, restricting the payment of dividends and other transactions between affiliates, permitted types and concentrations of investments, and business conduct to be maintained by insurance companies as well as agent licensing, approval of policy forms and, for certain lines of insurance, approval or filing of rates. Insurance regulators have the discretionary authority to limit or prohibit new issuances of business to policyholders within their jurisdictions when, in their judgment, such regulators determine that the issuing company is not maintaining adequate statutory surplus or capital. For additional information on Insurance Supervision, see “Risk Factors.”

Supervisory agencies in each of the jurisdictions in which we do business may conduct regular or targeted examinations of our operations and accounts, and make requests for particular information from us. Periodic financial examinations of the books, records, accounts and business practices of insurers domiciled in their states are generally conducted by such supervisory agencies every three to five years. From time to time, regulators raise issues during examinations or audits of us that could, if determined adversely, have a material adverse effect on us. In addition, the interpretations of regulations by regulators may change and statutes may be enacted with retroactive impact, particularly in areas such as accounting or statutory reserve requirements. In addition to oversight by state insurance regulators in recent years, the insurance industry has seen an increase in inquiries from state attorneys general and other state officials regarding compliance with certain state insurance, securities and other applicable laws. We have received and responded to such inquiries from time to time. For additional information on legal and regulatory risk, see “Risk Factors — Legal and Regulatory Risks.”

We are required to file detailed annual financial statements, prepared on a statutory accounting basis or in accordance with other accounting practices permitted by the applicable regulator, with supervisory agencies in each of the jurisdictions in which we do business. The NAIC has approved a series of uniform statutory accounting principles (“SAP”) that have been adopted, in some cases with minor modifications, by all state insurance regulators. As a basis of accounting, SAP was developed to monitor and regulate the solvency of insurance companies. In developing SAP, the insurance regulators were primarily concerned with assuring an insurer’s ability to pay all its current and future obligations to policyholders. As a result, statutory accounting focuses on conservatively valuing the assets and liabilities of insurers, generally in accordance with standards specified by the insurer’s domiciliary state. The values for assets, liabilities and equity reflected in financial statements prepared in accordance with U.S. GAAP are usually different from those reflected in financial statements prepared under SAP.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Holding Company and Shareholder Dividend Regulation

Most states, including Arizona, regulate transactions between an insurer and its affiliates under insurance holding company acts. The insurance holding company laws and regulations vary from jurisdiction to jurisdiction, but generally require that all transactions affecting insurers within a holding company system be fair and reasonable and, if material, typically require prior notice and approval or non-disapproval by the state’s insurance regulator.

The insurance holding company laws and regulations generally also require a controlled insurance company (insurers that are subsidiaries of insurance holding companies) to register with state regulatory authorities and to file with those authorities certain reports, including information concerning its capital structure, ownership, financial condition, certain intercompany transactions and general business operations. States generally require the ultimate controlling person of a U.S. insurer to file an annual enterprise risk report with the lead state of the insurance holding company system identifying risks likely to have a material adverse effect upon the financial condition or liquidity of the insurer or its insurance holding company system as a whole.

State insurance statutes also typically place restrictions and limitations on the amount of dividends or other distributions payable by insurance company subsidiaries to their parent companies, as well as on transactions between an insurer and its affiliates.

For additional information on shareholder dividends, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources” and Note 9 of Notes to Financial Statements.

State insurance holding company regulations also regulate changes in control. State laws generally provide that no person, corporation or other entity may acquire control of an insurance company, or a controlling interest in any parent company of an insurance company, without the prior approval of such insurance company’s domiciliary state insurance regulator. Generally, any person acquiring, directly or indirectly, 10% or more of the voting securities of an insurance company is presumed to have acquired “control” of the company. This statutory presumption may be rebutted by a showing that control does not exist in fact. State insurance regulators, however, may find that “control” exists in circumstances in which a person owns or controls less than 10% of voting securities.

The laws and regulations regarding acquisition of control transactions may discourage potential acquisition proposals and may delay or prevent a change of control involving us, including through unsolicited transactions that some of our shareholders might consider desirable.

NAIC

The mandate of the NAIC is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC provides standardized insurance industry accounting and reporting guidance through its Accounting Practices and Procedures Manual (the “Manual”). However, statutory accounting principles have been, or may be, modified by individual state laws, regulations and permitted practices. Changes to the Manual or modifications by the various state insurance departments may impact our statutory capital.

In September 2012, the NAIC adopted the Risk Management and Own Risk and Solvency Assessment Model Act (“ORSA”), which has been enacted by Arizona. ORSA requires that insurers maintain a risk management framework and conduct an internal risk and solvency assessment of the insurer’s material risks in normal and stressed environments. The assessment is documented in a confidential annual summary report, a copy of which must be made available to regulators as required or upon request.

In December 2012, the NAIC approved a new valuation manual containing a principles-based approach to life insurance company reserves. Principles-based reserving is designed to better address reserving for products, including the current generation of products for which the current formulaic basis for reserve determination does not work effectively. The principles-based reserving approach became effective for new business as of January 1, 2017 in Arizona, with a three-year phase-in period. Reserves for our IUL products introduced in 2018 are being calculated based on the principles-based reserved methodology in accordance with NAIC VM-20.

Captive Reinsurer Regulation

As described above, we use a captive reinsurer as part of our capital management strategy. During the last few years, the NAIC and certain state regulators have been scrutinizing insurance companies’ use of affiliated captive reinsurers or offshore entities.

In 2014, the NAIC considered a proposal to require states to apply NAIC accreditation standards, applicable to traditional insurers, to captive reinsurers. In 2015, the NAIC adopted such a proposal, in the form of a revised preamble to the NAIC accreditation standards (the “Standard”), with an effective date of January 1, 2016 for application of the Standard to captives that assume level premium term life

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insurance (“XXX”) business and universal life with secondary guarantees (“AXXX”) business. During 2014, the NAIC approved a new regulatory framework, the XXX/AXXX Reinsurance Framework, applicable to XXX/AXXX transactions. The framework requires more disclosure of an insurer’s use of captives in its statutory financial statements, and narrows the types of assets permitted to back statutory reserves that are required to support the insurer’s future obligations. The NAIC implemented the framework through an actuarial guideline (“AG 48”), which requires the actuary of the ceding insurer that opines on the insurer’s reserves to issue a qualified opinion if the framework is not followed. AG 48 applies prospectively, so that XXX/AXXX captives will not be subject to AG 48 if reinsured policies were issued prior to January 1, 2015 and ceded so that they were part of a reinsurance arrangement as of December 31, 2014, as is the case for the XXX business and AXXX business reinsured by our Arizona captive. Regulation of XXX/AXXX captives is deemed to satisfy the Standard if the applicable reinsurance transaction satisfies the XXX/AXXX Reinsurance Framework requirements adopted by the NAIC. The NAIC also adopted a revised Credit for Reinsurance Model Law in January 2016 and the Term and Universal Life Insurance Reserving Financing Model Regulation in December 2016 to replace AG 48. The model regulation will generally replace AG 48 in a state upon the state’s adoption of the model regulation. The NAIC left for future action the application of the Standard to captives that assume variable annuity business.

We cannot predict what, if any, changes may result from these reviews, further regulation and/or pending lawsuits regarding the use of captive reinsurers. If the Arizona Department of Insurance or other state insurance regulators were to restrict the use of such captive reinsurers or if we otherwise are unable to continue to use our captive reinsurer, the capital management benefits we receive under this reinsurance arrangement could be adversely affected. This could cause us to recapture the business reinsured to any captive reinsurer and adjust the design of our risk mitigation programs. For additional information on our use of a captive reinsurance company, see “Description of Business — Risk Management — Reinsurance,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Surplus and Capital; Risk-Based Capital

Insurers are required to maintain their capital and surplus at or above minimum levels. Regulators have discretionary authority, in connection with the continued licensing of insurance companies, to limit or prohibit an insurer’s sales to policyholders if, in their judgment, the regulators determine that such insurer has not maintained the minimum surplus or capital or that the further transaction of business will be hazardous to policyholders. We report our RBC based on a formula calculated by applying factors to various asset, premium and statutory reserve items, as well as taking into account the risk characteristics of the insurer. The major categories of risk involved are asset risk, insurance risk, interest rate risk, market risk and business risk. The formula is used as a regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally. State insurance laws provide insurance regulators the authority to require various actions by, or take various actions against, insurers whose RBC ratio does not meet or exceed certain RBC levels. As of the date of the most recent annual statutory financial statements filed with insurance regulators, our RBC was in excess of each of those RBC levels. For additional information on RBC, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

Guaranty Associations and Similar Arrangements

Each of the states in which we are admitted to transact business require life insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay certain contractual insurance benefits owed pursuant to insurance policies issued by impaired, insolvent or failed insurers. The laws are designed to protect policyholders from losses under insurance policies issued by insurance companies that become impaired or insolvent. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets.

During each of the past five years, the assessments levied against us have not been material.

Securities Regulation

We and certain policies and contracts offered by us are subject to regulation under the federal securities laws administered by the SEC, self-regulatory organizations and under certain state securities laws. These regulators may conduct regular examinations of our operations, and from time to time makes requests for particular information from us. The SEC and other governmental regulatory authorities, including state securities administrators, may institute administrative or judicial proceedings that may result in censure, fines, issuance of cease-and-desist orders or other sanctions. Sales of variable insurance products are regulated by the SEC and FINRA. Certain of our Separate Accounts are registered as investment companies under the Investment Company Act of 1940, as amended. Separate Account interests under certain insurance policies issued by us are also registered under the Securities Act of 1933, as amended.

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We and certain of our affiliates have provided, and in certain cases continue to provide, information and documents to the SEC, FINRA, the CFTC, NFA, state attorneys general, state insurance regulators and other regulators regarding our compliance with insurance, securities and other laws and regulations regarding the conduct of our business.

Dodd-Frank Wall Street Reform and Consumer Protection Act

Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Act does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Dodd-Frank Act establishes the FIO within the U.S. Treasury Department and reforms the regulation of the nonadmitted property and casualty insurance market and the reinsurance market. The Dodd-Frank Act also established the FSOC, which is authorized to subject non-bank financial companies, including insurers, to supervision by the Federal Reserve and enhanced prudential standards if the FSOC determines that a non-bank financial institution could pose a threat to U.S. financial stability.

The FIO has authority that extends to all lines of insurance except health insurance, crop insurance and (unless included with life or annuity components) long-term care insurance. Under the Dodd-Frank Act, the FIO is charged with monitoring all aspects of the insurance industry (including identifying gaps in regulation that could contribute to a systemic crisis), recommending to the FSOC the designation of any insurer and its affiliates (potentially including AXA and its affiliates) as a non-bank financial company subject to oversight by the Board of Governors of the Federal Reserve System (including the administration of stress testing on capital), assisting the Treasury Secretary in negotiating “covered agreements” with non-U.S. governments or regulatory authorities, and, with respect to state insurance laws and regulation, determining whether state insurance measures are pre-empted by such covered agreements.

In addition, the FIO is empowered to request and collect data (including financial data) on and from the insurance industry and insurers (including reinsurers) and their affiliates. In such capacity, the FIO may require an insurer or an affiliate of an insurer to submit such data or information as the FIO may reasonably require. In addition, the FIO’s approval will be required to subject a financial company whose largest U.S. subsidiary is an insurer to the special orderly liquidation process outside the federal bankruptcy code, administered by the Federal Deposit Insurance Corporation pursuant to the Dodd-Frank Act. U.S. insurance subsidiaries of any such financial company, however, would be subject to rehabilitation and liquidation proceedings under state insurance law. The Dodd-Frank Act also reforms the regulation of the nonadmitted property/casualty insurance market (commonly referred to as excess and surplus lines) and the reinsurance markets, including prohibiting the ability of non-domiciliary state insurance regulators to deny credit for reinsurance when recognized by the ceding insurer’s domiciliary state regulator.

Other aspects of our operations could also be affected by the Dodd-Frank Act. These include:

Heightened Standards and Safeguards

The FSOC may recommend that state insurance regulators or other regulators apply new or heightened standards and safeguards for activities or practices we and other insurers or other financial services companies engage in if the FSOC determines that those activities or practices could create or increase the risk that significant liquidity, credit or other problems spread among financial companies. We cannot predict whether any such recommendations will be made or their effect on our business, results of operations or financial condition.

Over-The-Counter Derivatives Regulation

The Dodd-Frank Act includes a framework of regulation of the over-the-counter (“OTC”) derivatives markets. Regulations approved to date require clearing of previously uncleared transactions and will require clearing of additional OTC transactions in the future. In addition, regulations approved pursuant to the Dodd-Frank Act impose margin requirements on OTC transactions not required to be cleared. As a result of these regulations, our costs of risk mitigation have and may continue to increase under the Dodd-Frank Act. For example, margin requirements, including the requirement to pledge initial margin for OTC cleared transactions entered into after June 10, 2013 and for OTC uncleared transactions entered into after the phase-in period, which would be applicable to us in 2019, have increased. In addition, restrictions on securities that will qualify as eligible collateral will require increased holdings of cash and highly liquid securities with lower yields causing a reduction in income. Centralized clearing of certain OTC derivatives exposes us to the risk of a default by a clearing member or clearinghouse with respect to our cleared derivatives transactions. We use derivatives to mitigate certain risks associated with our products. We have always been subject to the risk that our hedging and other management procedures might prove ineffective in reducing the risks to which insurance policies expose us or that unanticipated policyholder behavior or mortality, combined with adverse market events, could produce economic losses beyond the scope of the risk management techniques employed. Any such losses could be increased by higher costs of writing derivatives (including customized derivatives) and the reduced availability of customized derivatives that might result from the enactment and implementation of the Dodd-Frank Act.

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Although many of the regulations implementing portions of the Dodd-Frank Act have been promulgated, we are still unable to predict how this legislation may be interpreted and enforced or the full extent to which implementing regulations and policies may affect us. Also, the Trump administration have indicated that the Dodd-Frank Act will be under further scrutiny and some of the provisions of the Dodd-Frank Act may be revised, repealed or amended. For example, President Trump has issued an executive order that calls for a comprehensive review of the Dodd-Frank Act and requires the Secretary of the Treasury to consult with the heads of the member agencies of FSOC to identify any laws, regulations or requirements that inhibit federal regulation of the financial system in a manner consistent with the core principles identified in the executive order. In addition, on June 8, 2017, the U.S. House of Representatives passed the Financial CHOICE Act of 2017, which proposes to amend or repeal various sections of the Dodd-Frank Act. There is considerable uncertainty with respect to the impact the Trump administration may have, if any, on the Dodd-Frank Act and any changes likely will take time to unfold. We cannot predict the ultimate content, timing or effect of any reform legislation or the impact of potential legislation on us.

International Regulation

Regulators and lawmakers in non-U.S. jurisdictions are engaged in addressing the causes of the financial crisis and means of avoiding such crises in the future. On July 18, 2013, the International Association of Insurance Supervisors (“IAIS”) published an initial assessment methodology for designating global systemically important insurers (“GSIIs”), as part of the global initiative launched by the G20 with the assistance of the Financial Stability Board (the “FSB”) to identify those insurers whose distress or disorderly failure, because of their size, complexity and interconnectedness, would cause significant disruption to the global financial system and economic activity.

On July 18, 2013, the FSB published its initial list of nine GSIIs, which included AXA. The GSII list was originally intended to be updated annually following consultation with the IAIS and respective national supervisory authorities. AXA remained on the list as updated in November 2014, 2015 and 2016. However, the FSB announced in November 2017 that it, in consultation with the IAIS and national authorities, has decided not to publish a new list of GSIIs for 2017. On November 14, 2018, the FSB announced that, in light of IAIS progress in developing a proposed holistic framework for the assessment and mitigation of potential systemic risk in the insurance sector, the FSB has decided not to engage in an identification of G-SIIs in 2018. In its public consultation on the holistic framework, issued on November 14, 2018, the IAIS recommended that the implementation of its proposed holistic framework should obviate the need for the FSB’s annual G-SII identification process. The FSB subsequently stated that it will assess the IAIS’s recommendation to suspend G-SII identification from 2020, once the holistic framework is finalized in November 2019, and, in November 2022, based on the initial implementation of the holistic framework, review the need to either discontinue or reestablish an annual identification of G-SIIs.

The policy measures for GSIIs, published by the IAIS in July 2013, include (i) the introduction of new capital requirements; a “basic” capital requirement (“BCR”) applicable to all GSII activities which is intended to serve as a basis for an additional level of capital, called “Higher Loss Absorbency” (“HLA”) required from GSIIs in relation to their systemic activities, (ii) greater regulatory oversight over holding companies, (iii) various measures to promote the structural and financial “self-sufficiency” of group companies and reduce group interdependencies including restrictions on intra-group financing and other arrangements, and (iv) in general, a greater level of regulatory scrutiny for GSIIs (including a requirement to establish a Systemic Risk Management Plan (“SRMP”), a Liquidity Risk Management Plan (“LRMP”) and a Recovery and Resolution Plan (“RRP”) which have entailed significant new processes, reporting and compliance burdens and costs. The contemplated policy measures include the constitution of a Crisis Management Group by the group-wide supervisor, the preparation of the above-mentioned documents (SRMP, LRMP and RRP) and the development and implementation of the BCR in 2014, while other measures are to be phased in more gradually, such as the HLA (the first version of which was endorsed by the FSB in October 2015 but which is expected to be revised before its implementation in at least 2019).

On June 16, 2016, the IAIS published an updated assessment methodology, applicable to the 2016 designation process, which is yet to be endorsed by the FSB. To support some adjustments proposed by the revised assessment methodology, the IAIS also published a paper on June 16, 2016, describing the “Systemic Features Framework” that the IAIS intends to employ in assessing whether certain contractual features and other factors are likely to expose an insurer to a greater degree of systemic risk, focusing specifically on two sets of risks: macroeconomic exposure and substantial liquidity risk. Also, the IAIS stated that the 2016 assessment methodology, along with the Systemic Features Framework, will lead to a change in HLA design and calibration. In addition, the IAIS is in the process of developing an activities-based approach to systemic risk in the insurance sector and published a consultation paper on this approach in December 2017. The development of this activities-based approach may have significant implications for the identification of GSIIs and the policy measures to which they are expected to be subject.

As part of its efforts to create a common framework for the supervision of internationally active insurance groups (“IAIGs”), the IAIS has also been developing a comprehensive, group-wide international insurance capital standard (the “ICS”) to be applied to both GSIIs and IAIGs, although it is not expected to be finalized until 2019 at the earliest, and is not expected to be fully implemented, if at all, until at least five years thereafter. AXA currently meets the parameters set forth to define an IAIG. Although the BCR and HLA are more developed than the ICS at present, the IAIS has stated that it intends to revisit both standards following development and refinement of the ICS, and that the BCR will

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eventually be replaced by the ICS. The NAIC plans to develop an “aggregation method” for group capital. Although the aggregation method will not be part of ICS, the IAIS aims to make a determination whether the aggregated approach provides substantially the same outcome as the ICS, in which case it could be incorporated into the ICS as an outcome-equivalent approach.

Although the standards issued by the FSB and/or the IAIS are not binding on the United States or other jurisdictions around the world unless and until the appropriate local governmental bodies or regulators adopt appropriate laws and regulations, these measures could have far reaching regulatory and competitive implications for AXA in the event they are implemented by its group supervisors, which in turn, to the extent we are deemed to be controlled by or an affiliate of AXA at the time the measures are implemented, or we independently meet the criteria for being an IAIG and the measures are adopted by U.S. group supervisors, could materially affect our competitive position, results of operations, financial condition, liquidity and how we operate our business.

Federal Tax Legislation, Regulation, and Administration

Although we cannot predict what legislative, regulatory, or administrative changes may or may not occur with respect to the federal tax law, we nevertheless endeavor to consider the possible ramifications of such changes on the profitability of our business and the attractiveness of our products to consumers. In this regard, we analyze multiple streams of information, including those described below.

Enacted Legislation

At present, the federal tax laws generally permit certain holders of life insurance and annuity products to defer taxation on the build-up of value within such products (commonly referred to as “inside build-up”) until payments are made to the policyholders or other beneficiaries. From time to time, Congress considers legislation that could enhance or reduce (or eliminate) the benefit of tax deferral on some life insurance and annuity products. As an example, the American Taxpayer’s Relief Act increased individual tax rates for higher-income taxpayers. Higher tax rates increase the benefits of tax deferral on inside build-up and, correspondingly, tend to enhance the attractiveness of life insurance and annuity products to consumers that are subject to those higher tax rates. The Tax Reform Act reduced individual tax rates, which could reduce demand for our products. The modification or elimination of this tax-favored status could also reduce demand for our products. In addition, if the treatment of earnings accrued inside an annuity contract was changed prospectively, and the tax-favored status of existing contracts was grandfathered, holders of existing contracts would be less likely to surrender or rollover their contracts. These changes could reduce our earnings and negatively impact our business.

The Tax Reform Act

The Tax Reform Act overhauled of the U.S. Internal Revenue Code and changed long-standing provisions governing the taxation of U.S. corporations, including life insurance companies. While the Tax Reform Act had a net positive economic impact on us, it contained measures which could have adverse or uncertain impacts on some aspects of our business, results of operations or financial condition. We continue to monitor regulations and interpretations of the Tax Reform Act that could impact our business, results of operations and financial condition.

Future Changes in U.S. Tax Laws

We anticipate that, following the Tax Reform Act, we will continue deriving tax benefits from certain items, including but not limited to the DRD, tax credits, insurance reserve deductions and interest expense deductions. However, there is a risk that interpretations of the Tax Reform Act, regulations promulgated thereunder, or future changes to federal, state or other tax laws could reduce or eliminate the tax benefits from these or other items and result in our incurring materially higher taxes.

Regulatory and Other Administrative Guidance from the Treasury Department and the IRS

Regulatory and other administrative guidance from the Treasury Department and the IRS also could impact the amount of federal tax that we pay. For example, the adoption of “principles based” approaches for calculating statutory reserves may lead the Treasury Department and the IRS to issue guidance that changes the way that deductible insurance reserves are determined, potentially reducing future tax deductions for us.

Privacy and Security of Customer Information and Cyber Security Regulation

We are subject to federal and state laws and regulations that require financial institutions to protect the security and confidentiality of customer information, and to notify customers about their policies and practices relating to their collection and disclosure of customer information and their practices relating to protecting the security and confidentiality of that information. We have adopted a privacy policy outlining procedures and practices to be followed by members of Holdings and its subsidiaries relating to the collection, disclosure and protection of customer information. As required by law, a copy of the privacy policy is mailed to customers on an annual basis. Federal and

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state laws generally require that we provide notice to affected individuals, law enforcement, regulators and/or potentially others if there is a situation in which customer information is intentionally or accidentally disclosed to and/or acquired by unauthorized third parties. Federal regulations require financial institutions to implement programs to detect, prevent, and mitigate identity theft. Federal and state laws and regulations regulate the ability of financial institutions to make telemarketing calls and to send unsolicited e-mail or fax messages to both consumers and customers, and also regulate the permissible uses of certain categories of customer information. Violation of these laws and regulations may result in significant fines and remediation costs. It may be expected that legislation considered by either the U.S. Congress and/or state legislatures could create additional and/or more detailed obligations relating to the use and protection of customer information.

On February 16, 2017, the NYDFS announced the adoption of a new cybersecurity regulation for financial services institutions, including banking and insurance entities, under its jurisdiction. The new regulation became effective on March 1, 2017 and was implemented in stages that commenced on August 28, 2017 and was fully implemented on March 1, 2019. This new regulation requires these entities to, among other things, establish and maintain a cybersecurity policy designed to protect consumers’ private data. Both AXA Equitable and MLOA have adopted a cybersecurity policy outlining policies and procedures for the protection of information systems and information stored on those systems that comports with the regulation. In addition to New York’s cybersecurity regulation, the NAIC adopted the Insurance Data Security Model Law in October 2017. Under the model law, companies that are compliant with the NYDFS cybersecurity regulation are deemed also to be in compliance with the model law. The purpose of the model law is to establish standards for data security and for the investigation and notification of insurance commissioners of cybersecurity events involving unauthorized access to, or the misuse of, certain nonpublic information. Although Arizona has not yet adopted the model law, certain states have, and we expect that additional states will also adopt the model law, although we cannot be predicted whether or not, or in what form or when, they will do so.

Environmental Considerations

Federal, state and local environmental laws and regulations apply to our ownership and operation of real property. Inherent in owning and operating real property are the risk of environmental liabilities and the costs of any required clean-up. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up, which could adversely affect our mortgage lending business. In some states, this lien may have priority over the lien of an existing mortgage against such property. In addition, in some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we may be liable, in certain circumstances, as an “owner” or “operator,” for costs of cleaning-up releases or threatened releases of hazardous substances at a property mortgaged to us. We also risk environmental liability when we foreclose on a property mortgaged to us. However, federal legislation provides for a safe harbor from CERCLA liability for secured lenders, provided that certain requirements are met. Application of various other federal and state environmental laws could also result in the imposition of liability on us for costs associated with environmental hazards.

We routinely conduct environmental assessments prior to making a mortgage loan or taking title to real estate, whether through acquisition for investment or through foreclosure on real estate collateralizing mortgages. We cannot provide assurance that unexpected environmental liabilities will not arise. However, based on information currently available to us, we believe that any costs associated with compliance with environmental laws and regulations or any clean-up of properties would not have a material adverse effect on our results of operations.

Intellectual Property

We rely on a combination of copyright, trademark, patent and trade secret laws to establish and protect our intellectual property rights. Holdings has entered into a licensing arrangement with AXA concerning the use by Holdings and its subsidiaries of the “AXA” name. We also have an extensive portfolio of trademarks and service marks that we consider important in the marketing of our products and services. We regard our intellectual property as valuable assets and protect them against infringement.

EMPLOYEES

We have no employees. We have service agreements with affiliates pursuant to which we are provided the services necessary to operate our business. For additional information, see Note 8 of Notes to Financial Statements — Statutory Basis and “Transactions with Related Persons, Promoters and Certain Control Persons.”

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DESCRIPTION OF PROPERTY

MLOA does not lease or own space for its operations. Facilities are provided to MLOA for the conduct of its business pursuant to service agreements with affiliated companies. For additional information, see Note 8 of Notes to Financial Statements and “Transactions with Related Persons, Promoters and Certain Control Persons” included elsewhere herein.

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LEGAL PROCEEDINGS

The matters set forth in Note 10 of Notes to Financial Statements for the year ended December 31, 2018 are incorporated herein by reference.

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SELECTED FINANCIAL DATA — STATUTORY BASIS

The following selected financial data have been derived from MLOA’s audited statutory financial statements. The statements of operations — statutory basis, for the years ended December 31, 2018, 2017 and 2016, and statements of changes in capital and surplus at December 31, 2018 and 2017 have been derived from MLOA’s audited statutory financial statements included elsewhere herein. The statements of operations — statutory basis for the years ended December 31, 2015 and 2014, and the balance sheet data at December 31, 2016, 2015 and 2014 have been revised from MLOA’s previously reported audited statutory financial statements not included herein. This selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited statutory financial statements and related notes included elsewhere herein.

Management identified errors in its previously issued financial statements related primarily to life reserves. Based on quantitative and qualitative factors, management determined that the impact of these errors to the financial statements as of and for the years ended December 31, 2017, 2016, 2015, and 2014 was not considered to be material either individually or in the aggregate. In order to improve the consistency and comparability of the statutory financial statements, management revised the financial statements as of and for the years ended December 31, 2017, 2016, 2015, and 2014 to include the revisions discussed herein.

STATEMENTS OF OPERATIONS — STATUTORY BASIS

	Years Ended December 31,
	2018	2017	2016	2015	2014
	(in millions)
PREMIUMS AND OTHER REVENUES:
Premiums and annuity considerations	$591.4	$519.4	$457.9	$446.2	$298.0
Net investment income	49.2	40.2	33.2	30.8	29.5
Commission and expense allowance on reinsurance ceded	25.1	27.4	26.6	29.8	31.6
Income from fees associated with Separate Accounts	49.1	49.5	49.4	50.9	52.4
Other income	1.9	2.5	2.2	2.5	2.7

Total premiums and other revenues	716.7	639.0	569.3	560.2	414.2

BENEFITS AND EXPENSES:
Policyholder benefits	127.8	88.8	90.0	53.1	40.6
Increase (decrease) in reserves	282.2	253.9	205.5	227.4	147.9
Separate Accounts’ modified coinsurance reinsurance	110.6	110.2	120.6	129.6	149.3
Commissions	118.0	109.9	103.0	108.0	70.4
Operating expenses	147.8	150.2	143.7	103.3	68.4
Transfer to or (from) Separate Accounts, net	12.5	(17.3)	(62.6)	(45.2)	(70.8)

Total benefits and expenses	798.9	695.7	600.2	576.2	405.8

Net gain (loss) from operations before federal income taxes (“FIT”)	(82.2)	(56.7)	(30.9)	(16.0)	8.4
FIT expense (benefit) incurred (excluding tax on capital gains)	7.6	(21.3)	(13.0)	(3.7)	(5.1)

Net gain (loss) from operations	(89.8)	(35.4)	(17.9)	(12.3)	13.5
Net realized capital gains (losses), net of tax	1.0	23.2	(5.1)	2.5	(6.7)

Net income (loss)	$(88.8)	$(12.2)	$(23.0)	$(9.8)	$6.8

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STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS — STATUTORY BASIS

	Years Ended December 31,
	2018	2017	2016	2015	2014
	(in millions)
Capital and Surplus balance, beginning of year	$287.0	$302.7	$336.4	$374.7	$368.7
Net income (loss)	(88.8)	(12.2)	(23.0)	(9.8)	6.8
Change in net unrealized capital gains (losses), net of tax	(28.1)	22.0	13.1	(10.4)	19.8
Change in asset valuation reserve	(0.9)	(2.7)	1.3	2.9	(3.6)
Change in net admitted deferred tax asset excluding tax on unrealized gains	4.8	(6.5)	2.5	2.6	6.9
Changes in surplus as a result of reinsurance	(19.8)	(21.5)	(20.3)	(23.3)	(24.6)
Other changes to surplus	(1.8)	5.2	(7.3)	(0.3)	0.7
Paid-in Surplus	70.0	—	—	—

Capital and Surplus balance, end of year	$222.4	$287.0	$302.7	$336.4	$374.7

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) for MONY Life Insurance Company of America (“MLOA”) should be read in conjunction with “Risk Factors,” “Selected Financial Data — Statutory Basis” and the financial statements and related notes to financial statements — statutory basis included elsewhere herein. In addition to historical data, this discussion contains forward-looking statements about our business, operations and financial performance based on current expectations that involve risks, uncertainties and assumptions. Actual results may differ materially from those discussed in the forward-looking statements as a result of various factors.

FORWARD-LOOKING INFORMATION

This document contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed in the “Risk Factors” section of this report, which apply to us. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the United States Securities and Exchange Commission (“SEC”) or in materials incorporated therein by reference.

Basis of Presentation

The financial information included herein is prepared and presented in accordance with Statutory Accounting Principles (“U.S. SAP”) prescribed or permitted by the Arizona Department of Insurance. Certain differences exist between U.S. SAP and accounting principles generally accepted in the United States of America (“U.S. GAAP”), which are presumed to be material. For a summary of such differences, see “Notes to Financial Statements — Summary of Significant Accounting Policies — Basis of Presentation.”

The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. The most significant estimates include those used in determining the carrying values of investments including the amount of mortgage loan investment valuation reserves, other-than-temporary impairments (“OTTI”), the liabilities for benefits reserves, and the determination of admissible deferred tax assets. Although some variability is inherent in these estimates, management believes the amounts presented are appropriate.

EXECUTIVE SUMMARY

Overview

MLOA, an Arizona stock life insurance company, is a wholly owned subsidiary of AEFS. AEFS is a wholly-owned subsidiary of Holdings. As of March 31, 2019, AXA owns approximately 48% of the outstanding common stock of Holdings. On October 1, 2018, AXA Financial, Inc. (“AXA Financial”) merged with and into Holdings, with Holdings assuming the obligations of AXA Financial. Any reference to Holdings prior to the date of the merger includes AXA Financial. MLOA is licensed to sell its products in 49 states (not licensed to sell in New York), the District of Columbia and Puerto Rico.

Revenues

Our revenues come from two principal sources:

•	premiums and fee income from our life insurance products and employee benefits business; and

•	investment income from our General Account investment portfolio.

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Our premiums and fee income are driven by the growth in new policies written and the persistency of our in-force policies, both of which are influenced by a combination of factors, including our efforts to attract and retain customers and market conditions that influence demand for our products. Our investment income is driven by the yield on our General Account investment portfolio and is impacted by the prevailing level of interest rates as we reinvest cash associated with maturing investments and net flows to the portfolio.

Benefits and Other Deductions

Our primary expenses are:

•	policyholder benefits and changes in reserves;

•	sales commissions and compensation paid to intermediaries and advisors that distribute our products and services; and

•	compensation and benefits provided to our employees and other operating expenses.

Policyholder benefits and changes in reserves are driven primarily by mortality, interest rates fluctuations and customer withdrawals and benefits which change in response to changes in capital market conditions. Sales commissions and compensation paid to intermediaries and advisors vary in relation to premiums, whereas compensation and benefits to our employees are more constant and impacted by market wages, and decline with increases in efficiency. Our ability to manage these expenses across various economic cycles and products is critical to the profitability of our company.

Effect of Assumption Updates on Operating Results

Our actuaries oversee the valuation of our product liabilities and assets and review underlying inputs and assumptions. We comprehensively review the actuarial assumptions underlying these valuations and update assumptions annually. Changes in assumptions can result in a significant change to the carrying value of product liabilities and assets and, consequently, the impact could be material to earnings in the period of the change.

Assumption Updates and Model Changes.

In 2018, MLOA performed its annual assumption review which included a strengthening of its mortality assumption. This resulted in a $3.2 million reserve increase, primarily as a result of an increase in Actuarial Guideline AG 38 8C cash flow testing reserves. The impact of this change was a $3.2 million reduction in Net gain (loss) from operations before federal income taxes.

In 2017, MLOA made several assumption updates and model changes, including the following: (1) reviewed its x-factors versus recent experience for certain indexed UL products, which resulted in a $10.4 million reserve decrease; and (2) refined the modeling of the reserve held for certain long-term care services riders, resulting in a $1.8 million reserve increase. The impact of these change was an increase in Net gain (loss) from operations before federal income taxes of $8.6 million.

In 2016, MLOA refined its modeling for certain newer products to precisely model all product features, which resulted in a $1.6 million reserve decrease. No assumption changes were made in 2016 that impacted the statutory financial statements. The impact of these change was an increase in Net gain (loss) from operations before federal income taxes of $1.6 million.

Macroeconomic and Industry Trends

Our business is significantly affected by economic conditions and consumer confidence, the interest rate environment and credit quality.

Financial and Economic Environment

A wide variety of factors continue to impact global financial and economic conditions. These factors include, among others, concerns over economic growth in the United States, continued low interest rates, falling unemployment rates, the U.S. Federal Reserve’s potential plans to further raise short-term interest rates, fluctuations in the strength of the U.S. dollar, the uncertainty created by what actions the current administration may pursue, concerns over global trade wars, changes in tax policy, global economic factors including programs by the European Central Bank and the United Kingdom’s vote to exit from the European Union and other geopolitical issues. Additionally, many of the products and solutions we sell are tax-advantaged or tax-deferred. If U.S. tax laws were to change, such that our products and solutions are no longer tax-advantaged or tax-deferred, demand for our products could materially decrease. See “Risk Factors — Legal and Regulatory Risks — Future changes in the U.S. tax laws and regulations or interpretations of the Tax Reform Act could reduce our earnings and negatively impact our business, results of operations or financial condition, including by making our products less attractive to consumers.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Stressed conditions, volatility and disruptions in the capital markets, particular markets, or financial asset classes can have an adverse effect on us, in part because we have a large investment portfolio. An increase in market volatility could affect our business, including through effects on the yields we earn on invested assets, changes in required reserves and capital. These effects could be exacerbated by uncertainty about future fiscal policy, changes in tax policy, the scope of potential deregulation and levels of global trade.

In the short- to medium-term, the potential for increased volatility, coupled with prevailing interest rates remaining below historical averages, could pressure sales and reduce demand for our products as consumers consider purchasing alternative products to meet their objectives. In addition, this environment could make it difficult to consistently develop products that are attractive to customers. Financial performance can be adversely affected by market volatility and equity market declines as income from fees associated with Separate Accounts fluctuate, ease and revenues decline due to reduced sales and increased outflows.

We monitor the behavior of our customers and other factors, including interest rates, life expectancy trends, lapse and surrender rates, to ensure that our products and solutions remain attractive and profitable. For additional information on our sensitivity to interest rates, See “Quantitative and Qualitative Disclosures About Market Risk.”

Interest Rate Environment

We believe the interest rate environment will continue to impact our business and financial performance in the future .A prolonged low interest rate environment may subject us to increased hedging costs or an increase in the amount of reserves were are required to hold , lowering our surplus.

Regulatory Developments

We are regulated primarily by the Arizona Department of Insurance, with some policies and products also subject to federal regulation. On an ongoing basis, regulators refine capital requirements and introduce new reserving standards. Regulations recently adopted or currently under review can potentially impact our statutory reserve and capital requirements.

Impact of the Tax Reform Act

On December 22, 2017, President Trump signed into law the Tax Reform Act, a broad overhaul of the U.S. Internal Revenue Code that changed long-standing provisions governing the taxation of U.S. corporations, including life insurance companies.

The Tax Reform Act reduced the federal corporate income tax rate to 21% and repealed the corporate Alternative Minimum Tax (“AMT”) while keeping existing AMT credits. It also contained measures affecting us, including changes to the DRD and insurance reserves. As a result of the Tax Reform Act, our Net Income has improved. Overall, the Tax Reform Act had a net positive economic impact on us and we continue to monitor regulations related to this reform.

Material Weakness in Internal Accounting Controls

Our management has concluded that we do not maintain effective controls to timely validate that actuarial models are properly configured to capture all relevant product features and to provide reasonable assurance that timely reviews of assumptions and data have occurred, and, as a result, errors were identified in policy reserves. This material weakness resulted in revisions in the Company’s previously issued annual financial statements as of and for the years ended December 31, 2017 and 2016, that were not considered material. Additionally, this material weakness could result in a misstatement of the Company’s financial statements or disclosures that would result in a material misstatement to the Company’s annual financial statements that would not be prevented or detected.

Since identifying the material weakness related to our actuarial models, we have been, and are currently in the process of, remediating by taking steps to validate all existing actuarial models and valuation systems as well as to improve controls and processes around our assumption and data process. These steps include verifying inputs and unique algorithms, ensuring alignment with documented accounting standards and verifying assumptions used in our models are consistent with documented assumptions and data is reliable. The remediation efforts are being performed by our internal model risk team (which is separate from our modeling and valuation teams), as supported by third-party firms. We will continue to enhance controls to ensure our models, including assumptions and data, are revalidated on a fixed calendar schedule and that new model changes and product features are tested through our internal model risk team prior to adoption within our models and systems. Although we plan to complete this remediation process as quickly as possible, we cannot at this time estimate when the remediation will be completed.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

RESULTS OF OPERATIONS

The earnings narratives that follow discuss the results for 2018 compared to 2017’s results, followed by the results for 2017 compared to 2016’s results.

	Years Ended December 31,
	2018	2017	2016
	(in millions)
PREMIUMS AND OTHER REVENUES:
Premiums and annuity considerations	$591.4	$519.4	$457.9
Net investment income	49.2	40.2	33.2
Income from fees associated with Separate Accounts	49.1	49.5	49.4
Other income (net):
Commission and expense allowance on reinsurance ceded	25.1	27.4	26.6
Other income	1.9	2.5	2.2

Other income (net)	27.0	29.9	28.8

Total income	716.7	639.0	569.3

BENEFITS AND EXPENSES:
Policyholder benefits	127.8	88.8	90.0
Increase (decrease) in reserves	282.2	253.9	205.5
Separate Accounts’ modified coinsurance reinsurance	110.6	110.2	120.6
Expenses and other deductions:
Commissions	118.0	109.9	103.0
Operating expenses	147.8	150.2	143.7

Expenses and other deductions	265.8	260.1	246.7

Transfer to or (from) Separate Accounts	12.5	(17.3)	(62.6)

Total benefits and expenses	798.9	695.7	600.2

Net gain (loss) from operations before federal income taxes (“FIT”)	(82.2)	(56.7)	(30.9)
FIT expense (benefit) incurred (excluding tax on capital gains)	7.6	(21.3)	(13.0)

Net gain (loss) from operations	(89.8)	(35.4)	(17.9)
Net realized capital gain (losses), net of tax	1.0	23.2	(5.1)

Net income (loss)	$(88.8)	$(12.2)	$(23.0)

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

Net loss increased $76.6 million to a loss of $88.8 million for the year ended December 31, 2018, from a loss of $12.2 million in 2017.

The $25.5 million higher pre-tax operating losses are primarily due to higher Employee Benefits losses driven primarily by higher general expenses and commissions resulting from continued sales growths and lower CRVM expense allowances on Incentive Life VUL products due to market depreciation.

Premiums and Annuity Considerations:

Total premiums and annuity considerations were $591.4 million in 2018 compared to $519.4 million for 2017, an increase of $72.0 million. The increase in premiums and annuity considerations is primarily due to the growth in the retained block of business.

The table below presents the major components of premiums and annuity considerations for the periods indicated:

	Years Ended December 31,
	2018	2017	2016
	(in millions)
First year premiums	$295.5	$284.3	$274.9
Renewal premiums	423.6	370.7	326.0
Ceded premiums (excluding supplementary contracts)	(130.1)	(138.0)	(145.5)
Assumed premiums	2.4	2.4	2.5

Premiums and annuity considerations	$591.4	$519.4	$457.9

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The $52.9 million increase in renewal premiums includes $26.4 million of Indexed UL (primarily BrightLife products), $24.1 million in IL Legacy variable life premiums and $19.6 million in Employee Benefits, partially offset by a $17.2 million decrease in products reinsured to Protective. The increase in first year premiums was primarily due to an increase in new business sales of Employee Benefits premiums of $11.9 million. The lower ceded premium is driven by the runoff of the business ceded to Protective.

Net Investment Income and Amortization of IMR:

Net investment income and IMR amortization was $49.2 million for the year ended December 31, 2018, an increase of $9.0 million from $40.2 million at December 31, 2017. The net investment income variance is primarily due to higher invested assets (driven by positive cash flow).

Income from Fees Associated with Separate Accounts:

Income from fees associated with investment management, administration and contract guarantees from Separate Accounts were $49.1 million in 2018 compared to $49.5 million for 2017. The decrease of $0.4 million is primarily due to lower fees from Flexible Premium Variable Annuity (“FPVA”) products and Variable Universal Life (“VUL”), due to net withdrawals and market depreciation for these products which are ceded to Protective. Under the separate account MODCO reinsurance agreement with Protective, MLOA retains the assets and liabilities of the Separate Accounts, with the Protective portion of these fees ceded through Separate Account MODCO reinsurance.

Other Income (Net):

For the year ended December 31, 2018, the Company reported $27.0 million in other income, a decrease of $2.9 million from the prior year total of $29.9 million. The decrease in other income was primarily attributable to a $2.3 million decrease in commission and expense allowances, including $1.7 million in lower amortization of the ceded commission on the Protective block and a decrease in Separate Account gains from operations and a $0.5 million decrease in fees income.

Policyholder Benefits:

For the year ended December 31, 2018, MLOA reported policyholder benefits of $127.8 million, an increase of $39.0 million from $88.8 million reported for the year ended December 31, 2017. The increase included $23.1 million in death benefits, $8.8 million surrender benefits and $7.0 million increase in disability benefits.

The $8.8 million increase in surrenders was primarily driven by a $8.9 million and $5.2 million increase in surrenders on Indexed UL and IL Legacy, respectively, as this block of business grows, partially offset by $5.3 million decrease in COLI surrenders.

The increase in death benefits of $23.1 million to $78.4 million in 2018 was primarily attributable to $14.7 million increase in Employee benefits Group Life, $7.2 million increase in IL Legacy, and an increase of $0.5 million in Indexed UL. The increase in benefits is primarily due to the growth in these retained products.

The $7.0 million increase in disability benefits and benefits under accident and health contracts is primarily due to an increase in employee benefits of $3.8 million in dental, $1.8 million in short term disability, $1.0 million in long-term disability and $0.4 million in vision, as this new block of business continues to grow.

Increase (Decrease) in Reserves:

Policy and contract reserves increased by $282.2 million in 2018 compared to a $253.9 million increased in 2017. The net variance of $28.3 million was driven by $21.8 million higher increases in Indexed UL reserves, $3.1 million in IL Legacy and COLI, and $3.4 million increase in employees benefit products. The Indexed UL reserves uses the AG37 and AG38 calculations Stat reserving methodology, whereby STAT reserves do not react directly to changes in equity market conditions.

Expenses and Other Deductions:

Expenses and other deductions increased by $5.7 million from $260.1 million in 2017 to $265.8 million in 2018. Expenses and other deductions include commissions on premiums, operating expenses (including selling expenses, insurance taxes, licenses, and fees), the change in loading on deferred and uncollected premium, and sundry disbursements.

The $5.7 million increase in expenses and other deductions in 2018 from the prior year were primarily related to an $8.1 million increase in commission on higher premium, $2.2 million increase in general expense and taxes, licenses and fees, partially offset by $4.6 million decrease in sundry expenses.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The increase of $8.1 million in commissions is primarily due to higher first year commissions in employee benefits of $6.7 million, $2.3 million in IL Legacy and an increase in renewal commission of $1.2 million primarily due to Indexed UL and IL Legacy, partially offset by a decrease in first year Indexed UL commissions of $2.1 million.

The increase in general expenses and insurance taxes of $2.2 million from $136.1 million in 2017 to $138.3 million in 2018 is primarily due to increase employee benefits product sales, an increase in contributions for employee benefit plans and distribution expense allowances resulting primarily from an increase in IL legacy sales.

Separate Accounts’ MODCO Reinsurance:

The $110.6 million represents Separate Accounts’ MODCO reinsurance ceded to Protective compared to $110.2 million in the prior year. This charge basically offsets fees associated with the Separate Accounts contracts and net transfers to the Separate Accounts on the business ceded to Protective. This allows the General Account and Separate Accounts statements to remain in balance while transferring the appropriate operating activity to Protective.

Transfers to or (from) Separate Accounts:

In 2018 the Company reported net transfers to or (from) Separate Accounts of $12.5 million, compared to $(17.3) million in 2017, a net change of $29.8 million. The variance is primarily due to a $17.5 million lower increase in CRVM/CARVM expense allowance in 2018 vs. 2017 driven primarily by market changes, partially offset by higher net deposits in the IL Legacy retained business.

Federal Income Tax Expense (Benefit) Incurred (Excluding Tax on Capital Gains):

Federal income tax expense (benefit) incurred (excluding tax on capital gains) was $7.6 million in 2018 and ($21.3) million in 2017. The 2018 tax expense primarily relates to the offset of a tax expense of $1.2 million for realized gains on derivatives recorded in capital gains/losses and a tax benefit of $8.4 million for unrealized losses on derivatives recorded in surplus. The tax expense without this offset would have been $0.4 million, which primarily relates to interest on uncertain tax positions. The 2017 tax benefit was mainly driven by an offset related to the tax expense on realized and unrealized derivatives of $14.6 million and $8.4 million respectively. The tax expense without this offset would have been a tax expense of $1.7 million. Overall, the Company had taxable gains in 2017 and taxable losses in 2018. The effective tax rate variance is primarily due to the Company not being able to recognize NOL’s under the new tax law in 2018.

Net Realized Capital Gains (Losses), Net of Tax:

The Company had net realized capital gains (losses) (after tax and IMR) of $1.0 million in 2018 compared to $23.2 million in 2017. The 2018 gains are primarily due to $5.8 million of derivatives gains and $5.9 million of realized capital transfer net of taxes to IMR reserves, partially offset by $9.5 million of fixed maturity losses (including $2.1 million other than temporary impairments (“OTTI”)) and $1.2 million capital gains tax expense. The 2017 gains are primarily due to $41.8 million of derivatives gains and $0.2 million of fixed maturity gains (including $0.4 million other than temporary impairments (“OTTI”)), partially offset by $14.6 million capital gains tax expense and $4.2 million of realized capital transfer net of taxes to IMR reserves.

Other Items Affecting Surplus

Change in Unrealized Gains (Losses):

The variance in unrealized gains (losses) of $(50.1) million from a $22.0 million gain in 2017 to a $(28.1) million loss in 2018 is primarily due to a $64.0 million unfavorable variance in derivatives ($40.0 million loss in 2018 vs $24.0 million gain in 2017) and an unfavorable $5.0 million change in valuation allowances on fixed maturities ($0.0 million in 2018 vs. $5.0 million in 2017). These unfavorable variances were partially offset by $17.6 million positive variance in deferred and current taxes, an AllianceBernstein positive variance of $1.3 million as 2018 had appreciation of $4.4 million compared to the 2017 gain of $3.1 million. The AllianceBernstein unit values changed from $23.45 at 12/31/2016 to $25.05 at 12/31/2017 and to $27.32 at 12/31/2018.

Change in Net Admitted Deferred Income Tax:

The change in the net admitted DTA was $4.8 million in 2018 as compared to ($6.5) million in 2017. This includes a $35.6 million increase in the gross DTA (excluding unrealized gains), offset by an increase in the non admitted DTA of $30.8 million. The net increase of $4.8 million in 2018 is primarily due to having a higher amount of reversing items that can be admitted, while the increase in the gross DTA is primarily due to higher NOL’s and proxy DAC. The NOL increase is primarily the result of the change in the tax law which eliminates the current tax credits for NOL’s. The 2017 decrease of $6.5 million includes the impact of $11.6 million due to the Tax Cuts and Jobs Act of 2017, which reduced the tax rate from 35% to 21% lowering the amount of reversing items that could be admitted.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Change in Nonadmitted Assets:

The change in nonadmitted assets was $(32.0) million and $11.9 million for the years ended 2018 and 2017, respectively. Typically, the change in nonadmitted assets primarily represents the change in the deferred tax asset (“DTA”) resulting from the change in unrealized capital gains/losses and the change in net deferred income taxes. Additionally, during 2017 there was a $2.7 million decrease in other nonadmitted assets.

Surplus Adjustment — Paid-in:

The $70.0 million increase in surplus represents an accrual of a capital contribution from its parent AXA Equitable Financial Service, LLC. On February 7, 2019, the Arizona Department of Insurance granted the Company permission to accrue a $70.0 million capital contribution from its parent AEFS. This amount was settled on February 20, 2019.

Change in Surplus as a Result of Reinsurance:

The change in surplus as a result of reinsurance was $19.8 million and $21.5 million for the years ended 2018 and 2017, respectively. The charge to surplus represents the offset to the current year amortization of the ceding commission received from Protective on 10/1/2013 under the Reinsurance Agreement.

Year Ended December 31, 2017 Compared to Year Ended December 31, 2016

Net loss decreased $11.0 million to a loss of $12.2 million for the year ended December 31, 2017, from a loss of $23.0 million in 2016.

The $25.8 million higher operating pre-tax losses are primarily due to a $45.8 million higher increase in reserves on the Index UL Product, which is offset by higher derivatives gains in realized and unrealized capital gains.

Premiums and Annuity Considerations:

Total premiums and annuity considerations were $519.4 million in 2017 compared to $457.9 million for 2016, an increase of $61.5 million. The increase in premiums and annuity considerations is primarily due to the growth in the retained block of business.

The increase in renewal premiums includes $42.3 million of Indexed UL (primarily BrightLife® products) and $12.0 million in IL Legacy variable life premiums. The increase in first year premiums was primarily due to an increase in new business sales of the variable life IL Legacy product and Employee Benefits premiums, partially offset by lower Indexed UL (primarily Brightlife) premiums.

Net Investment Income and Amortization of IMR:

Net investment income and IMR amortization was $40.2 million for the year ended December 31, 2017, an increase of $7.0 million from $33.2 million at December 31, 2016. The net investment income variance is primarily due to higher invested assets (driven by positive cash flow).

Income from Fees Associated with Separate Accounts:

Income from fees associated with investment management, administration and contract guarantees from Separate Accounts were $49.5 million in 2017 compared to $49.4 million for 2016. The increase of $0.1 million is primarily due to an increase in cost of insurance on the retained products and market appreciation, partially offset by lower fees from Flexible Premium Variable Annuity (“FPVA”) products and Variable Universal Life (“VUL”), due to net withdrawals for these products which are ceded to Protective. Under the Separate Accounts’ MODCO reinsurance agreement with Protective, MLOA retains the assets and liabilities of the Separate Accounts, with the Protective portion of these fees ceded through the Separate Accounts’ MODCO reinsurance.

Other Income (Net):

For the year ended December 31, 2017, the Company reported $29.9 million in other income, an increase of $1.1 million from the prior year total of $28.8 million. The increase in other income was primarily attributable to a $0.8 million increase in commission and expense allowances, including $1.2 million in higher amortization of the ceded commission on the Protective block.

Policyholder Benefits:

For the year ended December 31, 2017, MLOA reported policyholder benefits of $88.8 million, a decrease of $1.2 million from $90.0 million reported for the year ended December 31, 2016. The decrease included $23.2 million in lower surrender benefits and withdrawals, partially offset by a $18.6 million increase in death benefits and $3.3 million increase in disability benefits.

The $23.2 million decrease in surrenders was primarily driven by a $22.8 million and $7.8 million decrease in surrenders on IL Legacy and Indexed UL respectively, partially offset by $7.4 million increase in COLI surrenders.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The increase in death benefits of $18.6 million to $55.3 million in 2017 was primarily attributable to $7.7 million increase in Employee benefits, $8.3 million increase in Indexed UL (primarily BrightLife® products), $2.6 million increase in IL Legacy, partially offset by decrease of $0.2 million in AXA Cession and 0.1 million in COLI. The breakdown of the 2017 increase consists of a decrease of $22.6 million in ceded death claims offset by a decrease in direct benefits of $3.8 million and $0.2 million in assumed benefits.

Increase (Decrease) in Reserves:

Policy and contract reserves increased by $253.9 million in 2017 compared to a $205.5 million increase in 2016. The net variance of $48.4 million was driven by a $43.8 million increase in Indexed UL reserves (primarily Brightlife® products) and $4.5 million increase in employees benefit products. The increases in reserves are primarily due to the favorable equity performance and decreases in surrenders.

Expenses and Other Deductions:

Expenses and other deductions increased by $13.4 million from $246.7 million in 2016 to $260.1 million in 2017. Expenses and other deductions include commissions on premiums, operating expenses (including selling expenses, insurance taxes, licenses, and fees), the change in loading on deferred and uncollected premium, and sundry disbursements.

The $13.4 million increase in expenses and other deductions in 2017 from the prior year were primarily related to a $6.9 million increase in commission on premium expenses, $3.7 million increase in general expense and taxes, licenses and fees and $2.8 sundry expenses.

The increase of $6.9 million in commissions is primarily due to higher first year commissions in IL Legacy of $8.5 million and $2.5 million in employee benefits, partially offset by a decrease in Indexed UL commissions of $3.9 million.

The increase in general insurance and taxes expenses of $3.7 million from $132.4 million in 2016 to $136.1 million in 2017 is primarily due to $3.2 million higher distribution expense allowances resulting, primarily from an increase in IL legacy sales, and an increase in restructure costs including the write off of the intangible asset, partially offset by lower costs of the employee benefits products.

Separate Accounts’ MODCO Reinsurance:

The $110.2 million represents the Separate Accounts’ MODCO reinsurance ceded to Protective compared to $120.6 million in the prior year. This charge basically offsets fees associated with the Separate Accounts contracts and net transfers to the Separate Accounts on the business ceded to Protective. This allows the General Account and Separate Accounts’ statements to remain in balance while transferring the appropriate operating activity to Protective. The decrease in 2017 vs 2016 is due primarily to lower Separate Accounts net withdrawals on the ceded block to Protective. See transfer to/ (from) Separate Accounts.

Transfers to or (from )Separate Accounts:

In 2017 the Company reported net transfers from Separate Accounts of $(17.3) million, compared to $(62.6) million in 2016, a net change of $45.3 million. The variance is primarily due to higher net deposits in the retained business and lower FPVA net withdrawals on the block of business ceded to Protective, partially offset by a $12.5 million favorable variance in CRVM/CARVM expense allowance driven primarily by new sales and market appreciation.

Federal Income Tax Expense (Benefit) Incurred (Excluding Tax on Capital Gains):

The Federal income tax benefit was $21.3 million in 2017 and $13.0 million in 2016. The tax benefit for both years were driven by losses from operations after excluding the amortization of the ceded commission of post-tax gains included in operations (offset in other surplus adjustments).

Net Realized Capital Gains (Losses), Net of Tax :

The Company had net realized capital gains (losses) (after tax and IMR) of $23.2 million in 2017 compared to $(5.1) million in 2016. The 2017 gains are primarily due to $41.8 million of derivatives gains and $0.2 million of fixed maturity gains (including $0.1 million other than temporary impairments (“OTTI”)), partially offset by $14.6 million capital gains tax expense and $4.2 million of realized capital transfer net of taxes to IMR reserves. The 2016 losses are primarily due to $4.3 million of fixed maturity losses (including $2.9 million other than temporary impairments (“OTTI”)) and $2.0 million of derivatives losses, partially offset by $1.2 million capital gains tax credit.

Other Items Affecting Surplus

Change in Unrealized Gains (Losses):

The variance in unrealized gains (losses) of $8.9 million from a $13.1 million gain in 2016 to a $22.0 million gain in 2017 is primarily due to a $3.5 million favorable variance in derivatives ($24.0 million gain in 2017 compared to a $20.5 million gain in 2016) an

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

AllianceBernstein positive variance of $3.9 million as 2017 had a gain of $3.1 million compared to the 2016 decline of $0.8 million and a favorable $4.5 million change in valuation allowances on fixed maturities ($5.0 million in 2017 compared to. $0.5 million in 2016) and. These favorable variances were partially offset by $3.0 million negative variance in deferred and current taxes. The AllianceBernstein unit values changed from $23.85 at December 31, 2015 to $23.45 at December 31, 2016 and to $25.05 at December 31, 2017.

Change in Net Deferred Admitted Deferred Income Tax:

The change in the net admitted deferred tax asset (excluding unrealized gains) was $(6.5) million for the year ended December 31, 2017 compared to $2.5 million for the year ended 2016. The variance is primarily due to the Tax Cuts and Jobs Act of 2017 which reduced the admitted DTA by $11.6 million.

Other Changes to Surplus:

The change in other changes to surplus of an increase of $5.2 million in 2017 compared to a decrease of $7.3 million in 2016 is primarily due to changes in nonadmitted assets. During 2016, the Company established a $6.4 million intangible asset representing a renewal rights agreement for employee group business creating a nonadmitted charge. During 2017, $5.6 million of the balance was expensed, reducing the balance to $0.8 million, thus releasing the charge for assets not admitted.

Change in Surplus as a Result of Reinsurance:

The change in surplus as a result of reinsurance were increases of $21.5 million and $20.3 million for the years ended 2017 and 2016, respectively. The charge to surplus represents the offset to the current year amortization of the ceding commission received from Protective on October 1, 2013 under the Reinsurance Agreement.

Financial Position

The asset mix of the Company as of December 31, 2018 continues to reflect management’s commitment to increase liquidity and limit new investments to highly rated bonds, with some selective purchases of National Association of Insurance Commissioners (“NAIC”) category 3 bonds and mortgages.

As part of MLOA’s investment management process, management, with the assistance of its investment advisors, constantly monitors investment performance. This internal review process culminates with a quarterly review of certain assets by Holdings’ Investments Under Surveillance Committee which evaluates whether any investments are other than temporarily impaired and whether specific investments should be put on an interest non-accrual basis.

The Company’s assets as of December 31, 2018 and 2017 were as follows:

	As of December 31,
	2018		2017
	(in millions)%		(in millions)%
Bonds	$1,065.5	80.7%	$1,021.4	0.8
Preferred Stocks	4.2	0.3%	4.2	0.3%
Cash and short-term investments	48.8	3.7%	37.7	3.0%
Common stocks	55.0	4.2%	48.6	3.8%
Mortgage loans on real estate	17.0	1.3%	17.0	1.3%
Contract loans	109.9	8.3%	57.2	4.5%
Receivable for securities	1.0	0.1%	0.4	—%
Derivatives	18.7	1.4%	88.9	7.1%

Total invested assets	$1,320.1	100.0%	$1,275.4	100.0%

Other	$103.9		$32.4

Total General Account Assets	1,424.0		1,307.8
Separate Accounts	2,280.8		2,427.3

Total Assets	$3,704.8		$3,735.1

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The increase in Total General Account Assets of $116.2 million generally reflects net positive cash flows on MLOA’s life products. The decrease in Separate Accounts assets to $2,280.8 million at December 31, 2018 from $2,427.3 million at December 31, 2017 is principally attributable to market depreciation, net withdrawals, and fees. As of December 31, 2018 and 2017 the amount of Separate Accounts assets ceded to Protective under MODCO was $953.1 million and $1,132.2 million, respectively.

The Securities Valuation Office (SVO) of the NAIC evaluates the investments of insurers for regulatory reporting purposes and assigns securities to one of six investment categories called “NAIC Designations”. The NAIC Designations closely mirror the nationally recognized statistical rating organizations’ (NRSRO) definitions for marketable bonds.

The following tables show the Company’s bond and preferred stock by NAIC designation at December 31, 2018 and 2017:

		As of December 31,
		2018		2017
NAIC Ratings	Rating Agency Equivalent Designation	(in millions)%		(in millions)%
Class 1	Aaa/Aa/A	$475.3	44.4%	$576.8	56.2%
Class 2	Baa	589.7	55.2%	437.0	42.6%
Class 3	Ba	—	—%	6.0	0.6%
Class 4	B	—	—%	—	—%
Class 5	Caa and lower	4.4	0.4%	5.5	0.6%
Class 6	In or near default	0.3	—%	0.3	—%

Total		$1,069.7	100%	$1,025.6	100%

At December 31, 2018, approximately 99.6% of the fixed income portfolio is held in NAIC category 1 and 2 bonds. The admitted value of MLOA’s Loan-Backed Securities portfolio at 12/31/18 is $14.5 million. In 2018 and 2017 MLOA’s general account recorded $2.1 million (entirely Pacific Gas & Electric bonds) and $0.4 million, respectively, of write-downs of bonds determined to be other than temporarily impaired (“OTTI”) as realized losses. Additionally, in 2018, there no valuation allowances on fixed maturities. In 2017, there was a $5.0 million decrease in valuation allowances on fixed maturities. In 2018 the Company entered into an agreement with the Federal Home Loan Bank (“FHLB”) and invested $2.0 million in common stock. The Company has the capacity to borrow $300.0 million from the FHLB. As of December 31, 2018, the Company has no borrowing.

Common stock consists of 2.6 million AllianceBernstein units with a carrying value of $53.0 million and $2.0 million of FHLB capital Stock. The Company adopted the market valuation method as the reporting valuation basis for its ownership of AllianceBernstein units in order to conform to the provisions of the NAIC Accounting Practices and Procedures manual. The Company and its affiliates petitioned and received from the Securities Valuation Office of the NAIC a valuation discount factor for its AllianceBernstein units. The AllianceBernstein investment had a $4.4 million increase in value in 2018 after receiving a $8.2 million dividend in 2018 compared to a $3.1 million increase in value in 2017 after receiving a $6.2 million dividend in 2017.

Mortgage loans consist of $17.0 million commercial mortgage loans. MLOA’s investment policy regarding the origination of new mortgage loans involves a review of the economics of the property being financed, the loan to value ratio, adherence to guidelines that provide for diversification of MLOA’s mortgage portfolio by property type, location and a review of prevailing industry lending practices.

Derivative assets of $18.7 million and $88.9 million were reported at December 31, 2018 and 2017, respectively. The Company uses equity indexed options/futures to hedge its exposure to equity linked crediting rates on some of its life products. During 2018, these positions generated $5.8 million of realized gains and $40.0 million of unrealized losses. At December 31, 2018, The Company held $11.5 million in collateral delivered by trade counterparties.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity refers to our ability to generate adequate amounts of cash from our operating, investment and financing activities to meet our cash requirements with a prudent margin of safety. Capital refers to our long-term financial resources available to support business operations and future growth. Our ability to generate and maintain sufficient liquidity and capital is dependent on the profitability of our businesses, timing of cash flows related to our investments and products, our ability to access the capital markets, general economic conditions and the alternative sources of liquidity and capital described herein.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Sources and Uses of Liquidity of MLOA

MLOA’s principal sources of cash flows are premiums and charges on policies and contracts, investment income, repayments of principal and proceeds from sales of fixed maturities and other General Account Investment Assets and capital contributions from AEFS. Liquidity management is focused around a centralized funds management process. This centralized process includes the monitoring and control of cash flow associated with policyholder receipts and disbursements and General Account portfolio principal, interest and investment activity. Funds are managed through a banking system designed to reduce float and maximize funds availability.

In addition to gathering and analyzing information on funding needs, the Company has a centralized process for both investing short-term cash and borrowing funds to meet cash needs. In general, the short-term investment positions have a maturity profile of 1-7 days with considerable flexibility as to availability.

MLOA’s liquidity requirements principally relate to the payment of benefits under its various life insurance products, cash payments relating to policy surrenders, withdrawals and loans and payment of its operating expenses, including payments to affiliates in connection with service agreements. Management believes there is sufficient liquidity in the form of cash and cash equivalent, and its bond portfolio together with cash flows from operations and scheduled maturities of fixed maturities to satisfy MLOA’s liquidity needs. In addition, the Company has the capacity to borrow $300.0 million from the FHLB and receive capital contributions from its parent AEFS.

Capital Management Policies

Our Board of Directors and senior management are directly involved in the governance of our capital management process, including proposed changes to our capital plan, capital targets and capital policies.

Capital Position and Structure

We manage our capital position to maintain financial strength and credit ratings that facilitate the distribution of our products and provide our desired level of access to the bank and public financing markets.

Cash Flow Analysis

We believe that cash flows from our operations are adequate to satisfy current liquidity requirements. The continued adequacy of our liquidity will depend upon factors such as future market conditions, changes in interest rate levels, policyholder perceptions of our financial strength, policyholder behavior, the effectiveness of our hedging programs, catastrophic events and the relative safety and attractiveness of competing products. Changes in any of these factors may result in reduced or increased cash outflows. Our cash flows from investment activities result from repayments of principal, proceeds from maturities and sales of invested assets and investment income, net of amounts reinvested. The primary liquidity risks with respect to these cash flows are the risk of default by debtors or bond insurers, our counterparties’ willingness to extend repurchase agreements, commitments to invest and market volatility. We closely manage these risks through our asset/liability management process and regular monitoring of our liquidity position.

	Years Ended December 31,
	2017	2016	2015
	(in million)
Cash and cash equivalents, beginning of year	$37.7	$107.3	$164.1
Net cash provided by (used in) operations	182.2	170.6	141.9
Net cash provided by (used in) investing activities	(74.1)	(294.7)	(230.1)
Net cash provided by (used in) financing activities and miscellaneous sources	(97.0)	54.5	31.4

Net increase (decrease)	11.1	$(69.6)	$(56.8)

Cash and cash equivalents, end of year	$48.8	$37.7	$107.3

Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

Cash and cash equivalents at December 31, 2018 were $48.8 million, an increase of $11.1 million from $37.7 million at December 31, 2017.

Cash inflows from operations were $182.2 million in 2018 as compared to cash inflows of $170.6 million in 2017. Cash flows from operating activities include such sources as premiums, investment income and dividends from AB offset by such uses as life insurance benefit payments, compensation reimbursements to affiliates and other cash expenditures.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Net cash used in investing activities was $74.1 million in 2018, a decrease of $220.1 million from cash used of $294.7 million in 2017, primarily due to lower acquisitions of fixed maturities in 2018, partially offset by lower proceeds from sales, maturities and repayments of fixed maturities.

Net cash used in financing activities and miscellaneous sources was $97.0 million in 2018 as compared to net cash from financing activities and miscellaneous sources of $54.5 million in 2017. The variance in cash used of $117.5 million was due primarily to a change in the liability for Amounts withheld by the Company as agent. This was a $81.9 million outflow in 2018 as compared to a $35.7 million inflow in 2017.

Years Ended December 31, 2017 Compared to the Year Ended December 31, 2016

Cash and cash equivalents at December 31, 2017 were $37.7 million, a decrease of $69.6 million from $107.3 million at December 31, 2016.

Cash inflows from operations were $170.6 million in 2017 as compared to cash inflows of $141.9 million in 2016. Cash flows from operating activities include such sources as premiums, investment income and dividends from AB offset by such uses as life insurance benefit payments, compensation reimbursements to affiliates and other cash expenditures.

Net cash from financing activities and miscellaneous sources was $54.5 million in 2017 as compared to net cash from financing activities and miscellaneous sources of $31.4 million in 2016. The increase in cash from financing activities and miscellaneous sources of $23.1 million was due primarily to the timing of intercompany settlements and remittances and items not allocated.

Our Statutory Capital

MLOA is subject to the regulatory capital requirements of Arizona, which are designed to monitor capital adequacy. The level of an insurer’s required capital is impacted by many factors including, but not limited to, business mix, product design, sales volume, invested assets, liabilities, reserves and movements in the capital markets, including interest rates and equity markets. As of December 31, 2018, the total adjusted capital of MLOA was in excess of Arizona’s regulatory capital requirements.

RBC requirements are used as minimum capital requirements by the NAIC and the state insurance departments to evaluate the capital condition of regulated insurance companies. RBC is based on a formula calculated by applying factors to various asset, premium, claim, expense and statutory reserve items. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk, market risk and business risk and is calculated on a quarterly basis and made public on an annual basis. The formula is used as an early warning regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally. State insurance laws provide insurance regulators the authority to require various actions by, or take various actions against, insurers whose total adjusted capital does not meet or exceed certain RBC levels. At the date of most recent annual statutory financial statement filed with insurance regulators, our total adjusted capital subject to these requirements was in excess of each of those RBC levels.

MLOA is restricted as to the amounts it may pay as dividends to AEFS. Under Arizona Insurance Law, a domestic life insurer may not, without prior approval of the Director of Insurance, pay a dividend to its shareholder exceeding an amount calculated based on a statutory formula. This formula would not permit MLOA to pay shareholder dividends during 2019.

Captive Reinsurance

Through April 10, 2018, MLOA reinsured to AXA RE Arizona, the no lapse guarantee riders contained in certain variable and interest-sensitive life policies. On April 11, 2018, all of the business MLOA reinsured to AXA RE Arizona was novated to EQ AZ Life Re. MLOA received statutory reserve credits for reinsurance treaties with EQAZ Life Re to the extent EQ AZ Life Re held assets in an irrevocable trust (none at December 31, 2018) and/or letters of credit ($45 million at December 31, 2018). These letters of credit were guaranteed by Holdings.

Description of Certain Indebtedness

MLOA had no debt outstanding as of December 31, 2018 or 2017.

Ratings

Financial strength ratings (which are sometimes referred to as “claims-paying” ratings) and credit ratings are important factors affecting public confidence in an insurer and its competitive position in marketing products. Our credit ratings are also important for our ability to raise capital through the issuance of debt and for the cost of such financing.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

A downgrade of these ratings could make it more difficult to raise capital to refinance any maturing debt obligations, to support business growth and to maintain or improve our current financial strength ratings. Upon announcement of AXA’s plan to pursue the Holdings IPO and the filing of the initial Form S-1 on November 13, 2017, MLOA’s ratings were downgraded by S&P and Moody’s. The downgrades reflected the removal of the uplift associated with assumed financial support from AXA.

Financial strength ratings represent the opinions of rating agencies regarding the financial ability of an insurance company to meet its obligations under an insurance policy.

	A.M. Best	S&P	Moody’s
Last review date	December 17, 2018	December 11, 2018	September 18, 2018
Financial Strength Ratings:
MONY Life Insurance Company of America	A	A+	A2

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

None.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

MLOA’s operations are subject to financial, market, political and economic risks, as well as to risks inherent in its business operations. The discussion that follows provides additional information on market risks arising from its insurance asset/liability management activities. Primary market risk exposure results from interest rate fluctuations and changes in credit quality.

MLOA’s results of operations significantly depend on profit margins between investment results from General Account Investment Assets and interest credited on individual insurance products. Management believes its fixed rate liabilities should be supported by a portfolio principally composed of fixed rate investments that generate predictable, steady rates of return. Although these assets are purchased for long-term investment, the portfolio management strategy considers them available for sale in response to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook and other relevant factors. See the “Investments” section of Note 2 of Notes to Financial Statements for the accounting policies for the investment portfolios. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risks. Insurance asset/liability management includes strategies to minimize exposure to loss as interest rates and economic and market conditions change. As a result, the fixed maturity portfolio has modest exposure to call and prepayment risk and the vast majority of mortgage holdings are fixed rate mortgages that carry yield maintenance and prepayment provisions.

Investments with Interest Rate Risk. MLOA’s General Account investment portfolio is comprised of fixed maturities and mortgage loans that have interest rate risk. As these investments are carried at amortized cost and not at fair value under SAP, the elements of market risk discussed above do not generally have a significant direct impact on MLOA’s financial position or results of operations.

Liabilities with Interest Rate Risk — Fair Value.

Asset/liability management is integrated into many aspects of MLOA’s operations, including investment decisions, product development and determination of crediting rates. As part of the risk management process, numerous economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine if existing assets would be sufficient to meet projected liability cash flows. Key variables include policyholder behavior, such as persistency, under differing crediting rate strategies.

Derivatives and Interest Rate and Equity Risks — Fair Value. MLOA uses derivatives for asset/liability risk management primarily to reduce exposures to equity market fluctuations. Derivative hedging strategies are designed to reduce these risks from an economic perspective and are all executed within the framework of a “Derivative Use Plan” approved by the Arizona Department of Insurance (“ADOI”). To minimize credit risk exposure associated with its derivative transactions, each counterparty’s credit is appraised and approved and risk control limits and monitoring procedures are applied. Credit limits are established and monitored on the basis of potential exposures that take into consideration current market values and estimates of potential future movements in market values given potential fluctuations in market interest rates. In addition, MLOA executed various collateral arrangements with counterparties to over-the-counter derivative transactions that require both the pledging and accepting of collateral either in the form of cash or high-quality Treasury or government agency securities.

Mark to market exposure is a point-in-time measure of the value of a derivative contract in the open market. A positive value indicates existence of credit risk for MLOA because the counterparty would owe money to MLOA if the contract were closed. Alternatively, a negative value indicates MLOA would owe money to the counterparty if the contract were closed. If there is more than one derivative transaction outstanding with a counterparty, a master netting arrangement exists with the counterparty. In that case, the market risk represents the net of the positive and negative exposures with the single counterparty. In management’s view, the net potential exposure is the better measure of credit risk.

At December 31, 2018 and 2017, the net fair values of MLOA’s derivatives were $12 million and $89 million, respectively. The table that follows shows equity sensitivities of those derivatives, measured in terms of fair value. These exposures will change as a result of ongoing portfolio and risk management activities.

		Equity Sensitivity
	Notional Amount	Fair Value	Balance after -10% Equity Price Shift
	(in millions)
December 31, 2018
Options	$124	$12	$6
December 31, 2017
Options	$1,058	$89	$47

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

BOARD OF DIRECTORS

The Board of Directors of MLOA (the “Board”) consists of ten members, including our Chief Executive Officer, three senior executives of AXA and six independent members.

The Board holds regular quarterly meetings, generally in February, May, September and November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit and Investment Committees, each of which is described in further detail below.

The current members of the Board are as follows:

Ramon de Oliveira

Mr. de Oliveira, age 64, has been a director of MLOA since March 2019 and currently serves as our Chairman of the Board. He previously served as a director of MLOA and AXA Equitable from May 2011 to May 2018. Mr. de Oliveira has been a member of AXA’s Board of Directors since April 2010, where he serves on the Finance Committee (Chair) and Audit Committee, and from April 2009 to May 2010, he was a member of AXA’s Supervisory Board. Mr. de Oliveira also has served as a director of Holdings since April 2018, AXA Equitable since March 2019 and AllianceBernstein Corporation since May 2017. He is currently the Managing Director of the consulting firm Investment Audit Practice, LLC, based in New York, NY. From 2002 to 2006, Mr. de Oliveira was an adjunct professor of Finance at Columbia University. Starting in 1977, he spent 24 years at JP Morgan & Co. where he was Chairman and Chief Executive Officer of JP Morgan Investment Management and was also a member of the firm’s Management Committee since its inception in 1995. Upon the merger with Chase Manhattan Bank in 2001, Mr. de Oliveira was the only executive from JP Morgan & Co. asked to join the Executive Committee of the new firm with operating responsibilities. Previously, he has served as a director of JP Morgan Suisse, American Century Company, Inc., SunGard Data Systems, JACCAR Holdings and The Hartford Insurance Company.

Mr. de Oliveira brings to the Board extensive financial services experience, and key leadership and analytical skills developed through his roles within the financial services industry and academia. The Board also will benefit from his perspective as a director of AXA and as a former director of other companies.

Mark Pearson

Mr. Pearson, age 60, has been a director of MLOA since January 2011 and currently serves as our Chief Executive Officer. He has served as a director of Holdings and AXA Equitable since January 2011 and AllianceBernstein Corporation since February 2011. Mr. Pearson also serves as the President and Chief Executive Officer of Holdings and is a member of the Executive Committee of AXA. From February 2011 through September 2013, Mr. Pearson served as AXA Equitable’s Chairman of the Board and Chief Executive Officer and currently serves as AXA Equitable’s Chairman of the Board and Chief Executive Officer. From 2008 to 2011, he was the President and Chief Executive Officer of AXA Japan Holding Co. Ltd. (“AXA Japan”). Mr. Pearson joined AXA in 1995 with the acquisition of National Mutual Holdings and was appointed Regional Chief Executive of AXA Asia Life in 2001. Before joining AXA, Mr. Pearson spent approximately 20 years in the insurance sector, assuming several senior manager positions at Hill Samuel, Schroders, National Mutual Holdings and Friends Provident. Mr. Pearson is a Fellow of the Chartered Association of Certified Accountants and is a member of the Board of Directors of the American Council of Life Insurers.

Mr. Pearson brings to the Board diverse financial services experience developed though his service as an executive, including as a Chief Executive Officer, to Holdings, AXA Japan and other AXA affiliates.

Thomas Buberl

Mr. Buberl, age 46, has been a director of MLOA since May 2016. He has served as Chief Executive Officer of AXA since September 2016. Mr. Buberl has been a director of Holdings since September 2016 and a director of AXA Equitable since May 2016. From March 2016 to August 2016, Mr. Buberl served as Deputy Chief Executive Officer (Directeur Général Adjoint) of AXA. Prior thereto, Mr. Buberl served as Chief Executive Officer of AXA Konzern AG (May 2012 to March 2016), Chief Executive Officer for the global business line for the Health Business (March 2015 to March 2016) and Chief Executive Officer for the global business line for the Life and Savings Business (January 2016 to March 2016). From November 2008 to April 2012, Mr. Buberl served as Chief Executive Officer for Switzerland of Zurich Financial Services (“Zurich”). Prior to joining Zurich, Mr. Buberl held various management positions with Boston Consulting Group (February 2000 to October 2005) and Winterthur Group (November 2005 to October 2008). Mr. Buberl is also Chairman of the Board of Directors of XL Group Ltd. (Bermuda) and a member of the Supervisory Board of Bertelsmann SE & Co. KGaA (Germany).

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Mr. Buberl brings to the Board his extensive experience and key leadership skills developed through his service as an executive, including invaluable perspective as the Chief Executive Officer of AXA. The Board also benefits from his perspective as a member of AXA’s Management Committee.

Barbara Fallon-Walsh

Ms. Fallon-Walsh, age 66, has been a director of MLOA since May 2012. She has been a director of AllianceBernstein Corporation since May 2017. Ms. Fallon-Walsh was a director of AXA Equitable from May 2012 to May 2018. Ms. Fallon-Walsh was with The Vanguard Group, Inc. (“Vanguard”) from 1995 until her retirement in 2012, where she held several executive positions, including Head of Institutional Retirement Plan Services from 2006 through 2011. Ms. Fallon-Walsh started her career at Security Pacific Corporation in 1979 and held a number of senior and executive positions with the company, which merged with Bank of America in 1992. From 1992 until joining Vanguard in 1995, Ms. Fallon-Walsh served as Executive Vice President, Bay Area Region and Los Angeles Gold Coast Region for Bank of America. Ms. Fallon-Walsh formerly served as a member of the Boards of Directors of AXA Investment Managers S.A., AXA IM Inc. and AXA Rosenberg Group LLC.

Ms. Fallon-Walsh brings to the Board extensive financial services and general management expertise through her executive positions at Vanguard, Bank of America and Security Pacific National Bank and through her perspective as a director of AllianceBernstein Corporation. The Board also benefits from her extensive knowledge of the retirement business.

Gérald Harlin

Gérald Harlin, age 63, has been a director of MLOA since May 2018. He has been a director of AXA Equitable since May 2018 and Holdings since September 2016. Mr. Harlin has been AXA’s Deputy Chief Executive Officer (Directeur Général Adjoint) since December 2017, Chief Financial Officer since 2010, a member of AXA’s Executive Committee since July 2008 and a member of AXA’s Management Committee since July 2016. He holds various directorships within AXA: Chairman & Chief Executive Officer of AXA China (France), Chief Executive Officer and a member of the Management Board of Vinci B.V. (the Netherlands), Chairman of the Board of Directors of AXA Holdings Belgium SA (Belgium) and AXA Mediterranean Holdings, S.A.U. (Spain), Chairman of AXA Oeuvres d’Art (France) and Lor Patrimoine (France), Chairman of the Management Committee of AXA ASIA (France), a member of the Supervisory Board of AXA Liabilities Managers (France) and director of AXA Real Estate Investment Managers (France). Mr. Harlin is also AXA’s permanent representative to the board of AXA Investment Managers (France). From 2003 to 2009, Mr. Harlin served as Executive Vice President, Finance & Control of AXA. From 1979 to 1990, Mr. Harlin held various positions with the Total Group. He was Head of Corporate Finance Department for North America, Mining & Chemical Subsidiaries from 1989 to 1990.

Mr. Harlin brings to the Board his extensive experience and key leadership skills developed through his service as an executive, including invaluable perspective as the Chief Financial Officer of AXA. The Board also benefits from his perspective as a member of AXA’s Management Committee.

Daniel G. Kaye

Mr. Kaye, age 64, has been a director of MLOA since September 2015. Mr. Kaye has served as a director of AXA Equitable since September 2015 and AllianceBernstein Corporation since May 2017. Mr. Kaye currently serves as the Chairman of the Audit Committee of AllianceBernstein Corporation and is a member of the Compensation Committee. Mr. Kaye was a member of the Board of Directors of AXA Insurance Company from April 2017 to December 2018. From January 2013 to May 2014, Mr. Kaye served as Interim Chief Financial Officer and Treasurer of HealthEast Care System (“HealthEast”). Prior to joining HealthEast, Mr. Kaye spent 35 years with Ernst & Young LLP (“Ernst & Young”) from which he retired in 2012. Throughout his time at Ernst & Young, where he was an audit partner for 25 years, Mr. Kaye enjoyed a track record of increasing leadership and responsibilities, including serving as the New England Managing Partner and the Midwest Managing Partner of Assurance. Mr. Kaye was a member of the Board of Directors of Ferrellgas Partners L.P. (“Ferrellgas”) from August 2012 to November 2015 where he served on the Audit Committee and Corporate Governance and Nominating Committee (Chair). Mr. Kaye is a Certified Public Accountant and National Association of Corporate Directors (NACD) Board Leadership Fellow.

Mr. Kaye brings to the Board invaluable expertise as an audit committee financial expert, extensive financial services and insurance industry experience and his general knowledge and experience in financial matters developed through his roles at Ernst & Young and HealthEast. The Board also benefits from his experience as a director of Ferrellgas, AllianceBernstein Corporation and AXA Insurance Company.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Kristi Matus

Ms. Matus, age 51, has been a director of MLOA since March 2019 and previously served as a director of MLOA from September 2015 until May 2018. She has served as a director of AXA Equitable since September 2015 and Holdings since March 2019. From July 2014 to May 2016, Ms. Matus served as Executive Vice President and Chief Financial & Administrative Officer of athenahealth, Inc. (“athenahealth”). Prior to joining athenahealth, Ms. Matus served as Executive Vice President and Head of Government Services of Aetna, Inc. (“Aetna”) from February 2012 to July 2013. Prior to Aetna, she held several senior leadership roles at United Services Automobile Association (“USAA”), including Executive Vice President and Chief Financial Officer from 2008 to 2012. She began her career at the Aid Association for Lutherans, where she held various financial and operational roles for over a decade. Ms. Matus is currently a member of the Board of Directors of Tru Optik Data Corp. (“Tru Optik”), and was a member of the Board of Directors of Jordan Health Services, Inc. (“Jordan Health”) from November 2016 to December 2018. She is an Executive Advisor for Thomas H. Lee Partners L.P since October 2017.

Ms. Matus brings to the Board extensive management expertise, finance, corporate governance and key leadership skills developed through her roles at athenahealth, Aetna and USAA. The Board also benefits from her experience as a director of Tru Optik and Jordan Health.

Bertram L. Scott

Mr. Scott, age 68, has been a director of MLOA since May 2012. Mr. Scott has served as a director of AXA Equitable since May 2012 and Holdings since March 2019. Mr. Scott has served as Senior Vice President of population health of Novant Health, Inc. since February 2015. From November 2012 through December 2014, Mr. Scott served as President and Chief Executive Officer of Affinity Health Plans. From June 2010 to December 2011, Mr. Scott served as President, U.S. Commercial of CIGNA Corporation. Prior thereto, he served as Executive Vice President of TIAA-CREF from 2000 to June 2010 and as President and Chief Executive Officer of TIAA-CREF Life Insurance Company from 2000 to 2007. Mr. Scott is currently a member of the Board of Directors of Becton, Dickinson and Company, where he serves on the Audit Committee (Chair) and Compensation and Benefits Committee, and Lowe’s Companies, Inc., where he serves on the Audit Committee and Governance Committee.

Mr. Scott brings to the Board invaluable expertise as an audit committee financial expert, and strong strategic and operational expertise acquired through the variety of executive roles in which he has served during his career. The Board also benefits from his perspective as a director of Becton, Dickinson and Company and Lowe’s Companies, Inc.

George Stansfield

Mr. Stansfield, age 59, has been a director of MLOA since May 2017. Mr. Stansfield has served as a director of Holdings since November 2017 and of AXA Equitable since May 2017. Since December 2017, Mr. Stansfield has been Deputy Chief Executive Officer (Directeur Général Adjoint) of AXA, and since July 2016, Mr. Stansfield has been Group General Secretary and a member of AXA’s Management Committee. Mr. Stansfield was previously Head of AXA’s Group Human Resources from 2010 to 2016 and was AXA’s Group General Counsel from 2004 to 2016. Prior to 2004, Mr. Stansfield was an attorney in the legal department of AXA Equitable for 11 years. Mr. Stansfield holds various directorships within AXA: Chairman of the Supervisory Board of AXA Liabilities Managers (France), GIE AXA (France) and Kamet (France), Chairman of the Management Committee of AXA Venture Partners (France) and director or Management Committee member of AXA ASIA (France) and AXA Life Insurance Co Ltd. (Japan). Mr. Stansfield is also AXA’s permanent representative to the board of AXA Millésimes Finance, Château Petit Village, Château Pichon Longueville, SCI de L’Arlot and Société Belle Hélène. Mr. Stansfield is also a Trustee of the American Library of Paris, a non-profit organization and the largest English language lending library on the European mainland.

Mr. Stansfield brings to the Board his extensive experience and knowledge and key leadership skills developed through his service as an executive, including his experience as Group General Secretary and his perspective as a member of AXA’s Management Committee.

Charles G.T. Stonehill

Mr. Stonehill, age 61, has been a director of MLOA since March 2019 and previously served as a director of MLOA from November 2017 until May 2018. Mr. Stonehill has served as a director of AXA Equitable since November 2017 and Holdings since April 2018. Mr. Stonehill is Founding Partner of Green & Blue Advisors LLC. He also serves as nonexecutive Vice Chairman of the Board of Directors of Julius Baer Group Ltd. Mr. Stonehill is a member of the Board of Directors of CommonBond, LLC and of PlayMagnus A/S. During his financial services career, Mr. Stonehill served as the Managing Director of Lazard Frères & Co., LLC, and global head of Lazard Capital Markets from 2002 to 2004. He served as Head of Investment Banking for the Americas of Credit Suisse First Boston from 1997 to 2002 and as Head of European Equities and Equity Capital Markets at Morgan Stanley & Co., Inc., from 1984 to 1997. Mr. Stonehill began his career at JP Morgan in the oil and gas investment banking group, where he worked from 1978 to 1984.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Mr. Stonehill brings to the Board his expertise and distinguished track record of success in the financial services industry and over 30 years’ experience in energy markets, investment banking and capital markets.

EXECUTIVE OFFICERS

The Holdings’ Management Committee (the “Management Committee”) is responsible for the business strategy and operations of all of Holdings’ subsidiaries, including MLOA. Accordingly, the members of the Management Committee listed below and Mr. Pearson (whose biography is included above in the Board of Directors information) are the current executive officers of MLOA.

Seth Bernstein, President and Chief Executive Officer of AllianceBernstein Corporation

Mr. Bernstein, age 57, has been the President and Chief Executive Officer of AllianceBernstein Corporation since May 2017. Mr. Bernstein is also a director of AllianceBernstein Corporation. From 2014 to 2017, Mr. Bernstein was Managing Director and Global Head of Managed Solutions and Strategy at JPMorgan Asset Management. In this role, he was responsible for the management of all discretionary assets within the Private Banking client segment. From 2012 to 2014, Mr. Bernstein was Managing Director and Global Head of Asset Management Solutions for JPMorgan Chase & Co. Among other roles, Mr. Bernstein was Managing Director and Global Head of Fixed Income & Currency from 2002 to 2012. Previously, Mr. Bernstein served as Chief Financial Officer at JPMorgan Chase’s investment management and private banking division. He is a member of the Board of Managers of Haverford College.

Dave S. Hattem, Senior Executive Vice President, General Counsel and Secretary

Mr. Hattem, age 62, currently serves as Senior Executive Vice President, General Counsel and Secretary of MLOA and Holdings and as Senior Executive Director, General Counsel and Secretary of AXA Equitable. Mr. Hattem is responsible for oversight of the Law Department, including the compliance, government relations and corporate secretary’s functions, helping the Company navigate the legal and regulatory environment to achieve its strategic goals. Prior to his election as General Counsel in 2010, Mr. Hattem served as Senior Vice President and Deputy General Counsel, taking on this role in 2004. Prior to joining the Holdings group of companies, Mr. Hattem served in several senior management positions in the Office of the United States Attorney for the Eastern District of New York. Mr. Hattem began his professional legal career as an Associate in the Litigation Department of Barrett Smith Schapiro Simon & Armstrong. Mr. Hattem is Chairman of the Board of Directors of The Life Insurance Council of New York.

Jeffrey J. Hurd, Senior Executive Vice President and Chief Operating Officer

Mr. Hurd, age 52, is responsible for overseeing the human resources, information technology and transformation office functions. The transformation office encompasses operations, data and analytics, procurement and oversight of strategic task forces. Mr. Hurd has served as Senior Executive Director and Chief Operations Officer of AXA Equitable since January 2018. Mr. Hurd is also the Senior Executive Vice President and Chief Operating Officer of Holdings. Prior to joining the Holdings group, Mr. Hurd held various positions at American International Group, Inc. (“AIG”), where he most recently served as executive vice president and chief operating officer. Mr. Hurd joined AIG in 1998 and served in various leadership positions there, including AIG deputy general counsel, general counsel and chief administrative officer of asset management, AIG chief administrative officer and executive vice president and chief human resources officer.

Nick Lane, President

Mr. Lane, age 45, oversees all aspects of MLOA’s business, as well as distribution. Mr. Lane also serves as President of AXA Equitable Life. Prior to his most recent role as Chief Executive Officer of AXA Japan, which commenced in 2016, Mr. Lane served in multiple roles with the Holdings group of companies, including Senior Executive Director and Head of U.S. Life and Retirement for AXA Equitable Life from 2013 to 2016. Before joining AXA Equitable Life in 2008, Mr. Lane was a leader in the sales and marketing practice of the strategic consulting firm McKinsey & Co. Prior to McKinsey & Co., Mr. Lane served as a captain in the United States Marine Corps.

Anders Malmström, Senior Executive Vice President and Chief Financial Officer

Mr. Malmström, age 51, currently serves as Senior Executive Vice President and Chief Financial Officer of MLOA and Holdings and as Senior Executive Director and Chief Financial Officer of AXA Equitable. Mr. Malmström is responsible for all actuarial and investment functions, with oversight of the controller, tax, expense management and distribution finance areas. Prior to joining the Holdings group of companies, Mr. Malmström was a member of the Executive Board and served as the Head of the Life Business at AXA Winterthur. Prior to joining AXA Winterthur in January 2009, Mr. Malmström was a Senior Vice President at Swiss Life, where he was also a member of management. Mr. Malmström joined Swiss Life in 1997, and held several positions of increasing responsibility during his tenure.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

CORPORATE GOVERNANCE

Committees of the Board

The Executive Committee of the Board (“Executive Committee”) is currently comprised of Mr. de Oliveira (Chair), Mr. Buberl, Mr. Pearson and Mr. Stonehill. The function of the Executive Committee is to exercise the authority of the Board in the management of MLOA between meetings of the Board with the exceptions set forth in MLOA’s By-Laws.

The Audit Committee of the Board (“Audit Committee”) is currently comprised of Mr. Kaye (Chair), Mr. Scott and Mr. Stonehill. The primary purposes of the Audit Committee are to: (i) assist the Board of Directors in its oversight of the (1) adequacy and effectiveness of the internal control and risk management frameworks, (2) financial reporting process and the integrity of the publicly reported results and disclosures made in the financial statements and (3) effectiveness and performance of the internal and external auditors and the independence of the external auditor; (ii) approve (1) the appointment, compensation and retention of the external auditor in connection with the annual audit and (2) the audit and non-audit services to be performed by the external auditor and (iii) resolve any disagreements between management and the external auditor regarding financial reporting. The Board has determined that each of Messrs. Kaye, Scott and Stonehill is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K. The Board has also determined that each member of the Audit Committee is financially literate.

The Investment Committee of the Board (“Investment Committee”) is currently comprised of Ms. Fallon-Walsh (Chair), Mr. Kaye, Mr. Pearson and Mr. Stonehill. The primary purpose of the Investment Committee is to oversee the investments of MLOA by (i) taking actions with respect to the acquisition, management and disposition of investments and (ii) reviewing investment risk, exposure and performance, as well as the investment performance of products and accounts managed on behalf of third parties.

Independence of Certain Directors

Although not subject to the independence standards of the New York Stock Exchange, as a best practice we have applied the independence standards required for listed companies of the New York Stock Exchange to the current members of the Board of Directors. Applying these standards, the Board of Directors has determined that each of Mr. de Oliveira, Ms. Fallon-Walsh, Mr. Kaye, Ms. Matus, Mr. Scott, and Mr. Stonehill is independent.

Code of Ethics

The AXA Equitable Holdings, Inc. Code of Business Conduct and Ethics (the “Code”) applies to all directors, employees, officers and financial professionals of Holdings and its subsidiaries (the “EQH Group”). The AXA Equitable Holdings, Inc. Financial Code of Ethics (the “Financial Code”) supplements the Code and applies to Holdings’ Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer and senior corporate officers with financial, accounting and reporting responsibilities as well as any other employee of the EQH Group performing similar tasks or functions.

The Code and the Financial Code each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations and are available without charge on the investor relations portion of Holdings’ website at https://ir.axaequitableholdings.com. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding certain amendments or waivers from provisions of the Financial Code by posting such information on the Holdings’ website at the above address. To date, there have been no such amendments or waivers.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

EXECUTIVE COMPENSATION

As an indirect wholly-owned subsidiary of Holdings, MLOA does not maintain a compensation program for its executive officers. Accordingly, during 2018, MLOA’s Named Executive Officers other than Mr. Bernstein (the “EQH Program Participants”) participated in Holdings’ executive compensation program (the “EQH Compensation Program”). The EQH Program Participants were employees of AXA Equitable and received no compensation directly from MLOA. Rather, 1.97% of their compensation from AXA Equitable was allocated to MLOA under the Amended Services Agreement between AXA Equitable and MLOA, effective as of February 1, 2005 (the “Services Agreement”). The total amount allocated to MLOA for 2018 was $1.1 million.

Since AB has historically maintained its own plans and programs as a publicly-traded company, Mr. Bernstein participated in AB’s executive compensation program rather than the EQH Compensation Program during 2018. No part of Mr. Bernstein’s compensation was allocated to MLOA.

Because MLOA does not maintain its own compensation program for its executive officers, this section includes Holdings’ Compensation Discussion and Analysis (including the sections titled “EQH Compensation Program,” “Mr. Bernstein’s Compensation,” “Compensation-Related Policies,” “Accounting and Tax Considerations” and “Consideration of Most Recent “Say on Pay Vote”) and all of Holdings’ compensation tables for its executives. Accordingly, as used in these items, the terms “we,” “us” and “our” refer to Holdings and its consolidated subsidiaries, unless the context refers only to Holdings as a corporate entity. Also, AXA Equitable is referred to as “AXA Equitable Life.”

COMPENSATION DISCUSSION AND ANALYSIS

For 2018, the Named Executive Officers of MLOA were:

•	Mark Pearson, Chairman of the Board and Chief Executive Officer

•	Anders Malmström, Senior Executive Vice President and Chief Financial Officer

•	Jeffrey Hurd, Senior Executive Vice President and Chief Operating Officer

•	Dave Hattem, Senior Executive Vice President, Secretary and General Counsel

•	Seth Bernstein, Chief Executive Officer of AB

EQH COMPENSATION PROGRAM

COMPENSATION PHILOSOPHY

The overriding goal of the EQH Compensation Program is to attract, retain and motivate top-performing executives dedicated to our long-term financial and operational success. To achieve this goal, the program incorporates metrics to measure our success and fosters a pay-for-performance culture by:

•	providing total compensation opportunities competitive with the levels of total compensation available at the companies with which we most directly compete for talent;

•	making performance-based variable compensation the principal component of executive pay to ensure that the financial success of executives is based on corporate financial and operational success;

•

setting performance objectives and targets for variable compensation arrangements that provide individual executives with the opportunity to earn above-target compensation by achieving above-target results;

•

establishing equity-based arrangements that align executives’ financial interests with those of our shareholders by ensuring the executives have a material financial stake in Holdings’ common stock and

•	structuring compensation packages and outcomes to foster internal equity.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

COMPENSATION DECISION-MAKING PROCESS

Prior to the IPO

Prior to the IPO, Holdings was a wholly-owned indirect subsidiary of AXA, a French company. Accordingly, the EQH Program Participants’ compensation prior to 2018 was primarily based on AXA’s policies and related compensation plans and programs which were not geared toward standard practices for United States public companies in similar businesses.

In anticipation of the IPO, we engaged an independent compensation consultant, Pay Governance LLC (“Pay Governance”), in August 2017 to provide support in understanding industry practice in the United States and to assist in developing compensation policies and programs consistent with Holdings’ transition to a standalone public company. Since Holdings had not yet formed the Compensation Committee, Pay Governance’s work was overseen by management and certain members of the Board and was reviewed with the AXA Equitable Life Organization and Compensation Committee (the “OCC”), which consisted solely of independent directors. Prior to the IPO, the Board approved a number of compensation-related plans, policies and programs based on its review of the Pay Governance analyses discussed below and input from management and the OCC.

Compensation Peer Group Analysis

The first step in developing our compensation policies and programs was to establish a peer group against which those policies and programs would be assessed. Pay Governance assisted in the establishment of a peer group using a screening process under which nine potential peers were initially identified based on objective factors such as industry, geography and assets. This group was then supplemented by companies identified by management as competitors for talent and business. Finally, Pay Governance conducted a review of the peer groups used by others in our sector. The resulting Compensation Peer Group includes:

Compensation Peer Group

The Allstate Corporation

Ameriprise Financial, Inc.

Brighthouse Financial, Inc.

The Hartford Financial Services Group, Inc.

Lincoln National Corporation

Manulife Financial Corporation

Principal Financial Group, Inc.

Prudential Financial, Inc.

Sun Life Financial, Inc.

Unum Group

Voya Financial, Inc.

The purpose of the Compensation Peer Group is to inform — but not determine — compensation-related decisions. Specifically, we view a well-constructed peer group as a key part of a sound benchmarking process, but only a starting point since judgment is critical during both the benchmarking and compensation decision-making processes. We intend to review the Compensation Peer Group on an annual basis.

Compensation Practices Analysis

After the Compensation Peer Group was determined, Pay Governance conducted a comprehensive analysis of executive compensation practices and design features at the companies in the Compensation Peer Group as well as in the broader financial services sector (the “Pay Governance Practices Analysis”). The Pay Governance Practices Analysis focused on:

•	short-term incentive plan design,

•	long-term incentive plan design,

•	stock ownership guidelines,

•	perquisites,

•	claw-back policies,

•	severance practices and

•	retirement plan design.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Competitive Compensation Analysis

In addition to the Pay Governance Practices Analysis, in October 2017, Pay Governance performed a competitive compensation analysis for a number of executive positions, including the positions of Messrs. Pearson, Malmström and Hattem (the “Pay Governance Compensation Analysis”). Mr. Hurd’s position was not included in the Pay Governance Compensation Analysis since, at that time, he was not yet employed by the Company and the terms of his 2018 target direct compensation were under negotiation.

The Pay Governance Compensation Analysis was undertaken in accordance with our pre-existing target pay philosophy which Pay Governance confirmed was consistent with U.S. practice:

Target Pay Philosophy

To provide competitive compensation opportunities by setting total target direct compensation for executive positions at the median for total compensation with respect to the pay for comparable positions at our peer companies, taking into account certain individual factors such as the specific characteristics and responsibilities of a particular executive’s position as compared to similarly situated executives at our peer companies.

Consistent with our target pay philosophy, the base salaries, annual cash incentive awards and equity-based awards of our executives are targeted at the median with respect to those of comparable positions at our peers, unless individual factors require otherwise. For example, an executive’s experience and tenure may warrant a lower initial amount with an adjustment to the median over time. Base salaries and targets are reviewed each year.

The Pay Governance Compensation Analysis focused on the components of direct compensation and included a review of two market reference points other than the Compensation Peer Group to provide a broad perspective of the market and ensure a more comprehensive view of practices both within and outside our more direct comparators. These market reference points include:

•

a broader group of diverse financial services companies with assets of $50 billion or more — this market data was used when reviewing compensation for positions for which the likely talent market is broader than the Compensation Peer Group and

•	a broad group of companies with revenues ranging from $6 billion to $20 billion — this market data was used when reviewing compensation for positions that could be sourced across industries.

Pay Governance measured and compared actual pay levels not only on a total direct compensation basis but also by component to review and compare specific compensation elements as well as the particular mix of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at the peer companies.

Following the IPO

Since its formation at the time of the IPO, the Compensation Committee has been, and continues to be, responsible for the general oversight of our compensation programs. Accordingly, the Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of our executives including:

•	reviewing and approving corporate goals and objectives relevant to the compensation of the executives,

•	evaluating the executives’ performance in light of those goals and objectives and determining their compensation level based on this evaluation and

•	reviewing and approving all compensation arrangements with executives.

The Compensation Committee is supported in its work by the Chief Executive Officer, our Human Resources Department and Pay Governance. Other than the Chief Executive Officer, no Named Executive Officer plays a decision-making role in determining the compensation of any other Named Executive Officer. Mr. Hurd plays an administrative role as described in the table below.

Person/Entity	Role

Chief Executive Officer	As Chief Executive Officer of Holdings, Mr. Pearson assists the Compensation Committee in its review of executive compensation other than his own. Mr. Pearson provides the Compensation Committee with his assessment of executive performance relative to the corporate and individual goals and other expectations set for the executives. Based on these assessments, he then provides his recommendations for the executives’ total compensation and the appropriate goals for each in the upcoming year. However, the Compensation Committee is not bound by his recommendations.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Person/Entity	Role

Human Resources	Human Resources performs many of the organizational and administrative tasks that underlie the Compensation Committee’s review and determination process and makes presentations on various topics. As Chief Operating Officer, Mr. Hurd oversees this work.

Pay Governance	In addition to its work prior to the IPO as described above, Pay Governance regularly attends Compensation Committee meetings and assists and advises the committee in connection with its ongoing review of executive compensation policies and practices. The Compensation Committee considered and confirmed Pay Governance’s independence pursuant to the listing standards of the New York Stock Exchange in November 2018. Pay Governance does not perform any work for management.

COMPENSATION COMPONENTS

The EQH Compensation Program includes the following key components:

Component	Description

Total Direct Compensation
Base Salary

What is it?

Fixed compensation for services.

What is the purpose of it?

For executives, base salary is intended to provide a fair level of fixed compensation based on the position held, the executive’s career experience, the scope of the position’s responsibilities and the executive’s own performance.

Short-Term Incentive Compensation

What is it?

Variable annual cash incentive awards determined based on performance relative to corporate and individual goals.

What is the purpose of it?

Short-term incentive compensation is intended to:

•   align cash incentive awards with corporate financial results and strategic objectives and reward executives based on corporate and individual performance;

•   enhance the performance assessment process with a focus on accountability;

•   differentiate compensation based on individual performance; and

•   provide competitive total annual compensation opportunities.

Equity-Based Awards

What is it?

Incentive awards consisting of equity vehicles subject to multi-year vesting requirements based on performance requirements and continued service.

What is the purpose of it?

Equity-based awards are intended to:

•   align long-term interests of award recipients with those of shareholders;

•   provide competitive total compensation opportunities; and

•   ensure focus on achievement of long-term strategic business objectives.

Other Compensation and Benefits
Retirement, Health and other Plans and Programs

What is it?

A comprehensive program offering retirement savings, financial protection and other compensation and benefits.

What is the purpose of it?

Our compensation and benefits program is intended to attract and retain high caliber executives and other employees by offering programs that assist with their long-term financial support and security.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Component	Description

Termination Benefits
Severance Benefits

What is it?

Temporary income payments and other benefits provided for certain types of terminations of employment.

What is the purpose of it?

Severance benefits are intended to treat employees fairly at termination and provide competitive total compensation packages.

Change-in-Control Benefits

What is it?

Benefits in the event of a termination related to a change in control.

What is the purpose of it?

Change-in-control benefits are intended to retain executives and incent efforts to maximize shareholder value during a change in control.

Compensation Arrangements

Mr. Pearson is the only EQH Program Participant with an employment agreement. Under Mr. Pearson’s agreement, his employment will continue until he is age 65 unless the employment agreement is terminated earlier by Mr. Pearson or the Company on 30 days’ prior written notice.

As a new hire, Mr. Hurd entered into a letter agreement with AXA Equitable Life dated November 3, 2017 containing the terms of his 2018 target direct compensation. The terms of Mr. Hurd’s letter agreement were negotiated in the fall of 2017 and took into consideration his compensation from his previous employer as well as the importance of establishing the Chief Operating Officer position to facilitate the IPO. Prior to the IPO, the Board approved the terms contained in Mr. Hurd’s letter agreement, including a sign-on bonus of $300,000 that was paid to induce him to join the Company.

Base Salary

The Board reviewed the base salaries of the EQH Program Participants prior to the IPO and made certain adjustments in light of its review of the Pay Governance Compensation Analysis and input from management and the OCC. The following table shows the annual rate of base salary of the EQH Program Participants both before and after adjustment:

EQH Program Participant	Annual Rate of Base Salary Prior to Adjustment	Adjustment	2018 Annual Rate of Base Salary
Mr. Pearson	$1,252,000	N/A	$1,252,000
Mr. Malmström	$660,000	$50,000	$710,000
Mr. Hurd	$900,000	N/A	$900,000
Mr. Hattem	$609,000	$91,000	$700,000

None of the EQH Program Participants other than Mr. Pearson is entitled to a minimum rate of base salary. Under Mr. Pearson’s employment agreement, he is entitled to a minimum rate of base salary of $1,225,000 per year, except that his rate of base salary may be decreased in the case of across-the-board salary reductions similarly affecting all AXA Equitable Life officers with the title of Executive Director or higher.

The base salaries earned by the EQH Program Participants in 2018, 2017 and 2016 are reported in the Summary Compensation Table included below.

Short-Term Incentive Compensation

Variable cash incentive awards are generally available for the EQH Program Participants under the AXA Equitable Holdings, Inc. Short-Term Incentive Compensation Plan (the “STIC Plan”) which was approved by the Board prior to the IPO. The STIC Plan is an ongoing “umbrella” plan that allows the Compensation Committee or Board to establish annual programs setting forth performance goals and other terms and conditions applicable to cash incentive awards for employees.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The Board approved performance objectives and their relative weightings for a 2018 variable cash incentive award program under the STIC Plan (the “2018 STIC Program”) prior to the IPO. The EQH Program Participants were all eligible for awards under the 2018 STIC Program. The amount of an EQH Program Participant’s individual award under the 2018 STIC Program was determined by multiplying his 2018 STIC Program award target (his “STIC Target”) by a funding percentage (the “Final Funding Percentage”) and by his “Individual Assessment Percentage” as further described below. The calculation is as follows, subject to a maximum award of 200% of an executive’s STIC Target:

2018 STIC Target	X	Final Funding Percentage	X	Individual Assessment Percentage	=	2018 STIC Program Award

This section describes each element of the award calculation.

STIC Targets

The Board reviewed the STIC Targets of the EQH Program Participants prior to the IPO and made certain adjustments in light of its review of the Pay Governance Compensation Analysis and input from management and the OCC. The following table shows the STIC Targets of the EQH Program Participants both before and after adjustment:

EQH Program Participant	STIC Target Prior to Adjustment	Adjustment	Current 2018 STIC Target
Mr. Pearson	$2,128,400	N/A	$2,128,400
Mr. Malmström	$800,000	$200,000	$1,000,000
Mr. Hurd	$1,500,000	N/A	$1,500,000
Mr. Hattem	$650,000	$100,000	$750,000

We generally do not provide guaranteed annual incentive awards for any executives, except for certain limited guarantees for new hires. For example, Mr. Hurd was guaranteed a 2018 STIC Program award equal to his STIC Target of $1.5 million. Other than Mr. Hurd, no EQH Program Participant was guaranteed a cash incentive award under the 2018 STIC Program.

Final Funding Percentage

Performance Objectives

A preliminary funding percentage (the “Initial Funding Percentage”) for the 2018 STIC Program for the EQH Program Participants was determined by measuring corporate performance with respect to certain financial and other performance objectives reflecting our key performance indicators. Multiple key performance objectives were chosen to incent performance across a range of activities and balance different types of metrics.

The 2018 STIC Program performance objectives and their relative weightings were:

•	Non-GAAP Operating Earnings — 50%

•	Premiums and Flows — 25%

•	Strategic Initiatives — 25%

Non-GAAP Operating Earnings
What is it?

Non-GAAP Operating Earnings is an after-tax financial measure used to evaluate our financial performance that is determined by making certain adjustments to our after-tax net income attributable to Holdings. Specifically, it excludes items that can be distortive or unpredictable from the results of operations and focuses on corporate performance with respect to ongoing operations. Accordingly, it is used as the basis for management’s decision-making.

Non-GAAP Operating Earnings is a financial measure that is not computed in accordance with U.S. GAAP. Please see “Management’s Discussion And Analysis of Financial Condition and Results of Operations-Key Operating Measures-Non-GAAP Operating Earnings” for a more complete description of the calculation of Non-GAAP Operating Earnings.

Why do we use it?	Non-GAAP Operating Earnings was chosen as a performance objective for the 2018 STIC Program, and is the most highly weighted performance objective for 2018, due to our belief that it is the strongest indicator of corporate performance for a year.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Premiums and Flows
What is it?	The Premiums and Flows performance objective measured the 2018 premiums of our Protection Solutions business, the 2018 net cash flows of our Group Retirement, IM&R and AXA Advisors broker-dealer (“Advisors B/D”) businesses and the 2018 net cash flows of our Individual Retirement business, excluding flows related to fixed rate GMxB products.

Why do we use it?	Premiums and Flows was chosen as a performance objective for the 2018 STIC Program due to our belief that it is a strong indicator of future profitability and the competitiveness of our products.

Strategic Initiatives
What is it?

The Strategic Initiatives performance objective measured corporate performance with respect to specific 2018 goals set for certain ongoing initiatives required to ensure Holdings’ successful transition to a standalone public company, including:

•  creation and augmentation of the operational and technological capabilities necessary for a standalone public entity;

•  execution of general account optimization and growth and expense initiatives;

•  reallocation of our real estate footprint;

•  unwind of reinsurance provided to AXA Equitable Life by a captive reinsurer for certain variable annuities with guarantees (the “GMxB Unwind”);

•  execution of Holdings’ bond issuance;

•  implementation of a new hedging program;

•  achievement of our annualized premium equivalent sales budget;

•  augmentation of key leadership and staff and

•  achievement of our target payout ratio of at least 40-60% of Non-GAAP Operating Earnings on an annualized basis.

Why do we use it?	Strategic Initiatives was chosen as a performance objective for the 2018 STIC Program to ensure employees’ focus on the critical activities required to ensure our future success.

The performance objectives were determined based on our strategy and focus at the time of the program’s design. Accordingly, the performance objectives and their weightings for future years may vary as different metrics become more relevant.

Calculation of Initial Funding Percentage

The Initial Funding Percentage was determined based on corporate performance with respect to targets approved by the Compensation Committee for each performance objective. For Non-GAAP Operating Earnings and Premiums and Flows, the targets were numerical. For each Strategic Initiative, the target was set as the accomplishment of the 2018 goal for that initiative. Once set, the targets for each performance objective were not permitted to change during the course of the year except for exceptional circumstances as determined by the Compensation Committee. The Compensation Committee did not make any changes to the targets.

Performance at target for a performance objective results in a contribution to the Initial Funding Percentage equal to that performance objective’s weighting. Accordingly, performance at target for all of the performance objectives would result in an Initial Funding Percentage of 100%. Performance below target for a performance objective results in a decreased contribution to the Initial Funding Percentage down to a minimum of 0%. Performance above target for a performance objective results in an increased contribution to the Initial Funding Percentage up to a maximum of twice the performance objective’s weighting. Accordingly, the Initial Funding Percentage could range from 0% to 200%.

The Non-GAAP Operating Earnings and Premiums and Flows performance objectives were also assigned caps and floors that were approved by the Compensation Committee. The cap and floor for the Non-GAAP Operating Earnings performance objective were set at +/- 20% of target while the caps and floors for the Premiums and Flows performance objective were set at +/- 15% of target. Performance at the cap or higher for a performance objective results in that performance objective’s maximum contribution to the Initial Funding Percentage. Performance at the floor or lower results in no contribution to the Initial Funding Percentage by the performance objective.

The Strategic Initiatives’ performance objective was not assigned specific caps or floors. Rather, its contribution to the Initial Funding Percentage (which could range from 0% to 50% as described above) was determined by Mr. Pearson’s qualitative assessment of performance with respect to each goal.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The Initial Funding Percentage was 120%. The following table presents the target and actual results for each of the performance objectives, along with their floors, caps, relative weightings and ultimate contribution to the Initial Funding Percentage. All amounts listed for floors, caps, target and actual results are in millions of U.S. dollars.

Performance Objective	Floor	Target	Cap	Weight	Actual Results	Contribution to Initial Funding Percentage
Non-GAAP Operating Earnings	$1,597	$1,996	$2,395	50%	$2,166	71%

Premiums and Flows
IM&R	$2,550	$3,000	$3,450	5%	$(8,168)	—%
Individual Retirement	$2,566	$3,019	$3,472	8.75%	$2,913	7%
Group Retirement	$188	$222	$255	5%	$96	—%
Protection Solutions	$213	$251	$289	5%	$246	4%
Advisors B/D	$1,893	$2,227	$2,561	1.25%	$3,023	3%

Strategic Initiatives	N/A	2018 goals met	N/A	25%	2018 goals met/exceeded	35%

Note: For results in-between the floor and target and target and cap, the contribution to the Initial Funding Percentage is determined by linear interpolation.

Mr. Pearson determined that the Strategic Initiatives performance objective’s contribution to the Initial Funding Percentage would be 35% since all goals were met or exceeded. Mr. Pearson noted, among other items, that:

•	the General Account optimization initiative finished the year ahead of plan with investment income above its 2018 goal in spite of a flat yield curve;

•	the structuring and execution of the GMxB Unwind resulted in a more positive impact to the total company risk-based capital ratio than expected;

•	the execution of Holdings’ bond issuance enabled us to lock in lower cost over a longer period than peers; and

•	the actual payout ratio for 2018 exceeded guidance.

Determination of Final Funding Percentage

Once the Initial Funding Percentage was calculated as described above, it was reviewed by the Compensation Committee which had responsibility for determining the Final Funding Percentage. In making its determination, the Compensation Committee had discretion to increase or decrease the Initial Funding Percentage by twenty percentage points based on any relevant circumstances determined by the committee, provided that it could not increase the Initial Funding Percentage above the maximum of 200%.

Upon the recommendation of management, the Compensation Committee decreased the Initial Funding Percentage by six percentage points to determine the Final Funding Percentage of 114%. The decrease was made to eliminate the positive impact to Non-GAAP Operating Earnings of actuarial assumptions related to certain annuity business written under prior management since the impacts of those actuarial assumption changes were not reflective of any current management decisions.

Individual Assessment Percentage and Approval of Awards

An EQH Program Participant’s Individual Assessment Percentage is based on his individual performance and demonstrated leadership behaviors and can range from 0% to 130%. The Compensation Committee reviewed the 2018 performance of each EQH Program Participant as well as Mr. Pearson’s recommendations for each EQH Program Participant’s Individual Assessment Percentage and 2018 STIC Program award. Based on its assessment of each EQH Program Participant’s performance, the Compensation Committee approved the amount of the 2018 STIC Program awards for each EQH Program Participant.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

In making its recommendations, the Compensation Committee took into account the factors that it deemed relevant, including the following accomplishments achieved in 2018 by the EQH Program Participants.

Mr. Pearson
Accomplishments	Ensured the Company met or exceeded its key core metrics, including:

• delivered Non-GAAP Operating Earnings of $2,166 million with a Non-GAAP Operating Return on Equity of 14.9%, both ahead of target;

• returned $791 million of capital to shareholders, including $649 million through our share repurchase program and $142 million in the form of dividends; and

• delivered EPS of $3.89

Drove improved results for each business segment, including:

• Individual Retirement operating earnings increased 24.2% to $1.6 billion;

• Group Retirement operating earnings increased 37.5% to $389 million and net flows of $96 million marked the sixth straight year of positive flows;

• Investment Management and Research adjusted operating margin increased by 140 basis points from 29%; and

• Protection Solutions saw continued sales momentum as annualized premiums increased 8% year-over-year.

Provided overall leadership and direction for successful IPO and debut bond offering

Established public company leadership and corporate governance framework including recruitment of key hires and promotion of internal talent

Ensured on-track delivery of our strategic priorities including our general account optimization and productivity and growth initiatives

Established strong relationships with investor community

Continued to ensure a culture of inclusion, professional excellence and continuous learning, resulting in external recognitions for consecutive years from the Great Place to Work Institute and the Disability Equality Index

2018 STIC Program Award	$2,911,651

Mr. Malmström
Accomplishments

Provided leadership and direction for Finance activities related to the IPO, including preparation of historical financial statements, roadshow presentations, negotiations with underwriters and other parties

Effectively oversaw Finance activities related to the recapitalization of Holdings and GMxB Unwind, including execution of bond issuance and new credit facilities

Restructured the Finance organization, including streamlining the reporting structure, making key hires, creating new Investor Relations team and supporting the company’s efforts to reduce footprint in metro New York

Drove risk management strategy, including development and implementation of new hedging strategy, maintaining hedge efficiency ratio at high levels and establishing new economic model and risk framework to operationalize and produce results across segments

Established strong relationships with investor community, playing a key role in communications with investors, analysts and ratings agencies

2018 STIC Program Award	$1,299,600

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Mr. Hurd
Accomplishments

Provided leadership and direction for the IPO, including the building of stand-alone public company capabilities throughout the organization

Implemented program to evaluate, enhance and continuously improve the end-to-end financial reporting process across the enterprise, focusing on people, process and technology

Played a key role in recruitment and hiring of leaders in critical roles to augment and enhance the organization’s leadership capability

Led planning and execution of activities around the separation from AXA Group, including management of the transition services agreement, development of critical IT capabilities and evaluation and amendment of critical third-party contracts

Provided direction for the governance and oversight of the full portfolio of strategic company investments and projects, leading to $42 million in efficiency benefits on a target of $38 million

Drove a refreshed strategy and approach to diversity and inclusion to ensure we reflect a trusting, inclusive and empowering culture with concrete actionable initiatives tailored to our organization

2018 STIC Program Award	$2,080,000

Mr. Hattem
Accomplishments

Provided leadership and direction for Law Department activities related to the IPO, including drafting of registration statement and amendments, obtaining required regulatory approvals and implementing corporate restructuring

Effectively oversaw Law Department activities related to the recapitalization of Holdings, including negotiation of bond issuance and new credit facilities and approval of the New York State Department of Financial Services regarding the GMxB Unwind

Played key role in establishment of public company corporate governance framework for Holdings and negotiation of shareholder and other agreements with AXA

Supported company’s efforts to reallocate its real estate footprint by overseeing related legal work and moving legal positions to Charlotte while maintaining high-quality of legal advice

Supported company’s diversity and inclusion efforts by actively participating in Tandem Sponsorship Program designed to increase the exposure and visibility of female employees to executive management and sponsoring Law Department initiatives designed to maintain the department’s diversity of experience, background, expertise and perspective

2018 STIC Program Award	$1,040,000

The annual cash incentive awards and bonuses earned by the EQH Program Participants in 2018, 2017 and 2016 are reported in the Summary Compensation Table included below.

Equity-Based Awards

In 2017 and prior years, annual equity-based awards for the EQH Program Participants other than Mr. Hurd were available under the umbrella of AXA’s global equity program. Equity-based awards were also granted from time to time to executives outside of AXA’s global equity program as part of a sign-on package or as a retention vehicle. The value of the equity-based awards granted in 2017 and prior years was linked to the performance of AXA’s stock.

Following the IPO, the Compensation Committee has granted and will continue to grant equity-based awards under the AXA Equitable Holdings, Inc. 2018 Omnibus Incentive Plan (the “2018 Equity Plan”). The 2018 Equity Plan is an umbrella plan approved by the Board and our shareholder prior to the IPO that allows the Compensation Committee to approve the grant of equity-based awards under annual programs with varying terms and conditions.

The Compensation Committee approves annual grants of equity-based awards at its regularly scheduled February meeting. Equity-based awards may also be granted from time to time as part of a sign-on package or retention vehicle. The Compensation Committee has not delegated any authority to management to grant equity-based awards.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

This section describes the terms of:

•

annual equity-based awards that were granted to the EQH Program Participants by the Compensation Committee (and approved by a subcommittee of the Compensation Committee composed entirely of independent directors) after the IPO;

•	certain one-time equity-based awards (“Transaction Incentive Awards”) granted to the EQH Program Participants by the Board prior to the IPO; and

•	certain payouts Messrs. Pearson, Malmström and Hattem received in 2018 under a prior AXA equity-based award plan.

2018 Annual Equity-Based Awards

The equity-based awards for the EQH Program Participants granted under the 2018 equity program established under the 2018 Equity Plan (the “2018 Equity Program”) consisted of a mix of equity vehicles including both “full value” (restricted stock units and performance shares) and “appreciation only” (stock options) vehicles. All vehicles contain vesting requirements related to service and the performance shares also require the satisfaction of certain performance criteria related to corporate performance to obtain a payout. This mix of equity vehicles was chosen to ensure alignment with corporate performance while retaining the ability to retain, motivate and reward the executives in the event of changes in the business environment or cycle.

The dollar value of the awards to each EQH Program Participant were approved by the Board prior to the IPO. This dollar value was then allocated between the different equity vehicles. Performance shares received the highest allocation in accordance with our pay-for-performance culture. All individual equity grants were approved by the Compensation Committee at its regularly-scheduled meeting on May 16, 2018, with a grant date of May 17, 2018 for restricted stock units and performance shares and June 11, 2018 for stock options.

The following table provides an overview of the different equity vehicles.

Vehicle	Description	Type	Payout Requirements	Allocation Percentage
EQH RSUs	Restricted stock units that will be settled in shares of Holdings’ common stock.	Full Value	Service	25%

EQH Stock Options	Stock options entitling the executives to purchase shares of Holdings common stock.	Appreciation Only	Service	25%

EQH Performance Shares	Performance shares that will be settled in shares of Holdings’ common stock.	Full Value	Service and Satisfaction of Performance Criteria	50%

EQH RSUs

EQH RSUs have a vesting schedule of approximately three years, with one-third of the grant vesting on each of March 1, 2019, March 1, 2020 and March 1, 2021. EQH RSUs receive dividend equivalents with the same vesting schedule as their related units. The value of EQH RSUs will increase or decrease depending entirely on the price of Holdings’ common stock.

EQH Stock Options

EQH Stock Options have a term of approximately ten years and a vesting schedule of approximately three years, with one-third of the grant vesting on each of March 1, 2019, March 1, 2020 and March 1, 2021. The exercise price for the EQH Stock Options is $21.34, which was the closing price for Holdings’ common stock on the grant date. The value of the EQH Stock Options depends entirely on increases in the price of Holdings’ common stock.

EQH Performance Shares

EQH Performance Shares cliff vest after approximately three years on March 1, 2021. EQH Performance Shares receive dividend equivalents with the same vesting schedule as their related shares and were granted unearned. Two types of EQH Performance Shares were granted:

•	ROE Performance Shares EQH Performance Shares that may be earned based on the Company’s performance against certain targets for its Non-GAAP Operating Return on Equity (“Non-GAAP Operating ROE”) and

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

•	TSR Performance Shares — EQH Performance Shares that may be earned based on Holdings’ total shareholder return relative to its performance peer group (“Relative TSR”).

Non-GAAP Operating ROE and Relative TSR were chosen as the performance metrics for the EQH Performance Shares because they are important to our shareholders and critical to value creation. When approving these performance metrics, the Compensation Committee considered that, as a best practice, the performance shares should contain metrics that differ from the performance objectives contained in the 2018 STIC Program and that reflect both relative and absolute results.

Non-GAAP Operating ROE
What is it?

Non-GAAP Operating ROE is a financial measure used to evaluate our capital efficiency and recurrent profitability. It is determined by dividing Non-GAAP Operating Earnings by the consolidated average equity attributable to Holdings, excluding accumulated other comprehensive income.

Non-GAAP Operating ROE is a financial measure that is not computed in accordance with U.S. GAAP. Please see “Management’s Discussion And Analysis of Financial Condition and Results of Operations-Key Operating Measures-Non-GAAP Operating ROE” for a more complete description of the calculation of Non-GAAP Operating ROE.

Why do we use it ?	Non-GAAP Operating ROE was selected as a performance metric because it measures how well we use our capital to generate earnings growth, a critical component of value creation for our shareholders.

Relative TSR

What is it?	Relative TSR compares the total amount a company returns to investors during a designated period, including both capital gains and dividends, to such amounts returned by the company’s peers.

Why do we use it?	Relative TSR was selected as a performance metric to ensure that payouts are aligned with the experience of Holdings’ shareholders and to create incentives to outperform peers.

ROE Performance Shares

The number of ROE Performance Shares that are earned will be determined at the end of the performance period (January 1, 2018 — December 31, 2020) by multiplying the number of unearned ROE Performance Shares granted by the “Final ROE Performance Factor.” The Final ROE Performance Factor will be determined by averaging the “ROE Performance Factor” for each of the three calendar years in the ROE Performance Period. Specifically, the Company will be assigned target, maximum and threshold amounts for Non-GAAP Operating ROE for each of 2018, 2019 and 2020 that will determine the “ROE Performance Factor” for the applicable year as follows:

If Non-GAAP Operating ROE for the applicable year equals....	The ROE Performance Factor for the applicable year will equal....
Maximum Amount (or greater)	200%
Target Amount	100%
Threshold Amount	25%
Below Threshold	0%

Note: For results in-between the threshold and target and target and maximum amounts, the ROE Performance Factor for the applicable year will be determined by linear interpolation.

TSR Performance Shares

The number of TSR Performance Shares that are earned will be determined at the end of a performance period (May 17, 2018 — December 31, 2020) by multiplying the number of unearned TSR Performance Shares by the “TSR Performance Factor.” The TSR Performance Factor will be determined as follows, subject to a cap of 100% if Holdings’ total shareholder return for the performance period is negative:

If Relative TSR for the TSR Performance Period is...	The TSR Performance Factor will equal...
87.5th percentile or greater (maximum)	200%
50th percentile (target)	100%
30th percentile (threshold)	25%
Below 30th percentile	0%

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Note: For results in-between the threshold and target and target and maximum amounts, the TSR Performance Factor will be determined by linear interpolation.

The peer group for determining Relative TSR was chosen to reflect our specific mix of businesses as well as our competitors for capital, business and executive talent. Accordingly, in addition to the Compensation Peer Group, it includes four prominent asset management companies with assets under management similar in scope to that of AB (Eaton Vance Corp, Invesco Ltd., Legg Mason, Inc. and T. Rowe Price) and an additional insurance company (Torchmark) to ensure a 75%/25% retirement and protection to asset management company mix and a robust peer set.

Equity Targets

The Board reviewed the Equity Targets of the EQH Program Participants prior to the IPO and made certain adjustments in light of its review of the Pay Governance Compensation Analysis and input from management and the OCC. The following table shows the Equity Targets of the EQH Program Participants both before and after adjustment:

EQH Program Participant	Equity Target Prior to Adjustment	Adjustment	2018 Equity Target
Mr. Pearson	$2,350,000	$1,500,000	$3,850,000
Mr. Malmström	$800,000	$700,000	$1,500,000
Mr. Hurd	$1,800,000	N/A	$1,800,000
Mr. Hattem	$750,000	$250,000	$1,000,000

We do not provide guaranteed equity-based awards for any employees, except for certain limited guarantees for new hires. For example, Mr. Hurd was guaranteed a 2018 Equity Program award of $1.8 million. Other than Mr. Hurd, no EQH Program Participant was guaranteed an award under the 2018 Equity Program.

Award Amounts

Each EQH Program Participant received an award under the 2018 Equity Program. The Board determined the U.S. dollar value of each award prior to the IPO based on the EQH Program Participants’ Equity Targets, its review of each executive’s potential future contributions, its consideration of the importance of retaining the executive in his or her current position and its review of the Pay Governance Compensation Analysis.

The amounts granted to the EQH Program Participants were as follows:

EQH Program Participant	Total U.S. Dollar Value of Award
Mr. Pearson	$3,850,000
Mr. Malmström	$1,500,000
Mr. Hurd	$1,800,000
Mr. Hattem	$1,000,000

The amounts granted were determined as follows:

•	To determine the amount of EQH RSUs granted to each EQH Program Participant, 25% of his total award value was divided by the fair market value of Holdings’ common stock on the grant date.

•

To determine the amount of EQH Stock Options granted to each EQH Program Participant, 25% of his total award value was divided by the value of an EQH Stock Option on the grant date which was determined using a Black-Scholes pricing methodology based on assumptions which may differ from the assumptions used in determining the option’s grant date fair value based on FASB ASC Topic 718.

•

To determine the amount of ROE Performance Shares granted to each EQH Program Participant, 25% of his total award value was divided by the fair market value of Holdings’ common stock on the grant date.

•	To determine the amount of TSR Performance Shares granted to each EQH Program Participant, 25% of his total award value was divided by a price determined using a Monte Carlo valuation.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Termination of Employment and Restrictive Covenants

Generally, if an EQH Program Participant terminates employment, his 2018 equity-based award will be forfeited with certain exceptions in the case of involuntary termination without cause after March 1, 2019 and termination due to death or disability. Also, in the event that an EQH Program Participant who is at least age 55 with ten years of service terminates employment after March 1, 2019, his equity-based award will continue to vest. Accordingly, since both Mr. Pearson and Mr. Hattem meet these age and service requirements, they will not forfeit their equity-based awards due to any service condition.

In the event that an EQH Program Participant who retains all or a portion of his equity-based award following termination of employment violates certain non-competition and non-solicitation covenants contained in his award agreement, any remaining portion of his award at the time of violation will be immediately forfeited. Also, any portion of his award that vested after termination, and any shares or cash issued upon exercise or settlement of that vested portion, will be immediately forfeited or paid to the Company together with all gains earned or accrued.

Detailed information on the 2018 Equity Program awards for each of the EQH Program Participants is reported in the 2018 Grants of Plan-Based Awards Table included below.

2018 Transaction Incentive Awards

Transaction Incentive Awards for each of the EQH Program Participants were approved by the Board under the 2018 Equity Plan at the time of the IPO. Transaction Incentive Awards were one-time awards granted to key executives who were critical to the success of the IPO to:

•	incentivize their performance in connection with the preparation and successful execution of the IPO;

•	encourage their retention during and after the IPO;

•	establish a meaningful stake in Holdings’ common stock for each executive; and

•	further align their interests with those of our shareholders.

All Transaction Incentive Awards were paid in the form of restricted stock units that will be settled in shares of Holdings’ common stock. The amount of the restricted stock units granted to each EQH Program Participant was determined by dividing his award value by the IPO price of $20.

The amounts received by the EQH Program Participants are listed in the table below.

EQH Program Participant	U.S. Dollar Award Value
Mr. Pearson	$3,700,000
Mr. Malmström	$1,480,000
Mr. Hurd	$740,000
Mr. Hattem	$1,480,000

Vesting

Fifty percent of the restricted stock units will vest based on continued service (the “Service Units”) and fifty percent will vest based on the performance of Holdings’ share price (“Performance Units”) as follows:

Type of Units	Vesting Requirements
Service Units	50% of the Service Units vested on November 14, 2018; 25% of the Service Units will vest on May 10, 2019; and 25% of the Service Units will vest on May 10, 2020.

Performance Units

Condition #1 — if, prior to May 10, 2020, the average closing price of a share of Holdings’ common stock for thirty consecutive days is at least equal to $26, all Performance Units will immediately vest;

Condition #2 — if Condition #1 is not met but, prior to May 10, 2023, the average closing price of a share of Holdings’ common stock for thirty consecutive days is at least equal to $30, all Performance Units will immediately vest; and

Condition #3 — if neither Condition #1 or Condition #2 is met, fifty percent of the Performance Units will vest on May 10, 2023. The remaining 50% of the Performance Units will be forfeited.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

None of the Performance Units vested in 2018 since the performance conditions were not met.

Termination of Employment

The rules related to termination of employment applicable to the Transaction Incentive Awards are generally identical to those applicable to the annual equity-based awards described above, provided that the Transaction Incentive Awards do not continue to vest based on the satisfaction of any age and service requirements.

Detailed information on the Transaction Incentive Awards granted to each of the EQH Program Participants is reported in the 2018 Grants of Plan-Based Awards Table included below.

2018 Equity-Based Award Payouts

In 2018, Messrs. Pearson, Malmström and Hattem received a payout under the 2014 AXA International Performance Shares Plan (the “2014 AXA Performance Shares Plan”). Under the 2014 AXA Performance Shares Plan, 50% of the AXA performance shares granted to a participant had a cliff vesting schedule of three years (first tranche) and the remaining 50% had a cliff vesting schedule of four years (second tranche).

The number of AXA performance shares earned was determined for the first tranche at the end of a two-year performance period starting on January 1, 2014 and ending on December 31, 2015 and for the second tranche at the end of a three-year performance period starting on January 1, 2014 and ending on December 31, 2016, by multiplying the number of AXA performance shares granted for the applicable tranche by a performance percentage determined based on the performance of AXA Group and our retirement and protection businesses over the applicable performance period. The performance percentage for the first tranche was 123.77% and the performance percentage for the second tranche was 122.92%.

Detailed information on the payouts of 2014 AXA performance shares in 2018 is reported in the 2018 Option Exercises and Stock Vested Table included below.

Other Compensation and Benefit Programs

Benefit Plans

All AXA Equitable Life employees, including the EQH Program Participants, are offered a benefits program that includes health and disability coverage, life insurance and various deferred compensation and retirement benefits. In addition, certain benefit programs are offered for executives that are not available to non-executive employees. The overall program is periodically reviewed to ensure that the benefits it provides continue to serve business objectives and remain cost-effective and competitive with the programs offered by large diversified financial services companies.

Qualified Retirement Plans
Why do we offer them?	We believe that qualified retirement plans encourage long-term service.

What plans are offered?

The AXA Equitable 401(k) Plan (the “401(k) Plan”)

The 401(k) Plan is a tax-qualified defined contribution plan offered for eligible employees who may contribute to the 401(k) Plan on a before-tax, after-tax or Roth 401(k) basis (or any combination of the foregoing) up to tax law and plan limits. The 401(k) Plan also provides for discretionary performance-based contributions and employer contributions as follows:

•  the discretionary performance-based contribution for a calendar year is based on corporate performance for that year and ranges from 0% to 4% of annual eligible compensation (subject to tax law limits). A performance-based contribution of 1.5% of annual eligible compensation was made for the 2018 plan year and

•  the employer contribution for a calendar year is: (i) 2.5% of eligible compensation up to the Social Security Wage Base ($128,400 in 2018) plus, (ii) 5.0% of eligible compensation in excess of the Social Security Wage Base, up to the qualified plan compensation limit ($275,000 in 2018).

Effective January 1, 2019, a 3% employer matching contribution was added for participants’ voluntary deferrals under the plan. All of the EQH Program Participants were eligible to participate in the 401(k) Plan in 2018.

The AXA Equitable Retirement Plan (the “Retirement Plan”)

The Retirement Plan is a tax-qualified defined benefit plan that was previously offered to eligible employees. Prior to its freeze in December 2013, the Retirement Plan provided a cash balance benefit. Mr. Pearson and Mr. Hattem participate in the Retirement Plan.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Excess Retirement Plans
Why do we offer them?	We believe that excess plans are an important component of competitive market-based compensation in our Compensation Peer Group and generally.

What plans are offered?

Excess 401(k) Contributions

Excess employer contributions for 401(k) Plan participants with eligible compensation in excess of the qualified plan compensation limit are made to accounts established for participants under the the AXA Equitable Post-2004 Variable Deferred Compensation Plan for Executives (the “Post-2004 VDCP”). For 2018, these contributions were equal to 10% of the participant’s eligible compensation. For 2019, this amount has been reduced to 5% of eligible compensation and a 3% excess matching contribution for participants’ voluntary deferrals under the Post-2004 VDCP has been introduced. All the EQH Program Participants were eligible to receive excess employer contributions in 2018.

The AXA Equitable Excess Retirement Plan (the “Excess Plan”)

The Excess Plan is a nonqualified defined benefit plan for eligible employees. Prior to its freeze in December 2013, the Excess Plan allowed eligible employees, including Mr. Pearson and Mr. Hattem, to earn retirement benefits in excess of what was permitted under tax law limits with respect to the Retirement Plan.

Voluntary Non-Qualified Deferred Compensation Plans
Why do we offer them?	We believe that compensation deferral is a cost-effective method of enhancing the savings of executives.

What plans are offered?

The Post-2004 Plan

The Post-2004 Plan allows eligible employees to defer the receipt of certain compensation, including base salary and short-term incentive compensation awards. The amount deferred is credited to a bookkeeping account established in the participant’s name and participants may choose from a range of nominal investments according to which their accounts rise or decline. Participants annually elect the amount they want to defer, the date on which payment of their deferrals will begin and the form of payment. All of the EQH Program Participants were eligible to participate in the Post-2004 Plan in 2018.

The Variable Deferred Compensation Plan (“VDCP”)

Mr. Hattem also participated in the VDCP, the predecessor plan to the Post-2004 Plan prior to its freeze in 2004.

Financial Protection Plans
Why do we offer them?	We believe that health, life insurance, disability and other financial protection plans are basic benefits that should be provided to all employees.

What plans are offered?

The AXA Equitable Executive Survivor Benefits Plan (the “ESB Plan”)

In addition to our generally available financial protection plans, certain grandfathered employees (including all of the EQH Program Participants), participate in the ESB Plan which offers benefits to a participant’s family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant’s eligible compensation and offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. The ESB Plan was closed to new participants on January 1, 2019.

For additional information on 401(k) Plan benefits and excess 401(k) contributions for the Named Executive Officers as well as amounts voluntarily deferred by Mr. Hattem under the Post-2004 Plan and the VDCP, see the Summary Compensation Table and Non-qualified Deferred Compensation Table included below. For additional information on Retirement Plan, Excess Plan and ESB Plan benefits for the EQH Program Participants, see the Pension Benefits Table included below.

Perquisites

EQH Program Participants receive only de minimis perquisites. Financial planning and tax preparation services were provided in 2018 but have been eliminated for 2019 and future years for the EQH Program Participants other than Mr. Pearson.

Pursuant to his employment agreement, Mr. Pearson is entitled to unlimited personal use of a car and driver, two business class trips to the United Kingdom per year with his spouse, expatriate tax services, a company car for his personal use, excess liability insurance coverage and repatriation costs.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The incremental costs of perquisites for the EQH Program Participants during 2018 are included in the column entitled “All Other Compensation” in the Summary Compensation Table included below.

TERMINATION BENEFITS

Severance Benefits

The AXA Equitable Severance Benefit Plan (the “Severance Plan”)

The Severance Plan provides temporary income and other severance benefits to all eligible employees following certain involuntary terminations of employment. Temporary income payments are generally based on length of service or base salary. Payments are capped at the lesser of 52 weeks of base salary and $300,000. To obtain benefits under the Severance Plan, participants must execute a general release and waiver of claims against the Company.

The AXA Equitable Supplemental Severance Plan for Executives (the “Supplemental Severance Plan”)

The Supplemental Severance Plan provides additional severance benefits for the EQH Program Participants other than Mr. Pearson. The Supplemental Severance Plan requires a participant’s general release and waiver of claims to include provisions regarding non-competition and non-solicitation of employees and customers for twelve months following termination of employment.

Mr. Pearson’s Employment Agreement

Mr. Pearson waived the right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Rather, his employment agreement provides that, if his employment is involuntarily terminated prior to his attaining age 65 other than for cause or death, or Mr. Pearson resigns for “good reason,” Mr. Pearson will be entitled to certain severance benefits, including severance pay equal to two times the sum of his salary and short-term incentive compensation. The severance benefits are contingent upon Mr. Pearson releasing all claims against the Company and his entitlement to severance pay will be discontinued if he provides services for a competitor.

Change in Control Benefits

The Supplemental Severance Plan

In the event of a job elimination or voluntary termination for good reason within twelve months after a change in control of Holdings (not including a change in control related to AXA ceasing to own more than 50% of the shares of Holdings’ common stock), the EQH Program Participants, other than Mr. Pearson, are eligible to receive two times the sum of their base salary and short-term incentive compensation.

2018 Equity Plan

Generally, in the event of a change of control of Holdings (not including a change in control related to AXA ceasing to own more than 50% of the shares of Holdings’ common stock), equity awards granted under the 2018 Equity Plan that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the shareholders in the change in control (less, in the case of options and stock appreciation rights, the applicable exercise or base price).

Mr. Pearson’s Employment Agreement

Under Mr. Pearson’s employment agreement, a change in control of Holdings (not including a change in control related to AXA ceasing to own more than 50% of the shares of Holdings’ common stock) would be deemed to be “good reason” entitling Mr. Pearson to terminate his employment and receive the severance benefits described above in “Mr. Pearson’s Employment Agreement.”

Prior Equity Awards

As mentioned above, the EQH Program Participants other than Mr. Hurd received equity-based awards in 2017 and prior years linked to the performance of AXA’s stock, including both stock options and performance shares. If there is a change in control of Holdings, all of these stock options would become immediately exercisable for their term regardless of the otherwise applicable exercise schedule.

All performance shares granted in 2017 and prior years would be forfeited upon a change in control. However, a change in control will not be deemed to occur for purposes of these performance shares unless AXA ceases to own at least 10% of the capital or voting rights of Holdings.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

For additional information on severance and change in control benefits for the EQH Program Participants as of December 31, 2018, see “Potential Payments Upon Termination or Change in Control” below.

MR. BERNSTEIN’S COMPENSATION

COMPENSATION PHILOSOPHY

AB structures its executive compensation programs with the intent of enhancing firm-wide and individual performance and unitholder value. AB is also focused on ensuring that its compensation practices are competitive with those of industry peers and provide sufficient potential for wealth creation for its executives and employees generally, which it believes will enable it to meet the following key compensation goals:

•	attract, motivate and retain highly-qualified executive talent;

•	reward prior year performance;

•	incentivize future performance;

•

recognize and support outstanding individual performance and behaviors that demonstrate and foster AB’s culture of “Relentless Ingenuity”, which includes the core competencies of relentlessness, ingeniousness, collaboration and accountability; and

•	align its executives’ long-term interests with those of its Unitholders and clients.

COMPENSATION DECISION-MAKING PROCESS

In 2018, AB management engaged McLagan Partners (“McLagan”) to provide compensation benchmarking data for Mr. Bernstein (“2018 Benchmarking Data”). The 2018 Benchmarking Data summarized 2017 compensation levels and 2018 salaries at selected asset management companies and banks comparable to AB in terms of size and business mix (“Comparable Companies”). The 2018 Benchmarking Data provided ranges of compensation levels at the Comparable Companies for positions similar to Mr. Bernstein’s, including base salary and total compensation.

The Comparable Companies, which AB management selected with input from McLagan, included:

•	Eaton Vance Corporation

•	Invesco Ltd.

•	MFS Investment Management

•	Oppenheimer Funds Distributor, Inc.

•	T. Rowe Price Group, Inc.

•	Franklin Resources, Inc.

•	JPMorgan Asset Management Inc.

•	Morgan Stanley Investment Management Inc.

•	PIMCO LLC

•	TIAA Group / Nuveen Investments

•	Goldman Sachs Asset Management

•	Legg Mason, Inc.

•	Neuberger Berman LLC

•	Prudential Investments

•	The Vanguard Group, Inc.

The AB Compensation Committee considered the 2018 Benchmarking Data in concluding that Mr. Bernstein’s 2018 compensation was appropriate and reasonable.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

COMPENSATION COMPONENTS

Under his employment agreement with AB (the “Bernstein Employment Agreement”), Mr. Bernstein serves as the President and Chief Executive Officer of AB for a term that commenced on May 1, 2017 and ends on May 1, 2020, provided that the term shall automatically extend for one additional year on May 1, 2020 and each anniversary thereafter, unless the Bernstein Employment Agreement is terminated in accordance with its terms.

The terms of the Bernstein Employment Agreement were the result of arm’s length negotiations between Mr. Bernstein and senior AXA executives. The AB Board then approved the Bernstein Employment Agreement after having considered, among other things, the compensation package provided to Mr. Bernstein’s predecessor, the 2016 compensation and 2017 expected compensation of AB’s other executive officers and Mr. Bernstein’s compensation at his former employer.

Base Salary

Under the Bernstein Employment Agreement, Mr. Bernstein is entitled to a minimum base salary of $500,000 that is reviewed each year by the AB Compensation Committee. The AB Compensation Committee has not made any adjustments to Mr. Bernstein’s base salary, consistent with AB’s policy to keep executive base salaries low in relation to their total compensation.

Short-Term Incentive Compensation

A 2018 variable cash incentive award was available for Mr. Bernstein under AB’s 2018 Incentive Compensation Program (the “2018 AB STIC Program”). Mr. Bernstein’s annual award is not correlated with any specific targets for AB performance but is primarily is a function of AB’s financial performance and the AB Compensation Committee’s assessment of Mr. Bernstein’s performance.

Adjusted Compensation Ratio

For the 2018 AB STIC Program, the AB Compensation Committee approved the use of the “Adjusted Compensation Ratio” as the metric to consider in determining the total amount of incentive compensation paid to all of AB’s employees, including Mr. Bernstein. The Adjusted Compensation Ratio is the ratio of “adjusted employee compensation and benefits expense” to “adjusted net revenues.”

•

Adjusted employee compensation and benefits expense is AB’s total employee compensation and benefits expense minus other employment costs such as recruitment, training, temporary help and meals, and excludes the impact of mark-to-market vesting expense, as well as dividends and interest expense, associated with employee long-term incentive compensation-related investments.

•	Adjusted net revenues is a financial measure that is not computed in accordance with U.S. GAAP and makes certain adjustments to net revenues. Specifically, adjusted net revenues:

○	excludes investment gains and losses and dividends and interest on employee long-term incentive compensation-related investments;

○	offsets distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues;

○	excludes additional pass-through expenses incurred (primarily through AB’s transfer agent) that are reimbursed and recorded as fees in revenues; and

○	eliminates the revenues of consolidated AB-sponsored investment funds but includes AB’s fees from such funds and AB’s investment gains and losses on its investments in such funds.

The AB Compensation Committee has approved a 50% limit for the Adjusted Compensation Ratio, except in unexpected or unusual circumstances. For 2018, the Adjusted Compensation Ratio was 47.5%.

Mr. Bernstein’s Award

Mr. Bernstein’s short-term incentive compensation target is $3,000,000, subject to review and increase from time to time by the AB Compensation Committee in its sole discretion. Based on its subjective determination of Mr. Bernstein’s performance, the AB Compensation Committee approved an award of $3,500,000 for Mr. Bernstein under the 2018 AB STIC Program.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

In making its determination, the AB Compensation Committee took into account the factors that it deemed relevant, including Mr. Pearson’s recommendations and Mr. Bernstein’s leadership with respect to the progress AB made across its three firm-wide initiatives in 2018, which were:

•	deliver differentiated return streams to clients;

•	commercialize and scale its suite of services; and

•	continue its rigorous focus on expense management.

Highlights during 2018 included active equity net inflows in AB’s retail and institutional channels, the highest amount of gross sales in its private wealth channel in 10 years, and an expansion of AB’s adjusted operating margin by 140 bps to 29.1%. The AB Compensation Committee also considered Mr. Bernstein’s leadership in AB’s continuing process of relocating its headquarters to Nashville.

Equity-Based Awards

Under the Bernstein Employment Agreement, Mr. Bernstein is eligible to receive annual equity-based awards in accordance with AB’s compensation practices and policies generally applicable to the firm’s executive officers as in effect from time to time. The target value for Mr. Bernstein’s annual equity-based awards is $3,500,000, subject to review and increase by the AB Compensation Committee in its sole discretion from time to time. The AB Compensation Committee approved an equity-based award to Mr. Bernstein with a grant date fair value equal to $4,000,000 and four-year pro-rata vesting during its regular meeting held on December 11, 2018 (the “2018 SB Award”).

The 2018 SB Award is denominated in restricted AB Holding Units to align Mr. Bernstein’s long-term interests directly with the interests of AB Unitholders and indirectly with the interests of our shareholders and AB clients, as strong performance for AB clients generally contributes directly to increases in AB’s assets under management and improvements in our financial performance.

The AB Holding Units underlying the 2018 SB Award are restricted and are not permitted to be transferred by Mr. Bernstein. Mr. Bernstein has voluntarily elected to defer receipt of any vested portion of the 2018 SB Award until 2023. Quarterly cash distributions on vested and unvested restricted AB Holding Units in respect of the 2018 SB Award will be delivered to Mr. Bernstein when cash distributions generally are paid to all Unitholders.

If Mr. Bernstein resigns or is terminated without cause prior to the vesting date, he is eligible to continue to vest in the 2018 SB Award, subject to compliance with the restrictive covenants set forth in the applicable award agreement, including restrictions on competition, and restrictions on employee and client solicitation. The 2018 SB Award will immediately vest upon a termination due to death or disability. AB is permitted to clawback an award if Mr. Bernstein fails to adhere to risk management policies.

As a member of the Management Committee, Mr. Bernstein received a Transaction Incentive Award in 2018 with a dollar value of $740,000. Mr. Bernstein’s Transaction Incentive Award was granted by the EQH Board in the same form and is subject to the same terms and conditions as described above for the EQH Program Participants.

Other Compensation and Benefits

Under the Bernstein Employment Agreement, Mr. Bernstein is eligible to participate in all benefit plans available to AB executive officers and entitled to a company car and driver for business and personal use.

Mr. Bernstein participates in the Profit Sharing Plan for Employees of AB (as amended and restated as of January 1, 2015, as further amended as of January 1, 2017 and as further amended as of April 1, 2018, the “Profit Sharing Plan”), a tax-qualified retirement plan. The AB Compensation Committee determines the amount of annual company contributions (both the level of annual matching by the firm of an employee’s pre-tax salary deferral contributions and the annual company profit sharing contribution, if any).

With respect to 2018, the AB Compensation Committee determined that employee deferral contributions would be matched on a dollar-for-dollar basis up to 5% of eligible compensation and that there would be no profit-sharing contribution.

AB also pays the premiums associated with a life insurance policy purchased on behalf of Mr. Bernstein.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Termination Benefits

The Bernstein Employment Agreement includes severance and change-in-control provisions. If Mr. Bernstein’s employment is terminated without cause or he resigns for “good reason,” and he signs and does not revoke a waiver and release of claims, he will receive certain severance benefits, including a cash payment equal to the sum of his current base salary and bonus opportunity amount (the “Compensation Amount”). If such a termination occurs during the 12 months following a change in control in AB, he will receive the same severance benefits plus an additional payment equal to the Compensation Amount. For this purpose, a change in control of AB would not include a change in control related to AXA ceasing to own more than 50% of the shares of Holdings’ common stock.

If a change in control occurs prior to January 1, 2020, to the extent that payments to Mr. Bernstein would be subject to the excise tax under Section 4999 of the Code, Mr. Bernstein will be entitled to a gross-up payment to ensure that he will retain an amount equal to the excise tax imposed upon such payments, but if the payments do not exceed 110% of the statutory limit imposed by Section 280G of the Code, the payments will be reduced to the maximum amount that does not result in the imposition of such excise tax.

Mr. Bernstein negotiated these severance and change-in-control provisions to have the security and flexibility to focus on the business and preserve the value of his long-term incentive compensation. The AB Board and AXA determined that these provisions were reasonable and appropriate because they were necessary to recruit and retain Mr. Bernstein and provided Mr. Bernstein with effective incentives for future performance. Also, the AB Board and AXA determined to limit the applicability of the excise tax gross-up provision as the application of the excise tax is more burdensome on newly hired employees.

The AB Board and AXA further concluded that the change-in-control and termination provisions in the Bernstein Employment Agreement fit within AB’s overall compensation objectives because these provisions align with AB’s goal of providing executives with effective incentives for future performance, and:

•	permitted AB to recruit and retain a highly-qualified Chief Executive Officer;

•	aligned Mr. Bernstein’s long-term interests with those of AB’s Unitholders, our shareholders and clients;

•	were consistent with AXA’s and the AB Board’s expectations with respect to the manner in which AB and AB Holding would be operated during Mr. Bernstein’s tenure; and

•

were consistent with the AB Board’s expectations that Mr. Bernstein would not be terminated without cause and that no steps would be taken that would provide him with the ability to terminate the agreement for good reason.

Following his termination of employment for any reason, Mr. Bernstein is subject to covenants with respect to non-competition for six months and non-solicitation of customers and employees for twelve months following termination.

For additional information on severance and change in control benefits for Mr. Bernstein as of December 31, 2018, see “Potential Payments Upon Termination or Change in Control” below.

COMPENSATION-RELATED POLICIES

The Board approved the following compensation-related policies prior to the IPO based on its review of the Pay Governance Practices Analysis and input from management and the OCC.

Clawbacks

Our claw-back and forfeiture policy provides that:

•

if we are required to prepare an accounting restatement of our financial results due to material noncompliance with any financial reporting requirement under the securities laws caused by the fraud, misconduct or gross negligence of a current or former executive officer, we will use reasonable efforts to recover any incentive compensation paid to the executive officer that would not have been paid if the financial results had been properly reported; and

•

if a current or former executive officer commits fraudulent or other wrongful conduct that causes us business, financial or reputational harm, we may seek recovery of performance-based compensation with respect to the period of misconduct.

For this purpose, an “executive officer” includes any officer of Holdings for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. Currently, this includes the members of the Management Committee and the Chief Accounting Officer.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Stock Ownership Guidelines

The following stock ownership guidelines apply to members of the Management Committee:

Executive	Requirement
Chief Executive Officer	6 x base salary
Other Management Committee Members	3 x base salary

For purposes of determining whether the guidelines are met, the following are taken into account:

•	Holdings common stock;

•	AB Holding Units (collectively with Holdings common stock, “Company Stock”); and

•	unvested restricted stock or restricted stock units linked to Company Stock that are subject only to service requirements.

The executives are required to retain 75% of any net Company Stock (after the payment of taxes and the costs of exercise and commissions for stock options) received as compensation until the applicable requirement is met. Once an executive satisfies the stock ownership guidelines, the executive will not be deemed to have fallen out of compliance solely by reason of a decline in the value of the Company Stock.

Hedging and Pledging

Holdings believes that, when an individual who owns Company securities engages in certain forms of hedging or monetization transactions, he or she may no longer have the same objectives as other holders of the Company securities. Accordingly, all Company employees and directors are prohibited from engaging in hedging or similar transactions with respect to Company securities that would allow them to continue to own the securities without the full risks and rewards of ownership. This includes transactions such as zero-cost collars and forward sale contracts that could allow them to lock in much of the value of their holdings in exchange for all or part of the potential for upside appreciation in the securities.

Company employees and directors are further prohibited from pledging Company securities as collateral for a loan (whether in a margin account or otherwise).

Rule 10b5-1 Trading Plan Policy

Holdings’ insider trading policy provides that our insiders may trade in Company securities during periods in which they would otherwise be restricted from doing so under the policy due to the possession of material non-public information or otherwise if they enter into a pre-established written trading plan in accordance with Rule 10b5-1 enacted by the SEC.

All trading plans must:

•	be in writing and in a form acceptable to the Company,

•	acknowledged in writing by the General Counsel prior to becoming effective and

•	not be modified at any time when the insider is in possession of material non-public information.

ACCOUNTING AND TAX CONSIDERATIONS

Internal Revenue Code Section 162(m) (“Section 162(m)”) limits tax deductions relating to executive compensation of certain executives of publicly held companies. For taxable years prior to 2018, neither Holdings nor any of its subsidiaries, including AB, were deemed to be publicly held companies for this purpose.

Following the IPO, Holdings is deemed to constitute a publicly held company for purposes of Section 162(m). Accordingly, the Compensation Committee may consider the deductibility of executive compensation under Section 162(m) when making compensation decisions. However, the Compensation Committee will authorize compensation payments that are not deductible for federal income tax purposes when the committee believes that such payments are appropriate to attract, retain and incent executive talent.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Internal Revenue Code Section 409A (“Section 409A”) imposes stringent requirements that covered nonqualified deferred compensation arrangements must meet to avoid the imposition of additional taxes, including a 20% additional income tax, on the amounts deferred under the arrangements. The Company’s nonqualified deferred compensation arrangements that are subject to Section 409A are designed to comply with the requirements of Section 409A to avoid additional income taxes.

Accounting and other tax impacts not discussed above are also considered in the design of short-term incentive compensation and equity-based award programs.

CONSIDERATION OF MOST RECENT ‘SAY ON PAY’ VOTE

As a newly public company, Holdings has not yet conducted a “Say on Pay” vote.

COMPENSATION COMMITTEE REPORT

Not applicable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Not applicable.

Executive officers of MLOA participate in Holdings’ compensation program for its executives. Accordingly, the compensation of the executive officers for 2018 was determined by the Holdings’ Board and Compensation Committee.

CONSIDERATION OF RISK MATTERS IN DETERMINING COMPENSATION

Holdings has considered whether its compensation practices are reasonably likely to have a material adverse effect on Holdings and determined that they are not.

To support its analysis, Holdings engaged a compensation consultant to conduct a risk assessment of the 2018 STIC Program, the 2018 LTIC Program and sales incentive plans for the retirement and protection businesses (the “Risk Assessment”). The Risk Assessment confirmed that the programs have a number of features that contribute to prudent decision-making and avoid an incentive to take excessive risk. The Risk Assessment also noted good governance practices, well-defined oversight processes and well-honed day-to-day processes, roles and responsibilities with cross-functional representation.

SUMMARY COMPENSATION TABLE

The following table presents the total compensation of the Named Executive Officers for services performed in the years ended December 31, 2018, December 31, 2017 and December 31, 2016, except that no information is provided for 2017 and 2016 for Mr. Hurd and for 2016 for Mr. Bernstein since they were not Named Executive Officers in those years.

The total compensation reported in the following table includes items such as salary and non-equity incentive compensation as well as the grant date fair value of equity-based compensation. The equity-based compensation may never become payable or may end up with a value that is substantially different from the value reported here. The amounts in the Total column do not represent “Total Direct Compensation” as described in the Compensation Discussion and Analysis.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

2018 SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary(1)		Bonus(2)		Stock Awards(3)		Option Awards(4)		Non-Equity Incentive Compensation(5)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)		All Other Compensation(7)		Total
Mark Pearson	2018		$1,250,114		$—		$6,587,516		$962,503		$2,911,651		$—		$426,779		$12,138,563
President and Chief Executive Officer	2017 2016	$ $	1,250,114 1,250,744	$ $	— —	$ $	2,067,378 2,010,449	$ $	341,280 382,419	$ $	2,526,000 2,164,000	$ $	1,017,919 393,441	$ $	370,238 389,201	$ $	7,572,929 6,590,254

Anders Malmström	2018		$688,915		$—		$2,605,048		$375,000		$1,299,600		$114,890		$186,171		$5,269,624
Senior Executive Vice President and Chief Financial Officer	2017 2016	$ $	658,228 658,228	$ $	— —	$ $	526,564 496,993	$ $	106,722 116,089	$ $	1,047,248 850,000	$ $	180,070 280,596	$ $	330,538 172,895	$ $	2,849,370 2,574,801

Jeffrey Hurd	2018		$864,480		$300,000		$2,090,031		$450,001		$2,080,000		$—		$91,439		$5,875,951
Senior Executive Vice President & Chief Operating Officer

Dave Hattem	2018		$665,182		$—		$2,230,032		$250,000		$1,040,000		$—		$160,812		$4,346,026
Senior Executive Vice President, General Counsel and Secretary	2017 2016	$ $	609,333 599,893	$ $	— —	$ $	646,471 648,443	$ $	106,722 123,348	$ $	788,119 750,000	$ $	578,537 238,250	$ $	155,008 134,224	$ $	2,884,190 2,494,158

Seth Bernstein	2018		$500,000		$3,500,000		$4,740,000		$—		$—		$—		$344,847		$9,084,847
Senior Executive Vice President and Head of Investment Management and Research	2017		$334,615		$3,000,000		$3,500,003		$—		$—		$—		$148,274		$6,982,892

(1)	For the EQH Program Participants, the amounts in this column reflect actual salary paid in each year. Mr. Bernstein’s annual base salary is $500,000.
(2)

No bonuses were paid to the EQH Program Participants in 2018, 2017 or 2016 other than Mr. Hurd’s sign-on bonus of $300,000 in 2018. For Mr. Bernstein, this column includes his annual cash incentive awards paid for performance in 2018 and 2017 respectively.

(3)

For the EQH Program Participants, the amounts reported in this column for 2018 represent the aggregate grant date fair value of EQH RSUs, EQH Performance Shares and Transaction Incentive Awards granted to them in 2018 in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in note 14 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2018. The EQH Performance Shares were valued at target which represents the probable outcome at grant date. A maximum payout for the EQH Performance Shares, valued at the grant date fair value, would result in values of:

Named Executive Officer	Maximum Payout
Mr. Pearson	$3,850,021
Mr. Malmström	$1,500,054
Mr. Hurd	$1,800,039
Mr. Hattem	$1,000,036

For Mr. Bernstein, the amount reported in this column for 2018 represents the aggregate grant date fair value of his Transaction Incentive Award and the 2018 SB Award in accordance with FASB ASC Topic 718, and the assumptions made in calculating this amount can be found in Note 14 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2018. The EQH RSUs, EQH Performance Shares, Transaction Incentive Awards and 2018 SB Award are described in more detail below in “Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables.”

(4)

The amounts reported in this column for 2018 represent the aggregate grant date fair value of EQH Stock Options granted in 2018 in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in note 14 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2018. EQH Stock Options are described in more detail below in “Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables.”

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

(5)	The amounts reported in this column represent the annual cash incentive awards paid for performance in 2018, 2017 and 2016, respectively.
(6)

The amounts reported represent the increase in the actuarial present value of accumulated pension benefits for the Named Executive Officer. The actuarial present value of Mr. Pearson’s and Mr. Hattem’s accumulated pension benefits decreased by $712,215 and $216,816 respectively, primarily due to an increase in the discount rate used to determine the present value. The Named Executive Officers did not have any above-market earnings on non-qualified deferred compensation in 2018, 2017 or 2016. For more information regarding the pension benefits for each Named Executive Officer, see the Pension Benefits as of December 31, 2018 Table below.

(7)	The following table provides additional details for the 2018 amounts in the All Other Compensation column.

Named Executive Officer	Auto(a)	Excess Liability Insurance(b)	Financial Advice(c)	Profit Sharing/ 401k Plan Contributions(d)	Excess 401(k) Contributions(e)	Other Perquisites/ Benefits(f)	Total
Mark Pearson	$28,992	$8,201	$24,891	$14,665	$349,964	$66	$426,779
Anders Malmström	$—	$—	$24,891	$14,665	$146,116	$499	$186,171
Jeffrey Hurd	$—	$—	$17,535	$14,665	$58,806	$433	$91,439
Dave Hattem	$—	$—	$15,000	$14,665	$128,329	$2,818	$160,812
Seth Bernstein	$320,685	$—	$9,340	$12,500	$—	$2,322	$344,847

(a)

Pursuant to his employment agreement, Mr. Pearson is entitled to the business and personal use of a dedicated car and driver. The personal use of this vehicle was valued based on a formula considering the annual lease value of the vehicle, the compensation of the driver and the cost of fuel. For Mr. Bernstein, the amount listed includes auto lease costs ($16,689), driver compensation and other car-related expenses ($303,996).

(b)

AXA Equitable Life pays the premiums for excess liability insurance coverage for Mr. Pearson pursuant to his employment agreement. The amount in this column reflects the actual amount of premiums paid.

(c)

AXA Equitable Life paid for financial planning services for each of the EQH Program Participants in 2018. These payments have been discontinued for 2019 and future years for EQH Program Participants other than Mr. Pearson. This column also includes payments for expatriate tax services for Mr. Pearson and Mr. Malmström.

(d)	This column includes the amount of company contributions received by each EQH Program Participant under the 401(k) Plan and by Mr. Bernstein under the Profit Sharing Plan.
(e)	This column includes the amount of excess 401(k) contributions received by each EQH Program Participant under the Post-2004 Plan.
(f)

This column includes amounts related to guests accompanying the EQH Program Participants to company events. It also includes life insurance premiums for Mr. Bernstein and a $66 health premium refund for both Mr. Pearson and Mr. Malmström.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

2018 GRANTS OF PLAN-BASED AWARD

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards granted during 2018.

2018 GRANTS OF PLAN-BASED AWARDS

Named Executive Officer	Grant Date	Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
			Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Mark Pearson			$—	$2,128,400	$4,256,800
	06/11/2018	05/16/2018								208,786	$21.34	$962,503
	05/17/2018	05/16/2018							44,396			$962,505
	05/17/2018	05/16/2018					41,541	83,082				$962,505
	05/17/2018	05/16/2018					44,396	88,792				$962,505
	05/09/2018	04/25/2018				46,250	92,500	92,500	92,500			$3,700,000
Anders Malmström			$—	$1,000,000	$2,000,000
	06/11/2018	05/16/2018								81,345	$21.34	$375,000
	05/17/2018	05/16/2018							17,298			$375,021
	05/17/2018	05/16/2018					16,185	32,370				$375,006
	05/17/2018	05/16/2018					17,298	34,596				$375,021
	05/09/2018	04/25/2018				18,500	37,000	37,000	37,000			$1,480,000
Jeff Hurd			$—	$1,500,000	$3,000,000
	06/11/2018	05/16/2018								97,614	$21.34	$450,001
	05/17/2018	05/16/2018							20,757			$450,012
	05/17/2018	05/16/2018					19,422	23,306				$450,008
	05/17/2018	05/16/2018					20,757	24,908				$450,012
	05/09/2018	04/25/2018				9,250	18,500	18,500	18,500			$740,000
Dave Hattem			$—	$750,000	$1,500,000
	06/11/2018	05/16/2018								54,230	$21.34	$250,000
	05/17/2018	05/16/2018							11,532			$250,014
	05/17/2018	05/16/2018					10,790	21,580				$250,004
	05/17/2018	05/16/2018					11,532	23,064				$250,014
	05/09/2018	04/25/2018				18,500	37,000	37,000	37,000			$1,480,000
Seth Bernstein	12/11/2018	12/11/2018							149,868			$4,000,000
	05/09/2018	04/25/2018				9,250	18,500	18,500	18,500			$740,000

(1)

On May 16, 2018, the Compensation Committee approved the grant of the EQH RSUs and EQH Performance Shares with a grant date of May 17, 2018 and the grant of the EQH Stock Options with a grant date of June 11, 2018. On April 25, 2018, the Board approved the grant of the Transaction Incentive Awards with a grant date of May 9, 2018. On December 11, 2018, the AB Compensation Committee approved the grant of the 2018 SB Award with a grant date of December 11, 2018.

(2)

For the EQH Program Participants, the target column shows the target award under the 2018 STIC Program assuming the plan was 100% funded. The actual awards paid to the EQH Program Participants are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table.

(3)

For the EQH Program Participants, the second row shows the EQH Stock Options granted on June 11, 2018. The third, fourth and fifth rows show the EQH RSUs, the TSR Performance Shares and the ROE Performance Shares granted on May 17, 2018, respectively. The sixth row shows the Transaction Incentive Awards granted on May 9, 2018. For Mr. Bernstein, the first row shows the 2018 SB Award granted on December 11, 2018 and the second row shows the Transaction Incentive Award granted on May 9, 2018.

(4)

The amounts in this column represent the aggregate grant date fair value of all equity-based awards granted to the Named Executive Officers in 2018 in accordance with ASC Topic 718. The EQH Performance Shares were valued at target which represents the probable outcome at grant date.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

SUPPLEMENTAL INFORMATION FOR SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

2018 Annual Equity-Based Awards for EQH Program Participants

EQH RSUs. EQH RSUs were granted on May 17, 2018 with a vesting schedule of approximately three years, with one-third of the grant vesting on each of March 1, 2019, March 1, 2020 and March 1, 2021. EQH RSUs receive dividend equivalents with the same vesting schedule as their related units.

EQH Stock Options. EQH Stock Options were granted on June 11, 2018 with a term of approximately ten years and a vesting schedule of approximately three years, with one-third of the grant vesting on each of March 1, 2019, March 1, 2020 and March 1, 2021. The exercise price for the EQH Stock Options is $21.34, which was the closing price for Holdings’ common stock on the grant date.

EQH Performance Shares. EQH Performance Shares were granted on May 17, 2018 and will cliff vest after approximately three years. EQH Performance Shares will receive dividend equivalents with the same vesting schedule as their related shares and were granted unearned. Two types of EQH Performance Shares were granted:

•	ROE Performance Shares — EQH Performance Shares that may be earned based on the Company’s performance against certain targets for its Non-GAAP Operating ROE and

•	TSR Performance Shares — EQH Performance Shares that may be earned based on Holdings’ Relative TSR.

ROE Performance Shares. The number of ROE Performance Shares that are earned will be determined at the end of the performance period (January 1, 2018 — December 31, 2020) by multiplying the number of unearned ROE Performance Shares granted by the “Final ROE Performance Factor.” The Final ROE Performance Factor will be determined by averaging the “ROE Performance Factor” for each of the three calendar years in the ROE Performance Period. Specifically, the Company will be assigned target, maximum and threshold amounts for Non-GAAP Operating ROE for each of 2018, 2019 and 2020 that will determine the “ROE Performance Factor” for the applicable year as follows:

If Non-GAAP Operating ROE for the applicable year equals....	The ROE Performance Factor for the applicable year will equal....
Maximum Amount (or greater)	200%
Target Amount	100%
Threshold Amount	25%
Below Threshold	0%

Note: For results in-between the threshold and target and target and maximum amounts, the ROE Performance Factor for the applicable year will be determined by linear interpolation.

TSR Performance Shares. The number of TSR Performance Shares that are earned will be determined at the end of a performance period (May 17, 2018 — December 31, 2020) by multiplying the number of unearned TSR Performance Shares by the “TSR Performance Factor.” The TSR Performance Factor will be determined as follows, subject to a cap of 100% if Holdings’ total shareholder return for the performance period is negative:

If Relative TSR for the TSR Performance Period is...	The TSR Performance Factor will equal...
87.5th percentile or greater (maximum)	200%
50th percentile (target)	100%
30th percentile (threshold)	25%
Below 30th percentile	0%

Note: For results in-between the threshold and target and target and maximum amounts, the TSR Performance Factor will be determined by linear interpolation.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

2018 Transaction Incentive Awards

All Transaction Incentive Awards were paid in the form of restricted stock units that will be settled in shares of Holdings’ common stock. The amount of restricted stock units granted to each Named Executive Officer was determined by dividing his award value by the IPO price of $20. The restricted stock units vest as follows:

Type of Units	Vesting Requirements
Service Units (50% of award)	50% of the Service Units vested on November 14, 2018; 25% of the Service Units will vest on May 10, 2019; and 25% of the Service Units will vest on May 10, 2020.

Performance Units (50% of award)

Condition #1 — if, prior to May 10, 2020, the average closing price of a share of Holdings’ common stock for thirty consecutive days is at least equal to $26, all Performance Units will immediately vest;

Condition #2 — if Condition #1 is not met but, prior to May 10, 2023, the average closing price of a share of Holdings’ common stock for thirty consecutive days is at least equal to $30, all Performance Units will immediately vest; and

Condition #3 — if neither Condition #1 or Condition #2 is met, fifty percent of the Performance Units will vest on May 10, 2023. The remaining 50% of the Performance Units will be forfeited.

2018 SB Award

The 2018 SB Award is denominated in restricted AB Holding Units and has a four-year pro-rata vesting schedule. The AB Holding Units underlying the 2018 SB Award are restricted and are not permitted to be transferred by Mr. Bernstein. Mr. Bernstein has voluntarily elected to defer receipt of any vested portion of the 2018 SB Award until 2023. Quarterly cash distributions on vested and unvested restricted AB Holding Units in respect of the 2018 SB Award will be delivered to Mr. Bernstein when cash distributions generally are paid to all Unitholders. If Mr. Bernstein resigns or is terminated without cause prior to the vesting date, he is eligible to continue to vest in the 2018 SB Award, subject to compliance with the restrictive covenants set forth in the applicable award agreement, including restrictions on competition, and restrictions on employee and client solicitation. The 2018 SB Award will immediately vest upon a termination due to death or disability. AB is permitted to claw-back an award if Mr. Bernstein fails to adhere to risk management policies.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2018

The following table lists outstanding equity grants for each Named Executive Officer as of December 31, 2018. The table includes outstanding equity grants from past years as well as the current year. For the EQH Program Participants, equity grants in 2017 and prior years were awarded in respect of AXA ordinary shares.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2018

OPTION AWARDS					STOCK AWARDS
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark Pearson	—	—	41,134	$25.74	03/24/2024	182,967	$3,500,876	426,303	$8,099,120
	48,486	—	96,972	$26.12	06/19/2025	—	—	—	—
	—	—	186,069	$24.00	06/06/2026	—	—	—	—
	—	—	170,004	$26.69	06/21/2027	—	—	—	—
	—	208,786	—	$21.34	03/01/2028	—	—	—	—

Anders Malmström	24,414	—	12,206	$25.74	03/24/2024	59,395	$1,104,837	150,435	$2,812,649
	12,393	12,393	12,393	$26.12	06/19/2025	—	—	—	—
	—	37,656	18,828	$24.00	06/06/2026	—	—	—	—
	—	35,442	17,720	$26.69	06/21/2027	—	—	—	—
	—	81,345	—	$21.34	03/01/2028	—	—	—	—

Jeff Hurd	—	97,614	—	$21.34	03/01/2028	30,007	$499,016	79,436	$1,321,021

Dave Hattem	22,626	—	11,314	$25.74	03/24/2024	53,629	$1,008,948	135,525	$2,574,705
	12,393	12,393	12,393	$26.12	06/19/2025	—	—	—	—
	—	40,012	20,004	$24.00	06/06/2026	—	—	—	—
	—	35,442	17,720	$26.69	06/21/2027	—	—	—	—
	—	54,230		$21.34	03/01/2028	—	—	—	—

Seth Bernstein	—	—	—	—	—	9,250	$153,828	18,500	$307,655
	—	—	—	—	—	273,398	$7,469,243	—	—

(1)

All options with expiration dates prior to March 1, 2028 are AXA stock options. All AXA stock options have ten-year terms and a vesting schedule of five years, with one-third of the grant vesting on each of the third, fourth and fifth anniversaries of the grant; provided that the last third will vest only if the AXA ordinary share performs at least as well as the SXIP Index during a specified period (this condition applies to all AXA stock options granted to Mr. Pearson).

(2)

All AXA stock options have euro exercise prices. All euro exercise prices have been converted to U.S. dollars based on the euro to U.S. dollar exchange rate on the day prior to the grant date. The actual U.S. dollar equivalent of the exercise price will depend on the exchange rate at the date of exercise.

(3)

For the EQH Program Participants, this column reflects earned but unvested EQH RSUs granted in 2018, AXA performance shares granted in 2015 and the remaining unvested 50% of the Service Units received under their Transaction Incentive Awards as follows:

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Named Executive Officer	2015 AXA Performance Shares Vesting 6/19/19	2018 Transaction Incentive Awards — Service Units Vesting Ratably on 5/10/19 and 5/10/20	2018 EQH RSUs — Vesting Ratably on 3/1/19, 3/1/20 and 3/1/21
Mr. Pearson	92,321	46,250	44,396
Mr. Malmström	23,597	18,500	17,298
Mr. Hurd		9,250	20,757
Mr. Hattem	23,597	18,500	11,532

For Mr. Bernstein, the first row reflects the remaining unvested 50% of the Service Units he received under his Transaction Incentive Award and the second row reflects unvested restricted AB Holding Units granted in 2017 (which vest ratably on May 1 of each of 2019, 2020 and 2021) and unvested restricted AB Holding Units granted in 2018 (which vest ratably on December 1 of each of 2019, 2020, 2021 and 2022).

(4)	This column includes:

Named Executive Officer	2016 AXA Performance Shares Vesting 6/6/20	2017 AXA Performance Shares Vesting 6/21/21	2018 EQH Performance Shares Vesting 3/1/21	2018 Transaction Incentive Awards — Performance Units
Mr. Pearson	106,326	97,144	TSR - 41,541 ROE - 88,792	92,500
Mr. Malmström	32,277	30,377	TSR - 16,185 ROE - 34,596	37,000
Mr. Hurd	—	—	TSR - 19,422 ROE - 41,514	18,500
Mr. Hattem	34,294	30,377	TSR - 10,790 ROE - 23,064	37,000
Mr. Bernstein	—	—	—	18,500

TSR Performance Shares are reported at target. ROE Performance Shares are reported at maximum.

OPTION EXERCISES AND STOCK VESTED IN 2018

The following table summarizes the value received from stock option exercises and stock awards vested during 2018.

2018 OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Named Executive Officer	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting(3)	Value Realized on Vesting(4)
Mark Pearson	570,840	$5,455,816	91,929	$2,155,632
Anders Malmström	11,644	$120,296	32,002	$737,973
Jeffrey Hurd	—	$—	9,302	$194,418
Dave Hattem	—	$—	31,019	$712,357
Seth Bernstein	—	$—	50,479	$1,310,301

(1)	This column reflects the number of AXA stock options exercised in 2018 by Mr. Pearson and Mr. Malmström.
(2)	All shares acquired upon the option exercises were immediately sold. This column reflects the actual sale price received less the exercise price.
(3)

For Messrs. Pearson, Malmström and Hattem, this column reflects the vesting of the second tranche of their 2014 AXA performance shares in 2018. For all of the Named Executive Officers, this column reflects the vesting of a portion of their Transaction Incentive Awards (and related dividend equivalents) in November 2018. For Mr. Bernstein, this column also reflects the vesting of 41,177 of his 2017 AB Holding Units. The delivery of Mr. Bernstein’s 41,177 AB Holding Units (minus any AB Holding Units withheld to cover applicable taxes)

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is deferred pursuant to the terms of his employment agreement until May 1, 2021, subject to accelerated delivery upon circumstances set forth in his employment agreement. Mr. Bernstein will receive the cash distributions payable with respect to the vested but undelivered portion of his AB Holding Units on the same basis as cash distributions are paid to AB Holding Unitholders generally.
(4)

The value of the AXA performance shares that vested in 2018 was determined based on the average of the high and low AXA ordinary share price on the vesting date, converted to U.S. dollars using the European Central Bank reference rate on the vesting date.

PENSION BENEFITS AS OF DECEMBER 31, 2018

The following table lists the pension program participation and actuarial present value of each Named Executive Officer’s defined benefit pension at December 31, 2018. Note that Messrs. Malmström and Hurd did not participate in the Retirement Plan or the Excess Plan since they were not eligible to participate in these plans prior to their freeze. Mr. Bernstein does not have any pension benefits.

PENSION BENEFITS AS OF DECEMBER 31, 2018
Named Executive Officer	Plan Name(1)	Number of Years Credited Service(2)	Present Value of Accumulated Benefit	Payments during the last fiscal year
Mark Pearson	AXA Equitable Retirement Plan	3	$70,561	$—
	AXA Equitable Excess Retirement Plan	3	$696,507	$—
	AXA Equitable Executive Survivor Benefit Plan	24	$3,591,990	$—

Anders Malmström	AXA Equitable Retirement Plan	—	$—	$—
	AXA Equitable Excess Retirement Plan	—	$—	$—
	AXA Equitable Executive Survivor Benefit Plan	7	$626,356	$—

Jeffrey Hurd	AXA Equitable Retirement Plan	—	$—	$—
	AXA Equitable Excess Retirement Plan	—	$—	$—
	AXA Equitable Executive Survivor Benefit Plan	—	$—	$—

Dave Hattem	AXA Equitable Retirement Plan	19	$526,399	$—
	AXA Equitable Excess Retirement Plan	19	$1,090,680	$—
	AXA Equitable Executive Survivor Benefit Plan	25	$2,206,955	$—

Seth Bernstein	AXA Equitable Retirement Plan	—	$—	$—
	AXA Equitable Excess Retirement Plan	—	$—	$—
	AXA Equitable Executive Survivor Benefit Plan	—	$—	$—

(1)

The December 31, 2018 liabilities for the Retirement Plan, the Excess Plan, and the ESB Plan were calculated using the same participant data, plan provisions and actuarial methods and assumptions used for financial reporting purposes, except that a retirement age of 65 is assumed for all calculations. The assumptions used can be found in note 13 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2018.

(2)

Credited service for purposes of the Retirement Plan and the Excess Plan does not include an executive’s first year of service and does not include any service after the freeze of the plans on December 31, 2013. Pursuant to his employment agreement, Mr. Pearson’s credited service for purposes of the ESB Plan includes approximately 16 years of service with AXA Equitable Life affiliates. However, this additional credited service does not result in any benefit augmentation for Mr. Pearson.

The Retirement Plan

The Retirement Plan is a tax-qualified defined benefit plan for eligible employees. The Retirement Plan was frozen effective December 31, 2013.

Participants became vested in their benefits under the Retirement Plan after three years of service. Participants are eligible to retire and begin receiving benefits under the Retirement Plan: (a) at age 65 (the “normal retirement date”) or (b) if they are at least age 55 with at least 5 full years of service (an “early retirement date”).

Prior to the freeze, the Retirement Plan provided a cash balance benefit whereby AXA Equitable Life established a notional account for each Retirement Plan participant. This notional account was credited with deemed pay credits equal to 5% of eligible compensation up to the Social Security wage base plus 10% of eligible compensation above the Social Security wage base. Eligible compensation included base salary and short-term incentive compensation and was subject to limits imposed by the Internal Revenue Code. These notional accounts continue to be credited with deemed interest credits. For pay credits earned on or after April 1, 2012 up to December 31, 2013, the interest rate is

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

determined annually based on the average discount rates for one-year Treasury Constant Maturities. For pay credits earned prior to April 1, 2012, the annual interest rate is the greater of 4% and a rate derived from the average discount rates for one-year Treasury Constant Maturities. For 2018, pay credits earned prior to April 1, 2012 received an interest crediting rate of 4% while pay credits earned on or after April 1, 2012 received an interest crediting rate of 1.25%.

Participants elect the time and form of payment of their cash balance account after they separate from service. The normal form of payment depends on a participant’s marital status as of the payment commencement date. If the participant is unmarried, the normal form will be a single life annuity. If the participant is married, the normal form will be a 50% joint and survivor annuity. Subject to spousal consent requirements, participants may elect the following optional forms of payment for their cash balance account:

•	Single life annuity;

•	Optional joint and survivor annuity of any whole percentage between 1% and 100%; and

•	Lump sum.

Messrs. Pearson and Hattem are each entitled to a frozen cash balance benefit under the Retirement Plan and are currently eligible for early retirement under the plan.

For certain grandfathered participants, the Retirement Plan provides benefits under a traditional defined benefit formula based on final average pay, estimated Social Security benefits and years of service. None of the Named Executive Officers are grandfathered participants.

The Excess Plan

The purpose of the Excess Plan, which was frozen as of December 31, 2013 was to allow eligible employees to earn retirement benefits in excess of those permitted under the Retirement Plan. Specifically, the Retirement Plan is subject to rules under the Code that cap both the amount of eligible earnings that may be taken into account for determining benefits under the Retirement Plan and the amount of benefits that the Retirement Plan may pay annually. Prior to the freeze of the Retirement Plan, the Excess Plan permitted participants to accrue and be paid benefits that they would have earned and been paid under the Retirement Plan but for these limits. The Excess Plan is an unfunded plan and no assets are actually set aside in participants’ names.

The Excess Plan was amended effective September 1, 2008 to comply with the provisions of Code Section 409A. Pursuant to the amendment, a participant’s Excess Plan benefits vested after 2005 will generally be paid in a lump sum on the first day of the month following the month in which separation from service occurs provided that payment will be delayed six months for “specified employees” (generally, the fifty most highly-compensated officers of AXA Equitable Life and its affiliates), unless the participant made a special one-time election with respect to the time and form of payment of those benefits by November 14, 2008. Neither Mr. Pearson or Mr. Hattem made a special election. The time and form of payment of Excess Plan benefits that vested prior to 2005 are the same as the time and form of payment of the participant’s Retirement Plan benefits.

The ESB Plan

The ESB Plan offers financial protection to a participant’s family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant’s eligible compensation (generally, base salary plus the higher of: (a) most recent short-term incentive compensation award and (b) the average of the three highest short-term incentive compensation awards), subject to an overall $25 million cap. Each level offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. Participants are not required to contribute to the cost of Level 1 or Level 2 coverage but are required to contribute annually to the cost of any options elected under Levels 3 and 4 until age 65.

Level 1 coverage continues after retirement until the participant attains age 65. Levels 2, 3 and 4 coverage continue after retirement until the participant’s death, provided that, for Levels 3 and 4 coverage, all required participant contributions are made.

The ESB Plan was closed to new participants on January 1, 2019.

Level 1

A participant can choose between the following two options at Level 1:

Lump Sum Option — Under the Lump Sum Option, a life insurance policy is purchased on the participant’s life. At the death of the participant, the participant’s beneficiary receives a tax-free lump sum death benefit from the policy. The participant is taxed annually on the value of the life insurance coverage provided.

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Survivor Income Option — Upon the participant’s death, the Survivor Income Option provides the participant’s beneficiary with 15 annual payments approximating the value of the Lump Sum Option or a payment equal to the amount of the lump sum. The payments will be taxable but the participant is not subject to annual taxation.

Level 2

At Level 2, a participant can choose among the Lump Sum Option and Survivor Income Option, described above, and the following option:

Surviving Spouse Benefit Option — The Surviving Spouse Benefit Option provides the participant’s spouse with monthly income equal to about 25% of the participant’s monthly compensation (with an offset for social security). The payments are taxable but there is no annual taxation to the participant. The duration of the monthly income depends on the participant’s years of service (with a minimum duration of 5 years).

Levels 3 and 4

At Levels 3 and 4, a participant can choose among the Lump Sum Option and Survivor Income Option, described above and the following option:

Surviving Spouse Income Addition Option — The Surviving Spouse Income Addition Option provides monthly income to the participant’s spouse for life equal to 10% of the participant’s monthly compensation. The payments are taxable but there is no annual taxation to the participant.

NON-QUALIFIED DEFERRED COMPENSATION TABLE AS OF DECEMBER 31, 2018

The following table provides information on the excess 401(k) contributions received by the EQH Program Participants in 2018, as well as their aggregate balances in the Post-2004 Plan and VDCP. It also reflects Mr. Bernstein’s deferral of an equity award granted in 2017.

NON-QUALIFIED DEFERRED COMPENSATION AS OF DECEMBER 31, 2018
Named Executive Officer	Plan Name	Executive Contributions in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
Mark Pearson	The Post-2004 Variable Deferred Compensation Plan	$—	$349,964	$(53,972)	$394,940	$1,409,626
Anders Malmström	The Post-2004 Variable Deferred Compensation Plan	$—	$146,116	$(23,655)	$—	$574,495
Jeffrey Hurd	The Post-2004 Variable Deferred Compensation Plan	$—	$58,806	$(1,939)	$—	$56,867
Dave Hattem	The Post-2004 Variable Deferred Compensation Plan	$—	$128,329	$(36,330)	$106,954	$740,634
	The Variable Deferred Compensation Plan	$—	$—	$(73,060)	$—	$1,259,141
Seth Bernstein(4)	2017 Equity Award	$1,115,883	$—	$96,766	$—	$—

(1)	The amounts reported in this column are also reported in the “All Other Compensation” column of the 2018 Summary Compensation Table above.
(2)	The amounts reported in this column are not reported in the 2018 Summary Compensation Table.
(3)

The amounts in this column that were previously reported as compensation in the Summary Compensation Table included in AXA Equitable Life’s Forms 10-K for the years ended December 31, 2017, 2016, 2015 and 2014 are:

EQH Program Participant	Amount
Pearson	$1,311,245
Malmström	$366,469
Hattem	$458,674

(4)

For Mr. Bernstein, the executive contributions column reflects the value of 41,177 restricted AB Holding Units that vested on May 1, 2018 and will not be delivered until May 1, 2021. The aggregate earnings in last fiscal year column reflects the change in the AB Holding Unit price between May 1 and December 1, 2018 and cash distributions received by Mr. Bernstein on the deferred units during this period. The grant date fair value of the AB Holding Units was reported in the Summary Compensation Table for 2017.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The Post-2004 Plan

The Post-2004 Plan allows eligible employees to defer the receipt of up to 25% of their base salary and short-term incentive compensation. Deferrals are credited to a bookkeeping account in the participant’s name on the first day of the month following the month in which the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the participant’s name.

Account balances in the Post-2004 Plan are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The Post-2004 Plan currently offers a variety of earnings crediting options.

Each year, participants in the Post-2004 Plan can elect to make deferrals into an account they have already established under the plan or they may open a new account, provided that they may not allocate any new deferrals into an account if they are scheduled to receive payments from the account in the next calendar year.

When participants establish an account, they must elect the form and timing of payments for that account. They may receive payments of their account balance in a lump sum or in any combination of lump sum and/or annual installments paid over consecutive years. They may elect to commence payments from an account in July or December of any year after the year following the deferral election provided that payments must commence by the first July or December following age 71.

In addition, AXA Equitable Life provides excess 401(k) contributions in the Post-2004 Plan for participants in the 401(k) Plan with eligible compensation in excess of the qualified plan compensation limit. These contributions are equal to 10% of the participant’s (i) eligible compensation in excess of the qualified plan compensation limit ($275,000 in 2018) and (ii) voluntary deferrals to the Post-2004 Plan for the applicable year.

The VDCP

Under the VDCP, eligible employees were permitted to defer the receipt of up to 25% of their base salary and short-term incentive compensation. Deferrals were credited to a bookkeeping account in the participant’s name on the first day of the month following the month in which the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the participant’s name. The VDCP was frozen as of December 31, 2004 so that no amounts earned or vested after 2004 can be deferred under the VDCP.

Account balances in the VDCP that are attributable to deferrals of base salary and short-term incentive compensation are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The VDCP currently offers a variety of earnings crediting options.

Participants in the VDCP could elect to credit their deferrals to in-service or retirement distribution accounts. For retirement accounts, payments may be received in any combination of a lump sum and/or annual installments paid in consecutive years. Payments may begin in any January or July following the participant’s termination date, but they must begin by either the first January or the first July following the later of: (a) the participant’s attainment of age 65 and (b) the date that is thirteen months following the participant’s termination date. For in-service accounts, payments are made to the participant in December of the year elected by the participant in a lump sum or in up to five annual installments over consecutive years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EQH Program Participants

The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if the EQH Program Participants terminated employment, or a change in control (“CIC”) of Holdings occurred on December 31, 2018 (the “Trigger Date”). The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described.

For purposes of this table:

•	“AXA Equity Awards” means all AXA stock options and performance shares awarded to the EQH Program Participants;

•	“EQH Equity Awards” means the EQH RSUs, the EQH Performance Shares, the EQH Stock Options and Transaction Incentive Awards; and

•

hypothetical payments and benefits related to equity awards are calculated using the closing price of the AXA ordinary share on December 31, 2018, converted to U.S. dollars, or the closing price of the Holdings’ share on December 31, 2018 where applicable.

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In all cases included in the table, the EQH Program Participants would have been entitled to the benefits described in the pension and nonqualified deferred compensation tables above with the exception of benefits under the ESB Plan unless otherwise indicated below.

	Temporary Income Payments	Lump Sum Payments	AXA Equity Awards	EQH Equity Awards
Mr. Pearson
Retirement	$—	$2,128,400	$6,395,225	$—
Good Reason Termination — no CIC	$7,556,000	$2,884,000	$6,395,225	$—
Involuntary Termination — no CIC	$7,556,000	$2,884,000	$6,395,225	$179,471
CIC w/o Termination	$—	$—	$8,384	$3,348,883
CIC w/ Involuntary or Good Reason Termination	$7,556,000	$2,884,000	$6,395,225	$3,348,883
Death	$—	$—	$7,713,268	$4,474,850
Disability	$—	$—	$6,395,225	$4,474,850

Mr. Malmström
Involuntary Termination — no CIC	$2,633,013	$1,040,000	$—	$71,792
CIC w/o Termination	$—	$—	$2,488	$1,328,770
Involuntary or Good Reason Termination — CIC	$3,510,683	$1,040,000	$2,488	$1,328,770
Death	$—	$—	$2,270,749	$1,767,453
Disability	$—	$—	$1,862,367	$1,767,453

Mr. Hurd
Involuntary Termination — no CIC	$3,596,375	$1,540,000	N/A	$35,904
CIC w/o Termination	$—	$—	N/A	$948,409
Involuntary or Good Reason Termination — CIC	$4,795,167	$1,540,000	N/A	$948,409
Death	$—	$—	N/A	$1,474,848
Disability	$—	$—	N/A	$1,474,848

Mr. Hattem
Retirement	$—	$750,000	$1,908,225	$—
Involuntary Termination — no CIC	$2,229,358	$790,000	$1,908,225	$71,792
CIC w/o Termination	$—	$—	$2,306	$1,193,502
Involuntary or Good Reason Termination — CIC	$2,972,478	$790,000	$1,908,225	$1,193,502
Death	$—	$—	$2,327,182	$1,485,957
Disability	$—	$—	$1,908,225	$1,485,957

Retirement

The only EQH Program Participants eligible to retire on the Trigger Date were Messrs. Pearson and Hattem. For this purpose, “retirement” means termination of service on or after the normal retirement date or any early retirement date under the Retirement Plan. If Messrs. Pearson and Hattem had retired on the Trigger Date:

Lump Sum Payments

They would have received a 2018 STIC Program award equal to the lower of their 2017 cash incentive award and their 2018 STIC Target.

AXA Equity Awards

•

Their AXA stock options would have continued to vest and be exercisable until their expiration date, except in the case of misconduct for which the options would be forfeited. The table reflects the value at the Trigger Date of AXA stock options that would have vested after 2018.

•

They would have been treated as if they continued in the employ of the Company until the end of the vesting period for purposes of their AXA performance share awards. Accordingly, they would have received AXA performance share payouts at the same time and in the same amounts as they would have received such payouts if they had not retired. The estimated values of those payouts at the Trigger Date assume target performance, except for the 2015 performance shares for which actual performance is used.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

EQH Equity Awards

Their EQH Equity Awards would have been forfeited.

If the Trigger Date occurred after March 1, 2019, their EQH Equity Awards (other than the Transaction Incentive Awards) would continue to vest pursuant to their terms, including satisfaction of any applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of five years from the date of termination and their expiration.

Other

They would have been entitled to access to retiree medical coverage without any company subsidy as well as continued participation in the ESB Plan (the “Medical/ESB Benefits”).

Good Reason Termination — No CIC

Under his employment agreement, if Mr. Pearson had voluntarily terminated on the Trigger Date for “good reason” as described below, he would have been entitled to:

•

temporary income payments equal to the sum of two years of salary and two times the greatest of: (a) his most recent annual cash incentive award, (b) the average of his last three annual cash incentive awards and (c) his STIC Target;

•	a lump sum payment equal to his STIC Target; and

•

a lump sum payment equal to the additional excess 401(k) contributions that he would have received if his temporary income payments were eligible for those contributions and were all paid on the Trigger Date.

The temporary income payments would have been paid over a two-year period beginning on the first payroll date of the Company following the 60th day after the date of termination of employment (the “Severance Period”).

For this purpose, “good reason” includes:

•	an assignment of duties materially inconsistent with Mr. Pearson’s duties or authority or a material limitation of Mr. Pearson’s powers,

•	the removal of Mr. Pearson from his positions,

•	Mr. Pearson being required to be based at an office more than 75 miles from New York City,

•	a diminution of Mr. Pearson’s titles,

•	a material failure by the Company to comply with the agreement’s compensation provisions,

•	a failure of the company to secure a written assumption of the agreement by any successor company and

•	a CIC of Holdings as defined below under “Change in Control — EQH Equity Awards” (provided that Mr. Pearson delivers notice of termination within 180 days after the CIC).

The severance benefits are contingent upon Mr. Pearson releasing all claims against the Company and his entitlement to severance pay will be discontinued if he provides services for a competitor.

Mr. Pearson’s equity awards would have been treated as described above under “Retirement” and he would have received the Medical/ESB Benefits. Other than Mr. Pearson, the EQH Program Participants are not entitled to termination payments or benefits in connection with a termination for good reason unrelated to a CIC.

Involuntary Termination — No CIC

Temporary Income and Lump Sum Payments

If they had experienced an involuntary termination of employment unrelated to a CIC on the Trigger Date that satisfied the conditions in the Severance Plan (a “job elimination”), the EQH Program Participants other than Mr. Pearson would have been eligible for severance benefits under the Severance Plan, as supplemented by the Supplemental Severance Plan. To receive benefits, the executives would have been required to sign a separation agreement including a release of all claims against the Company. The agreement would also have included provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment. The severance benefits would have included:

•	temporary income payments equal to 78 weeks of base salary;

•	additional temporary income payments equal to 1.5 times the greatest of:

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•	the most recent annual cash incentive award paid to the executive;

•	the average of the three most recent annual cash incentive awards paid to the executive; and

•	the executive’s STIC Target;

•	a lump sum payment equal to the sum of: (a) the executive’s STIC Target; and (b) $40,000.

Under Mr. Pearson’s employment agreement, he waived any right to participate in the Severance Plan or Supplemental Severance Plan. Rather, if Mr. Pearson’s employment had been terminated without “cause” on the Trigger Date, he would have been entitled to the same benefits as termination for good reason as described above, subject to the same conditions, provided that his severance benefits would cease after one year if certain performance conditions were not met for each of the two consecutive fiscal years immediately preceding the year of termination.

“Cause” is generally defined in Mr. Pearson’s employment agreement as: (i) willful failure to perform substantially his duties after reasonable notice of his failure; (ii) willful misconduct that is materially injurious to the company; (iii) conviction of, or plea of nolo contedere to, a felony; or (iv) willful breach of any written covenant or agreement with the company to not disclose information pertaining to the company or to not compete or interfere with the company.

AXA Equity Awards

Mr. Malmstrom would have had a one-year severance period during which he would have been treated as if he continued in the employ of the Company for purposes of his AXA stock options. Mr. Pearson’s and Mr. Hattem’s AXA Equity Awards would have been treated as described above under “Retirement”.

EQH Equity Awards

The EQH Program Participants would have retained a portion of their Transaction Incentive Awards equal to the amount of their unvested Performance Units as of the Trigger Date multiplied by the quotient of: (a) the number of full months elapsed between the grant date and the Trigger Date; and (b) sixty. The retained Performance Units would remain subject to their vesting conditions. The EQH Program Participants would have forfeited their other EQH Equity Awards upon an involuntary termination without cause on the Trigger Date.

If the involuntary termination without cause occurred after March 1, 2019, provided they signed and did not revoke a release of claims, Mr. Malmström and Mr. Hurd would retain a pro rata portion of the unvested EQH Performance Shares, which would remain outstanding and vest subject to the attainment of performance criteria. If Mr. Pearson and Mr. Hattem signed and did not revoke a release of claims, their EQH Equity Awards (other than the Transaction Incentive Awards) would continue to vest pursuant to their terms, including satisfaction of any applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of five years from the date of termination and their expiration.

Other

Mr. Pearson and Mr. Hattem would have received the Medical/ESB Benefits.

Change in Control w/o Termination

AXA Equity Awards

If there had been a change in control of Holdings as of the Trigger Date, all unvested AXA stock options would have become immediately exercisable for their term regardless of the otherwise applicable exercise schedule. For the AXA stock options, a CIC would include: (i) a change in the ownership of Holdings such that AXA owns less than 50% of the total voting power of Holdings then outstanding equity securities; or (ii) a sale of all or substantially all of Holdings assets to a third party that is not an AXA affiliate.

EQH Equity Awards

Generally, in the event of a CIC, equity awards granted under the 2018 Equity Plan without performance criteria that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the shareholders in the CIC (less, in the case of options and stock appreciation rights, the applicable exercise or base price).

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Equity awards granted under the 2018 Equity Plan with performance criteria would be modified into time-vesting awards at the time of the CIC based on either target or actual levels of performance, and the modified awards would then either be replaced or assumed, or cashed out, as described above.

For the EQH Equity Awards, a CIC generally includes the following events:

•	any person other than AXA becomes the beneficial owner of 30% or more of Holdings’ common stock and the percentage owned is greater than the percentage held by AXA;

•

at any time that AXA holds less than 50% of Holdings’ voting securities, the individuals who constitute the Board at the date the ownership of the voting securities by AXA first drops below fifty percent cease for any reason to constitute at least a majority of the Board; and

•

the consummation of a business combination (e.g., a merger, reorganization or similar transaction involving the Company) unless, following the business combination, substantially all of the persons that were the beneficial owners of Holdings immediately prior to the business combination beneficially own 50% or more of the resulting entity from the business combination in substantially the same proportions as their ownership of Holdings immediately prior to the business combination.

For purposes of the table above, we have assumed that the EQH Equity Awards are not assumed or replaced.

Other

No EQH Program Participant is eligible for a Code Section 280G excise tax gross-up in connection with a CIC.

Involuntary or Good Reason Termination — CIC

For purposes of the Severance Plan, the Supplemental Severance Plan and Mr. Pearson’s employment agreement, the definition of a CIC is identical to the definition described above for EQH Equity Awards.

EQH Program Participants other than Mr. Pearson

In the event of a job elimination within 12 months after a CIC, the EQH Program Participants other than Mr. Pearson are eligible to receive the following under the Severance Plan and the Supplemental Severance Plan:

•	temporary income payments equal to 104 weeks of base salary;

•	additional temporary income payments equal to two times the greatest of:

•	the most recent annual cash incentive award paid to the executive;

•	the average of the three most recent annual cash incentive awards paid to the executive and

•	the executive’s STIC Target and

•	a lump sum payment equal to the sum of: (a) the executive’s STIC Target and (b) $40,000.

For this purpose, a job elimination includes certain voluntary terminations of employment by an executive for “good reason,” including:

•	a material diminution of the executive’s duties, authority or responsibilities;

•

a material reduction in the executive’s base compensation (other than in connection with, and substantially proportionate to, reductions by the company of the compensation of other similarly situated senior executives) and

•	a material change in the geographic location of the executive’s position.

For a voluntary termination of employment for “good reason” to be treated as an involuntary termination, the executive must give notice of the existence of the “good reason” condition within 90 days of its initial existence and the Company must not remedy the condition within 30 days of the notice.

To receive benefits, the executives would have been required to sign a separation agreement including a release of all claims against the Company. The agreement would also have included provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Mr. Pearson

As mentioned above, Mr. Pearson’s employment agreement provides that “good reason” includes Mr. Pearson’s termination of employment in the event of a CIC (provided that Mr. Pearson delivers notice of termination within 180 days after the CIC). Accordingly, Mr. Pearson would have been entitled to the benefits described above for a voluntary termination for good reason, subject to the same conditions. Also, in the event of Mr. Pearson’s resignation due to a CIC, Mr. Pearson’s severance benefits will cease after one year if certain performance conditions are not met for each of the two consecutive fiscal years immediately preceding the year of termination.

EQH Equity Awards

Any EQH Equity Awards that are assumed and/or replaced with substitute awards in connection to the CIC will immediately vest in the event of an EQH Program Participant’s termination of employment without “cause” or for “good reason” within twenty-four months following a CIC. In the event of a participant’s termination of employment without “cause” or for “good reason” within the period ninety days prior to the CIC, the participant’s awards would be treated as if the participant’s termination occurred immediately after the CIC.

Other

Mr. Pearson and Mr. Hattem would have received the Medical/ESB Benefits.

Death

If the EQH Program Participants had terminated employment due to death on the Trigger Date:

AXA Equity Awards

•	All AXA stock options would have immediately vested and would have continued to be exercisable until the earlier of their expiration date and the six-month anniversary of the date of death.

•

The total number of AXA performance shares granted in 2016 and 2017 would have been multiplied by an assumed performance factor of 1.3 and the performance shares granted in 2015 would have been multiplied by the actual performance factor for that tranche. The performance shares would have been paid in AXA ordinary shares to the executive’s heirs within 90 days following death.

EQH Equity Awards

All EQH Equity Awards would have immediately vested. EQH stock options would have been exercisable until the earlier of one year from the date of death and their expiration. All other awards would have been immediately paid out, assuming target performance for EQH performance shares.

Disability

AXA Equity Awards

If an EQH Program Participant had terminated employment due to disability on the Trigger Date, he would have been treated as if he continued in the employ of the Company until the end of the vesting period for purposes of his AXA performance share awards. Accordingly, he would have received AXA performance share payouts at the same time and in the same amounts as he would have received such payouts if he had not terminated employment. The estimated values of those payouts at the Trigger Date assume target performance except for 2015 performance shares for which the actual performance factor was used.

EQH Equity Awards

If an EQH Program Participant had terminated employment due to disability on the Trigger Date, he would have been treated as if he continued in the employ of the Company with respect to all of his EQH Equity Awards. The estimated values of payouts related to EQH Performance Shares at the Trigger Date assume target performance.

Restrictive Covenants

Mr. Pearson’s Employment Agreement

Mr. Pearson is subject to a confidentiality provision, in addition to covenants with respect to non-competition during his employment and twelve months thereafter (six months if he voluntarily terminates employment without good reason) and non-solicitation of customers and employees for twelve months following his termination of employment or, if longer, during the Severance Period.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The Supplemental Severance Plan

To receive benefits under the Supplemental Severance Plan, participants are required to sign a separation agreement including a release of all claims against the Company. The agreement also must include provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment.

EQH Equity Awards

The award agreements for the EQH Equity Awards (other than the Transaction Incentive Awards) include provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment. In the event that an EQH Program Participant who retains all or a portion of his equity-based award following termination of employment violates the non-competition and non-solicitation contained in his award agreement, any remaining portion of his award at the time of violation will be immediately forfeited. Also, any portion of his award that vested after termination, and any shares or cash issued upon exercise or settlement of that vested portion, will be immediately forfeited or paid to the Company together with all gains earned or accrued.

MR. BERNSTEIN

The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if Mr. Bernstein terminated employment, or a CIC of AB (or, in the case of Mr. Bernstein’s Transaction Incentive Award, a CIC of Holdings) occurred on December 31, 2018 (the “Trigger Date”). The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described.

For purposes of these tables, hypothetical payments and benefits related to Mr. Bernstein’s equity awards are calculated using the closing price of the Holdings’ share on December 31, 2018 or the closing price of an AB Holding Unit on December 31, 2018 as applicable.

Transaction Incentive Award

Acceleration of Award
Death	$461,463
Disability	$461,463
Involuntary Termination w/o Cause	$35,904
CIC of Holdings	$461,463

Death

If Mr. Bernstein had terminated employment due to death on the Trigger Date, he would have immediately vested in the unvested portion of his Transaction Incentive Award.

Disability

If Mr. Bernstein had terminated employment due to disability on the Trigger Date, he would have been treated as if he continued in the employ of the Company.

Involuntary Termination w/o Cause

If Mr. Bernstein’s employment had been involuntarily terminated on the Trigger Date without cause, he would have retained a portion of his Transaction Incentive Award equal to the amount of his unvested Performance Units as of the Trigger Date multiplied by the quotient of (a) the number of full months elapsed between the grant date and the Trigger Date over (b) sixty. The retained Performance Units would have remained subject to their vesting conditions.

CIC

In the event of a CIC on the Trigger Date, Mr. Bernstein would have immediately vested in the unvested portion of his Transaction Incentive Award.

Other Terminations

In the event of any other termination of employment, Mr. Bernstein would have forfeited any unvested portion of his Transaction Incentive Award.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Other Compensation and Benefits

	Cash Payments ($)	Acceleration of Restricted AB Holding Unit Awards ($)	Other Benefits ($)
CIC of AB(1)	$—	$3,374,826	$13,610
Termination by Mr. Bernstein for good reason or by AB without cause(2)	$3,500,000	$3,374,826	$13,610
Termination by Mr. Bernstein for good reason or by AB without cause and within 12 months of CIC of AB(3)	$7,000,000	$3,374,826	$13,610
Termination by reason of non-extension of employment agreement(4)	$—	$3,374,826	$13,610
Death or disability — Bernstein Employment Agreement(5)	$—	$3,374,826	$13,610
Death or disability — 2018 SB Award(6)	$—	$4,094,417	$—
Resignation(7)	$—	$4,094,417	$—

(1)

Upon a change in control of AB as defined below, the equity award he was granted in May 2017 will immediately vest and AB Holding Units in respect of that award will be delivered to him (subject to any withholding obligations), regardless of whether Mr. Bernstein’s employment terminates.

(2)

If Mr. Bernstein’s employment is terminated without “cause” or he resigns for “good reason” (both as defined below) and he signs and does not revoke a waiver and release of claims, he will receive the following:

•	a cash payment equal to the sum of (a) his current base salary and (b) his bonus opportunity amount;
•	a pro rata bonus based on actual performance for the fiscal year in which the termination occurs;
•	immediate vesting of the outstanding portion of the equity award he was granted in May 2017 and delivery of the related AB Holding Units (subject to any withholding requirements);
•	monthly payments equal to the cost of COBRA coverage for the COBRA coverage period and
•	following the COBRA coverage period, access to participation in AB’s medical plans as in effect from time to time at Mr. Bernstein’s (or his spouse’s) sole expense.

In addition, the 2018 SB Award would continue to vest, subject to compliance with applicable agreements and restrictive covenants.

(3)

If, during the 12 months following a change in control, Mr. Bernstein is terminated without cause or resigns for good reason, he will receive the amounts described in (2) above, except that the cash payment will equal two times the sum of (a) his current base salary and (b) his bonus opportunity amount.

(4)

In the event Mr. Bernstein’s employment terminates due to the non-renewal of the Bernstein Employment Agreement (other than for cause), the equity award he was granted in May 2017 will immediately vest and AB Holding Units in respect of that award will be delivered to him (subject to any withholding obligations). The 2018 SB Award would continue to vest subject to compliance with applicable agreements and restrictive covenants.

(5)

Upon termination of Mr. Bernstein’s employment due to death or disability, and after the COBRA period, AB will provide Mr. Bernstein and his spouse with access to participation in AB’s medical plans at Mr. Bernstein’s (or his spouse’s) sole expense based on a reasonably determined fair market value premium rate. The Bernstein Employment Agreement defines “disability” as a good faith determination by AB that Mr. Bernstein is physically or mentally incapacitated and has been unable for a period of 180 days in the aggregate during any 12-month period to perform substantially all of the duties for which he is responsible immediately before the commencement of the incapacity.

(6)

The 2018 SB Award will immediately vest upon a termination due to death or disability. For purposes of the 2018 SB Award, “disability” is the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months, as determined by the carrier of the long-term disability insurance program maintained by AB or its affiliate that covers Mr. Bernstein.

(7)	In the event Mr. Bernstein voluntarily terminates employment and complies with applicable agreements and restrictive covenants, he will continue to vest in the 2018 SB Award.

Bernstein Employment Agreement Definitions

Change in Control

A CIC of AB includes, among other events:

•	the Company ceases to control the election of a majority of the AB Board or

•	AB Holding ceases to be publicly-traded.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Cause

Cause generally includes Mr. Bernstein’s conviction in certain types of criminal proceedings, Mr. Bernstein’s willful refusal to substantially perform his duties or other willful behavior.

Good Reason

Good reason generally includes Mr. Bernstein’s termination after the diminution of his position, authority, duties or responsibilities, any material breach by AB of the Bernstein Employment Agreement or any material compensation agreement and other similar events.

Golden Parachute Payments

In the event any payments to Mr. Bernstein constitute “golden parachute payments” within the meaning of Section 280G of the Code and would be subject to an excise tax imposed by Section 4999 of the Code, payments shall be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Bernstein receiving a higher net-after tax amount than he would receive absent the reduction.

If a CIC of AB occurs prior to January 1, 2020, to the extent that payments to Mr. Bernstein would be subject to the excise tax under Section 4999 of the Code, Mr. Bernstein will be entitled to a gross-up payment to ensure that he will retain an amount equal to the excise tax imposed upon such payments, but if the payments do not exceed 110% of the statutory limit imposed by Section 280G of the Code, the payments will be reduced to the maximum amount that does not result in the imposition of such excise tax.

No gross-up payment would have been required in the event of Mr. Bernstein’s termination of employment on the Trigger Date due to a CIC.

Restrictive Covenants

Mr. Bernstein is subject to a confidentiality provision, in addition to covenants with respect to non-competition during his employment and six months thereafter and non-solicitation of customers and employees for 12 months following his termination of employment.

2018 DIRECTOR COMPENSATION

The following table provides information on the total compensation that was paid to our directors in 2018 for service on the board of directors of Holdings, AXA Financial, AXA Equitable and MLOA other than Mr. Pearson since all of his compensation is fully reflected in the Summary Compensation Table above. Directors who are also executives of AXA did not receive any compensation from MLOA in 2018.

To the extent that a member of our board of directors also served on one or more of the Holdings, AXA Financial or AXA Equitable board of directors during 2018, his or her compensation was allocated accordingly among the applicable companies. All of the directors listed below served on the board of directors of MLOA until May 2018 and Ms. Walsh, Mr. Kaye and Mr. Scott also served on the MLOA board of directors for the remainder of 2018. The total amount allocated to MLOA for director compensation in 2018 was $576,240.

2018 DIRECTOR COMPENSATION
Director	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Barbara Fallon-Walsh	$138,317	$169,520	$307,837
Daniel Kaye	$133,619	$169,520	$303,139
Kristi Matus	$130,533	$169,520	$300,053
Ramon de Oliveira	$107,179	$169,520	$276,699
Bert Scott	$91,129	$169,520	$260,649
Charles Stonehill	$108,456	$169,520	$277,976
Richard Vaughan	$56,305	$64,520	$120,825

(1)

The amounts reported in this column represent the aggregate grant date fair value of restricted and unrestricted stock awarded in 2018 in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in Note 14 of the Notes to Holdings’ Consolidated Financial Statements.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The grant date fair value of each award is as follows:

Director	Holdings Common Stock	Restricted AXA Ordinary Shares	AXA Ordinary Shares	Total
Barbara Fallon-Walsh	$105,000	$45,000	$19,520	$169,520
Daniel Kaye	$105,000	$45,000	$19,520	$169,520
Kristi Matus	$105,000	$45,000	$19,520	$169,520
Ramon de Oliveira	$105,000	$45,000	$19,520	$169,520
Bert Scott	$105,000	$45,000	$19,520	$169,520
Charles Stonehill	$105,000	$45,000	$19,520	$169,520
Richard Vaughan	$—	$45,000	$19,520	$64,520

As of December 31, 2018, the directors each had outstanding awards as follows:

Director	Restricted AXA Ordinary Shares	Vested AXA Ordinary Share Options
Barbara Fallon-Walsh	5,263	2,127
Daniel Kaye	5,263	—
Kristi Matus	5,263	—
Ramon de Oliveira	5,263	4,361
Bert Scott	5,263	—
Charles Stonehill	2,858 of which 1,429 are deferred	—
Richard Vaughan	5,263	6,303

Cash Retainers and Meeting Fees

All non-employee directors receive an annual cash retainer of $100,000. Committee Chairs receive the following additional cash retainers:

•	Audit Committee — $30,000

•	Investment Committee — $20,000

Equity Awards

Holdings’ Common Stock

Non-employee directors receive an annual equity retainer consisting of shares of Holdings’ common stock with a value of $150,000 ($105,000 for 2018).

AXA Ordinary Shares

The non-employee directors received AXA ordinary shares valued at $19,520 for their services from January 1, 2018 to May 9, 2018 as members of the AXA Financial, AXA Equitable and MLOA boards of directors.

AXA Ordinary Share Options

Prior to 2014, the non-employee directors received AXA ordinary share options as members of the AXA Financial, AXA Equitable and MLOA boards of directors.

The value of the AXA ordinary share option grants was determined using the Black-Scholes methodology or other methodology used with respect to option awards contemporaneously made to employees. The options were subject to a four-year vesting schedule whereby one-third of each grant vested on the second, third and fourth anniversaries of the grant date.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Restricted AXA Ordinary Shares

In the first quarter of 2018, the non-employee directors received restricted AXA ordinary shares valued at $45,000 as members of the AXA Financial, AXA Equitable and MLOA boards of directors. During the restricted period, the directors are entitled to exercise full voting rights on the restricted stock and receive all dividends and distributions. The restricted stock has a three-year cliff vesting schedule.

In the event a director dies or, after completing one year of service, is removed without cause, is not reelected, retires or resigns, the restricted stock will immediately become non-forfeitable; provided that if he or she performs an act of misconduct, all of the restricted stock then outstanding will be forfeited. Upon any other type of termination, all restricted stock is forfeited.

Directors may elect to defer receipt of at least ten percent of their restricted stock awards. Upon deferral, the director receives deferred stock units in the same number and with the same vesting restrictions, if any, as the underlying awards. The director is entitled to receive dividend equivalents on such deferred stock units, if applicable. The deferred stock units will be distributed in stock on an elected distribution date or upon the occurrence of certain events.

Upon a change in control of Holdings, unless the awards will be assumed or substituted following the change in control, the restricted stock will become immediately non-forfeitable.

Benefits

Charitable Award Program for Directors

Under the Charitable Award Program for Directors, the non-employee directors may designate up to five charitable organizations and/or education institutions to receive an aggregate donation of $500,000 after their deaths. Although the Company may purchase life insurance policies insuring the lives of the directors to financially support the program, it has not elected to do so.

Matching Gifts

Non-employee directors may participate in AXA Foundation’s Matching Gifts program. Under this program, the AXA Foundation matches donations made by participants to public charities of $50 or more, up to $2,000 per year.

Business Travel Accident

All directors are covered for accidental loss of life while traveling to, or returning from:

•	board or committee meetings;

•	trips taken at our request; and

•	trips for which the director is compensated.

Each director is covered up to four times his or her annual compensation, subject to certain maximums.

Director Education

All directors are encouraged to attend director education programs as they deem appropriate to stay abreast of developments in corporate governance and best practices relevant to their contribution to the board generally, as well as to their responsibilities in their specific committee assignments and other roles. Non-employee directors are reimbursed for the cost to attend director education programs offered by third parties, including related reasonable travel and lodging expenses, up to a maximum amount of $5,000 per director each calendar year.

Stock Ownership Guidelines

Non-employee directors are required to hold five times the value of their annual cash retainer in shares of Holdings common stock and/or AB Holding Units. The directors are required to retain 100% of any net shares or units (after the payment of taxes) received as compensation until the ownership requirement is achieved.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

We are an indirect, wholly owned subsidiary of Holdings. As of March 25, 2019, AXA owns approximately 48.3% of the common stock outstanding of Holdings.

Security Ownership by Management

The following table sets forth, as of March 1, 2019, certain information regarding the beneficial ownership of common stock of Holdings by each of our directors and executive officers and by all of our directors and executive officers as a group. Percentage computations are based on approximately 491,051,204 shares of our common stock outstanding as of March 25, 2019. The address for each listed stockholder is c/o 1290 Avenue of the Americas, New York, New York 10104.

Name and Address of Beneficial Owner	Number of Shares of Holdings Common Stock Beneficially Owned	Percentage of Holdings Common Stock Outstanding
Thomas Buberl	—	—
Barbara Fallon-Walsh	4,844	*
Gérald Harlin	—	—
Daniel G. Kaye	10,844	*
Kristi A. Matus	4,844	*
Ramon de Oliveira	8,844	*
Mark Pearson(1)	337,050	*
Bertram L. Scott	4,844	*
George Stansfield	—	—
Charles G. T. Stonehill	5,844	*
Seth Bernstein(2)	34,402	*
Dave Hattem(3)	77,916	*
Jeffrey Hurd(4)	130,879	*
Nick Lane(5)	49,496	—
Anders Malmström(6)	122,234	*
All current directors and executive officers as a group (14 persons)(7)	792,041	*

1)	Includes: (i) 69,596 shares Mr. Pearson can acquire within 60 days under option plans; and (ii) 230,265 shares of unvested Holdings performance shares.
2)	Includes 26,052 shares of unvested Holdings performance shares.
3)	Includes: (i) 18,077 shares Mr. Hattem can acquire within 60 days under option plans; and (ii) 48,646 shares of unvested Holdings performance shares.
4)	Includes: (i) 32,538 shares Mr. Hurd can acquire within 60 days under option plans; and (ii) 66,109 shares of unvested Holdings performance shares.
5)	Includes 49,496 shares of unvested Holdings performance shares.
6)	Includes: (i) 27,115 shares Mr. Malmström can acquire within 60 days under option plans; and (ii) 80,783 shares of unvested Holdings performance shares.
7)	Includes: (i) 147,326 shares the directors and executive officers as a group can acquire within 60 days under option plans; and (ii) 501,351 shares of unvested Holdings performance shares.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

MLOA is subject to Holdings’ related person transaction policy (the “Related Person Transaction Policy”) which sets forth procedures with respect to the review and approval of certain transactions between Holdings and its subsidiaries and a “Related Person,” or a “Related Person Transaction.” Pursuant to the terms of the Related Person Transaction Policy, Holdings’ Board, acting through its Audit Committee, must review and decide whether to approve or ratify any Related Person Transaction. Any potential Related Person Transaction is required to be reported to Holdings’ legal department, which will then determine whether it should be submitted to the Holdings’ Audit Committee for consideration. The Holdings’ Audit Committee must then review and decide whether to approve any Related Person Transaction.

For the purposes of the Related Person Transaction Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Holdings or its subsidiaries was, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.

A “Related Person,” as defined in the Related Person Transaction Policy, means any person who is, or at any time since the beginning of the last fiscal year was, a director or executive officer of Holdings or a nominee to become a director of Holdings; any person who is known to be the beneficial owner of more than five percent of Holdings’ common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of ten percent or more.

As a wholly owned indirect subsidiary of Holdings, and formerly of AXA, MLOA has entered into various transactions with both Holdings and AXA and their subsidiaries in the normal course of business including, among others, service agreements, reinsurance transactions, and lending and other financing arrangements (“Intercompany Agreements”). In addition to the Related Person Transaction Policy, Intercompany Agreements to which MLOA is a party are subject to the approval of the Arizona Department of Insurance, pursuant to Arizona’s insurance holding company systems act.

TRANSACTIONS BETWEEN MLOA AND AFFILIATES

Under MLOA’s service agreement with AXA Equitable, personnel services, employee benefits, facilities, supplies and equipment are provided to MLOA to conduct its business. The associated costs related to the service agreement are allocated to MLOA based on methods that management believes are reasonable, including a review of the nature of such costs and activities performed to support MLOA. As a result of such allocations, MLOA incurred expenses of $131,318,994, $129,215,429 and $88,073,086 for 2018, 2017 and 2016, respectively.

MLOA paid $102,754,320, $92,972,545 and $83,573,241 in commissions and fees for the sale of its insurance products to AXA Distribution Holding Corporation and its subsidiaries in 2018, 2017 and 2016, respectively. AXA Distribution Holding Corporation is an indirect wholly-owned subsidiary of AXA Financial and its subsidiaries include AXA Advisors, LLC, AXA Network LLC and PlanConnect, LLC.

Various AXA affiliates cede a portion of their life, health and catastrophe insurance business through reinsurance agreements to AXA Global Life. Beginning in 2008, AXA Global Life retrocedes a quota share portion of these risks to MLOA on a one-year term basis. Premiums assumed from the above mentioned affiliated reinsurance transactions during 2018, 2017 and 2016, were $1,896,572, $2,488,558 and $1,049,685, respectively. Claims and expenses assumed under these agreements during 2018, 2017 and 2016 were $1,450,059, $1,935,698 and $1,402,968, respectively.

MLOA cedes a portion of its life business through excess of retention treaties to AXA Equitable on a yearly renewal term basis and, through April 10, 2018, reinsured the no-lapse guarantee riders through AXA RE Arizona. On April 11, 2018, all of the business MLOA reinsured to AXA RE Arizona was novated to EQ AZ Life Re. Premiums earned from the above mentioned affiliated reinsurance transactions during 2018, 2017 and 2016, were $4,422,057, $3,442,682 and $2,871,415, respectively. There were no claims ceded for any of the years.

MLOA paid $43,144,477, $43,388,164 and $57,413,794 in commissions and fees for the sale of its insurance products to AXA Distributors in 2018, 2017 and 2016, respectively.

In addition to the AXA Equitable service agreement, MLOA has various other service and investment advisory agreements with AB. The amount of expenses incurred by MLOA related to these agreements was $1,784,557, $1,572,382 and $1,374,155 for 2018, 2017 and 2016, respectively.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

MONY LIFE INSURANCE COMPANY OF AMERICA

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of

MONY Life Insurance Company of America

Opinion on the Statutory Financial Statements

We have audited the accompanying balance sheets — statutory basis of MONY Life Insurance Company of America (the “Company”) as of December 31, 2018 and 2017, and the related statements of operations — statutory basis, of changes in capital and surplus — statutory basis, and of cash flows - statutory basis for each of the three years in the period ended December 31, 2018, including the related notes (collectively referred to as the “statutory financial statements”). In our opinion, because of the effects of the matters discussed in the following paragraph, the statutory financial statements do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2018 and 2017, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2018.

As discussed in Note 2 to the statutory financial statements, the statutory financial statements are prepared by the Company using the accounting practices prescribed or permitted by the Arizona Department of Insurance, which is a basis of accounting other than accounting principles generally accepted in the United States of America. As discussed in Note 2, the effects on the statutory financial statements of the variances between the statutory-basis of accounting described in Note 2 to the statutory financial statements and accounting principles generally accepted in the United States of America are material.

In our opinion, the statutory financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018 in conformity with accounting practices prescribed or permitted by the Arizona Department of Insurance.

Basis for Opinion

These statutory financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s statutory financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these statutory financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statutory financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the statutory financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the statutory financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statutory financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, NY

April 12, 2019

We have served as the Company’s auditor since at least 1998. We have not been able to determine the specific year we began serving as auditor of the Company.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

MONY LIFE INSURANCE COMPANY OF AMERICA

BALANCE SHEETS — STATUTORY BASIS

DECEMBER 31, 2018 AND 2017

	2018	2017
	(in millions)
ADMITTED ASSETS:
Cash and invested assets:
Cash, cash equivalents and short-term investments	$48.8	$37.7
Fixed maturities	1,069.7	1,025.6
Common stocks	55.0	48.6
Mortgage loans	17.0	17.0
Policy loans	109.9	57.2
Derivatives and other invested assets	19.7	89.3

Total invested assets	1,320.1	1,275.4
Investment due and accrued	11.3	9.6
Net deferred tax asset	14.3	10.5
Other assets	78.3	12.3
Separate Accounts assets	2,280.8	2,427.3

Total assets	$3,704.8	$3,735.1

LIABILITIES AND CAPITAL AND SURPLUS:
Liabilities:
Policy reserves and deposit type-funds	$1,311.8	$1,028.8
Policy and contract claims	22.1	14.3
Transfer to (from) Separate Accounts due and accrued	(193.1)	(185.8)
Asset valuation reserve	15.8	14.9
Amounts withheld by company as agent	11.6	93.5
Other liabilities	51.5	74.0
Separate Accounts liabilities	2,262.7	2,408.4

Total liabilities	3,482.4	3,448.1

Commitments and contingencies (Note 10)

Capital and surplus:
Common stock, $1.00 per share par value, 5,000,000 shares authorized, 2,500,000 million shares issued and outstanding	2.5	2.5
Paid-in surplus	463.2	393.2
Unassigned surplus (deficit)	(243.3)	(108.7)

Total capital and surplus	222.4	287.0

Total liabilities and capital and surplus	$3,704.8	$3,735.1

See Notes to Financial Statements — Statutory Basis.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

MONY LIFE INSURANCE COMPANY OF AMERICA

STATEMENTS OF OPERATIONS — STATUTORY BASIS

YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

	2018	2017	2016
	(in millions)
PREMIUMS AND OTHER REVENUES:
Premiums and annuity considerations	$591.4	$519.4	$457.9
Net investment income	49.2	40.2	33.2
Commission and expense allowance on reinsurance ceded	25.1	27.4	26.6
Income from fees associated with Separate Accounts	49.1	49.5	49.4
Other income	1.9	2.5	2.2

Total premiums and other revenues	716.7	639.0	569.3

BENEFITS AND EXPENSES:
Policyholder benefits	127.8	88.8	90.0
Increase (decrease) in reserves	282.2	253.9	205.5
Separate Accounts’ modified coinsurance reinsurance	110.6	110.2	120.6
Commissions	118.0	109.9	103.0
Operating expenses	147.8	150.2	143.7
Transfer to or (from) Separate Accounts, net	12.5	(17.3)	(62.6)

Total benefits and expenses	798.9	695.7	600.2

Net gain (loss) from operations before federal income taxes (“FIT”)	(82.2)	(56.7)	(30.9)
FIT expense (benefit) incurred (excluding tax on capital gains)	7.6	(21.3)	(13.0)

Net gain (loss) from operations	(89.8)	(35.4)	(17.9)
Net realized capital gains (losses), net of tax	1.0	23.2	(5.1)

Net income (loss)	$(88.8)	$(12.2)	$(23.0)

See Notes to Financial Statements — Statutory Basis.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

MONY LIFE INSURANCE COMPANY OF AMERICA

STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS — STATUTORY BASIS

YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

	Common Stock	Paid-in Surplus	Unassigned Surplus (Deficit)	Total Capital and Surplus
	(in millions)
Balances as of January 1, 2016	$2.5	$393.2	$(59.3)	$336.4
Net income (loss)	—	—	(23.0)	(23.0)
Change in net unrealized capital gains (losses), net of tax	—	—	13.1	13.1
Change in asset valuation reserve	—	—	1.3	1.3
Change in net admitted deferred tax asset excluding tax on unrealized gains	—	—	2.5	2.5
Changes in surplus as a result of reinsurance	—	—	(20.3)	(20.3)
Other changes to surplus	—	—	(7.3)	(7.3)

Balances as of December 31, 2016	$2.5	$393.2	$(93.0)	$302.7

Balances as of January 1, 2017	$2.5	$393.2	$(93.0)	$302.7
Net income (loss)	—	—	(12.2)	(12.2)
Change in net unrealized capital gains (losses), net of tax	—	—	22.0	22.0
Change in asset valuation reserve	—	—	(2.7)	(2.7)
Change in net admitted deferred tax asset excluding tax on unrealized gains	—	—	(6.5)	(6.5)
Changes in surplus as a result of reinsurance	—	—	(21.5)	(21.5)
Other changes to surplus	—	—	5.2	5.2

Balances as of December 31, 2017	$2.5	$393.2	$(108.7)	$287.0

Balances as of January 1, 2018	$2.5	$393.2	$(108.7)	$287.0
Net income (loss)	—	—	(88.8)	(88.8)
Change in net unrealized capital gains (losses), net of tax	—	—	(28.1)	(28.1)
Change in asset valuation reserve	—	—	(0.9)	(0.9)
Change in net admitted deferred tax asset excluding tax on unrealized gains	—	—	4.8	4.8
Changes in surplus as a result of reinsurance	—	—	(19.8)	(19.8)
Other changes to surplus	—	—	(1.8)	(1.8)
Paid-in surplus	—	70.0	—	70.0

Balances as of December 31, 2018	$2.5	$463.2	$(243.3)	$222.4

See Notes to Financial Statements — Statutory Basis.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

MONY LIFE INSURANCE COMPANY OF AMERICA

STATEMENTS OF CASH FLOWS — STATUTORY BASIS

YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

	2018	2017	2016
	(in millions)
Cash from operations:
Premiums and other considerations	$593.9	$516.6	$457.2
Net investment income	47.6	37.0	32.1
Other income	56.7	57.2	57.2
Policyholder benefits	(119.5)	(80.8)	(96.4)
Net transfer (to) from Separate Accounts	(19.9)	(7.0)	50.7
Commissions, expenses, other deductions	(376.6)	(360.2)	(365.8)
Federal income taxes (paid) recovered	—	7.8	6.9

Net cash from (used in) operations	182.2	170.6	141.9

Cash from investing activities:
Proceeds from investments sold, matured or repaid:
Fixed maturities	284.8	343.8	78.0
Derivatives and other miscellaneous proceeds	44.9	77.2	20.1

Total investment proceeds	329.7	421.0	98.1
Cost of investments acquired:
Fixed maturities	(339.1)	(663.1)	(261.6)
Common stocks	(2.0)	—	—
Mortgage loans	—	—	(17.0)
Change in policy loans	(53.0)	(12.0)	(16.9)
Derivatives and other miscellaneous payments	(9.7)	(40.6)	(32.7)

Total investments acquired	(403.8)	(715.7)	(328.2)

Net cash provided by (used in) investing activities	(74.1)	(294.7)	(230.1)

Cash from (used in) financing activities and miscellaneous sources:
Amounts withheld or retained by company as agent	(81.9)	35.7	38.4
Other cash provided (applied)	(15.1)	18.8	(7.0)

Net cash from (used in) financing activities and miscellaneous sources	(97.0)	54.5	31.4

Net change in cash, cash equivalents, and short-term investments	11.1	(69.6)	(56.8)
Cash, cash equivalents and short-term investments, beginning of year	37.7	107.3	164.1

Cash, cash equivalents and short-term investments, end of year	$48.8	$37.7	$107.3

See Notes to Financial Statements — Statutory Basis.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

MONY Life Insurance Company of America

Notes to Financial Statements — Statutory Basis

1)	ORGANIZATION AND DESCRIPTION OF BUSINESS

MONY Life Insurance Company of America (herein referred to as either “MLOA” or the “Company”) is an Arizona stock life insurance company whose primary business is to provide life insurance, annuity and group employee benefit products to both individuals and businesses. MLOA is a wholly-owned subsidiary of AXA Equitable Financial Services, LLC (“AEFS”). AEFS is a wholly-owned subsidiary of AXA Equitable Holdings, Inc. (“Equitable Holdings”). Prior to May 14, 2018, Equitable Holdings was a direct wholly-owned subsidiary of AXA S.A. (“AXA”), a French holding company for the AXA Group, a worldwide leader in life, property and casualty and health insurance and asset management. As of December 31, 2018, AXA owned approximately 59% of the outstanding common stock of Equitable Holdings.

In 2013, the Company entered into a reinsurance agreement (“Reinsurance Agreement”) with Protective Life Insurance Company (“Protective”) to reinsure an in-force book of life insurance and annuity policies written prior to 2004. In addition to the Reinsurance Agreement, the Company entered into a long-term administrative services agreement with Protective whereby Protective will provide all administrative and other services with respect to the reinsured business. For additional information on the Reinsurance Agreements see Note 12.

2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Use of Estimates in Preparation of the Financial Statements

The preparation of financial statements in conformity with SAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. It also requires disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from those estimates.

Some of the significant estimates include those used in determining measurement of an impairment; valuation of investments, including derivatives (in the absence of quoted market values) and the recognition of other than temporary impairments; aggregate reserves; claim liabilities; provision for income taxes and valuation of deferred tax assets; and reserves for contingent liabilities, including reserves for losses in connection with unresolved legal matters, if applicable.

Significant Accounting Policies

The accompanying financial statements of MLOA have been prepared in conformity with accounting practices prescribed or permitted by the Arizona Department of Insurance (“SAP”).

The Arizona Department of Insurance recognizes only SAP for determining and reporting the financial condition and results of operations of an insurance company in order to determine its solvency under the Arizona State Insurance Laws. The National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures manual (“NAIC SAP”) has been adopted as a component of prescribed or permitted practices by the State of Arizona. NAIC SAP is comprised of the Preamble, the Statements of Statutory Accounting Principles (“SSAP”), and Appendices.

Accounting Changes

Accounting changes adopted to conform to the provisions of NAIC SAP are reported as changes in accounting principles. The cumulative effect of changes in accounting principles are reported as an adjustment to unassigned surplus in the period of the change in accounting principle. The cumulative effect is the difference between the amount of capital and surplus at the beginning of the year and the amount of capital and surplus that would have been reported at that date if the new accounting principles had been applied retroactively for all prior periods. During 2018, 2017 and 2016, there were no new accounting changes that had a material effect on the Company’s financial statements.

New Accounting Pronouncement:

Principal based reserving (“PBR”) is a new method of calculating life insurance reserves for term and universal life with secondary guarantees. Adoption of the PBR is optional until January 1, 2020, when it is effective and only applies to new business sold after the Company adopts the methodology. The Company has begun selling PBR-based universal life type products in 2018 and will continue to grow our portfolio of PBR-based products during the PBR phase in period.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Difference between Generally Accepted Accounting Principles (“GAAP”) and SAP

The differences between statutory surplus and capital stock determined in accordance with SAP and total shareholder’s equity under GAAP are primarily:

(a)	the inclusion in SAP of an Asset Valuation Reserve (“AVR”);

(b)	policy reserves and deposit life funds under SAP differ from GAAP due to differences between actuarial assumptions and reserving methodologies;

(c)	certain policy acquisition costs are expensed under SAP but deferred under GAAP and amortized over future periods;

(d)

under SAP, Federal income taxes are provided on the basis of amounts currently payable and deferred federal income taxes are provided for temporary differences for the expected future tax consequences of events that have been recognized in the Company’s financial statements. Changes in deferred income taxes are charged directly to surplus and have no impact on earnings. Further, deferred tax assets are reflected to the extent the probability of realization is more likely than not and admissibility of deferred tax assets than are considered realizable is limited while under GAAP, current and deferred Federal income taxes are reported in both income and comprehensive income and deferred federal income taxes are provided for temporary differences for the expected future tax consequences of events that have been recognized in the Company’s financial statements. Deferred tax assets are subject to a similar realization assessment under GAAP;

(e)

the valuation of assets under SAP and GAAP differ due to different investment valuation and depreciation methodologies, as well as the deferral under SAP of interest-related realized capital gains and losses on fixed income investments through the Interest Maintenance Reserve (“IMR”) intended to stabilize surplus from fluctuations in the value of the investment portfolio;

(f)

the valuation of the investment in AllianceBernstein L.P. (“AllianceBernstein”) under SAP reflects a portion of the market value change rather than the equity in the underlying net assets as required under GAAP;

(g)	certain assets, primarily prepaid assets, certain deferred taxes and computer software development costs, are not admissible under SAP but are admissible under GAAP;

(h)	the fair valuing of all acquired assets and liabilities including VOBA and intangible assets required for GAAP purchase accounting is not recognized in SAP;

(i)

reserves and reinsurance recoverables on unpaid claims on reinsured business are netted in aggregate reserves and the liability for life policy claims, respectively, under SAP while under GAAP these reinsured amounts are reflected as an asset;

(j)

under SAP, premiums, regardless of policy type, are recognized when due and include the change in the deferred premium asset while under GAAP revenue recognition varies by product type and does not include the change in deferred premiums; and

(k)	derivatives unrealized gains and losses flow through surplus under SAP but through income under GAAP.

The effects of the differences between GAAP and SAP on the accompanying statutory financial statements are material.

Other Accounting Policies

Recognition of Premium and Related Expenses

Premiums, considerations and purchase payments are generally recognized as income when due. Payments on deposit-type contracts are recorded to the policy reserve. Policy acquisition costs incurred in connection with the acquiring of new business, such as commissions, underwriting, agency and policy issuance expenses, are charged to operations as incurred.

Reinsurance Ceded

Policy and contract liabilities ceded to reinsurers under coinsurance agreements have been reported as reductions of the related reserves. Any reinsurance balance amounts deemed to be uncollectible are written off through a charge to earnings. A liability for reinsurance balances is provided for unsecured policy reserves ceded to reinsurers not authorized to assume such business. Changes to the liability for unauthorized

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

reinsurers are credited or charged to surplus. Any increase in surplus net of tax resulting from a new reinsurance agreement is recognized as a direct credit to surplus. Recognition of the surplus increase as income is amortized net of tax as earnings emerge from the business reinsured, with no additional impact to surplus. Losses from new reinsurance treaties are expensed immediately.

Valuation of Investments

Bonds, which consist of long-term bonds, are stated primarily at amortized cost in accordance with the valuation prescribed by the Department and the NAIC. Bonds rated by the NAIC are classified into six categories ranging from highest quality bonds to those in or near default. Bonds rated in the top five categories are generally valued at amortized cost while bonds rated at the lowest category are valued at lower of amortized cost or fair market value. The Company follows both the prospective and retrospective methods for amortizing bond premium and discount. Both methods require the recalculation of the effective yield at each reporting date if there has been a change in the underlying assumptions. For the prospective method, the recalculated yield will equate the carrying amount of the investment to the present value of the anticipated future cash flows. The recalculated yield is then used to accrue income on the investment balance for subsequent accounting periods. There are no accounting changes in the current period unless the undiscounted anticipated cash flow is less than the carrying amount of the investment. For the retrospective method, the recalculated yield is the rate that equates the present value of actual and anticipated future cash flows with the original cost of the investment. The current balance of the investment is increased or decreased to the amount that would have resulted had the revised yield been applied since inception and investment income is correspondingly decreased or increased. For other than temporary impairments, the cost basis of the bond excluding loan-backed and structured securities is written down to fair market value as a new cost basis and the amount of the write down is accounted for as a realized loss.

Mortgage backed and assets backed bonds are amortized using the effective interest method including anticipated prepayments from the date of purchase; significant changes in the estimated cash flows from original purchase assumptions are accounted for using the retrospective method. Mortgage backed and asset backed bonds carrying values are adjusted for impairment deemed to be other than temporary through write-downs recorded as realized capital losses.

Prepayment assumptions for loan-backed bonds and structured securities were obtained from broker-dealer survey values or internal estimates. These assumptions are consistent with the current interest rate and economic environment. The retrospective adjustment method is predominately used to value securities except issues in default; the prospective adjustment method was used to value issues in default and issues that have a variable interest rate.

Publicly traded unaffiliated common stocks are stated at market value; common stocks not publicly traded are stated at fair value. Common stock values are adjusted for impairments in value deemed to be other than temporary through write-downs recorded as realized capital losses.

Preferred stocks are included with fixed maturities. They are stated principally at amortized cost and are adjusted to regulatory mandated values through the establishment of a valuation allowance, and for impairments in value deemed to be other than temporary through write-downs recorded as realized capital losses. The preferred stock investments include real estate investment trusts (“REIT”) nonredeemable and redeemable preferred stock. Preferred stock investments may not have a stated maturity, may not be cumulative and do not provide for mandatory redemption by the issuer.

Short-term investments are stated at cost or amortized cost, which approximates market value.

Cash and cash equivalents includes cash on hand, money market funds, amounts due from banks, highly liquid debt instruments purchased with a maturity of three months or less, and certificates of deposit with a maturity of one year or less.

Mortgage loans on real estate are stated at unpaid principal balances net of unamortized discounts or premiums, fees and valuation allowances. Valuation allowances are established for mortgage loans that are considered impaired by management and recorded based on the difference between collateral value less estimated sales costs and the amortized cost of the mortgage loan. A mortgage loan that is considered other than temporary impairment impaired by management is written down to collateral value less estimated sales costs with the write-down recorded as a realized capital loss. Mortgage loans for which foreclosure is probable are considered other than temporary impairment impaired by management.

Policy loans are stated at unpaid principal balances.

Equity partnership investments are accounted for using the equity method. Changes in the equity value are recorded to unrealized capital gains and losses, unless partnership values are adjusted for impairments in value deemed to be other than temporary through write-downs recorded as realized capital losses.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Real estate acquired in satisfaction of debt is valued at the lower of unpaid principal balance or estimated fair value at the date of acquisition. Real estate held for investment is reviewed for impairment annually and whenever events or changes in circumstances indicate the carrying value of such assets may not be recoverable. Impaired real estate is written down to fair value with the impairment loss being included in net realized capital losses. Real estate which management has committed to disposing of by sale or abandonment is carried at the lower of estimated fair value less disposition costs or depreciated cost. Real estate held for sale is reviewed quarterly with the shortfall recorded as impairment with a corresponding charge to net realized capital losses. As of December 31, 2018, the Company has no real estate.

Real estate joint ventures are reported principally on the equity method of accounting. The results of real estate joint ventures are adjusted for depreciation, write-downs and valuation allowances. As of December 31, 2018, the Company has no real estate joint ventures.

Depreciation of directly owned real estate and real estate owned by joint ventures is computed using the straight line method, generally ranging from 40 to 50 years. As of December 31, 2018, the Company has no real estate.

All insurance subsidiaries are reported at their respective statutory net equity values. Currently, the only affiliate investment the Company has is AllianceBernstein. The reporting valuation bases for all other subsidiaries (excluding AllianceBernstein L.P. (“AllianceBernstein”)) are reported principally on the equity method of accounting. The Company adopted the market valuation method as the reporting valuation basis for its ownership of AllianceBernstein units in order to conform to the provisions of NAIC SAP. The Company and insurance affiliates petitioned and received from the Securities Valuation Office (SVO) a valuation of its AllianceBernstein units.

Derivatives are used for asset/liability risk management. If the hedging relationship is effective, the derivative is accounted for in the same manner as the hedged item. If the derivative is not in an effective hedging relationship, the derivative is marked to fair value by recording an unrealized gain or loss (see Note 6 for additional information).

In addition, MLOA has executed various collateral arrangements with counterparties to over-the-counter derivative transactions that require both pledging and accepting collateral either in the form of cash or high-quality securities, such as Treasuries or those issued by government agencies, or, for some counterparties, investment-grade corporate bonds.

Realized Investment Gains (Losses) and Unrealized Capital Gains (Losses)

Realized investment gains (losses) are determined by identification with the specific asset and are presented as a component of net income. The change in unrealized capital gains (losses) is presented as a component of change in surplus.

The AVR and IMR are required under SAP. The AVR for the General Account and Separate Accounts for which MLOA bears the investment risk is determined by a specified formula and provides for possible future investment losses through charges to capital and surplus. The AVR requires reserves for bonds, preferred stocks, common stocks, mortgage loans on real estate, real estate, and other investments. The IMR captures, for all types of fixed income investments, the realized investment gains and losses which result from changes in the overall level of interest rates. These deferred investment gains or losses are amortized into income over the remaining term to maturity of the investments sold.

Fair Value of Financial Instruments

Included in various investment-related line items in the financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or, for certain bonds and preferred stock when carried at the lower of cost or market.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The accounting guidance established a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value, and identifies three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices for identical instruments in active markets. Level 1 fair values generally are supported by market transactions that occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar instruments, quoted prices in markets that are not active, and inputs to model-derived valuations that are directly observable or can be corroborated by observable market data.

Level 3	Unobservable inputs supported by little or no market activity and often requiring significant management judgment or estimation, such as an entity’s own assumptions about the cash flows or other significant components of value that market participants would use in pricing the asset or liability.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The Company determines fair value based upon quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are measured using present value or other valuation techniques. The fair value determinations are made at a specific point in time, based on available market information and judgments about the financial instrument, including estimates of the timing and amount of expected future cash flows and the credit standing of counterparties. Such adjustments do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair values cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.

Management is responsible for the determination of the value of investments carried at fair value and the supporting methodologies and assumptions. Under the terms of various service agreements, the Company often utilizes independent valuation service providers to gather, analyze, and interpret market information and derive fair values based upon relevant methodologies and assumptions for individual securities. These independent valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of widely accepted valuation models, provide a single fair value measurement for individual securities for which a fair value has been requested. As further described below with respect to specific asset classes, these inputs include, but are not limited to, market prices for recent trades and transactions in comparable securities, benchmark yields, interest rate yield curves, credit spreads, quoted prices for similar securities, and other market-observable information, as applicable. Specific attributes of the security being valued also are considered, including its term, interest rate, credit rating, industry sector, and when applicable, collateral quality and other security- or issuer-specific information. When insufficient market observable information is available upon which to measure fair value, the Company either will request brokers knowledgeable about these securities to provide a non-binding quote or will employ widely accepted internal valuation models. Fair values received from independent valuation service providers and brokers and those internally modeled or otherwise estimated are assessed for reasonableness. To validate reasonableness, prices also are internally reviewed by those with relevant expertise through comparison with directly observed recent market trades.

Separate Accounts

Separate Accounts’ assets and liabilities represent primarily segregated funds administered and invested by the Company for the benefit of certain contract holders. Approximately 81 percent of these assets consist of securities reported at market value and 19 percent consist of fixed maturity securities carried at amortized cost in a book value Separate Accounts. Premiums, benefits and expenses of the Separate Accounts are included in the Company’s Statements of Operations—Statutory Basis.

Under the Protective Reinsurance Agreement, Separate Accounts products subject to the Agreement are ceded on a modified coinsurance (“MODCO”) basis, with Separate Accounts’ assets and liabilities remaining with MLOA. The Separate Accounts net gains from operations and fees associated with these Separate Accounts contracts (recorded to “Other income”) and the Net transfers to or (from) Separate Accounts are ceded to Protective, and included in the “Separate Accounts’ modified coinsurance reinsurance” line in the Statements of Operations — Statutory Basis.

Nonadmitted Assets

Certain assets designated as “nonadmitted” (certain deferred taxes, prepaid expenses, furniture and equipment, leasehold improvements, accrued interest on certain investments, intangible asset, and non-operating system software expenses) are excluded from assets and statutory surplus.

Policy and Contract Claims

Policy and contract claim expenses are reported in the period when the Company determines they are incurred. The claim liability would include an estimate for claims incurred but not reported.

Aggregate Reserves

Aggregate reserves for insurance and annuity policies are generally computed under the Commissioners’ Reserve Valuation Method and Commissioners’ Annuity Reserve Valuation Method, respectively, or otherwise under the net level premium method or comparable method, and are subject to reserve adequacy testing. Reserves for the indexed universal life products introduced in 2018 are principle-based reserves computed in accordance with NAIC VM-20.

Benefit reserves are computed using statutory mortality and interest requirements and are generally determined without consideration of future withdrawals. Interest rates used in establishing such reserves range from 3.5% to 6.0% for life insurance reserves.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Federal Income Taxes

The Company has a tax sharing agreement with Equitable Holdings and is included in a consolidated federal income tax return together with Equitable Holdings and other affiliates. In accordance with the tax sharing agreement, tax expense is based on a separate company computation. Any loss not currently usable is carried forward and credited when usable by the Company on a separate basis. For more information see Note 7.

Revision of Prior Period Financial Statements

During the second quarter of 2018 and 2016, management identified errors in the calculation of reserves, which included: (i) an error that was primarily the result of modeling errors impacting the statutory valuation system for no lapse guarantee in-force products utilizing the calculations under AG 37 and AG 38; and (ii) an error in the calculation of universal life reserves as the cash surrender value of enhance riders was not included in the cash surrender value yield used to floor the statutory reserves. Management concluded that the errors were not material to the December 31, 2017 and 2016 financial Statements. However, in order to improve the consistency and comparability of the financial statements, management revised the 2017 and 2016 financial statements to correct for these errors.

The following tables present line items in the Company’s financial statements—statutory basis as of and for the year ended December 31, 2017 that have been affected by the revisions. For these items, the tables detail the amounts as previously reported, the impact upon those line items due to the adjustments, and the amounts as currently revised.

	December 31, 2017
	As Reported	Adjustments	As Revised
	(in millions)
Balance Sheets — Statutory Basis
LIABILITIES AND CAPITAL AND SURPLUS:
Policy reserves and deposit-type funds	$1,013.1	$15.7	$1,028.8

Total Liabilities	3,432.4	15.7	3,448.1
Capital and surplus:
Capital and Surplus	302.7	(15.7)	287.0

Total Liabilities and Capital and Surplus	$3,735.1	$—	$3,735.1

	Year Ended December 31, 2017
	As Reported	Adjustments	As Revised
	(in millions)
Statement of Operations — Statutory Basis
BENEFITS AND EXPENSES:
Increase (decrease) in reserves	$255.1	$(1.2)	$253.9
Total Expenses	696.9	(1.2)	695.7

Net gain (loss) from operations before federal income taxes (“FIT”)	(57.9)	1.2	(56.7)
FIT expense (benefit) incurred (excluding tax on capital gains)	(22.3)	1.0	(21.3)

Net gain (loss) from operations	(35.6)	0.2	(35.4)

Net income (loss)	$(12.4)	$0.2	$(12.2)

Statement of Changes in Capital and Surplus — Statutory Basis
Balance, beginning of year:
Unassigned surplus (deficit)	$(77.1)	$(15.9)	$(93.0)

Total capital and surplus	318.6	(15.9)	302.7
Net income (loss)	(12.4)	0.2	(12.2)

Net change in Capital and Surplus	(15.9)	0.2	(15.7)
Balance, end of year:
Unassigned surplus (deficit)	(93.0)	(15.7)	(108.7)

Total capital and surplus	$302.7	$(15.7)	$287.0

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The following tables present line items in the Company’s financial statements -statutory basis for the year ended December 31, 2016 that have been affected by the revisions. For these items, the tables detail the amounts as previously reported, the impact upon those line items due to the adjustments, and the amounts as currently revised.

	Year Ended December 31, 2016
	As Reported	Adjustments	As Revised
	(in millions)
Statement of Operations — Statutory Basis
BENEFITS AND EXPENSES:
Increase (decrease) in reserves	$199.1	$6.4	$205.5

Total benefits and expenses	593.8	6.4	600.2

Net gain (loss) from operations before federal income taxes (“FIT”)	(24.5)	(6.4)	(30.9)
FIT incurred (excluding tax on capital gains)	(15.2)	2.2	(13.0)

Net gain (loss) from operations	(9.3)	(8.6)	(17.9)

Net income (loss)	$(14.4)	$(8.6)	$(23.0)

Statement of Changes in Capital and Surplus — Statutory Basis
	Year Ended December 31, 2016
	As Reported	Adjustments	As Revised
	(in millions)
Balance, beginning of year:
Unassigned surplus (deficit)	$(42.9)	$(16.4)	$(59.3)

Total capital and surplus	352.8	(16.4)	336.4
Net income (loss)	(14.4)	(8.6)	(23.0)
Prior year correction	(9.1)	9.1	—

Net change in Capital and Surplus	(34.2)	0.5	(33.7)
Balance, end of year:
Unassigned surplus (deficit)	(77.1)	(15.9)	(93.0)

Total capital and surplus	$318.6	$(15.9)	$302.7

Reconciliation of Annual Statement to Audited Financial Statements

As a result of the aforementioned adjustments, there is a difference between the accompanying audited statutory financial statements and the 2018, 2017 and 2016 Annual Statement filed with the NAIC and the Arizona Department of Insurance. The 2018, 2017 and 2016 annual statements reflect the misstatements in accordance with SSAP#3 as a correction of a prior year error as a direct change to surplus.

Listed below is the reconciliation between the accompanying audited financial statements and the Annual Statement as filed:

2018	Total Assets	Total Liabilities	Capital and Surplus	Total Liabilities Surplus and Other Funds	Net Income
	(in millions)
Annual Statement, as filed	$3,704.8	$3,482.4	$222.4	$3,704.8	$(89.4)
Adjustment for reserves	—	—	—	—	0.6

Audited statutory financial statements as reported herein	$3,704.8	$3,482.4	$222.4	$3,704.8	$(88.8)

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

2017	Total Assets	Total Liabilities	Capital and Surplus	Total Liabilities Surplus and Other Funds	Net Income
	(in millions)
Annual Statement, as filed	$3,735.1	$3,432.4	$302.7	$3,735.1	$(12.4)
Adjustment for reserves	—	15.7	(15.7)	—	0.2

Audited statutory financial statements as reported herein	$3,735.1	$3,448.1	$287.0	$3,735.1	$(12.2)

2016	Total Assets	Total Liabilities	Capital and Surplus	Total Liabilities Surplus and Other Funds	Net Income
	(in millions)
Annual Statement, as filed	$3,155.6	$2,837.0	$318.6	$3,155.6	$(14.4)
Adjustment for reserves	1.0	16.4	(15.9)	1.0	(8.6)

Audited statutory financial statements as reported herein	$3,156.6	$2,853.4	$302.7	$3,156.6	$(23.0)

3)	INVESTMENTS

Fixed Maturities and Common Stock

The following tables provide additional information relating to fixed maturities and common stock held:

	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(in millions)
December 31, 2018
Fixed Maturities:
U.S. Government	$8.5	$0.1	$0.2	$8.4
Special Revenue and Special Assess. Obligations	0.5	0.3	—	0.8
Political Subdivisions of States and Territories	3.6	0.1	—	3.7
Industrial and Miscellaneous (Unaffiliated)	1,052.9	2.2	54.4	1,000.7
Preferred Stocks	4.2	—	0.4	3.8

Total Fixed Maturities	$1,069.7	$2.7	$55.0	$1,017.4

	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Adjusted Cost
	(in millions)
Common Stocks:
Unaffiliated	$2.0	$—	$—	$2.0

Total Unaffiliated Common Stocks	$2.0	$—	$—	$2.0

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(in millions)
December 31, 2017
Fixed Maturities:
U.S. Government	$194.3	$1.0	$0.3	$195.0
Special Revenue and Special Assess. Obligations	0.5	—	—	0.5
Political Subdivisions of States and Territories	4.5	0.2	—	4.7
Industrial and Miscellaneous (Unaffiliated)	822.1	18.1	2.4	837.8
Preferred Stocks	4.2	—	—	4.2

Total Fixed Maturities	$1,025.6	$19.3	$2.7	$1,042.2

	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Adjusted Cost
	(in millions)
Common Stocks:
Unaffiliated	$—	$—	$—	$—

Total Unaffiliated Common Stocks	$—	$—	$—	$—

Proceeds from sales of investments in fixed maturities and common stocks during 2018, 2017 and 2016 were $264.7 million, $300.4 million and $16.3 million, respectively. Gross gains of $0.7 million in 2018, $9.7 million in 2017 and $0.1 million in 2016 and gross losses of $8.2 million in 2018, $6.8 million in 2017 and $0.1 million in 2016, respectively were realized on these sales.

The carrying value and estimated fair value of fixed maturities at December 31, 2018, by contractual maturity are as follows:

	Carrying Value	Estimated Fair Value
	(in millions)
Due in one year or less	$0.3	$0.6
Due after one year through five years	60.8	61.6
Due after five years through ten years	659.0	639.7
Due after ten years	345.2	311.5
Mortgage-backed securities	0.2	0.2
Preferred stocks	4.2	3.8

Total Fixed maturities	$1,069.7	$1,017.4

Fixed maturities not due at a single maturity date have been included in the above table in the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

The Company’s management, with the assistance of its investment advisors, monitors the investment performance of its portfolio and reviews the Company’s securities with unrealized losses for other-than-temporary impairments (“OTTI”). Integral to this review is an assessment made each quarter, on a security-by-security basis, by the Company’s Investments Under Surveillance (“IUS”) Committee, of various indicators of credit deterioration to determine whether the investment security is expected to recover. This assessment includes, but is not limited to, consideration of the duration and severity of the unrealized loss, failure, if any, of the issuer of the security to make scheduled payments, actions taken by rating agencies, adverse conditions specifically related to the security or sector, the financial strength, liquidity, and continued viability of the issuer and, for equity securities only, the intent and ability to hold the investment until recovery, and results in identification of specific securities for which OTTI is recognized.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The following table discloses fixed maturities (235 issues) and (56 issues), respectively, that have been in a continuous unrealized loss position for less than a twelve month period or greater than a twelve month period as of December 31, 2018 and 2017, respectively (in millions):

	Less than 12 Months		12 Months or Longer		Total
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
	(in millions)
December 31, 2018
Fixed Maturities:
U.S. Government	$—	$—	$4.6	$0.2	$4.6	$0.2
Industrial and Miscellaneous (Unaffiliated)	372.8	15.6	470.6	38.8	843.4	54.4
Preferred Stocks	1.9	0.1	1.9	0.3	3.8	0.4

Total Fixed Maturities	$374.7	$15.7	$477.1	$39.3	$851.8	$55.0

	Less than 12 Months		12 Months or Longer		Total
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
	(in millions)
December 31, 2017
Fixed Maturities:
U.S. Government	$16.2	$0.2	$3.5	$0.1	$19.7	$0.3
Industrial and Miscellaneous (Unaffiliated)	126.5	1.1	44.5	1.3	171.0	2.4
Preferred Stocks	2.2	—	—	—	2.2	—

Total Fixed Maturities	$144.9	$1.3	$48.0	$1.4	$192.9	$2.7

All contractual payments remain current and the Company has the ability and intent to retain the investment for a period of time sufficient to allow for an anticipated recovery in value. Other than temporary impairments of fixed maturities amounted to $ 2.1 million and $ 0.4 million in 2018 and 2017, respectively.

The Company’s fixed maturity investments are classified by the NAIC utilizing ratings from 1 to 6. Some securities are classified as other than investment grade by the various rating agencies, i.e., a rating below Baa3/BBB- or NAIC designation of 3 (medium grade), 4 or 5 (below investment grade) or 6 (in or near default). At December 31, 2018, approximately $4.8 million or 0.4% of the $1,069.7 million of the Company’s fixed maturities was considered to be other than investment grade.

At December 31, 2018 and 2017, the carrying values of investments held for the production of income which were non-income producing, for the twelve months preceding the Statement of Assets date, were $0.3 million and $0.3 million for fixed maturities, respectively.

At December 31, 2018 and 2017, MLOA, in accordance with various government and state regulations, had $3.9 million and $6.7 million of securities deposited with government or state agencies, respectively.

Subprime Exposure

Subprime residential mortgages are mortgage loans made by banks or mortgage lenders to residential borrowers with lower credit ratings. The criteria used to categorize such subprime borrowers include Fair Isaac Credit Organization (“FICO”) scores, interest rates charged, debt-to-income ratios and loan-to-value ratios. Alt-A residential mortgages are mortgage loans where the risk profile falls between prime and subprime; borrowers typically have clean credit histories but the mortgage loan has an increased risk profile due to higher loan-to-value and debt-to-income ratios and/or inadequate documentation of the borrowers’ income. Residential Mortgage Backed Securities (“RMBS”) are securities whose cash flows are backed by the principal and interest payments from a set of residential mortgage loans.

The Company has no direct or indirect exposure through investments in subprime mortgage loans.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The Company has no underwriting exposure to subprime mortgage risk through Mortgage Guaranty coverage, Financial Guaranty coverage, Directors & Officers liability, Errors and Omissions liability, and any other lines of insurance.

MLOA does not originate, purchase or warehouse residential mortgages and is not in the mortgage servicing business.

Mortgage Loans

As of December 31, 2018 and 2017, the Company had two commercial mortgage loans with an outstanding balance of $17.0 million, There were no new mortgage loans issued in either year. All payments regarding these loans are current.

Loan-Backed Securities

Prepayment assumptions for loan-backed bonds and structured securities were obtained from broker-dealer survey values or internal estimates. These assumptions are consistent with the current interest rate and economic environment. The retrospective adjustment method is predominately used to value all securities except issues in default; the prospective adjustment method was used to value issues in default and issues that have a variable interest rate. The carrying value and fair value of the Company’s loan-backed securities as of December 31, 2018 was $14.5 million and $14.5 million, respectively. The carrying value and fair value of the Company’s loan-backed securities was $14.5 million and $14.5 million as of December 31, 2018 and $14.7 million and $15.3 million as of December 31, 2017, respectively.

There were no loan-backed securities with a recognized other than temporary impairment as of December 31, 2018.

There were no loan-backed securities with a recognized other than temporary impairment recorded during the year ended December 31, 2018.

All impaired securities (fair value is less than cost or amortized cost) for which an other-than-temporary impairment has not been recognized in earnings as a realized loss (including securities with a recognized other-than-temporary impairment for non-interest related declines when a non-recognized interest related impairment remains) as of December 31, 2018:

	Less than 12 Months	12 Months or Longer
	(in millions)
The aggregate amount of unrealized losses	$0.3	$—
The aggregate related fair value of securities with unrealized losses	$4.7	$—

Repurchase Agreements, Real Estate and Low Income Housing Tax Credit (“LIHTC”)

The Company did not have any repurchase or reverse repurchase agreements during 2018.

The Company does not have any real estate.

The Company has basically no low income tax credits (“LIHTC”)

Detail of Assets Pledged as Collateral Not Captured in Other Categories: None

Detail of Other Restricted Assets:

As of December 31,2018, and 2017 the Company had $3.9 million and $6.7 million, respectfully, of assets on deposit with various state insurance departments for the benefit of policyholders. In addition, the Company had a $2.0 million and $0 common stock investment in the Federal Home Loan Bank as of December 31, 2018 and 2017, respectively.

The Company does not have any working capital finance investments.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Offsetting and Netting of Assets and Liabilities

Offsetting of Financial Assets and Liabilities and Derivative Assets and Liabilities

December 31, 2018

Description	Gross Amounts Recognized	Amount Offset	Net Amount Presented in the Balance Sheets
	(in millions)
ASSETS
Total Derivatives	$19.6	$0.9	$18.7

LIABILITIES
Total Derivatives	$0.9	$0.9	$—

Offsetting of Financial Assets and Liabilities and Derivative Assets and Liabilities

December 31, 2017

Description	Gross Amounts Recognized	Amount Offset	Net Amount Presented in the Balance Sheets
	(in millions)
ASSETS
Total Derivatives	$119.3	$30.4	$88.9

LIABILITIES
Total Derivatives	$30.4	$30.4	$—

Structured Notes

The Company had no structured notes as of December 31, 2018 or 2017.

5GI Securities

The Company had no 5GI Securities as of December 31, 2018 or 2017.

Short Sales

The Company had no short sales during the years ended December 31, 2018, 2017 and 2016.

Prepayment Penalty and Acceleration Fees

The Company had no prepayment Penalties or Acceleration fees during the years ended December 31, 2018, 2017 and 2016.

Realized Capital Gains (Losses)

The following table summarizes the realized capital gains (losses) for the years ended December 31, 2018, 2017 and 2016:

	Years Ended December 31,
	2018	2017	2016
	(in millions)
Fixed maturities	$(9.5)	$0.2	$(4.3)
Derivative instruments	5.8	41.8	(2.0)
Amounts transferred to interest maintenance reserve (“IMR”) net of tax	5.9	(4.2)	—
Tax (expense) credits	(1.2)	(14.6)	1.2

Net Realized Capital Gains (Losses)	$1.0	$23.2	$(5.1)

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

4)	JOINT VENTURES, PARTNERSHIPS AND LIMITED LIABILITY COMPANIES

MLOA had no investments in Joint Ventures, Partnerships and Limited Liability Companies that exceeded 10% of its admitted assets during the years ended December 31, 2018 and 2017. The Company did not recognize any impairment in Joint Ventures, Partnerships and Limited Liability Companies during the years ended December 31, 2018 and 2017.

5)	INVESTMENT INCOME

Due and accrued income was excluded from investment income on the following bases:

•	Mortgage loans — on loans in foreclosure or where collection of interest is uncertain.

•	Securities — as recommended by Holdings’ Investments Under Surveillance Committee.

•	Real Estate — where rent is in arrears more than three months or is deemed uncollectible.

The total amount of due and accrued income excluded was $0.1 million and $0 as of December 31, 2018 and 2017, respectively.

Net Investment Income

The following table summarizes the net investment income for December 31, 2018, 2017 and 2016 (in millions):

	Years Ended December 31,
	2018	2017	2016
	(in millions)
Fixed maturities	$39.8	$34.2	$29.1
Affiliated dividends	8.2	6.2	5.1
Mortgage loans	0.6	0.6	0.6
Policy loans	2.2	1.5	1.2
Cash and short-term instruments	1.3	0.5	0.2
Investment expense and other	(3.7)	(3.5)	(3.2)
Amortization of IMR	0.8	0.7	0.2

Net investment income	$49.2	$40.2	$33.2

6)	DERIVATIVE INSTRUMENTS

The Company uses equity-indexed options and futures to hedge its exposure to equity-linked crediting rates on life products. As of December 31, 2018, the market value of the net option positions was $12.4 million and the futures cash margin position was $6.3 million. As of December 31, 2017, the market value of the net option positions was $88.9 million and futures cash margin position was $0. These positions generated realized gains of $5.8 million and $41.8 million in 2018 and 2017, respectively, and realized losses of $2.0 million in 2016, and generated unrealized losses of $40.0 million in 2018 and unrealized gains of $24.0 million and $20.5 million in 2017 and 2016, respectively.

None of the derivatives used in these programs were designated as qualifying hedges under the guidance for derivatives and hedging. All derivatives are valued at fair value.

The table below summarizes the market value of the Company’s financial instruments with off-balance-sheet risk.

	Assets		Liabilities
	2018	2017	2018	2017
	(in millions)
Equity options	13.3	119.3	0.9	30.4

Total	$13.3	$119.3	$0.9	$30.4

At December 31, 2018 and 2017, the notional amounts were $254.6 million and $1,057.7 million, respectively.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

7)	INCOME TAXES

Components of deferred tax assets (DTAs) and deferred tax liabilities (DTLs):

DTA/DTL Components

	December 31, 2018			December 31, 2017			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
	(in millions)
Gross deferred tax assets	$72.8	$2.1	$74.9	$54.0	$0.3	$54.3	$18.8	$1.8	$20.6
Statutory valuation allowance adjustment	—	—	—	—	—	—	—	—	—

Adjusted gross deferred tax assets	72.8	2.1	74.9	54.0	0.3	54.3	18.8	1.8	20.6
Deferred tax assets nonadmitted	49.5	2.1	51.6	23.7	0.3	24.0	25.8	1.8	27.6

Subtotal net admitted deferred tax asset	23.3	—	23.3	30.3	—	30.3	(7.0)	—	(7.0)
Deferred tax liabilities	3.9	5.1	9	16.6	3.2	19.8	(12.7)	1.9	(10.8)

Net admitted deferred tax assets/(net deferred tax liability)	$19.4	$(5.1)	$14.3	$13.7	$(3.2)	$10.5	$5.7	$(1.9)	$3.8

Admission Calculation Components

	December 31, 2018			December 31, 2017			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
	(in millions)
Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—
Adjusted gross deferred tax assets expected to be realized (excluding the amount of deferred tax assets after application of the threshold limitation:	14.3	—	14.3	10.5	—	$10.5	3.8	—	3.8
Adjusted gross deferred tax assets expected to be realized following the balance sheet date	14.3	—	14.3	10.5	—	$10.5	3.8	—	3.8
Adjusted gross deferred tax assets allowed per limitation threshold	XXX	XXX	31.1	XXX	XXX	—	XXX	XXX	31.1
Adjusted gross deferred tax assets (excluding the amount of deferred tax assets offset by gross deferred tax liabilities	9.0	—	9.0	19.8	—	19.8	(10.8)	—	(10.8)
Deferred tax assets admitted as the result of application of SSAP 101	$23.3	$—	$23.3	$30.3	$—	$30.3	$(7.0)	$—	$(7.0)

	December 31,
	2018	2017
Ratio percentage used to determine recovery period and threshold limitation amount	680.260%	1,014.312%

	(in millions)
Amount of adjusted capital and surplus used to determine recovery period and threshold limitation above	$223.9	$292.0

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Impact of tax planning strategies on adjusted gross DTAs and net admitted DTAs

(a)	Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage (in millions).

	December 31, 2018
	Ordinary	Capital
Adjusted gross DTAs amount from Note 9A1(c)	$72.8	$2.1
Percentage of adjusted gross DTAs by tax character attributable to the impact of tax planning strategies	—%	—%
Net Admitted Adjusted Gross DTAs amount from Note 9A1(e)	$23.3	$—
Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax planning strategies	—%	—%

(b)	The Company’s tax planning strategies does not include the use of reinsurance.

There are no temporary differences for which a DTL has not been established.

Significant components of income taxes incurred as summarized in the table below:

	Years Ended December 31,
	2018	2017	2016
	(in millions)
Federal	$7.6	$(21.3)	$(13.0)
Foreign	—	—	—

Subtotal	7.6	(21.3)	(13.0)
Federal income tax on net capital gains	1.2	14.6	(1.2)
Utilization of capital loss carry-forwards	—	—	—
Other	(8.4)	8.4	7.2

Federal and Foreign income taxes incurred	$0.4	$1.7	$(7.0)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows (in millions):

	December 31, 2018			December 31, 2017			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
	(in millions)
DTAs:
Policyholder reserves	$7.8	$—	$7.8	$16.3	$—	$16.3	$(8.5)	$—	$(8.5)
Investments	—	0.5	0.5		0.3	0.3	—	0.2	0.2
Deferred acquisition costs	39.7	—	39.7	31.3	—	31.3	8.4	—	8.4
Nonadmitted	1.1	—	1.1	0.9	—	0.9	0.2	—	0.2
Net loss carry-forward	21.9	1.6	23.5	3.3	—	3.3	18.6	1.6	20.2
Tax credit carry-forward	1.8	—	1.8	1.8	—	1.8	—	—	—
Other (including items <5% of total ordinary tax assets)	0.5	—	0.5	0.4	—	0.4	0.1	—	0.1

Total gross DTAs	72.8	2.1	74.9	54.0	0.3	54.3	18.8	1.8	20.6
Nonadmitted DTAs	49.5	2.1	51.6	23.7	0.3	24.0	25.8	1.8	27.6

Admitted DTAs	23.3	—	23.3	30.3	—	30.3	(7.0)	—	(7.0)

DTLs:
Investments	—	(5.1)	(5.1)	—	(3.2)	(3.2)	—	(1.9)	(1.9)
Deferred and uncollected premium	(0.4)	—	(0.4)	(1.0)	—	(1.0)	0.6	—	0.6
Policyholder reserves	(3.4)	—	(3.4)	(15.6)	—	(15.6)	12.2	—	12.2
Other (including items <5% of total ordinary tax assets)	(0.1)	—	(0.1)	—	—	—	(0.1)	—	(0.1)

Total DTLs	(3.9)	(5.1)	(9.0)	(16.6)	(3.2)	(19.8)	12.7	(1.9)	10.8

Net admitted (DTL)/DTA	$19.4	$(5.1)	$14.3	$13.7	$(3.2)	$10.5	$5.7	$(1.9)	$3.8

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The change in net deferred income taxes is comprised of the following (in millions):

	December 31,
	2018	2017	Change
	(in millions)
Total deferred tax assets	$74.9	$54.3	$20.6
Total deferred tax liabilities	(9.0)	(19.8)	10.8

Net deferred tax assets/liabilities	65.9	34.5	31.4
Statutory valuation allowance adjustment	—	—	—

Net deferred tax assets/liabilities after SVA	$65.9	$34.4	31.4

Tax effect of unrealized gains/(losses)			0.9
Incurred tax items in surplus			—

Change in net deferred income tax			$32.3

The Tax Cuts and Jobs Act of 2017 enacted on December 22, 2017 reduces the U.S. federal corporate tax rate from 35% to 21% beginning on January 1, 2018. Due to the enactment of this law, the Company recorded a $9.0 million decrease in the net admitted DTA for the tax year 2017.

Reconciliation of total statutory income taxes reported to tax at the statutory tax rate:

The provision for federal and foreign income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes including realized capital gains/losses.

Description	Amount	21% Tax Effect	Effective Tax Rate
	(in millions)
Income before taxes (including all realized capital gains / (losses))	$(85.7)	$(18.0)	21.00%
Dividends-received deduction	(3.7)	(0.8)	0.91%
Interest maintenance reserve	(0.8)	(0.2)	0.20%
IRS audit adjustment	1.9	0.4	(0.47)%
Deferred gain on reinsurance	(19.8)	(4.1)	4.85%
Incurred tax items in surplus	(40.3)	(8.5)	9.88%
Other, provision to return	(2.0)	(0.7)	0.81%

Total	$(150.4)	$(31.9)	37.18%

Federal income taxed incurred		$0.4	(0.47)%
Change in net deferred income tax		(32.3)	37.65%

Total statutory income taxes		(31.9)	37.18%

Carry-forwards, Recoverable taxes and IRS Section 6603 Deposits

As of December 31, 2018 the Company has net operating loss carry-forward of $104.2 million, capital loss carryforward of $7.6 million and an AMT credit carryforward of $1.7 million.

There were no income taxes, ordinary and capital, available for recoupment in the event of future losses.

There are no deposits admitted under Section 6603 of the Internal Revenue Code.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The Company is included in a consolidated federal income tax return together with its ultimate domestic parent, Equitable Holdings and the following subsidiaries and affiliates.

AXA Equitable Holdings, Inc.	Trusted Investment Advisors Corp.
AXA Equitable Life Insurance Company	Trusted Insurance Advisors General Agency Corp.
AXA Equitable Life and Annuity Company	Financial Marketing Agency, Inc.
AXA Distribution Holding Corp.	AXA Technology Services America, Inc.
AllianceBernstein Corp.	AXA Corporate Solutions Life Reinsurance Company
Equitable Structured Settlement Corp.	EQ AZ Life Re Company
Equitable Casualty Insurance Co.	CS Life RE Company
JMR Realty Services, Inc.	U.S. Financial Life Insurance Company
1740 Advisers, Inc.	AXA IM Holdings US, Inc.
MONY Financial Services, Inc.	Alpha Unit Holdings, Inc.

Federal income taxes are charged or credited to operations based upon amounts estimated to be payable or receivable as a result of taxable operations for the current year.

In accordance with the tax sharing agreement between Holdings and the Company, tax expense is based on separate company computations. Any loss not currently usable is carried forward and credited when usable by the Company on a separate basis.

At December 31, 2018 and 2017, the total amount of unrecognized tax benefits were $4.6 million and $4.2 million, respectively, all of which would affect the effective tax rate.

MLOA recognizes accrued interest and penalties related to unrecognized tax benefits in tax (expense) benefit. Interest and penalties included in the amounts of unrecognized tax benefits at December 31, 2018, 2017 and 2016 were $0.4 million, $0.3 million and $0.0 million, respectively. Tax expense for 2018 reflected an expense of $0.1 million in interest expense related to unrecognized tax benefits.

A reconciliation of unrecognized tax benefits (excluding interest and penalties) follows:

	Years Ended December 31,
	2018	2017	2016
	(in millions)
Balance at January 1	$4.0	$4.0	$7.0
Additions for tax positions of prior years	0.2	—	—
Reduction for tax positions of prior years	—	—	(3.0)
Settlements with tax authorities	—	—	—

Balance at December 31	$4.2	$4.0	$4.0

It is reasonably possible that the total amounts of unrecognized tax benefits will change within the next 12 months. The possible change in the amount of unrecognized tax benefits cannot be estimated at this time.

The IRS is currently auditing the tax years 2010-2013.

8)	INFORMATION CONCERNING PARENT, SUBSIDIARIES AND AFFILIATES

MLOA does not have any guarantees for the benefit of an affiliate or related party.

As of December 31, 2018, with the permission of the Arizona Department of Insurance, the Company accrued a $70.0 million capital contribution from its parent AEFS. This amount was settled on February 20, 2019.

On April 11, 2018, the reinsurance agreement with the AXA RE Arizona Company (“AXA RE”) was novated to EQ AZ Life Re Company (“EQAZ”), a captive insurance company, organized under the laws of Arizona, a subsidiary of AEFS. EQAZ obtained new letters of credit, guaranteed by Holdings, to support the treaties and the letters of credit of AXA RE were canceled. The letter of credit amount as of December 31, 2018 was $45.0 million. For additional information see Note 12.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

MLOA reported amounts due from affiliates of $74.3 million and $5.2 million at December 31, 2018 and 2017, respectively. The Company reported amounts payable to affiliates of $3.8 million and $22.7 million at December 31, 2018 and 2017, respectively. The receivable and payable are primarily related to capital contributions, expense allocations, reinsurance settlements and commissions payable.

MLOA reimburses AXA Equitable Life Insurance Company (“AXA Equitable”) for its use of personnel, property and facilities in carrying out certain of its operations. The associated costs related to the service agreements are allocated to MLOA based on methods that management believes are reasonable, including a review of the nature of such costs and time studies analyzing the amount of employee compensation costs incurred by MLOA. Expenses paid related to these agreements, which are reported as operating expenses, were $156.3 million, $110.5 million and $123.0 million in 2018, 2017 and 2016, respectively.

AllianceBernstein provides investment advisory and management services to MLOA on a fee basis which amounted to $1.8 million, $1.8 million and $1.6 million in 2018, 2017 and 2016, respectively. MLOA incurred distribution fee charges from AXA Network, LLC of $113.2 million, $109.1 million and $99.7 million in 2018, 2017 and 2016, respectively, and from AXA Distributors, LLC of $47.5 million, $43.1 million and $42.6 million in 2018, 2017 and 2016, respectively, for distributing MLOA’s products.

Investment SCA

The Company’s carrying value of its investment in AllianceBernstein was $53.0 million and $48.6 million as of December 31, 2018 and 2017, respectfully. The AllianceBernstein security was updated with the NAIC on July 25, 2018 at a value of $48.8 million. It has been valued under Part 5, Section 2(c)(i) A1 of the NAIC valuation procedures relating to the valuation of common stocks of subsidiary, controlled or affiliated companies.

9)	CAPITAL AND SURPLUS AND SHAREHOLDERS DIVIDEND RESTRICTIONS

MLOA has 5,000,000 shares of common stock authorized, 2,500,000 shares issued, and 2,500,000 outstanding. All outstanding shares are held by AEFS. On February 7, 2019, the Arizona Department of Insurance granted the Company permission to accrue a $70.0 million capital contribution from AEFS. This amount was settled on February 20, 2019.

Under Arizona Insurance Law, a domestic life insurer may without prior approval of the Superintendent, pay a dividend to its shareholders not exceeding an amount calculated based on a statutory formula. Based on this formula, the Company would not be permitted to pay ordinary shareholder dividends during 2019. Any payment of a dividend would require the Company to file notice of its intent to declare such dividends with the Superintendent who then has 30 days to disapprove the distribution.

The Company did not pay any dividends in 2018, 2017 and 2016.

The Company had no special surplus funds as of December 31, 2018 and 2017.

The portion of unassigned surplus represented or (reduced) by cumulative unrealized gains and (losses) was $(21.1) million, $(25.5) million and $(33.6) million as of December 31, 2018, 2017 and 2016, respectively.

10)	COMMITMENTS AND CONTINGENCIES

Litigation

A number of lawsuits, claims, assessments and regulatory inquiries have been filed or commenced against life insurers in the jurisdictions in which MLOA does business. These actions and proceedings involve, among other things, insurers’ sales practices, alleged agent misconduct, alleged failure to properly supervise agents, contract administration, product design, features and accompanying disclosure, cost of insurance increases, the use of captive reinsurers, payments of death benefits and the reporting and escheatment of unclaimed property, alleged breach of fiduciary duties, alleged mismanagement of client funds and other matters. Some of the matters have resulted in the award of substantial fines and judgments against other insurers, including punitive damages, or in substantial settlements. Courts, juries and regulators often have substantial discretion in awarding damage awards and fines, including punitive damages. MLOA, from time to time, is involved in such actions and proceedings. While the ultimate outcome of such matters cannot be predicted with certainty, in the opinion of management no such matter is likely to have a material adverse effect on MLOA’s financial position or results of operations. However, it should be noted that the frequency of large damage awards, including large punitive damage awards and regulatory fines that bear little or no relation to actual economic damages incurred, continues to create the potential for an unpredictable judgment in any given matter.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Contingent Commitments

Joint Ventures, Partnerships and Limited Liability Company contingent liabilities

To facilitate certain investment related transactions, the Company has provided, from time to time, certain guarantees or commitments to affiliates or investors. These arrangements include commitments for the Company, under certain conditions, to provide equity financing to certain limited partnerships of $0.1 million at December 31, 2018.

Other Contingent Commitments

The Company has no outstanding commitments under existing mortgage loan or mortgage loan commitment agreements at December 31, 2018.

Assessments

(1)

As of December 31, 2018 and 2017, the Company had a $0.7 million and $0.6 million liability for the estimated portion of future assessments related to insolvent insurers, primarily Executive Life Ins. Co. and Lincoln Memorial Life Insurance Company. These assessments are expected to be paid over an extended period. The Company also held a $0.5 million asset for premium tax offsets that are expected to be realized with respect to these assessments as of December 31, 2018 and 2017, and an additional $0.1 million asset for premium tax offsets for assessments already paid as of December 31, 2018 and 2017. The Company has received no notification in 2018, 2017 or 2016 of any other new insolvencies that are material to the Company’s financial position.

(2)	Guaranty Fund Liabilities and Assets Related to Assessments from Insolvencies for Long-Term Care Contracts

The Company had no significant guarantee fund liability as of December 31, 2018 and 2017.

Number of jurisdictions, ranges of years used to discount and weighted average number of years of the discounting time period for payables and recoverables by insolvency:

Name of the Insolvency	Payables			Recoverables
	Number of Jurisdictions	Range of Years	Weighted Average Number of Years	Number of Jurisdictions	Range of Years	Weighted Average Number of Years
Penn Treaty Network America Insurance Company	45	1-69	11	45	1-69	11
American Network Insurance Company	44	1-69	15	44	1-69	15

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

11)	FAIR VALUE OF OTHER FINANCIAL INSTRUMENTS

Fair Value Measurement at Reporting Date

The following tables provide information as of December 31, 2018 and 2017 about MLOA’s financial assets measured at fair value:

	As of December 31, 2018
	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
	(in millions)
Assets at Fair Value:
Bonds:
Commercial Mortgage-Backed Securities	$—	$—	$—	$—	$—

Total Bonds	—	—	—	—	—

Common Stocks:
Industrial and Miscellaneous	—	—	2.0	—	2.0

Total Common Stocks	—	—	2.0	—	2.0

Derivative Assets:
Options	—	12.4	—	—	12.4

Total Derivatives	—	12.4	—	—	12.4

Separate Accounts Assets(1)	—	—	—	1,850.0	1,850.0

Total Assets at Fair Value	$—	$12.4	$2.0	$1,850.0	$1,864.4

Liabilities at Fair Value:
Derivative Liabilities	$—	$—	$—	$—	$—

Total Liabilities at Fair Value	$—	$—	$—	$—	$—

(1)	Only Cash and Invested Assets.

	As of December 31, 2017
	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
	(in millions)
Assets at Fair Value :
Bonds:
Commercial Mortgage-Backed Securities	$—	$—	$—	$—	$—

Total Bonds	—	—	—	—	—

Derivative Assets:
Options	—	88.9	—	—	88.9

Total Derivatives	—	88.9	—	—	88.9
Separate Accounts Assets(1)	—	—	—	2,014.0	2,014.0

Total Assets at Fair Value	$—	$88.9	$—	$2,014.0	$2,102.9

Liabilities at Fair Value:
Derivative Liabilities	—	—	—	—	—

Total Liabilities at Fair Value	$—	$—	$—	$—	$—

(1)	Only Cash and Invested Assets.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Fair Value Measurements in Level 3 of the Fair Value Hierarchy

The following table summarizes the changes in assets classified in Level 3 during the years ended December 31, 2018, 2017 and 2016:

	Beginning Balance at January 1, 2018	Total Gains (Losses) Included in Net Income	Total Gains (Losses) Included in Surplus	Purchases	Sales	Total Ending Balance at December 31, 2018
	(in millions)
Common stock — Industrial and Miscellaneous	$—	$—	$—	$2.0	$—	$2.0

Total	$—	$—	$—	$2.0	$—	$2.0

During 2018 there were no transfers between levels 1, 2 or 3.

	Beginning Balance at January 1, 2017	Total Gains (Losses) Included in Net Income	Total Gains (Losses) Included in Surplus	Purchases	Sales	Total Ending Balance at December 31, 2017
	(in millions)
Commercial Mortgage-Backed Securities	$1.6	$—	$5.0	$—	$(6.6)	$—

Total	$1.6	$—	$5.0	$—	$(6.6)	$—

During 2017 there were no transfers between levels 1, 2 or 3.

	Beginning Balance at January 1, 2016	Transfers into Level 3	Transfers out of Level 3	Total Gains (Losses) Included in Net Income	Total Gains (Losses) Included in Surplus	Purchases	Sales	Total Ending Balance at December 31, 2016
	(in millions)
Commercial Mortgage-Backed Securities(1)	$4.1	$0.6	$(0.5)	$(2.6)	$0.5	$—	$(0.5)	$1.6

Total	$4.1	$0.6	$(0.5)	$(2.6)	$0.5	$—	$(0.5)	$1.6

(1)

Amount includes: $0.6 million of Level 3 securities now carried at fair value, which were carried at adjusted cost in prior period and ($0.5) million of Level 3 securities no longer carried at market value, where the adjusted cost is lower than the market value.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The following table discloses carrying value and estimated fair value (defined within the fair value hierarchy) as of December 31, 2018 and 2017 for financial instruments:

	As of December 31, 2018
Type of Financial Instrument	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Not Practicable (Carrying Value)
	(in millions)
Bonds	$1,013.6	$1,065.5	$—	$1,002.6	$11.0	$—	$—
Preferred Stock	$3.8	$4.2	$3.8	$—	$—	$—	$—
Common Stock(1)	$72.7	$55.0	$—	$—	$72.7	$—	$—
Mortgage Loans on Real Estate	$16.2	$17.0	$—	$—	$16.2	$—	$—
Policy Loans	$121.9	$109.9	$—	$—	$121.9	$—	$—
Derivatives	$18.7	$18.7	$—	$12.4	$—	$—	$—
Separate Accounts(2)	$2,271.8	$2,276.6	$421.8	$—	$—	$1,850.0	$—
Policyholders liabilities:
Investment contracts	$4.9	$4.9	$—	$—	$4.9	$—	$—

(1)

The difference between the admitted value and aggregate fair entirely represents affiliated holdings of AllianceBernstein units, which for statutory admitted carrying value is discounted by 25% as of December 31, 2018. The discount is based on SSAP #97 sliding scale and approved by the SVO.

(2)	Only Cash and Invested Assets.

	As of December 31, 2017
Type of Financial Instrument	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Not Practicable (Carrying Value)
	(in millions)
Bonds	$1,038.0	$1,021.4	$—	$1,032.5	$—	$—	$—
Preferred Stock	$4.2	$4.2	$4.2	$—	$—	$—	$—
Common Stock(1)	$64.8	$48.6	$—	$—	$64.8	$—	$—
Mortgage Loans on Real Estate	$16.8	$17.0	$—	$—	$—	$—	$—
Policy Loans	$65.3	$57.2	$—	$—	$65.3	$—	$—
Derivatives	$88.9	$88.9	$—	$88.9	$—	$—	$—
Separate Accounts(2)	$2,432.1	$2,422.9	$418.1	$—	$—	$2,014.0	$—
Policyholders liabilities:
Investment contracts	$4.0	$4.0	$—	$—	$—	$—	$—

(1)

Entirely represents affiliated holdings of AllianceBernstein units, which for statutory admitted carrying value is discounted by 25% as of December 31, 2017. The discount is based on SSAP #97 sliding scale and approved by the SVO.

(2)	Only Cash and Invested Assets.

12)	REINSURANCE AGREEMENTS

In 2013, the Company entered into the Reinsurance Agreement with Protective to reinsure an in-force book of life insurance and annuity policies written prior to 2004. In addition to the Reinsurance Agreement, the Company entered into a long-term administrative services agreement with Protective whereby Protective will provide all administrative and other services with respect to the reinsured business.

For business not reinsured with Protective, the Company generally reinsures its variable life and interest-sensitive life insurance policies on an excess of retention basis. In 2018, the Company generally retained up to a maximum of $4 million of mortality risk on single-life policies and up to a maximum of $6 million of mortality risk on second-to-die policies. For amounts applied for in excess of those limits, reinsurance is ceded to AXA Equitable up to a combined maximum of $20 million of risk on single-life policies and up to a maximum of $25 million on second-to-die policies. For amounts issued in excess of those limits we typically obtain reinsurance from unaffiliated third parties. The reinsurance arrangements obligate the reinsurer to pay a portion of any death claim in excess of the amount we retain in exchange for an agreed-upon premium. The assumed reinsurance business with AXA Global Re is not a part of the Protective Reinsurance Agreement. Beginning in 2016 the group short and long-term disability is being reinsured with Group Reinsurance Plus (GRP) via a quota share arrangement.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

During the second quarter of 2018, the contracts assumed by Arizona RE were novated to EQAZ, a newly formed affiliated captive insurance company organized under the laws of Arizona, a subsidiary of AEFS. Shortly after the novation of business to EQAZ, AXA RE Arizona was merged with and into AXA Equitable.

The no lapse guarantee riders on the variable life product with issue dates from September 2006 through December 2008 are being reinsured on a 90% first dollar quota share basis through EQAZ. Beginning in 2009, lapse guarantee riders were no longer offered on the product.

MLOA has a quota share arrangement with an AXA affiliate AXA Global Re (formerly AXA Cessions), assuming a percentage of excess Life/Disability/A&H business. Premiums and benefits assumed under this treaty were $2.4 million and $2.1 million, respectively, for the year ended December 31, 2018, $2.4 million and $1.8 million, respectively, for the year ended December 31, 2017 and $2.5 million and $1.9 million, respectively, for the year ended December 31, 2016.

The following table summarizes the effect of reinsurance:

	2018	2017	2016
	(in millions)
Direct premiums	$719	$655	$601
Considerations for supplementary contracts	4	4	7
Reinsurance assumed	2	2	3
Reinsurance ceded to Protective	(76)	(92)	(103)
Reinsurance ceded — Other	(58)	(50)	(50)

Premiums and annuity considerations	$591	$519	$458

Reduction in insurance — Protective

Reserves, at December 31(1)	$1,314	$1,383	$1,389

Reduction in insurance — Other

Reserves, at December 31	$282	$289	$296

(1)	At December 31, 2018 there was $1,023.6 million of assets held in trust at Northern Trust supporting this reinsurance credit.

13)	RESERVES FOR LIFE CONTRACTS AND DEPOSIT TYPE CONTRACTS

MLOA waives deduction of deferred fractional premiums upon death of the insured but does not return any portion of the final premium paid beyond the month of death. Surrender values are not promised in excess of the legally computed reserves.

Substandard policies are valued from basic actuarial principles using the policy’s substandard rating.

At December 31, 2018, the Company had $344.9 million of insurance in-force for which the gross premiums are less than the net premiums according to the standard valuation set by the Arizona Department of Insurance. Reserves to cover the above insurance totaled $1.0 million net of reinsurance at December 31, 2018.

14)	VARIABLE ANNUITY CONTRACTS — GUARANTEED MINIMUM DEATH BENEFIT (“GMDB”) AND GUARANTEED MINIMUM INCOME BENEFIT (“GMIB”)

Insurance reserves for all products meet the aggregate statutory requirements under Arizona Insurance Law and recognize the specific risks related to each product. MLOA issued certain variable annuity contracts with GMDB and GMIB features that guarantee either:

a)	Return of Premium: the benefit is the greater of current account value or premium paid (adjusted for withdrawals);

b)

Ratchet: the benefit is the greatest of current account value, premiums paid (adjusted for withdrawals), or the highest account value on any anniversary up to contractually specified ages (adjusted for withdrawals);

c)	Roll-Up: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals) accumulated at contractually specified interest rates up to specified ages; or

d)	Combo: the benefit is the greater of the ratchet benefit or the roll-up benefit.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

As a result of the Reinsurance Agreement with Protective, MLOA reinsured 100% of the insurance risk and benefits associated with the GMIB reinsurance contracts to Protective.

15)	ANALYSIS OF ANNUITY ACTUARIAL RESERVES AND DEPOSIT LIABILITIES BY WITHDRAWAL CHARACTERISTICS

Withdrawal Characteristics of Annuity Actuarial Reserves and Deposit liabilities as of December 31, 2018 and 2017 were as follows:

	General Account	Separate Accounts with Guarantees	Separate Accounts Non- guaranteed(1)	Total	% of Total
	(in millions)
December 31, 2018:
Subject to discretionary withdrawal:
With fair value adjustment	$183.5	$—	$—	$183.5	16.8%
At book value less current surrender charge of 5% or more	2.6	—	—	2.6	0.3%
At fair value	—	—	527.5	527.5	48.3%

Total with adjustment or at fair value	186.1	—	527.5	713.6	65.4%

At book value without adjustment (minimal or no charge or adjustment)	302.7	—	—	302.7	27.7%
Not subject to discretionary withdrawal	75.3	—	—	75.3	6.9%

Total direct and assumed	564.1	—	527.5	1,091.6	100.0%

Less: Reinsurance ceded	559.2	—	—	559.2

Total (net)	$4.9	$—	$527.5	$532.4

(1)	The entire Separate Accounts annuity reserves are ceded as part of a modified coinsurance treaty with Protective.

	General Account	Separate Accounts with Guarantees	Separate Accounts Non- guaranteed(1)	Total	% of Total
	(in millions)
December 31, 2017:
Subject to discretionary withdrawal:
With fair value adjustment	$194.3	$—	$—	$194.3	16.0%
At book value less current surrender charge of 5% or more	2.9	—	—	2.9	0.2%
At fair value	—	—	637.0	637.0	52.6%

Total with adjustment or at fair value	197.2	—	637.0	834.2	68.8%

At book value without adjustment (minimal or no charge or adjustment)	298.8	—	—	298.8	24.6%
Not subject to discretionary withdrawal	79.2	—	—	79.2	6.6%

Total direct and assumed	575.2	—	637.0	1,212.2	100.0%

Less: Reinsurance ceded	571.2	—	—	571.2

Total (net)	$4.0	$—	$637.0	$641.0

(1)	The entire Separate Accounts annuity reserves are ceded as part of a modified coinsurance treaty with Protective.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

16)	PREMIUM AND ANNUITY CONSIDERATIONS DEFERRED AND UNCOLLECTED

	December 31,
	2018		2017
	(in millions)
Line of Business	Gross	Net of Loading	Gross	Net of Loading
Ordinary new business	$(0.1)	$(0.1)	$—	$—
Ordinary renewal	2.2	2.2	3.4	3.4
Group life	0.4	0.4	0.8	0.8

Total premium and annuity considerations deferred and uncollected	$2.5	$2.5	$4.2	$4.2

17)	SEPARATE ACCOUNTS

Separate Accounts’ Activity

The Company utilizes Separate Accounts to record and account for assets and liabilities for particular lines of business and/or transactions. For the current reporting year, The Company reported assets and liabilities from the following product lines/transactions in Separate Accounts.

•	Variable Life

•	Variable Annuities

In accordance with the domiciliary state procedures approving items within the Separate Accounts, the Separate Accounts classification of Variable Life and Variable Annuities are supported by Arizona Statute Section 20-651.

In accordance with the products/transactions recorded within the Separate Accounts, some assets are considered legally insulated whereas others are not legally insulated from the General Account. (The legal insulation of the Separate Accounts assets prevents such assets from being generally available to satisfy claims resulting from the General Account.)

As of December 31, 2018 and 2017, the Company’s Separate Accounts statement included legally insulated assets of $2,240.3 million and $2,397.0 million, and not legally insulated of $40.5 million and $30.3 million, respectively. The assets legally insulated include $527.6 million and $637.9 million of variable annuities and $1,712.7 million and $1,759.1 million for variable life as of December 31, 2018 and December 31, 2017, respectfully. The non-insulated assets represent variable life.

In accordance with the products/transaction recorded within the Separate Accounts, some Separate Accounts liabilities are guaranteed by the General Account. (In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the General Account.)

Most of the Separate Accounts’ products the Company offers with guarantees from the General Account do not have explicit charges broken out from other M & E charges. For products with explicit charges for guarantees from the General Account, the Separate Accounts have paid risk charges of $0.4 million and $0.3 million and $0.2 million for the years ended December 31, 2018, 2017 and 2016, respectively.

For the years ended December 31, 2018, 2017 and 2016, the General Account of the Company has paid $1.0 million, $0.8 million and $1.8 million toward Separate Accounts’ guarantees.

None of the Company’s Separate Accounts engage in securities lending transactions.

General Nature and Characteristics of Separate Accounts Business

Separate and variable accounts held by the Company primarily represent funds for individual flexible payment variable annuity contracts of a non-guaranteed nature. These variable annuities generally provide incidental death benefit of the greater of account value or premium paid less any surrenders and surrender charges. Certain other Separate Accounts are used as funding vehicles for flexible premium variable life insurance policies, variable universal life insurance policies, survivorship variable universal life insurance policies, and corporate sponsored variable universal life insurance policies. The net investment experience of the separate account is credited directly to the policyholder and can be positive or negative. The assets and liabilities of these accounts are carried at market. This business has been included in Column 4 of

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

the table below. Certain other Separate Accounts are used as funding vehicles for variable universal life insurance policies. These policies provide guaranteed interest rates of 4% or less or are segregated assets to support the equity indexed option of these policies. The assets of these Separate Accounts are carried at amortized cost. This business has been included in Column 1 and Column 2 of the table below.

Information regarding the Separate Accounts of the Company is as follows (in millions):

	Separate Accounts with Guarantees			Non-Guaranteed Separate Accounts	Total
	Indexed	Non-Indexed Guarantee Less than/equal to 4%	Non-Indexed Guarantee More than 4%
	(in millions)
Premiums, considerations or deposits for the year ended December 31, 2018	$—	$—	$—	$239.0	$239.0

Reserves at December 31, 2018 for accounts with assets at:
Market value	$—	$—	$—	$1,664.6	$1,664.6
Amortized cost	30.3	373.5	—	—	403.8

Total reserves	$30.3	$373.5	$—	$1,664.6	$2,068.4

By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$30.3	$—	$—	$—	$30.3
At book value without market value adjustment and with current surrender charge of 5% or more	—	—	—	1,664.6	1,664.6
At market value
At book value without market value adjustment and with current surrender charge less than 5%	—	373.5	—	—	373.5

Subtotal	30.3	373.5	—	1,664.6	2,068.4
Not subject to discretionary withdrawal	—	—	—	—	—

Total (Gross: Direct and Assumed)(1)	$30.3	$373.5	$—	$1,664.6	$2,068.4

(1)	The Separate Accounts reserves are subject to $952.6 million of MODCO Reinsurance with Protective.

18)	LOSS/CLAIM ADJUSTMENT EXPENSES

The liability for unpaid claims and claim expenses as of December 31, 2018 and 2017 is as follows:

Liability for Unpaid Claims and Claim Expenses

	December 31,
	2018	2017
	(in millions)
Group Employee Benefits	$31.3	$12.0

Gross Balance at January 1,	$12.0	$1.1
Less Reinsurance	4.1	0.1

Net Balance at January 1,	$7.9	$1.0

Incurred Claims (net) Related to:
Current Year	$41.9	$17.3
Prior Year	—	(0.5)

Total Incurred	$41.9	$16.8

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

	December 31,
	2018	2017
	(in millions)
Paid Claims (net) Related to:
Current Year	$24.6	$9.7
Prior Year	4.8	0.2

Total Paid	$29.4	$9.9

Net Balance at December 31,	$20.4	$7.9
Add Reinsurance	10.9	4.1

Gross Balance at December 31,	$31.3	$12.0

The table below presents incurred and paid claims development as of December 31, 2018, net of reinsurance, cumulative claims frequency, and total incurred but not reported liability (“IBNR”) for MLOA’s long-term disability business:

	2018	2017	IBNR	Claim Frequency
	(in millions)
Long-term Disability
Incurral Year
2017	$ 2.5	$3.1	$—	107

2018	7.4	—	2.8	146

Cumulative LTD Incurred Claims	$ 9.9	$3.1	$2.8

The table below presents incurred and paid claims development as of December 31, 2017, net of reinsurance, cumulative claims frequency, and total incurred but not reported liability (“IBNR”) for MLOA’s long-term disability business:

	2017	IBNR	Claim Frequency
	(in millions)
Long-term Disability
Incurral Year
2017	$3.1	$1.2	56

Cumulative LTD Incurred Claims	$3.1	$1.2

The claim frequency for long-term disability represents the number of unique claim events for which benefit payments have been made. Claim events are identified using a unique claimant identifier and incurral date (claim event date). Thus, if an individual has multiple claims for different disabling events (and thus different disability dates), each will be reported as a unique claim event. However, if an individual receives multiple benefits under more than one policy (for example, supplementary disability benefits in addition to the base policy), we treat it as a single claim occurrence because they are related to a single claim event. Claim frequency is expected to be lower for the most recent incurral year because claimants have to satisfy elimination period before being eligible for benefits. The historical claim payout pattern for the long-term disability for the years presented in the development table is not available because this is a relatively new line of business.

MLOA discounts long-term disability liabilities as benefit payments are made over extended periods. Discount rate assumptions for these liabilities are based on the prescribed Statutory rates by year of incurral.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The following table reconciles the long-term disability net incurred and paid claims development table to the liability for unpaid claims and claim expenses in the Company’s balance sheet as of December 31, 2018 and 2017:

	December 31,
	2018	2017
	(in millions)
Long-Term Disability Claim Development Table, net of reinsurance
Undiscounted LTD Incurred Claims, net of reins	$9.9	$3.2
Subtract Cumulative LTD Paid Claims, net of reins	(1.3)	(0.1)
Subtract Impact of LTD Discounting, net of reins	(0.8)	(0.1)

LTD liabilities for unpaid claim and claim expense, net of reinsurance	$7.8	$3.0

Unpaid Claims and Claim Expenses, net of reinsurance
LTD liabilities for unpaid claim and claim expense, net of reinsurance	$7.8	$3.0
Other short-duration contracts, net of reinsurance	12.6	4.9

Total liabilities for unpaid claim and claim expense, net of reinsurance	$20.4	$7.9

Reinsurance Recoverable on unpaid claims
Long-term disability	$8.9	$3.3
Other short-duration contracts	2.0	0.8

Total Reinsurance Recoverable	$10.9	$4.1

Total liability for unpaid claim and claim expense	$31.3	$12.0

19)	DEBT AND FEDERAL HOME LOAN BANK (“FHLB”)

The Company has no debt and capital note obligations outstanding as of December 31, 2018 or 2017.

During 2018, the Company invested $2.0 million in Class B membership stock in the FHLB. There was no investment in 2017. As a result of the investment, the Company has the capacity to borrow up to $300 million from the FHLB. As of December 2018, the Company had no borrowings from FHLB.

20)	SHARE-BASED COMPENSATION

Certain employees of AXA Equitable who perform services for MLOA participate in various share-based payment arrangements sponsored by Equitable Holdings or AXA. MLOA was allocated $3 million of compensation costs, included in Operating expenses in the statements of operations — statutory basis, for share-based payment arrangements during each of the years ended December 31, 2018, 2017 and 2016.

21)	SUBSEQUENT EVENTS

On February 7, 2019, the Arizona Department of Insurance granted the Company permission to accrue as of December 31, 2018, a $70.0 million capital contribution from its parent AEFS. This amount was settled on February 20, 2019.

On March 25, 2019, AXA completed a follow-on secondary offering of 46 million shares of common stock of Equitable Holdings and the sale to Equitable Holdings of 30 million shares of common stock of Equitable Holdings. Following the completion of this secondary offering and share buyback by Equitable Holdings, AXA owns 48.3% of the shares of common stock of Equitable Holdings. As a result, Equitable Holdings is no longer a majority owned subsidiary of AXA.

Events and transactions subsequent to the balance sheet date have been evaluated by management, for purpose of recognition or disclosure in these financial statements, through their date of issue on April 12, 2019.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

PART II

Item 13.   Other Expenses of Issuance and Distribution

Item of Expense	Estimated Expense
Registration fees	$1
Federal taxes	N/A
State taxes and fees (based on 50 state average)	N/A
Trustees’ fees	N/A
Transfer agents’ fees	N/A
Printing and filing fees	$50,000
Legal fees	$10,000
Accounting fees	N/A
Audit fees	$20,000
Engineering fees	N/A
Directors and officers insurance premium paid by Registrant	N/A

Item 14.   Indemnification of Directors and Officers

The By-Laws of MONY Life Insurance Company of America provide, in Article VI as follows:

ARTICLE VI

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

Section 1. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 6. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of Title 10, Arizona Revised Statutes are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based

1

in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification provided by this Article shall not be deemed exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this By-Law.

Item 15. Recent Sales of Unregistered Securities

None

Item 16. Exhibits and Financial Statement Schedules

1(a) Wholesale Distribution Agreement dated April 1, 2005 by and between MONY Life Insurance Company of America, MONY Securities Corporation, and AXA Distributors, LLC, is incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-177419) filed on October 20, 2011.

https://www.sec.gov/Archives/edgar/data/835357/000119312511276175/d236217dex991a.htm

(i) Form of the First Amendment dated as of October 1, 2013 to the Wholesale Distribution Agreement dated as of April 1, 2005 between MONY Life Insurance Company of America and AXA Distributors, LLC, previously filed with this Registration Statement on Form S-1 (File No. 333-195491) on April 19, 2016.

https://www.sec.gov/Archives/edgar/data/835357/000119312516546594/d170948dex99ai.htm

(ii) Second Amendment dated as of August 1, 2015 to the Wholesale Distribution Agreement dated as of April 1, 2005 between MONY Life Insurance Company of America and AXA Distributors, LLC, previously filed with this Registration Statement on Form S-1 (File No. 333-195491) on April 19, 2016.

https://www.sec.gov/Archives/edgar/data/835357/000119312516546594/d170948dex99aii.htm

1(b) Broker-Dealer Distribution and Servicing Agreement dated June 6, 2005 by and between MONY Life Insurance Company of America and AXA Advisors, LLC, is incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

https://www.sec.gov/Archives/edgar/data/835357/000119312512111970/d310144dex991e.htm

1(c) General Agent Sales Agreement dated June 6, 2005 by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

https://www.sec.gov/Archives/edgar/data/835357/000119312512111970/d310144dex991d.htm

1(i) First Amendment dated as of August 1, 2006 to General Agent Sales Agreement dated as of August 1, 2006 by and between MONY Life Insurance Company of America and AXA Network, incorporated herein by reference to Post-Effective Amendment No. 12 to the Registration Statement on Form N-6 (File No. 333-134304) filed on March 1, 2012.

https://www.sec.gov/Archives/edgar/data/763862/000119312512092348/d236199dex99c9.htm

(ii) Second Amendment dated as of April 1, 2008 to General Agent Sales Agreement dated as of April 1, 2008 by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

https://www.sec.gov/Archives/edgar/data/835357/000119312512111970/d310144dex991dii.htm

(iii) Form of the Third Amendment to General Agent Sales Agreement dated as of October 1, 2013 by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to registration statement on Form S-1 (333-195491) filed on April 21, 2015.

https://www.sec.gov/Archives/edgar/data/835357/000119312515139891/d829961dex991diii.htm

(iv) Form of the Fourth Amendment to General Agent Sales Agreement dated as of October 1, 2014 by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to registration statement on Form S-1 (333-195491) filed on April 21, 2015.

https://www.sec.gov/Archives/edgar/data/835357/000119312515139891/d829961dex991div.htm

2

(v) Fifth Amendment to General Agent Sales Agreement, dated as of June 1, 2015 by and between MONY Life Insurance Company of America (“MONY America”) and AXA NETWORK, LLC and the additional affiliated entities of AXA Network, LLC, incorporated herein by reference to the Registration Statement on Form N-6 (File No. 333-207014) filed on December 23, 2015.

https://www.sec.gov/Archives/edgar/data/1585490/000119312515412386/d83707dex9926c4e.htm

(vi) Sixth Amendment to General Agent Sales Agreement, dated as of August 1, 2015 by and between MONY Life Insurance Company of America (“MONY America”) and AXA NETWORK, LLC and the additional affiliated entities of AXA Network, LLC., filed herewith.

(vii) Seventh Amendment to General Agent Sales Agreement, dated as of April 1, 2016 by and between MONY Life Insurance Company of America (“MONY America”) and AXA NETWORK, LLC and the additional affiliated entities of AXA Network, LLC., filed herewith.

(2) Not Applicable.

(3) (i) Articles of Incorporation.

(a) Articles of Restatement of the Articles of Incorporation of MONY Life Insurance Company of America (as Amended July 22, 2004), incorporated herein by reference to Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (File No. 333-72632) filed on April 22, 2005.

https://www.sec.gov/Archives/edgar/data/814378/000077172605000158/e6681_ex24b6a.txt

(3)(ii) By-Laws.

(a) By-Laws of MONY Life Insurance Company of America (as Amended July 22, 2004), incorporated herein by reference to Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (File No. 333-72632) filed on April 22, 2005.

https://www.sec.gov/Archives/edgar/data/814378/000077172605000158/e6681_ex24b6b.txt

(4) Form of Contract.

(a) Proposed form of flexible payment variable annuity contract, incorporated herein by reference to the Registration Statement on Form N-4 (File No. 333-59717) filed on July 23, 1998.

https://www.sec.gov/Archives/edgar/data/814378/0000950123-98-006820.txt

(b) Proposed form of flexible payment variable annuity contract, incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-72632) filed on January 9, 2002.

https://www.sec.gov/Archives/edgar/data/814378/000095010902000163/dex994.txt

(5) Opinion and consent of counsel regarding legality

(a) Opinion and consent of Shane Daly as to the legality of securities being registered, incorporated herein by reference to the Registration Statement on Form S-1 (333-229747) filed on February 19, 2019.

https://www.sec.gov/Archives/edgar/data/835357/000110465919009307/a19-1256_6ex5da.htm

(b) Opinion and consent of Shane Daly as to the legality of securities being registered, filed herewith.

(9) Not applicable.

(10) Material Contracts.

(a) Services Agreement between The Mutual Life Insurance Company of New York and MONY Life Insurance Company of America, incorporated herein by reference to Post-Effective Amendment No. 22 to the Registration Statement on Form N-6 (File No. 333-06071) filed on April 30, 2003.

https://www.sec.gov/Archives/edgar/data/763862/000095010903002608/dex999a.txt

(b) Amended and Restated Services Agreement between MONY Life Insurance Company of America and AXA Equitable Life Insurance Company dated as of February 1, 2005, incorporated herein by reference to Annual Report on Form 10-K (File No. 333-65423) filed on March 31, 2005.

https://www.sec.gov/Archives/edgar/data/835357/000077172605000116/e7067_ex10-2.txt

(c) Broker-Dealer and General Agent Servicing Agreement for In-Force MLOA Products dated October 1, 2013, between MONY Life Insurance Company of America, AXA Advisors, LLC and AXA Network, LLC incorporated herein by reference to Post-Effective Amendment No. 24 to the Registration Statement on Form S-6 (333-56969) filed on April 25, 2014.

https://www.sec.gov/Archives/edgar/data/763862/000110465914030591/a14-4001_2ex99d13f.txt

3

(d) Wholesale Level Servicing Agreement for In-Force MLOA Products dated October 1, 2013, between MONY Life Insurance Company of America and AXA Distributors, LLC, incorporated herein by reference to Post-Effective Amendment No. 24 to the Registration Statement on Form S-6 (333-56969) filed on April 25, 2014.

https://www.sec.gov/Archives/edgar/data/763862/000110465914030591/a14-4001_2ex99d13g.txt

(e) Reinsurance Agreement by and among MONY Life Insurance Company of America and Protective Life Insurance Company, dated October 1, 2013, incorporated herein by reference to Post-Effective Amendment No. 24 to the Registration Statement on Form S-6 (333-56969) filed on April 25, 2014.

https://www.sec.gov/Archives/edgar/data/763862/000110465914030591/a14-4001_2ex99d19e.txt

(11) Not Applicable.

(12) Not Applicable.

(15) Not Applicable.

(16) Not Applicable.

(21) Not Applicable.

(23) Consents of Experts and Counsel.

(a) Consent of PricewaterhouseCoopers, LLP filed herewith.

(b) See Item (5) above.

(24) Powers of Attorney.

(a) Powers of Attorney, filed herewith.

(25) Not Applicable.

(26) Not Applicable.

101.INS. XBRL Instance Document, filed herewith.

101.SCH. XBRL Taxonomy Extension Schema Document, filed herewith.

101.CAL. XRL Taxonomy Extension Calculation Linkbase Document, filed herewith.

101.LAB. XBRL Taxonomy Label Linkbase Document, filed herewith.

101.PRE. XBRL Taxonomy Extension Presentation Linkbase Document, filed herewith.

101.DEF. XBRL Taxonomy Extension Definition Linkbase Document, filed herewith.

Item 17.   Undertakings

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             to include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) (i), (a) (1) (ii) and (a) (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15 (d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424 (b) that is part of this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4

(5)         That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

As required by the Securities Act of 1933, the Registrant has caused this Registration Statement to be signed on its behalf, by the undersigned, duly authorized, in the City and State of New York, on the 16 day of April, 2019.

MONY Life Insurance Company of America
(Registrant)

By:	/s/ Shane Daly
Shane Daly
Vice President and Associate General Counsel
MONY Life Insurance Company of America

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*	Chairman of the Board, Chief Executive Officer and Director
Mark Pearson

PRINCIPAL FINANCIAL OFFICER:

*	Senior Executive Vice President and Chief Financial Officer
Anders B. Malmstrom

PRINCIPAL ACCOUNTING OFFICER:

*	Executive Vice President, Chief Accounting Officer and Controller
Andrea M. Nitzan

*DIRECTORS:

Barbara Fallon-Walsh	Bertrand Poupart-Lafarge	Mark Pearson

Thomas Buberl	Bertram Scott	Karima Silvent

Daniel G. Kaye	George Stansfield
Gerald Harlin

*BY:	/S/ SHANE DALY
Shane Daly
Attorney-in-Fact
April 16, 2019

EXHIBIT INDEX

Exhibit No.	Description	Tag Value
(1)(c)(vi)	Sixth Amendment to the General Sales Agreement
(1)(c)(vii)	Seventh Amendment to the General Sales Agreement
(5)(b)	Opinion and consent of counsel regarding legality.
(23)(a)	Consent of PricewaterhouseCoopers, LLP
(24)(a)	Powers of Attorney
101.INS	XBRL Instance Document	EX-101.INS
101.SCH	XBRL Taxonomy Extension Schema Document	EX-101.SCH
101.CAL	XRL Taxonomy Extension Calculation Linkbase Document	EX-101.CAL
101.LAB	XBRL Taxonomy Label Linkbase Document	EX-101.LAB
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	EX-101.PRE
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	EX-101.DEF